  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 1997
                                                     REGISTRATION NO. 333-27647

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                                AMENDMENT NO. 2
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                            MCLEODUSA INCORPORATED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
        DELAWARE                     4813                    42-1407240
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
    INCORPORATION OR          CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)
                           MCLEODUSA TECHNOLOGY PARK
                       6400 C STREET, SW, P.O. BOX 3177
                          CEDAR RAPIDS, IA 52406-3177
                                (319) 364-0000
             (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ----------------
                                 CLARK E. MCLEOD
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            MCLEODUSA INCORPORATED
                           MCLEODUSA TECHNOLOGY PARK
                       6400 C STREET, SW, P.O. BOX 3177
                          CEDAR RAPIDS, IA 52406-3177
                                (319) 364-0000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                ----------------
                                   COPIES TO:
                          JOSEPH G. CONNOLLY, JR., ESQ.
                            NANCY J. KELLNER, ESQ.
                            HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                            WASHINGTON, D.C. 20004
                                (202) 637-5600
                                ----------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                                ----------------
   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE

==================================================================================================
                                              PROPOSED          PROPOSED
                                               MAXIMUM           MAXIMUM
  TITLE OF EACH CLASS OF     AMOUNT TO BE     OFFERING          AGGREGATE          AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED  PRICE PER UNIT(1) OFFERING PRICE(1) REGISTRATION FEE(2)
--------------------------------------------------------------------------------------------------
 10 1/2% Senior Discount
  Notes Due March 1,
  2007..................     $500,000,000      61.386%        $306,931,616          $93,010
==================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
(2) Calculated pursuant to Rule 457(f) based on the book value, calculated as of May 20, 1997, of the outstanding 10 1/2% Senior Discount Notes Due 2007 of McLeodUSA Incorporated to be cancelled in the exchange transaction hereunder. Such amount was previously paid.
                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING
PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             SUBJECT TO COMPLETION

                            DATED JULY 25, 1997
PROSPECTUS

$500,000,000                                  [LOGO OF MCLEOD USA APPEARS HERE]
MCLEODUSA INCORPORATED

OFFER TO EXCHANGE ALL OUTSTANDING
10 1/2% SENIOR DISCOUNT NOTES DUE MARCH 1, 2007
FOR 10 1/2% SENIOR DISCOUNT NOTES
DUE MARCH 1, 2007 OF MCLEODUSA INCORPORATED

INTEREST PAYABLE MARCH 1 AND SEPTEMBER 1, COMMENCING SEPTEMBER 1, 2002

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 5:00 P.M., NEW YORK CITY TIME, ON       , 1997, UNLESS EXTENDED.

McLeodUSA Incorporated (the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time) and in the accompanying Letter of Transmittal (the "Letter of Transmittal") (which together constitute the "Exchange Offer"), to exchange $1,000 principal amount at maturity of its 10 1/2% Senior Discount Notes due March 1, 2007 (the "Exchange Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for each $1,000 principal amount at maturity of its outstanding unregistered 10 1/2% Senior Discount Notes due March 1, 2007, of which $500 million in aggregate principal amount at maturity is outstanding as of the date hereof (the "Senior Discount Notes" and, together with the Exchange Notes, the "Notes").

The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Senior Discount Notes, except that (i) the Exchange Notes will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Senior Discount Notes and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Senior Discount Notes under the Registration Agreement dated March 4, 1997 (the "Registration Agreement") among the Company and Salomon Brothers Inc and Morgan Stanley & Co. Incorporated (the "Initial Purchasers"). The Exchange Notes evidence the same indebtedness as the Senior Discount Notes (which they replace) and will be issued pursuant to, and entitled to the benefits of, an indenture dated as of March 4, 1997 between the Company and the United States Trust Company of New York, as trustee (the "Trustee"), governing the Senior Discount Notes and the Exchange Notes (the "Indenture").

The Exchange Notes will mature on March 1, 2007. Interest will not accrue on the Exchange Notes prior to March 1, 2002. Thereafter, interest on the Exchange Notes will accrue at a rate of 10 1/2% per annum and will be payable in cash semi-annually on March 1 and September 1 of each year, commencing September 1, 2002. See "Description of the Exchange Notes." The Exchange Notes will be redeemable, at the option of the Company, in whole or in part, at any time on or after March 1, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In the event of a Strategic Equity Investment (as defined herein) before March 1, 2000,

                                                       (Continued on next page.)

SEE "RISK FACTORS" COMMENCING ON PAGE 14 FOR A DISCUSSION OF CERTAIN FACTORS WHICH INVESTORS SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    The date of this Prospectus is    , 1997
the Company may, at its option, use all or a portion of the net proceeds therefrom to redeem up to an aggregate amount equal to 33 1/3% of the original principal amount of the Exchange Notes at a redemption price of 110.5% of the Accreted Value (as defined herein) thereof. In addition, in the event of a Change of Control (as defined herein), each holder of Exchange Notes will have the right to require the Company to repurchase all or any part of such holder's Exchange Notes at a repurchase price equal to 101% of the Accreted Value thereof prior to March 1, 2002, or 101% of the principal amount thereof plus accrued and unpaid interest, if any, on or after March 1, 2002. See "Description of the Exchange Notes--Repurchase at the Option of Holders upon a Change of Control." There can be no assurance that the Company will have the financial resources necessary to repurchase the Exchange Notes in such circumstances.

  The Exchange Notes are senior unsecured obligations of the Company. The Exchange Notes rank pari passu in right of payment with the Senior Discount Notes and all other existing and future senior unsecured indebtedness of the Company and rank senior in right of payment to all existing and future subordinated indebtedness of the Company. The Exchange Notes are effectively subordinated to any existing and future secured indebtedness of the Company and its subsidiaries to the extent of the value of the assets securing such indebtedness. The Exchange Notes also are effectively subordinated to all existing and future third-party indebtedness and other liabilities of the Company's subsidiaries. As of March 31, 1997, after giving pro forma effect to the CCI Transaction (as defined herein), the total liabilities of the Company's subsidiaries were approximately $252.5 million, and the total secured indebtedness of the Company and its subsidiaries was approximately $26 million.

  The Senior Discount Notes were originally issued and sold on March 4, 1997 in a transaction not registered under the Securities Act (the "Offering"). Accordingly, the Senior Discount Notes may not be offered for resale, resold or otherwise transferred unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder that is (i) a broker-dealer that acquired Senior Discount Notes as a result of market-making activities or other trading activities, or (ii) a broker-dealer that acquired Senior Discount Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act ("Rule 144A") or another available exemption under the Securities Act) without compliance with the registration or prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business, such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and such holders are not "affiliates" of the Company (within the meaning of Rule 405 under the Securities Act). However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances.

  By tendering Senior Discount Notes in exchange for Exchange Notes, each holder will represent to the Company, among other things, that: (i) any Exchange Notes to be received by such holder will be acquired in the ordinary course of such holder's business; (ii) at the time of the commencement of the Exchange Offer, such holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes; and (iii) such holder is not an "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act). Each broker-dealer that receives Exchange Notes for its own account in exchange for Senior Discount Notes, where such Senior Discount Notes were acquired by such broker-dealer as a result of marketing-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Senior Discount Notes where such Senior Discount Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business on the first anniversary of the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

  The Company does not intend to apply for listing of the Exchange Notes for trading on any securities exchange or for inclusion of the Exchange Notes in any automated quotation system. The Senior Discount Notes, however, have been designated for trading in the Private Offerings, Resales and Trading through Automatic Linkages ("PORTAL") Market of the National Association of Securities Dealers, Inc. Any Senior Discount Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that Senior Discount Notes remain outstanding, a holder's ability to sell such Senior Discount Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of Senior Discount Notes will continue to be subject to the existing restrictions on transfer thereof and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Senior Discount Notes, except under limited circumstances. See "Description of the Exchange Notes--Exchange Offer; Registration Rights." No assurance can be given as to the liquidity of either the Senior Discount Notes or the Exchange Notes.

  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SENIOR DISCOUNT NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR SENIOR DISCOUNT NOTES PURSUANT TO THE EXCHANGE OFFER.

  Senior Discount Notes may be tendered for exchange prior to 5:00 p.m., New
York City time, on    , 1997 (such time on such date being hereinafter called
the "Expiration Date"), unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Senior Discount Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Senior Discount Notes being tendered for exchange. The Exchange Offer is, however, subject to certain events and conditions and to the terms of the Registration Agreement. Senior Discount Notes may be tendered only in integral multiples of aggregate principal amount at maturity of $1,000. The Company has agreed to pay all expenses of the Exchange Offer. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Senior Discount Notes
as of    , 1997.

  The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. No underwriter is being used in connection with the Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                                    SUMMARY

  The following summary is qualified in its entirety by the more detailed information and Consolidated Financial Statements of the Company, the notes thereto and the other financial data contained elsewhere in this Prospectus. Potential participants in the Exchange Offer should carefully consider the factors set forth herein under the caption "Risk Factors" and are urged to read this Prospectus and the Letter of Transmittal in their entirety. Unless otherwise indicated, references herein to the "Company" include the Company's predecessor, the Company and the Company's wholly owned subsidiaries. Unless otherwise indicated, dollar amounts over $1 million have been rounded to one decimal place and dollar amounts less than $1 million have been rounded to the nearest thousand. This Prospectus includes product names and trademarks of the Company and of other organizations. See the "Glossary" appearing elsewhere herein for definitions of certain terms used in this Prospectus.

                                  THE COMPANY

  The Company is a provider of integrated telecommunications services to small and medium-sized businesses and to residential customers, primarily in Iowa and Illinois. The Company derives its telecommunications revenue from (i) the sale of "bundled" local, long distance and other telecommunications services to end users, (ii) telecommunications network maintenance services, (iii) competitive access services, including special access and private line services, (iv) the sale of advertising space in telephone directories, and (v) ancillary services, including direct marketing and telemarketing services and the sale of business telephone systems. As of March 31, 1997, the Company served over 27,400 telecommunications customers in 138 cities and towns.

  The Company offers "one-stop" integrated telecommunications services, including local, long distance, voice mail, paging and Internet access services, tailored to the customer's specific needs. For business customers, this approach simplifies telecommunications procurement and management and makes available customized services, such as "least-cost" long distance pricing and enhanced calling features, that might not otherwise be directly available to such customers on a cost-effective basis. For residential customers, this approach provides integrated local, long distance and other telecommunications services, flat-rate long distance pricing and enhanced calling features as part of the Company's basic PrimeLine(R) residential service. The Company also offers a variety of special access and private line services to large businesses, institutional customers and interexchange carriers, primarily in Des Moines, Iowa. In addition, the Company provides network maintenance services for the State of Iowa's fiber optic network. See "Business--Current Products and Services."

  The Company believes it is the first telecommunications provider in most of its current markets to offer "bundled" local, long distance and other telecommunications services. As a result, the Company believes that it is well-positioned to take advantage of fundamental changes occurring in the telecommunications industry resulting from the Telecommunications Act of 1996 (the "Telecommunications Act") and to challenge incumbent local exchange carriers. See "Business--Market Potential" and "Business--Regulation." The Company provides local service using existing telephone lines obtained from incumbent local exchange carriers, which allows customers to switch to local service provided by the Company without changing existing telephone numbers. The Company provides long distance services by purchasing bulk capacity from a long distance carrier. Using the Company's sophisticated proprietary software, known as Raterizer(R), each business customer subscribing to the Company's integrated telecommunications services receives the lowest long distance rate available each month from among the pricing plans of AT&T Corp. ("AT&T"), MCI Communications Corporation ("MCI") and Sprint Corporation ("Sprint") that generally are most popular with the Company's business customers, and, in certain cases, rates specifically identified by a business customer and agreed to by the Company. The Company also provides voice mail, paging and Internet access services. See "Business--Current Products and Services."

  The Company completed its initial public offering of Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), in June 1996, completed an additional public offering of Class A Common Stock in November 1996, completed the Offering in March 1997 and completed a private offering (the "Senior Note Offering") of $225 million aggregate principal amount of 9 1/4% Senior Notes due July 15, 2007 (the "Senior Notes") yielding net proceeds of approximately $218 million in July 1997. Since its initial public offering of Class A Common Stock, the Company has actively pursued its strategy of increasing market penetration and expanding into new markets in the following ways: (i) the Company now offers to residential customers in 15 cities and towns in Iowa and in ten cities and towns in Illinois an integrated package of telecommunications services, marketed under the name PrimeLine(R), that includes local and long distance service, voice mail, paging, Internet access and travel card services; PrimeLine(R) services are expected to be available in other residential markets in the near future; (ii) the Company now offers integrated telecommunications services in markets in Minnesota, Wisconsin, North Dakota and South Dakota in addition to its Iowa and Illinois markets;
(iii) in July 1996, the Company acquired Ruffalo, Cody & Associates, Inc. ("Ruffalo, Cody"), which specializes in direct marketing and telemarketing services, to enhance the Company's marketing of its telecommunications services; (iv) in September 1996, the Company acquired Telecom*USA Publishing Group, Inc. (now known as McLeodUSA Media Group, Inc. ("McLeodUSA Publishing")), which publishes and distributes "white page" and "yellow page" telephone directories in nineteen states in the midwestern and Rocky Mountain regions of the United States, to increase the Company's penetration of its current markets and to accelerate its entry into new markets; (v) the Company has constructed approximately 2,200 new route miles of fiber optic network at a cost of approximately $50.5 million; (vi) in May and July 1997, the Company acquired a total of 26 personal communications services ("PCS") licenses as part of its strategy to increase the range of integrated telecommunications services provided to customers in its target markets; and (vii) in June 1997, the Company entered into an agreement to acquire Consolidated Communications Inc. ("CCI"), which offers a variety of communications services including local exchange services.

BUSINESS STRATEGY

  The Company's objective is to become a leading provider of integrated wireline and wireless telecommunications services in Iowa, Illinois, Minnesota, Wisconsin, South Dakota, North Dakota, Colorado, Wyoming, Montana, Utah, Idaho, Nebraska, Indiana and Missouri. The Company intends to increase its penetration of its current markets and expand into new markets by: (i) aggressively capturing market share and generating revenues using leased network capacity and (ii) concurrently constructing additional network infrastructure to more cost-effectively serve its customers.

  The principal elements of the Company's business strategy include:

  PROVIDE INTEGRATED TELECOMMUNICATIONS SERVICES. The Company believes that there is substantial demand among business and residential customers in its target markets for an integrated package of wireline and wireless telecommunications services that meets all of the customer's telecommunications needs. The Company believes that, by bundling a variety of telecommunications services, it will position itself to become an industry leader in offering "one-stop" integrated telecommunications services, to penetrate rapidly its target markets and to build customer loyalty. The Company intends to add PCS services to its current array of integrated telecommunications services over the next several years.

  BUILD MARKET SHARE THROUGH BRANDING AND CUSTOMER SERVICE. The Company believes that, by branding its telecommunications services with the trade name wMcLeodUSA in combination with the distinctive black-and-yellow motif of the McLeodUSA Publishing directories, it will create and strengthen brand awareness in all of the Company's markets. The Company also believes that the key to revenue growth in its target markets is capturing and retaining customers through an emphasis on marketing, sales and customer service. The Company's customer-focused software and network architecture allow immediate access to the Company's customer data by Company personnel, enabling a quick and effective response to customer requests and needs at any time. This software permits the Company to present its customers with one fully integrated monthly billing statement for local, long distance, 800, international, voice mail, paging, Internet access and travel card services, and will permit the Company to include additional services, such as PCS, when available. The Company believes that its customer-focused software platform is an important element in the marketing of its telecommunications services and gives it a competitive advantage in the marketplace. The Company has been successful in obtaining long-term commitments from its business customers and responding rapidly and creatively to customer needs. See "Business--Current Products and Services" and "Business--Sales and Marketing."

  FOCUS ON SMALL AND MID-SIZED MARKETS. The Company principally targets small and mid-sized markets (cities and towns with a population between 8,000 and 350,000) in its service areas. The Company estimates that its current and planned target markets have a combined population of approximately 13.6 million. The Company strives to be the first to market integrated telecommunications services in its principal markets and expects that intense competition in bundled telecommunications services will be slower to develop in these markets than in larger markets.

  EXPAND ITS FIBER OPTIC NETWORK. The Company is constructing a state-of-the-art digital fiber optic telecommunications network designed to serve markets in Iowa. In the future, the Company expects to expand its fiber optic network to include additional markets. The Company's decision to expand its fiber optic network will be based on various economic factors, including: (i) the number of its customers in a market; (ii) the anticipated operating cost savings associated with such construction; and (iii) any strategic relationships with owners of existing infrastructure (e.g., utilities and cable operators). As of March 31, 1997, the Company owned approximately 2,600 route miles of fiber optic network and, subject to the foregoing factors, expects to construct approximately 4,900 additional route miles of fiber optic network during the next three years. Through its strategic relationships with its electric utility stockholders and its contracts to build the final links of the Iowa Communications Network and lease a portion of the capacity on those links to the State of Iowa, the Company believes that it has achieved and will be able to continue to achieve capital efficiencies in constructing its fiber optic network in a rapid and cost-effective manner. The Iowa Communications Network is a fiber optic network that links certain of the state's schools, libraries and other public buildings. The Company also believes that its fiber optic network in combination with its proprietary software will create an attractive customer-focused platform for the provision of local, long distance, wireless and enhanced services. See "Business--Network Facilities."

  TRANSITION INTO LOCAL SWITCHED SERVICES BUSINESS. When certain judicial and regulatory proceedings are resolved, and assuming the economics are favorable to the Company, the Company intends to begin offering facilities-based switched services by using its existing high capacity digital AT&T switch and installing additional switches. In August 1996, the Federal Communications Commission ("FCC") released a decision implementing the interconnection portions of the Telecommunications Act (the "Interconnection Decision"). Certain provisions of the Interconnection Decision have been vacated by a July 1997 court decision, and may be subject to further judicial and regulatory proceedings. Although this court decision does not prevent the Company from negotiating interconnection agreements, it does create uncertainty about the rules governing pricing, terms and conditions of interconnection agreements. If the Company can negotiate favorable interconnection agreements, and subject to court and regulatory proceedings necessary to implement such agreements, the Company believes that it could begin offering local facilities-based switched services over the next three years. In March 1995 and April 1996, respectively, the Company received state regulatory approval in Iowa and Illinois to offer local switched services in Cedar Rapids, Iowa and in Illinois cities other than Chicago. The Company intends to seek regulatory approval to provide such services in other cities and towns in Iowa and other states targeted by the Company when the economic terms of interconnection with the incumbent local exchange carrier make the provision of local switched services cost-effective. See "Business--Expansion of Certain Facilities-based Services" and "Business--Regulation."

  EXPLORE POTENTIAL ACQUISITIONS AND STRATEGIC ALLIANCES. The Company believes that its strategic alliances with two utilities in its Iowa markets and one utility in Wisconsin provide it with access to rights-of-way and other resources on favorable terms. The Company believes that its acquisitions of Ruffalo, Cody and McLeodUSA Publishing during 1996 and the CCI Transaction will increase the Company's penetration of its current markets and accelerate its entry into new markets. As part of its expansion strategy, the Company contemplates additional acquisitions, joint ventures and strategic alliances with businesses that are related or complementary to its current operations. In June 1997, the Company entered into an agreement to acquire CCI. The Company believes that the addition of such related or complementary businesses will help it to expand its operations into its target markets. As a result, the Company plans to consider acquisitions, joint ventures and strategic alliances in areas such as wireline and wireless services, directory publishing, network construction and infrastructure and Internet access. In undertaking these transactions, the Company may use proceeds from the Offering, credit facilities and other borrowings, and additional debt and equity issuances.

  LEVERAGE PROVEN MANAGEMENT TEAM. The Company has recruited a team of veteran competitive telecommunications managers, led by entrepreneur Clark McLeod, who have together in the past successfully implemented a similar customer-focused telecommunications strategy in the same regions. Seven of the nine executive officers of the Company served as officers of Teleconnect Company ("Teleconnect") or of Teleconnect's successor, Telecom*USA, Inc. ("Telecom*USA"). Teleconnect began providing long distance services in Iowa in 1982 and rapidly expanded into dozens of cities and towns in the Midwest. Telecom*USA was the fourth-largest U.S. long distance provider when MCI purchased it in 1990 for $1.25 billion. See "Management."

  The Company was incorporated as an Iowa corporation on June 6, 1991 and was reincorporated in the State of Delaware on August 1, 1993. The Company's principal executive offices are located at McLeodUSA Technology Park, 6400 C Street, SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177, and its phone number is (319) 364-0000.

                              RECENT DEVELOPMENTS


  In April and June 1997, the FCC granted the Company a total of 26 "D" and "E" block frequency PCS licenses in 24 markets covering areas of Iowa, Illinois, Minnesota, Nebraska and South Dakota. The Company paid the FCC approximately $32.8 million for these PCS licenses. The PCS licenses encompass approximately 110,000 square miles and a population of approximately 6.9 million. The Company is beginning to design and engineer its proposed PCS system. The Company expects to begin constructing its PCS network and offering PCS services as part of its integrated telecommunications services over the next several years. See "Risk Factors--PCS System Implementation Risks," "Risk Factors--Regulation" and "Business--Wireless Services."

  On May 29, 1997, the stockholders of the Company approved an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") changing the name of the Company from McLeod, Inc. to McLeodUSA Incorporated.

  On June 10, 1997, the Company acquired substantially all of the assets of ESI Communications, Inc. and related entities (collectively, "ESI Communications") for an aggregate of approximately $15.2 million. ESI Communications sells, installs and services telephone systems in Minnesota.

  On June 14, 1997, the Company entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with CCI pursuant to which the Company agreed, subject to certain conditions, to acquire CCI for an aggregate of 8,488,613 shares of Class A Common Stock and $155 million in cash (the "CCI Transaction"). CCI is a diversified telecommunications holding company that as of May 31, 1997 served telecommunications customers in 43 cities and towns primarily in Illinois. CCI's wholly owned subsidiary Illinois Consolidated Telephone Company ("ICTC") is an independent local exchange carrier with 37 central office exchanges in east central Illinois serving approximately 88,000 access lines as of the date of this Prospectus. CCI's wholly owned subsidiary Consolidated Communications Telecom Services Inc. ("CCTS") is a competitive local exchange carrier offering integrated local, long distance and other telecommunications services in central and southern Illinois, and in Indiana. CCI's wholly owned subsidiary Consolidated Communications Directories Inc. ("CCD") publishes and distributes approximately 370 annual "white page" and "yellow page" telephone directories in 38 states and the United States Virgin Islands. CCI also operates an operator service company, an inmate pay-phone company and a full service telemarketing agency. In addition, CCI owns a majority interest in a cable television company serving customers in Greene County, Illinois and Benton Harbor, Michigan, and owns a minority interest in a cellular telephone partnership.

  Under the terms of the Merger Agreement, immediately following the effective time of the CCI Transaction, Richard A. Lumpkin, the Chairman and Chief Executive Officer of CCI, and Robert J. Currey, the President and Chief Operating Officer of CCI, would be appointed directors of the Company and would join the Company's executive management team. Mr. Lumpkin, certain members of his family and trusts for the benefit thereof would own more than 10% of the shares of Class A Common Stock outstanding as of June 26, 1997 upon consummation of the CCI Transaction.

  The Company believes that the business strategy of CCI is closely aligned with that of the Company. The Company believes it can successfully leverage the integrated local, long distance and other telecommunications services offered by CCI to enhance the Company's efforts to offer similar services in adjoining target markets. The combined competitive local exchange sales force of CCI and the Company would be approximately 585 persons as of the date of this Prospectus. In addition, CCI currently owns approximately 900 route miles of fiber optic network and three local and two long distance switches in eastern and southern Illinois, St. Louis, Missouri and Indianapolis Indiana, eliminating the Company's need to construct network and install switches in those regions. Both CCI and the Company have focused, and intend to continue to focus, on second and third tier cities in the Midwest. The Company believes the CCI Transaction will create the first super-regional competitive local exchange carrier, with approximately 200,000 lines, 3,700 route miles of fiber optic network, six switches and 4,100 employees.

  The Company also believes that CCI's "white page" and "yellow page" telephone directory publishing operations can be successfully integrated into the Company's telephone directory advertising and distribution activities in midwestern and Rocky Mountain states. The Company currently publishes approximately 9,000,000 directories annually, while CCI publishes approximately 3,000,000 telephone directories annually. Upon consummation of the CCI Transaction, the Company would employ approximately 575 full-time directory salespersons. The Company intends to use CCI's telephone directories together with its own directories to help increase brand awareness of its telecommunications products.

  The Company believes that the extensive experience of CCI's management and employees in offering local services, and in interconnecting CCI's network with Ameritech Corporation ("Ameritech") in Springfield, Decatur, Champaign, and Urbana, Illinois, will enhance the Company's ability to more expeditiously enter the local service market through interconnections with the incumbent Regional Bell Operating Company. The Company believes that successful interconnection arrangements will be accompanied by concomitant cost savings. In addition, the Company believes that the CCI Transaction would enable the Company to more easily access capital markets at lower rates, thereby strengthening the Company's competitive position in its target markets.

  Consummation of the CCI Transaction is subject to the satisfaction or waiver of certain conditions, including receipt of required regulatory approvals and other customary conditions, and the completion of the Company's due diligence investigation and review of CCI and its subsidiaries. There can be no assurance that the CCI Transaction will be consummated.

  The Company's beliefs as to the benefits to be derived from the CCI Transaction are "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The benefits the Company will actually derive from the CCI Transaction, if consummated, may differ materially as a result of the difficulty of assimilating CCI's operations and personnel, the possible inability of management to maximize the financial and strategic position of the Company through the successful incorporation of CCI into the Company's operations, particularly in view of the size and complexity of CCI's operations, and the risks of entering markets in which the Company has little or no direct prior experience. See "Risk Factors--Risks Associated with Acquisitions" and "Business--Recent Transactions."

                               THE EXCHANGE OFFER


The Exchange Offer..........  Up to $500 million aggregate principal amount at maturity of Exchange Notes are being offered in exchange for a like aggregate principal amount at maturity of Senior Discount Notes. Senior Discount Notes may be tendered for exchange in whole or in part in integral multiples of $1,000 principal amount at maturity. The Company is making the Exchange Offer in order to satisfy its obligations under the Registration Agreement relating to the Senior Discount Notes. For a description of the procedures for tendering Senior Discount Notes, see "The Exchange Offer-- Procedures for Tendering Senior Discount Notes."

Expiration Date.............  5:00 p.m., New York City time, on      , 1997
                              unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). See "The Exchange
                              Offer--Expiration Date; Extensions; Amendments."


Conditions to the Exchange
Offer.......................  The Exchange Offer is subject to certain conditions, which may be waived by the Company in its sole discretion. The Exchange Offer is not conditioned upon any minimum aggregate principal amount at maturity of Senior Discount Notes being tendered. See "The Exchange Offer--Conditions to the Exchange Offer."

                              The Company reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Senior Discount Notes, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied,
                              (iii) to extend the Expiration Date of the Exchange Offer and retain all Senior Discount Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Senior Discount Notes to withdraw their tendered Senior Discount Notes, and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer--Expiration Date; Extensions; Amendments."


Withdrawal Rights...........  Tenders of Senior Discount Notes may be withdrawn at any time prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent (as defined herein) in conformity with certain procedures as set forth below under "The Exchange Offer--Withdrawal Rights."

Procedures for Tendering
Senior Notes................  Tendering holders of Senior Discount Notes must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile transmission or hand delivery, together with any other required documents, to the Exchange Agent, either with the Senior Discount Notes to be tendered or in compliance with the specified procedures for guaranteed delivery of Senior Discount Notes. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Senior Discount Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Senior Discount Notes pursuant to the Exchange Offer. See "The Exchange Offer-- Procedures for Tendering Senior Discount Notes."


                              Letters of Transmittal and certificates
                              representing Senior Discount Notes should not be sent to the Company. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer--Exchange Agent."


Resales of Exchange Notes...  Based on interpretations by the staff of the
                              Commission, as set forth in no-action letters issued to third parties, the Company believes that holders of Senior Discount Notes (other than any holder that is (i) a broker-dealer that acquired Senior Discount Notes as a result of market-making activities or other trading activities, or (ii) a broker-dealer that acquired Senior Discount Notes directly from the Company for resale pursuant to Rule 144A or another available exemption under the Securities Act) who exchange their Senior Discount Notes for Exchange Notes pursuant to the Exchange Offer may offer for resale, resell and otherwise transfer such Exchange Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business, such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and such holders are not "affiliates" of the Company (within the meaning of Rule 405 under the Securities Act). However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Each broker-dealer that receives Exchange Notes for its own account in exchange for Senior Discount Notes, where such Senior Discount Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

Exchange Agent..............  The exchange agent with respect to the Exchange
                              Offer is United States Trust Company of New York (the "Exchange Agent"). The address, telephone number and facsimile number of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.


Use of Proceeds.............  The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. See "Use of Proceeds."


Certain United States
Federal Income Tax
Consequences................  The exchange of the Exchange Notes for the Senior
                              Discount Notes will not be a taxable exchange for federal income tax purposes, and holders of Senior Discount Notes should not recognize any taxable gain or loss or any interest income as a result of such exchange. See "Certain United States Federal Income Tax Consequences--The Exchange."


                               THE EXCHANGE NOTES


Securities Offered..........  $500 million aggregate principal amount at maturity of 10 1/2% Senior Discount Notes due March 1, 2007. The terms of the Exchange Notes are identical in all material respects to the terms of the Senior Discount Notes, except that
                              (i) the Exchange Notes will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Senior Discount Notes and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Senior Discount Notes under the Registration Agreement. The Exchange Notes evidence the same debt as the Senior Discount Notes and will be issued pursuant to and entitled to the benefits of the Indenture.

Maturity....................  March 1, 2007.


Interest....................  The Exchange Notes will accrete from March 4,
                              1997 at a rate of 10 1/2% per annum, compounded semi-annually, to an aggregate principal amount of $500 million by March 1, 2002 (assuming all of the Senior Discount Notes are exchanged for Exchange Notes in the Exchange Offer). Interest will not accrue on the Exchange Notes prior to March 1, 2002. Thereafter, interest on the Exchange Notes will accrue at the rate of 10 1/2% per annum and will be payable in cash semi-annually on March 1 and September 1, commencing September 1, 2002.


Yield.......................  10 1/2% per annum, computed on a semi-annual bond-equivalent basis and calculated from March 4, 1997.


Ranking.....................  The Exchange Notes rank pari passu in right of payment with the Senior Discount Notes, the Senior Notes and all other existing and future senior unsecured indebtedness of the Company and rank senior in right of payment to all existing and future subordinated indebtedness of the Company. As of March 31, 1997, the Company had no outstanding subordinated indebtedness and, other than the Senior Discount Notes, had no outstanding indebtedness that would rank pari passu with the Exchange Notes. The Exchange Notes are not secured by any assets and are effectively subordinated to any existing and future secured indebtedness of the Company and its subsidiaries, including any Senior Credit Facility (as defined herein) or Qualified Receivable Facility (as defined herein), to the extent of the value of the assets securing such indebtedness. The Exchange Notes also are effectively subordinated to all existing and future third-party indebtedness (including any Senior Credit Facility or any applicable Qualified Receivable Facility) and other liabilities of the Company's subsidiaries (including trade payables). As of March 31, 1997, after giving pro forma effect to the CCI Transaction, the total liabilities of the Company's subsidiaries (after the elimination of loans and advances by the Company to its subsidiaries) were approximately $252.5 million, and the total secured indebtedness of the Company and its subsidiaries was approximately $26 million. See "Description of the Exchange Notes-- General."

Optional Redemption.........  The Exchange Notes are subject to redemption at the option of the Company, in whole or in part, at any time on or after March 1, 2002 at the redemption prices set forth herein, plus accrued and unpaid interest thereon (if any) to the date of redemption. In addition, in the event of a sale by the Company of its Common Stock (as defined herein) in a Strategic Equity Investment before March 1, 2000, the Company may, at its option, use all or a portion of the net proceeds from such sale to redeem Exchange Notes in a principal amount of up to an aggregate amount equal to 33 1/3% of the original principal amount of the Notes at a redemption price of 110.5% of the Accreted Value of the Exchange Notes; provided, that Notes in an amount equal to 66 2/3% of the original principal amount of the Notes remain outstanding after such redemption. See "Description of the Exchange Notes--Optional Redemption."


Change of Control...........  Upon the occurrence of a Change of Control, each holder of Exchange Notes shall have the right to require the Company to repurchase all or any part of such holder's Exchange Notes at a purchase price equal to 101% of the Accreted Value thereof on any Change of Control Payment Date (as defined herein) prior to March 1, 2002, or 101% of the principal amount thereof plus accrued and unpaid interest, if any, to any Change of Control Payment Date on or after March 1, 2002. There can be no assurance that the Company will have the financial resources necessary to repurchase the Exchange Notes upon a Change of Control. See "Description of the Exchange Notes--Repurchase at the Option of Holders upon a Change of Control."


Original Issue Discount.....  The Exchange Notes bear original issue discount for federal income tax purposes. Thus, although interest will not accrue on the Exchange Notes prior to March 1, 2002, and there will be no periodic payments of interest on the Exchange Notes prior to September 1, 2002, original issue discount (that is, the difference between the stated redemption price at maturity and the issue price of the Senior Discount Notes) will accrue from the issue date and will be includible as interest income periodically in a holder's gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See "Certain United States Federal Income Tax Consequences."


Certain Covenants...........  The Indenture contains certain covenants which, among other things, restrict the ability of the Company and certain of its subsidiaries to incur additional indebtedness, pay dividends or make distributions in respect of the Company's or such subsidiaries' capital stock, make other restricted payments, enter into sale and leaseback transactions, create liens, enter into transactions with affiliates or related persons, sell assets, or consolidate, merge or sell all or substantially all of their assets. These covenants are subject to important exceptions and qualifications. See "Description of the Exchange Notes--Certain Covenants."

                                  RISK FACTORS

  POTENTIAL PARTICIPANTS IN THE EXCHANGE OFFER SHOULD CONSIDER CAREFULLY CERTAIN FACTORS SET FORTH UNDER THE CAPTION "RISK FACTORS." SEE "RISK FACTORS."

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA
               (IN THOUSANDS EXCEPT PER SHARE AND OPERATING DATA)

  The following table summarizes certain selected financial and operating data of the Company and should be read in conjunction with and is qualified by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements of the Company, the notes thereto and the other financial data contained elsewhere in this Prospectus. The unaudited pro forma information reflects the acquisitions by the Company of Ruffalo, Cody and McLeodUSA Publishing on July 15, 1996 and September 20, 1996, respectively, using the purchase method of accounting, and also reflects the issuance of the Senior Discount Notes on March 4, 1997, the issuance of the Senior Notes on July 21, 1997 and the consummation of the CCI Transaction, assuming, for purposes of the pro forma statement of operations data, that such transactions were consummated at the beginning of the periods presented. The unaudited pro forma information should be read in conjunction with the Financial Statements of Ruffalo, Cody, McLeodUSA Publishing and CCI and the notes thereto included elsewhere in this Prospectus. The financial and operating data presented below are derived from the records of the Company, Ruffalo, Cody, McLeodUSA Publishing and CCI.

                                                                                                THREE MONTHS
                                         YEAR ENDED DECEMBER 31,                               ENDED MARCH 31,
                         ----------------------------------------------------------- -----------------------------------
                                                                          PRO FORMA                           PRO FORMA
                         1992    1993      1994    1995(1)(2) 1996(1)(3) 1996(4)(5)     1996       1997(6)   1997(4)(7)
                         ----    ----      ----    ---------- ---------- ----------- ----------- ----------- -----------
                                                                         (UNAUDITED) (UNAUDITED) (UNAUDITED) (UNAUDITED)
OPERATIONS STATEMENT DATA:
 Revenue................ $ 250  $ 1,550  $  8,014   $ 28,998   $ 81,323   $379,598     $12,488    $ 35,747    $ 99,148
                         -----  -------  --------   --------   --------   --------     -------    --------    --------
 Operating expenses:
  Cost of service.......   262    1,528     6,212     19,667     52,624    195,586       9,250      21,200      53,481
  Selling, general and
   administrative.......   219    2,390    12,373     18,054     46,044    147,130       6,345      23,985      44,091
  Depreciation and
   amortization.........     6      235       772      1,835      8,485     43,913         969       4,122      12,356
  Other.................   --       --        --         --       2,380      4,968         --        1,608       1,608
                         -----  -------  --------   --------   --------   --------     -------    --------    --------
  Total operating
   expenses.............   487    4,153    19,357     39,556    109,533    391,597      16,564      50,915     111,536
                         -----  -------  --------   --------   --------   --------     -------    --------    --------
 Operating loss.........  (237)  (2,603)  (11,343)   (10,558)   (28,210)   (11,999)     (4,076)    (15,168)    (12,388)
 Interest income
  (expense), net........   --       163       (73)      (771)     5,369    (26,674)       (264)      1,806      (5,437)
 Other non-operating
  income................   --       --        --         --         495      2,946         --            7         377
 Income taxes...........   --       --        --         --         --         --          --          --          --
                         -----  -------  --------   --------   --------   --------     -------    --------    --------
 Net loss............... $(237) $(2,440) $(11,416)  $(11,329)  $(22,346)  $(35,727)    $(4,340)   $(13,355)   $(17,448)
                         =====  =======  ========   ========   ========   ========     =======    ========    ========
 Loss per common and
  common equivalent
  share................. $(.02) $  (.08) $   (.31)  $   (.31)  $   (.52)  $   (.69)    $  (.12)   $   (.26)   $   (.29)
                         =====  =======  ========   ========   ========   ========     =======    ========    ========
 Ratio of earnings to
  fixed charges(8)......   --       --        --         --         --         --          --          --          --
                         =====  =======  ========   ========   ========   ========     =======    ========    ========

                                        DECEMBER 31,                       MARCH 31, 1997
                         -------------------------------------------- -------------------------
                         1992    1993   1994   1995(1)(9) 1996(1)(10)  ACTUAL(6)  PRO FORMA(11)
                         -----  ------ ------- ---------- ----------- ----------- -------------
                                                                      (UNAUDITED)  (UNAUDITED)
BALANCE SHEET DATA:
 Current assets......... $ 544  $7,077 $ 4,862  $ 8,507    $224,401    $481,940    $  645,221
 Working capital (defi-
  cit).................. $(440) $5,962 $ 1,659  $(1,208)   $185,968    $409,874    $  501,181
 Property and equipment,
  net................... $ 135  $1,958 $ 4,716  $16,119    $ 92,123    $115,512    $  260,895
 Total assets........... $ 694  $9,051 $10,687  $28,986    $452,994    $779,654    $1,370,149
 Long-term debt.........   --      --  $ 3,500  $ 3,600    $  2,573    $304,304    $  590,129
 Stockholders' equity
  (deficit)............. $(290) $7,936 $ 3,291  $14,958    $403,429    $394,227    $  602,198

                                                                                                THREE MONTHS
                                         YEAR ENDED DECEMBER 31,                               ENDED MARCH 31,
                         ----------------------------------------------------------- -----------------------------------
                                                                          PRO FORMA                           PRO FORMA
                         1992    1993      1994    1995(1)(2) 1996(1)(3) 1996(4)(5)     1996       1997(6)   1997(4)(7)
                         ----    ----      ----    ---------- ---------- ----------- ----------- ----------- -----------
                                                                         (UNAUDITED) (UNAUDITED) (UNAUDITED) (UNAUDITED)
OTHER FINANCIAL DATA:
 Capital expenditures,
  including business
  acquisitions.......... $ 138  $ 2,052  $  3,393   $14,697    $173,782   $231,388     $ 4,389     $41,797     $47,224
 EBITDA(12)............. $(231) $(2,368) $(10,571)  $(8,723)   $(17,345)  $ 36,882     $(3,107)    $(9,438)    $ 1,576

                                                      DECEMBER 31,
                                                  -------------------- MARCH 31,
                                                   1994   1995   1996    1997
                                                  ------ ------ ------ ---------
OTHER OPERATING DATA:
  Local lines.................................... 17,112 35,795 65,367  77,228
  Number of telecommunications customers.........  5,137  8,776 17,872  27,405
  Cities and towns served........................     25     77    120     138
  Route miles....................................      8    218  2,352   2,576
  Employees......................................    302    419  2,077   2,362

--------
 (1) The acquisitions of MWR Telecom, Inc. ("MWR") (now part of McLeodUSA Network Services, Inc. ("McLeodUSA Network Services")), Ruffalo, Cody and McLeodUSA Publishing in April 1995, July 1996 and September 1996, respectively, affect the comparability of the historical data presented to the historical data for prior periods shown.
 (2) Includes operations of MWR from April 29, 1995 to December 31, 1995.
 (3) Includes operations of Ruffalo, Cody from July 16, 1996 to December 31, 1996 and operations of McLeodUSA Publishing from September 21, 1996 to December 31, 1996.

 (4) The acquisitions of Ruffalo, Cody and McLeodUSA Publishing in July 1996 and September 1996, respectively, the issuance of the Senior Discount Notes in March 1997, the issuance of the Senior Notes in July 1997 and the assumed consummation of the CCI Transaction affect the comparability of the pro forma data presented to the data for prior periods shown.

 (5) Includes operations of Ruffalo, Cody, McLeodUSA Publishing and CCI from January 1, 1996 to December 31, 1996 and certain adjustments attributable to the acquisitions of Ruffalo, Cody and McLeodUSA Publishing by the Company and to the assumed consummation of the CCI Transaction. Also reflects certain adjustments attributable to the issuance of the Senior Discount Notes and the Senior Notes computed as if the Senior Discount Notes and the Senior Notes had been issued on January 1, 1996.

 (6) Reflects the issuance of the Senior Discount Notes on March 4, 1997.

 (7) Reflects certain adjustments attributable to the issuance of the Senior Discount Notes and the Senior Notes computed as if the Senior Discount Notes and the Senior Notes had been issued on January 1, 1997. Also reflects certain adjustments attributable to the CCI Transaction as if it had been consummated on January 1, 1997.

 (8) For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of net loss before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all debt (including capitalized interest), amortization of debt discount and deferred loan costs and the portion of rental expense that is representative of the interest component of rental expense (deemed to be one-third of rental expense which management believes is a reasonable approximation of the interest component). For each of the years ended December 31, 1992, 1993, 1994, 1995 and 1996 earnings were insufficient to cover fixed charges by $237,000, $2.4 million, $11.4 million, $11.4 million and $22.6 million, respectively. For the three months ended March 31, 1996 and 1997, earnings were insufficient to cover fixed charges by $4.4 million and $13.6 million, respectively. On a pro forma basis computed as if the acquisitions by the Company of Ruffalo, Cody and McLeodUSA Publishing, the CCI Transaction and the Senior Note Offering were consummated at the beginning of the periods presented, earnings would not have been sufficient to cover fixed charges by $34.9 million and $17.7 million for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively.
 (9) Includes MWR, which was acquired by the Company on April 28, 1995.
(10) Includes Ruffalo, Cody and McLeodUSA Publishing, which were acquired by the Company on July 15, 1996 and September 20, 1996, respectively.

(11) Includes CCI, which the Company agreed to acquire pursuant to the Merger Agreement on June 14, 1997, and reflects the Senior Note Offering as if it had been consummated on March 31, 1997.

(12) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. The Company has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus, holders of Senior Discount Notes should consider carefully the following factors before tendering their Senior Discount Notes for Exchange Notes.

LIMITED OPERATING HISTORY; OPERATING LOSSES AND NEGATIVE CASH FLOW FROM
OPERATIONS

  The Company began operations in 1992 and has only a limited operating history upon which to base an evaluation of its performance. As a result of operating expenses and development expenditures, the Company has incurred significant operating and net losses to date. Net losses for 1994, 1995, 1996 and the three months ended March 31, 1997 were approximately $11.4 million, $11.3 million, $22.3 million and $13.4 million, respectively. At March 31, 1997, the Company had an accumulated deficit of $61.2 million. Although its revenue has increased substantially in each of the last three years, the Company also has experienced significant increases in expenses associated with the development and expansion of its fiber optic network and its customer base. The Company expects to incur significant operating losses and to generate negative cash flows from operating activities during the next several years, while it develops its businesses, constructs, installs and expands its fiber optic network and develops and constructs a PCS system. There can be no assurance that the Company will achieve or sustain profitability or positive cash flows from operating activities in the future. If the Company cannot achieve operating profitability or positive cash flows from operating activities, it may not be able to service the Notes or to meet its other debt service or working capital requirements, which could have a material adverse effect on the Company. See "--Significant Capital Requirements," "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

SIGNIFICANT CAPITAL REQUIREMENTS

  Expansion of the Company's operations, facilities, network and services will require significant capital expenditures. As of March 31, 1997, the Company estimated that its aggregate capital requirements for the remainder of 1997, 1998 and 1999 would be approximately $413 million. The Company's estimated capital requirements included the estimated cost of (i) developing and constructing its fiber optic network, (ii) market expansion activities, (iii) acquiring the PCS licenses awarded to the Company in the FCC's recent "D" and "E" block frequency PCS license auction, (iv) developing, constructing and operating a PCS system, and (v) constructing its new corporate headquarters and associated buildings. In June 1997, the Company entered into an agreement to acquire CCI pursuant to which the Company will be required to pay $155 million in cash upon consummation of the transaction. See "Business--Recent Transactions." These capital requirements are expected to be funded, in large part, out of the net proceeds from the Senior Note Offering (approximately $218 million), the net proceeds from the Offering (approximately $289.8 million), the net proceeds remaining from the Company's public offerings of Class A Common Stock in June and November 1996 (approximately $184.3 million as of March 31, 1997), and lease payments to the Company for portions of the Company's networks.

  The Company may require additional capital in the future for business activities related to those specified above and also for acquisitions, joint ventures and strategic alliances, as well as to fund operating deficits and net losses. These activities could require significant additional capital not included in the foregoing estimated aggregate capital requirements.

  The Company's estimate of its future capital requirements is a "forward-looking statement" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual capital requirements may differ materially as a result of regulatory, technological and competitive developments (including new opportunities) in the Company's industry.

  The Company expects to meet its additional capital needs with the proceeds from credit facilities and other borrowings, and additional debt and equity issuances. The Company currently plans to obtain one or more lines of credit, although no such lines of credit have yet been negotiated. There can be no assurance, however, that the Company will be successful in producing sufficient cash flows or raising sufficient debt or equity capital to meet its strategic objectives or that such funds, if available at all, will be available on a timely basis or on terms that are acceptable to the Company. Failure to generate or raise sufficient funds may require the Company to delay or abandon some of its future expansion plans or expenditures, which could have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

WIRELINE COMPETITION

  The telecommunications industry is highly competitive. The Company faces intense competition from local exchange carriers, including the Regional Bell Operating Companies (primarily U S WEST Communications, Inc. ("U S WEST") and Ameritech) and the General Telephone Operating Companies, which currently dominate their respective local telecommunications markets. Incumbent local exchange carriers have long-standing relationships with their customers and have the potential to subsidize competitive services from less competitive service revenues. The Company also competes with long distance carriers in the provision of long distance services. The long distance market is dominated by three major competitors, AT&T, MCI and Sprint. Hundreds of other companies also compete in the long distance marketplace. Other competitors of the Company may include cable television companies, competitive access providers, microwave and satellite carriers and private networks owned by large end users. In addition, the Company competes with the Regional Bell Operating Companies and other local exchange carriers, numerous direct marketers and telemarketers, equipment vendors and installers, and telecommunications management companies with respect to certain portions of its business. Many of the Company's existing and potential competitors have financial and other resources far greater than those of the Company.

  In addition, a continuing trend toward business combinations and strategic alliances in the telecommunications industry may create significant new competitors. For example, the national long distance carrier WorldCom, Inc. ("WorldCom") acquired MFS Communications Company, Inc., a competitive access provider, in December 1996. Moreover, in November 1996, British Telecommunications plc, an international telecommunications company, announced its agreement to acquire the national long distance carrier MCI. The ability of these or other competitors of the Company to enter into strategic alliances could put the Company at a significant disadvantage.

  The Company may, in the future, face competition in the markets in which it operates from one or more competitive access providers operating fiber optic networks, in many cases in conjunction with the local cable television operator. Each of AT&T, MCI and Sprint has indicated its intention to offer local telecommunications services, either directly or in conjunction with other competitive access providers or cable television operators. Like the Company, MCI currently holds a certificate of public convenience and necessity to offer local and long distance service in Iowa through partitioning of U S WEST's central office switch. Three other small telecommunications companies also hold such certificates in Iowa. During the past twelve months, AT&T has received certification to provide local service in all of the Company's current and target markets. There can be no assurance that these firms, and others, will not enter the small and mid-sized markets where the Company focuses its sales efforts.

  The Company believes that the Telecommunications Act and state legislative and regulatory initiatives and developments in Illinois, Iowa and other states within the Company's target markets, as well as a recent series of transactions and proposed transactions between telephone companies, long distance carriers and cable companies, increase the likelihood that barriers to local exchange competition will be substantially reduced or removed. These initiatives include requirements that the Regional Bell Operating Companies negotiate with entities such as the Company to provide interconnection to the existing local telephone network, to allow the purchase, at cost-based rates, of access to unbundled network elements, to establish dialing parity, to obtain access to rights-of-way and to resell services offered by the incumbent local exchange carriers. See "Business--Regulation."

  The Company's plans to provide local switched services are dependent upon obtaining favorable interconnection agreements with local exchange carriers. In August 1996, the FCC released the Interconnection Decision implementing the interconnection portions of the Telecommunications Act. Certain provisions of the Interconnection Decision were appealed to the U.S. Eighth Circuit Court of Appeals. In July 1997, the U.S. Eighth Circuit Court of Appeals vacated portions of the Interconnection Decision, including provisions establishing a pricing methodology and a procedure permitting new entrants to "pick and choose" among various provisions of existing interconnection agreements, pending a decision on the merits. Although the decision vacating the Interconnection Decision does not prevent the Company from negotiating interconnection agreements with local exchange carriers, it does create uncertainty about the rules governing pricing, terms and conditions of interconnection agreements, and could make negotiating such agreements more difficult and protracted. The FCC has announced that it plans to appeal the decision to the U.S. Supreme Court. There can be no assurance that the Company will be able to obtain interconnection agreements on terms acceptable to the Company.

  The Telecommunications Act provides the incumbent local exchange carriers with new competitive opportunities. The Telecommunications Act removes previous restrictions concerning the provision of long distance service by the Regional Bell Operating Companies and also provides them with increased pricing flexibility. Under the Telecommunications Act, the Regional Bell Operating Companies will, upon the satisfaction of certain conditions, be able to offer long distance services that would enable them to duplicate the "one-stop" integrated telecommunications approach used by the Company. The Company believes that it has certain advantages over these companies in providing its telecommunications services, including management's prior experience in the competitive telecommunications industry and the Company's emphasis on marketing (primarily using a direct sales force for sales to business customers and telemarketing for sales to residential customers) and on responsive customer service. However, there can be no assurance that the anticipated increased competition will not have a material adverse effect on the Company. The Telecommunications Act provides that rates charged by incumbent local exchange carriers for interconnection to the incumbent carrier's network are to be nondiscriminatory and based upon the cost of providing such interconnection, and may include a "reasonable profit," which terms are subject to interpretation by regulatory authorities. If the incumbent local exchange carriers, particularly the Regional Bell Operating Companies, charge alternative providers such as the Company unreasonably high fees for interconnection to the local exchange carriers' networks, significantly lower their rates for access and private line services or offer significant volume and term discount pricing options to their customers, the Company could be at a significant competitive disadvantage. See "Business-- Competition."

DEPENDENCE ON REGIONAL BELL OPERATING COMPANIES; U S WEST CENTREX ACTION

  The Company is dependent on the Regional Bell Operating Companies for provision of its local and certain of its long distance services. As of the date hereof, U S WEST and Ameritech are the Company's sole suppliers of access to local central office switches. The Company uses such access to partition the local switch and provide local service to its customers.

  The Company purchases access in the form of a product generally known as "Centrex." Without such access, the Company could not currently provide bundled local and long distance services, although it could provide stand-alone long distance service. Since the Company believes its ability to offer bundled local and long distance services is critical to its current sales efforts, any successful effort by U S WEST or Ameritech to deny or substantially limit the Company's access to partitioned switches would have a material adverse effect on the Company.

  On February 5, 1996, U S WEST filed tariffs and other notices announcing its intention to limit future Centrex access to its switches by Centrex customers (including the Company) throughout U S WEST's fourteen-state service region, effective February 5, 1996 (the "U S WEST Centrex Action"). Although U S WEST stated that it would "grandfather" existing Centrex agreements with the Company and permit the Company to continue to use U S WEST's central office switches through April 29, 2005, it also indicated that it would not permit the Company to expand to new cities and would severely limit the number of new lines it would permit the Company to partition onto U S WEST's portion of the switches in cities currently served by the Company.

  The Company has challenged, or is challenging, the U S WEST Centrex Action before the public utilities commissions in certain of the states served by U S WEST where the Company is doing business or currently plans to do business.

  In Iowa, the Company filed a complaint with the Iowa Utilities Board against U S WEST's actions and was granted interim relief on an ex parte basis that allowed the Company to continue to expand to new cities and expand the number of new lines partitioned onto U S WEST's switches. Subsequent to the grant of interim relief, the Company on March 18, 1996 entered into a settlement agreement with U S WEST that permits the Company to continue to expand, without restrictions, the number of new lines it serves in Iowa through March 18, 2001. In addition, the settlement agreement provides that the Company may expand to seven new markets (central offices) in Iowa per year through March 18, 2001. As a result of the settlement agreement, the Company withdrew its complaint before the Iowa Utilities Board. Because MCI, AT&T and others also challenged U S WEST's action, the Iowa Utilities Board continued to review the U S WEST Centrex Action and on June 14, 1996 issued an order rejecting U S WEST's filing. The order of the Iowa Utilities Board was appealed by U S WEST and affirmed by the Iowa District Court for Polk County on February 21, 1997.

  In Minnesota, U S WEST's initial filing was rejected on procedural grounds by the Public Utilities Commission. On April 30, 1996, U S WEST refiled its proposed limitations on Centrex service in Minnesota, proposing to "grandfather" the service to existing customers as of July 9, 1996. The Company opposed this filing in a letter to the Minnesota Public Utilities Commission on May 20, 1996. On May 31, 1996, the Minnesota Public Utilities Commission issued an order suspending the new U S WEST filing and scheduling a contested-case proceeding to consider it. On December 23, 1996, an administrative law judge ruled that U S WEST must continue to offer Centrex service in Minnesota. U S WEST filed exceptions to this ruling. The Minnesota Public Utilities Commission denied U S WEST's exceptions on February 20, 1997. U S WEST has filed a petition for rehearing with the Minnesota Public Utilities Commission. As of the date hereof, the Minnesota Public Utilities Commission had not yet ruled on the petition for rehearing.

  In South Dakota, the Public Utilities Commission rejected the U S WEST Centrex Action on August 22, 1996. U S WEST appealed the unfavorable decision of the Public Utilities Commission in South Dakota state court. On December 2, 1996, the South Dakota state court hearing the appeal affirmed the decision of the Public Utilities Commission.

  In North Dakota, on November 6, 1996, the Public Service Commission concluded that the U S WEST Centrex Action is unlawful and ordered U S WEST to reinstate Centrex service in North Dakota. U S WEST appealed the unfavorable decision by the Public Service Commission in North Dakota state court. On January 24, 1997, the North Dakota state court hearing the appeal affirmed the decision of the Public Service Commission.

  In Nebraska, on November 25, 1996, the Public Service Commission rejected complaints by the Company and other parties objecting to the U S WEST Centrex Action. On February 3, 1997, the Company and other parties appealed the order of the Public Service Commission to the Nebraska Court of Appeals. The appeal remains pending.

  In Idaho, on November 14, 1996, the Public Utilities Commission rejected complaints by AT&T and MCI objecting to the U S WEST Centrex Action. On January 31, 1997, the Company filed its own complaint with the Idaho Public Utilities Commission. As of the date hereof, the Idaho Public Utilities Commission has not yet ruled on the Company's complaint.

  In Utah, on September 26, 1996, the Public Service Commission rejected the U S WEST Centrex Action and ordered U S WEST to continue the availability of Centrex service for resale. Upon rehearing, however, the Utah Public Service Commission issued an order on April 29, 1997 imposing temporary restrictions on Centrex resale. The Company is currently evaluating its options regarding these temporary restrictions.

  The Company anticipates that U S WEST will continue to appeal unfavorable decisions by public utilities commissions with respect to the U S WEST Centrex Action.

  In addition to the U S WEST Centrex Action, U S WEST has taken other measures that may impede the Company's ability to use Centrex service to provide its competitive local exchange services. In Colorado, U S WEST filed new tariffs in July 1996 that, as interpreted by U S WEST, would prohibit the Company from consolidating telephone lines of separate customers into leased common blocks in U S WEST's central office switches, thereby significantly increasing the cost of serving customers in Colorado through resale of Centrex services. The Company filed a complaint with the Colorado Public Utilities Commission on February 12, 1997, alleging that U S WEST's tariffs, as interpreted by U S WEST, unlawfully create a barrier to the Company's ability to compete in Colorado. The Company's complaint was suspended to allow the Colorado Public Utilities Commission to rule on the same issues in a U S WEST tariff proceeding, which ruling is expected in July 1997.

  In January 1997, U S WEST proposed to implement certain interconnection surcharges in each of the states in its service region. On February 20, 1997, the Company and several other parties filed a petition with the FCC objecting to U S WEST's proposal. The petition was based on Section 252(d) of the Telecommunications Act, which governs the pricing of interconnection and network elements. The Company believes that U S WEST's proposal is an unlawful attempt to recover costs associated with the upgrading of U S WEST's network, in violation of Section 252 of the Telecommunications Act. U S WEST filed an opposition to the Company's petition with the FCC on March 3, 1997. The matter remains pending before the FCC.

  There can be no assurance that the Company will ultimately succeed in its legal challenges to the U S WEST Centrex Action or other actions by U S WEST that may have the effect of preventing or deterring the Company from using Centrex service, or that these actions by U S WEST, or similar actions by other Regional Bell Operating Companies, will not have a material adverse effect on the Company. In any jurisdiction where U S WEST prevails, the Company's ability to offer integrated telecommunications services would be impaired, which could have a material adverse effect on the Company. See "Business--Legal Proceedings."

  The Company also anticipates that U S WEST will seek various legislative initiatives in states within the Company's target market area in an effort to reduce state regulatory oversight over its rates and operations. There can be no assurance that U S WEST will not succeed in such efforts or that any such state legislative initiatives, if adopted, will not have a material adverse effect on the Company.

REFUSAL OF U S WEST TO IMPROVE ITS PROCESSING OF SERVICE ORDERS

  As a result of its use of the Centrex product, the Company depends upon U S WEST to process service orders placed by the Company to transfer new customers to the Company's local service. U S

WEST had imposed a limit of processing one new local service order of the Company per hour for each U S WEST central office, creating a significant backlog of local service orders of the Company. Furthermore, according to the Company's records, U S WEST commits an error on one of every three lines ordered by the Company, thereby further delaying the transition of new customers to the Company's local service. The Company repeatedly requested that U S WEST increase its local service order processing rate and improve the accuracy of such processing, which U S WEST refused to do.

  On July 12, 1996, the Company filed a complaint with the Iowa Utilities Board against U S WEST in connection with such actions. At a hearing held to consider the complaint, U S WEST acknowledged that it had not dedicated resources to improve its processing of the Company's service orders to switch new customers to the Company's local service because of its desire to limit Centrex service. See "--Dependence on Regional Bell Operating Companies; U S WEST Centrex Action." In an order issued on October 10, 1996, the Iowa Utilities Board determined that U S WEST's limitation on the processing of the Company's service orders constituted an unlawful discriminatory practice under Iowa law. On October 21, 1996, in accordance with the Iowa Utilities Board's order, the Company and U S WEST jointly filed supplemental evidence regarding a potential modification of order processing practices that would increase U S WEST's rate of processing service orders. However, since implementing the new process, U S WEST has not significantly increased its overall order processing rate. On December 23, 1996, the Company filed a report with the Iowa Utilities Board requesting further direction. On February 14, 1997, the Iowa Utilities Board clarified that U S WEST must eliminate all numerical limitations on the Company's residential and business orders. U S WEST has subsequently eliminated the backlog of the Company's local service orders and has agreed to process the Company's service orders within a standard five-day period. There can be no assurance, however, that the decision of or any further action by the Iowa Utilities Board will adequately resolve the service order problems or that such problems will not impair the Company's ability to expand or to attract new customers, which could have a material adverse effect on the Company. See "Business--Legal Proceedings."

FAILURE OF U S WEST TO FURNISH CALL DETAIL RECORDS

  The Company depends on certain call detail records provided by U S WEST with respect to long distance services, and Ameritech with respect to both local and long distance services, in order to verify its customers' bills for these services. The Company has in the past experienced certain omissions in the call detail records it receives from U S WEST on a monthly basis. For example, during the period from January 1995 through January 1996, U S WEST failed to furnish, on average, monthly call detail records for 2.5% of the long distance calls placed by the Company's customers in Iowa. Thus, the Company was unable to verify with certainty that a given long distance call placed by a customer and known by the Company to have been terminated by the Company's wholesale long distance supplier was, in fact, placed by the customer. Absent such verification, the Company does not bill its customers for the call. These call detail omissions typically occur in connection with new customers of the Company.

  The Company does not believe this impediment to billing certain customers for a small percentage of calls in a given month materially adversely affects its relationships with or contractual obligations to its customers. The failure to bill the customer does have a negative effect on the Company's gross margins, because the Company incurs expenses for calls it does not bill. During the years ended December 31, 1995 and December 31, 1996, the Company estimates that it was unable to bill approximately $126,000 and $92,000, respectively, in long distance calls due to this situation.

  In January 1996, U S WEST advised the Company that it had instituted certain new procedures, primarily involving data entry protocols, in an effort to "capture" 100% of call detail records. Since implementing the protocol changes, U S WEST has furnished the Company with approximately 99.3% of the requisite call detail records for February 1996 through March 1997. On July 7, 1997, U S WEST and the Company entered into an agreement which requires U S WEST to set "flags" to capture call detail records on 95% of the Company's converted lines within 36 hours of the time the line is converted to the Company's service. In the event that U S WEST fails to meet that standard, U S WEST is required to provide certain credits to the Company. There can be no assurance, however, that U S WEST will not continue to experience difficulties in furnishing complete call detail records to the Company, that the percentage of call detail records not provided to the Company will not increase, or that the resulting negative effect on gross margins will not have a material adverse effect on the Company.

SUBORDINATION OF NOTES; HOLDING COMPANY STRUCTURE

  The Company is a holding company that derives all of its operating income from its subsidiaries. The holders of the Exchange Notes will have no direct claim against the subsidiaries for payment under the Exchange Notes. The Company must rely on dividends and other payments from its subsidiaries or must raise funds in a public or private equity or debt offering or sell assets to generate the funds necessary to meet its obligations, including the payment of principal and interest on the Exchange Notes. There can be no assurance that the Company would be able to obtain such funds on acceptable terms or at all. The Indenture contains covenants that restrict the ability of the Company's subsidiaries to enter into any agreement limiting certain distributions and transfers, including dividends to the Company.

  The Exchange Notes are effectively subordinated in right of payment to all existing and future indebtedness and liabilities of the Company's subsidiaries. As of March 31, 1997, after giving pro forma effect to the CCI Transaction, the total liabilities of the Company's subsidiaries (after the elimination of loans and advances by the Company to its subsidiaries) were approximately $252.5 million. In addition, the Indenture will permit the Company and its subsidiaries to incur additional indebtedness. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company's subsidiaries, the holders of any indebtedness of the Company's subsidiaries will be entitled to payment thereof from the assets of such subsidiaries prior to the holders of any general unsecured obligation of the Company, including the Exchange Notes.

  The Exchange Notes also are unsecured and are effectively subordinated to any secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness. As of March 31, 1997, after giving pro forma effect to the CCI Transaction, the total secured indebtedness of the Company and its subsidiaries was approximately $26 million. The Indenture and the Senior Note Indenture (as defined herein) permit the Company and its subsidiaries to incur additional secured indebtedness, including purchase money indebtedness in unlimited amounts, and indebtedness of up to $250 million pursuant to one or more credit facilities. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company, the holders of any secured indebtedness will be entitled to proceed against the collateral that secures such secured indebtedness and such collateral will not be available for satisfaction of any amounts owed under the Exchange Notes. See "Description of the Exchange Notes--Certain Covenants--Limitation on Consolidated Indebtedness" and "Other Indebtedness."

WIRELESS COMPETITION

  The Company does not currently offer PCS or cellular services. In April and June 1997, the FCC granted the Company a total of 26 "D" and "E" block frequency PCS licenses covering areas of Iowa, Illinois, Minnesota, Nebraska and South Dakota. See "--Regulation" and "Business--Regulation."

  The Company believes that the market for wireless telecommunications services is likely to expand significantly as equipment costs and service rates continue to decline, equipment becomes more convenient and functional, and wireless services become more diverse. The Company also believes that providers of wireless services increasingly will offer, in addition to products that supplement a customer's wireline communications (similar to cellular telephone services in use today), wireline replacement products that may result in wireless services becoming the customer's primary mode of communication. The Company anticipates that in the future there could potentially be eight wireless competitors in each of its proposed PCS markets: two existing cellular providers, five other PCS providers and Nextel Communications Inc., an enhanced specialized mobile radio ("ESMR") provider. There are over ten principal cellular providers and over 20 principal PCS licensees in the Company's proposed PCS markets.

  Competition with these or other providers of wireless telecommunications services may be intense. Many of the Company's potential wireless competitors have substantially greater financial, technical, marketing, sales, manufacturing and distribution resources than those of the Company and have significantly greater experience than the Company in testing new or improved wireless telecommunications products and services. Some competitors are expected to market other services, such as cable television access, with their wireless telecommunications service offerings. The Company does not offer cable television access. In addition, several of the Company's potential wireless competitors are operating or planning to operate, through joint ventures and affiliation arrangements, wireless telecommunications systems that encompass most of the United States. There can be no assurance that the Company will be able to compete successfully in this environment or that new technologies and products that are more commercially effective than the Company's technologies and products will not be developed. See "Business--Wireless Services" and "Business--Competition."

PCS SYSTEM IMPLEMENTATION RISKS

  The Company's proposed investment in the ownership, development, construction and operation of a PCS system involves a high degree of risk and substantial expenditures. There can be no assurance that the Company will succeed in developing a PCS system or that, after expending substantial amounts to develop such a system, the Company will achieve or sustain profitability or positive cash flows from PCS operations. The ownership, development, construction and operation of a PCS system could have a material adverse effect on the Company.

  In the absence of FCC mandated technology protocols, the Company will be required to choose from among several competing and potentially incompatible digital protocol technologies in order to build and operate a PCS system. The selection of a particular digital protocol technology could adversely affect the ability of the Company to successfully offer PCS service. See "Business-- Wireless Services."

  The Company does not own or operate any facilities for providing wireless telecommunication services to the public. The successful implementation of a PCS system will require the Company to, among other things, lease or acquire sites for base stations, construct the base stations, install the necessary equipment and conduct system testing. The Company believes that the successful implementation of a PCS system will also require that the Company enter into "roaming" arrangements with PCS operators in other markets to enable future subscribers to the Company's proposed PCS services to receive seamless call transmission and reception throughout the United States. While the Company is currently exploring possible roaming arrangements, the Company cannot predict when, or whether, it will be able to enter into any such arrangement with other PCS operators. Each stage of implementing PCS service involves various risks and contingencies, many of which are not in the Company's control. In the event the Company encounters delays or other problems, the Company's plans for providing PCS services could be adversely affected.

  The Company's success in the implementation and operation of a PCS system also is subject to other factors beyond the Company's control. These factors include, without limitation, (i) changes in general and local economic conditions, (ii) availability of equipment necessary to operate the PCS system,
(iii) changes in communications service rates charged by others, (iv) changes in the supply and demand for PCS and the commercial viability of PCS systems as a result of competing with wireline and wireless operators in the same geographic area,
(v) demographic changes that might negatively affect the potential market for PCS, (vi) changes in the federal and state regulatory scheme affecting the operation of PCS systems (including the enactment of new statutes and the promulgation of changes in the interpretation or enforcement of existing or new rules and regulations) and (vii) changes in PCS or competing wireless technologies that have the potential of rendering obsolete the technology and equipment that the Company intends to use to construct its PCS system. In addition, the extent of the potential demand for PCS cannot be estimated with any degree of certainty and may be less than the Company anticipates. See "-- Rapid Technological Changes" and "Business--Wireless Services." There can be no assurance that one or more of these factors will not have a material adverse effect on the Company's ownership, development, construction or operation of a PCS system.

  The Company will be required to abide by various FCC rules governing PCS license holders, such as rules limiting the percentage of the Company's capital stock that may be directly owned or voted by non-U.S. citizens, by a foreign government or by a foreign corporation to 20%, and limiting indirect foreign ownership to 25%, absent waiver by the FCC. See "--Regulation." Furthermore, certain of the FCC rules require all PCS licensees to meet certain buildout and population coverage requirements. Failure to comply with such requirements could result in the imposition of fines on the Company by the FCC or cause revocation or forfeiture of the Company's PCS licenses, even after the Company has expended substantial amounts to develop a PCS system.

  The ownership, development, construction and operation of a PCS system is expected to impose significant demands on the Company's management, operational and financial resources. There can be no assurance that the Company will be able to successfully manage the implementation and operation of a PCS system. Any failure to effectively manage the implementation and operation of any future PCS system (including deploying adequate systems, procedures and controls in a timely manner) could have a material adverse effect on the Company.

RELOCATION OF FIXED MICROWAVE LICENSEES

  Following the grant of a PCS license, existing licensees that operate certain fixed microwave systems within the PCS license area retain the right to continue to operate their systems until 2005. To secure a sufficient amount of unencumbered spectrum to operate a PCS system efficiently, the Company may need to relocate many of these incumbent licensees. In an effort to balance the competing interests of existing microwave users and newly authorized PCS licensees, the FCC has adopted a transition plan to relocate such microwave operators to other spectrum blocks. This transition plan allows most microwave users to operate in the PCS spectrum for a one-year voluntary negotiation period and an additional one-year mandatory negotiation period. For public safety entities dedicating a majority of their system communications for police, fire or emergency medical services operations, the voluntary negotiation period is three years. Parties unable to reach agreement within these time periods may refer the matter to the FCC for resolution, but the incumbent microwave user is permitted to continue its operations until final FCC resolution of the matter. There can be no assurance that the Company will be successful in reaching timely agreements with the existing microwave licensees or that any such agreements will be on terms favorable to the Company. Any delay in the relocation of such licensees may adversely affect the Company's ability to commence timely commercial operation of a PCS system. Furthermore, depending on the terms of such agreements, if any, the Company's ability to operate a PCS system profitably may be adversely affected. In connection with its proposed PCS system, the Company estimates that it may be required to relocate approximately 50 microwave links operated by approximately 19 different microwave licensees. See "Business--Regulation."

DEPENDENCE ON KEY PERSONNEL

  The Company's business is dependent upon a small number of key executive officers, particularly Clark E. McLeod, the Company's Chairman and Chief Executive Officer, and Stephen C. Gray, the Company's President and Chief Operating Officer. As of the date hereof, the Company does not have any term employment agreements with these or any other employees. However, the Company has entered into employment, confidentiality and non-competition agreements with Messrs. McLeod and Gray and certain other key employees of the Company providing for employment by the Company for an indefinite period, subject to termination by either party (with or without cause) on 30 days' prior written notice, and an agreement not to compete with the Company for a period of one or two years, depending on the employee, following termination for cause or voluntary termination of employment.

  There can be no assurance that the employment, confidentiality and non-competition agreements will improve the Company's ability to retain its key managers or employees or that the Company can attract or retain other skilled management personnel in the future. The loss of the services of key personnel, or the inability to attract additional qualified personnel, could have a material adverse effect on the Company. See "Management--Management Agreements."

REGULATION

  The Company is subject to varying degrees of federal, state and local regulation relating to its local, long distance and access telecommunications services. McLeodUSA Telecommunications Services, Inc., a wholly owned subsidiary of the Company ("McLeodUSA Telecommunications"), is currently required to file interstate and international tariffs with the FCC and intrastate tariffs with the relevant state public utilities commissions listing the rates, terms and conditions of certain services provided. In most states, McLeodUSA Telecommunications also is required to obtain certification from the relevant state public utilities commission prior to the initiation of intrastate interexchange service. Any failure to maintain proper federal and state tariffing or state certification, or noncompliance with federal or state laws or regulations, could have a material adverse effect on the Company. The Company has never experienced difficulties in receiving certification or maintaining such tariffing. McLeodUSA Telecommunications also has obtained authority from the FCC to provide international services. The FCC's rules may, under certain conditions, limit the size of investments in the Company by foreign telecommunications carriers.

  The licensing, construction, operation, sale and interconnection arrangements of wireless telecommunications systems are regulated to varying degrees by the FCC. On January 15, 1997, the FCC notified the Company that it was the successful bidder for 26 "D" and "E" block frequency PCS licenses covering areas of Iowa, Illinois, Minnesota, Nebraska and South Dakota. The Company filed an application for such PCS licenses on January 30, 1997. In April and June 1997, the FCC granted a total of 26 PCS licenses to the Company.

  FCC licenses to provide PCS services are subject to renewal and revocation. The PCS licenses that the Company has been awarded will expire in 2007. There can be no assurance that such licenses will be renewed. PCS licenses may also be revoked by the FCC in certain circumstances. Furthermore, the Communications Act of 1934, as amended (the "Communications Act"), limits the ownership by non-U.S. citizens, foreign governments, and corporations organized under the laws of a foreign country of interests in companies holding a common carrier radio license.

  The Company, through its wholly owned subsidiary McLeodUSA Network Services, provides certain competitive access services as a private carrier on a non-regulated basis. The Company believes that McLeodUSA Network Services' private carrier status is consistent with applicable federal and state laws, as well as regulatory decisions interpreting and implementing those laws as of the date of this Prospectus. Should such laws and/or regulatory interpretations change in the future to reclassify

McLeodUSA Network Services' regulatory status, the Company believes that compliance with such reclassification would not have a material adverse effect on the Company.

  The Company, through its wholly owned subsidiary Ruffalo, Cody, is also subject to certain federal and state regulatory requirements due to its direct marketing, telemarketing and fund-raising activities, including, in certain states, bonding requirements. There can be no assurance that any failure on the part of Ruffalo, Cody to abide by applicable direct marketing, telemarketing and fund-raising rules would not have a material adverse effect on the Company. See "Business--Regulation."

  The recently enacted Telecommunications Act has significantly altered regulation of the telecommunications industry by preempting state and local laws to the extent that they prevent competition and by imposing a variety of new duties on incumbent local exchange carriers in order to promote competition in local exchange and access services. The Telecommunications Act also eliminates previous prohibitions on the provision of long distance services by the Regional Bell Operating Companies and the General Telephone Operating Companies. Although the Company believes that the enactment of the Telecommunications Act and other trends in federal and state legislation and regulation that favor increased competition are to the advantage of the Company, there can be no assurance that the resulting increased competitive opportunities or other changes in current regulations or future regulations at the federal or state level will not have a material adverse effect on the Company. See "--Wireline Competition" and "Business--Regulation."

CONTRACT WITH THE STATE OF IOWA

  The Company's telecommunications network maintenance services revenue is derived almost exclusively from the State of Iowa under a fiber optic maintenance contract (the "Iowa Communications Network Maintenance Contract") expiring in 2004. Revenues from the Company's services performed for the State of Iowa under the Iowa Communications Network Maintenance Contract and related contracts totaled $3.4 million, $4.9 million and $5.9 million in 1994, 1995 and 1996, respectively, or 42%, 17% and 7%, of the Company's total revenues in 1994, 1995 and 1996, respectively. Revenue from these contracts totaled $1.4 million and $1.5 million, respectively, or 11% and 4% of the Company's total revenues during the three months ended March 31, 1996 and 1997, respectively.

  The State of Iowa has the right to terminate the Iowa Communications Network Maintenance Contract in the event of a lack of funding as well as for material breach by the Company. The Company does not believe that there are currently grounds for terminating the Iowa Communications Network Maintenance Contract or that the State of Iowa currently intends to do so. However, termination of the Iowa Communications Network Maintenance Contract by the State of Iowa could have a material adverse effect on the Company.

UNCERTAINTIES OF EXPANSION

  The Company is engaged in the expansion and development of its network and services. The expansion and development of its network and services will depend on, among other things, its ability to partition the incumbent local exchange company's central office switch, enter markets, design fiber optic network routes, install facilities, relocate microwave licensees and obtain rights-of-way, building access, antenna sites and any required government authorizations and/or permits, all in a timely manner, at reasonable costs and on satisfactory terms and conditions. Implementation of the Company's current and future expansion plans will also depend on factors such as: (i) the availability of financing and regulatory approvals; (ii) the number of potential customers in a target market; (iii) the existence of strategic alliances or relationships; (iv) technological, regulatory or other developments in the Company's business; (v) changes in the competitive climate in which the Company operates; and (vi) the emergence of future opportunities. There can be no assurance that the Company will be able to expand its existing network or services. Furthermore, the Company's ability to manage its expansion effectively also will require it to continue to implement and improve its operating, financial and accounting systems and to expand, train and manage its employees. The inability to manage its planned expansion effectively could have a material adverse effect on the Company. Finally, if the Company's challenges to the U S WEST Centrex Action fail and no favorable settlement agreement is reached, there could be a material adverse effect on the Company's planned expansions and business prospects. See "--Dependence on Regional Bell Operating Companies; U S WEST Centrex Action" and "Business-- Legal Proceedings."

RISKS ASSOCIATED WITH ACQUISITIONS

  As part of its business strategy, the Company has acquired Ruffalo, Cody and McLeodUSA Publishing, has agreed to acquire CCI and will continue to evaluate additional strategic acquisitions and alliances principally relating to its current operations. Such transactions commonly involve certain risks including, among others: the difficulty of assimilating the acquired operations and personnel; the potential disruption of the Company's ongoing business; the possible inability of management to maximize the financial and strategic position of the Company through the successful incorporation of acquired assets and rights into the Company's service offerings and the maintenance of uniform standards, controls, procedures and policies; the risks of entering markets in which the Company has little or no direct prior experience; and the potential impairment of relationships with employees or customers as a result of changes in management. The Company also may encounter additional risks in connection with the CCI Transaction as a result of the size and complexity of CCI's operations. There can be no assurance that the Company will be successful in overcoming these risks or any other problems encountered in connection with the CCI Transaction or any future transactions. In addition, any such transactions could materially adversely affect the Company's operating results due to dilutive issuances of equity securities, the incurrence of additional debt and the amortization of expenses related to goodwill and other intangible assets, if any. Except as described in this Prospectus, the Company has no definitive agreement with respect to any material acquisition, although from time to time it has discussions with other companies and assesses acquisition opportunities on an on-going basis. See "Business--Recent Transactions."

   Consummation of the CCI Transaction is subject to the satisfaction or waiver of certain conditions, including the receipt of required regulatory approvals and other customary conditions, and the completion of the Company's due diligence investigation and review of CCI and its subsidiaries. See "Business--Recent Transactions." There can be no assurance that the CCI Transaction will be consummated.

NEED TO OBTAIN AND MAINTAIN PERMITS AND RIGHTS-OF-WAY

  In order to develop and construct its network, the Company must obtain local franchises and other licenses and permits, as well as rights to utilize underground conduit and aerial pole space and other rights-of-way and easements from entities such as local exchange carriers and other utilities, railroads, interexchange carriers, state highway authorities, local governments and transit authorities. The Company has entered into long-term agreements with its two principal electric utility stockholders, IES Industries Inc. (collectively with its subsidiaries, "IES"), and MidAmerican Energy Holdings Company (collectively with its predecessors and subsidiaries, "MidAmerican"), pursuant to which the Company generally has access to the electric utilities' rights-of-way, poles and towers, primarily located in Iowa, for so long as the utilities maintain their franchises to provide electrical services in a given locality. The Company has entered into a similar long-term agreement with Wisconsin Power and Light Company for access to rights-of-way, poles and towers primarily located in Wisconsin. IES has entered into a definitive agreement of merger with WPL Holdings, Inc., the parent of Wisconsin Power and Light Company, and with Interstate Power Company, which merger is subject to certain regulatory and other approvals. There can be no assurance that IES, MidAmerican, Wisconsin Power and Light Company or the Company will be able to maintain existing franchises, permits and rights-of-way or that the Company will be able to obtain and maintain the other franchises, permits and rights-of-way needed to implement its business plan on acceptable terms. Although the Company believes that its existing arrangements will not be canceled and will be renewed as needed in the near future, if any of the existing franchises, license agreements or rights-of-way were terminated or not renewed and the Company were forced to remove its facilities, such cancellation or non-renewal of certain of such arrangements could have a material adverse effect on the Company. See "Business--Network Facilities" and "Business--Regulation."

RAPID TECHNOLOGICAL CHANGES

  The telecommunications industry is subject to rapid and significant changes in technology. While the Company believes that for the foreseeable future these changes will neither materially affect the continued use of its fiber optic telecommunications network nor materially hinder the Company's ability to acquire necessary technologies, the effect of technological changes on the business of the Company cannot be predicted. There can be no assurance that technological developments in telecommunications will not have a material adverse effect on the Company.

VARIABILITY OF OPERATING RESULTS

  As a result of the significant expenses associated with the construction and expansion of its network and services, including, without limitation, the development, construction and operation of a PCS system, the Company anticipates that its operating results could vary significantly from period to period. Such variability could have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CONTROL OF THE COMPANY; CONFLICTS OF INTEREST

  As of June 26, 1997, IES, MidAmerican, Allsop Venture Partners III, L.P. ("Allsop") and Clark and Mary McLeod owned, directly or indirectly, in the aggregate approximately 57% of the outstanding Class A Common Stock and voting power of the Company. Accordingly, such stockholders collectively are able to control the management policy of the Company and all fundamental corporate actions, including mergers, substantial acquisitions and dispositions, and election of the Board of Directors of the Company (the "Board"). IES, MidAmerican and Mr. and Mrs. McLeod also have entered into a voting agreement with respect to the election of directors. The Restated Certificate contains provisions that may make it more difficult to effect a hostile takeover of the Company or to remove members of the Board. See "Management--Investor Agreement and Stockholders' Agreement" and "Principal Stockholders."

  Certain decisions concerning the operations or financial structure of the Company may present conflicts of interest between the Company's stockholders and the holders of the Notes. For example, if the Company encounters financial difficulties or is unable to pay its debts as they mature, the interests of the Company's stockholders might conflict with those of the holders of the Notes. In addition, the Company's stockholders may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risk to the holders of the Notes. Because certain significant stockholders of the Company are able to control the management policy of the Company and all fundamental corporate actions, any such conflict of interest may be resolved in favor of the Company's stockholders to the detriment of the holders of the Notes.

INCREASED LEVERAGE; RESTRICTIVE COVENANTS

  As of March 31, 1997, after giving pro forma effect to the CCI Transaction and the Senior Note Offering, the Company's total amount of indebtedness outstanding would have been $603.5 million and the Company would have had stockholder's equity of $602.2 million. The level of the Company's indebtedness could adversely affect the Company in a number of ways, including the following: (i) the ability of the Company to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes may be limited; (ii) the Company's level of indebtedness could limit its flexibility in planning for, or reacting to, changes in its business; (iii) the Company may be more highly leveraged than some of its competitors, which may place it at a competitive disadvantage; and (iv) the Company's degree of indebtedness may make it more vulnerable to a downturn in its business or in the economy generally.

  The Indenture and the Senior Note Indenture impose operating and financial restrictions on the Company and its subsidiaries. These restrictions affect, and in certain cases significantly limit or prohibit, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends or make distributions in respect of the Company's or such subsidiaries' capital stock, make other restricted payments, enter into sale and leaseback transactions, create liens upon assets, enter into transactions with affiliates or related persons, sell assets, or consolidate, merge or sell all or substantially all of their assets. There can be no assurance that such covenants will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in other business activities that may be in the interest of the Company. See "Description of the Exchange Notes."

ABSENCE OF PUBLIC MARKET

  The Senior Discount Notes have been designated for trading by qualified buyers in the PORTAL Market. The Senior Discount Notes have not been registered under the Securities Act, however, and will continue to be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes. Furthermore, the Exchange Offer will not be conditioned upon any minimum or maximum aggregate principal amount of Senior Discount Notes being tendered for exchange. No assurance can be given as to the liquidity of the trading market of the Senior Discount Notes following the Exchange Offer.

  Although the Exchange Notes will generally be permitted to be resold or otherwise transferred by the holders thereof (other than any holder that is (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer that acquired Senior Discount Notes as a result of market-making activities or other trading activities, or (iii) a broker-dealer that acquired Senior Discount Notes directly from the Company for resale pursuant to Rule 144A or another available exemption under the Securities Act) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities for which there is currently no established trading market. If the Exchange Notes are traded after their initial issuance, they may trade at a discount, depending upon prevailing interest rates, the market for similar securities, the financial condition of the Company and other factors beyond the control of the Company, including general economic conditions. The Company does not intend to apply for a listing or quotation of the Exchange Notes. The Initial Purchasers have informed the Company that they currently intend to make a market in the Exchange Notes. However, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time without notice. No assurance can be given as to the development or liquidity of any trading market for the Exchange Notes.

  Notwithstanding the registration of the Exchange Notes in the Exchange Offer, holders who are "affiliates" of the Company (within the meaning of Rule 405 under the Securities Act) may publicly offer for sale or resell the Exchange Notes only in compliance with the provisions of Rule 144 under the Securities Act or any other available exemptions under the Securities Act.

  Each broker-dealer that receives Exchange Notes for its own account in exchange for Senior Discount Notes, where such Senior Discount Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

ORIGINAL ISSUE DISCOUNT; POSSIBLE UNFAVORABLE TAX AND OTHER LEGAL CONSEQUENCES FOR HOLDERS OF NOTES AND THE COMPANY

  The Senior Discount Notes were issued at a substantial discount from the stated principal amount at maturity. Consequently, potential participants in the Exchange Offer should be aware that, although interest will not accrue on the Exchange Notes prior to March 1, 2002, and there will be no periodic payments of cash interest on the Exchange Notes prior to September 1, 2002, original issue discount (that is, the difference between the stated redemption price at maturity and the issue price of the Senior Discount Notes) will accrue from March 4, 1997 and will be includible as interest income periodically (including for periods ending prior to March 1, 2002) in a holder's gross income for U.S. federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. Similar results may apply under state and other tax laws.

  If a bankruptcy case is commenced by or against the Company under U.S. bankruptcy laws, the claim of a holder of Exchange Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial offering price of the Senior Discount Notes and (ii) that portion of the original issue discount that is not deemed to constitute "unmatured interest" for purposes of the U.S. bankruptcy laws. Any original issue discount that was not amortized as of any such bankruptcy filing would constitute "unmatured interest."

  See "Certain United States Federal Income Tax Consequences" for a more detailed discussion of the federal income tax consequences to the holders of the Notes regarding the purchase, ownership and disposition of the Notes.

CONSEQUENCES OF A FAILURE TO EXCHANGE SENIOR DISCOUNT NOTES

  The Senior Discount Notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Senior Discount Notes which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Senior Discount Notes which remain outstanding will not be entitled to any rights to have such Senior Discount Notes registered under the Securities Act, except under certain limited circumstances. The Company does not intend to register under the Securities Act any Senior Discount Notes which remain outstanding after consummation of the Exchange Offer. See "The Exchange Offer."

  To the extent that Senior Discount Notes are tendered and accepted in the Exchange Offer, the principal amount at maturity of outstanding Senior Discount Notes will decrease, which will result in a decrease in the liquidity of the Senior Discount Notes. Any trading market for Senior Discount Notes which remain outstanding after the Exchange Offer could be adversely affected.

EXCHANGE OFFER PROCEDURES

  Issuance of the Exchange Notes in exchange for Senior Discount Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of (i) such Senior Discount Notes or a book-entry confirmation of a book-entry transfer of the Senior Discount Notes into the Exchange Agent's account at DTC Trust Company ("DTC"), (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal. Holders of the Senior Discount Notes desiring to tender such Senior Discount Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company and the Exchange Agent are under no duty to give notification of defects or irregularities with respect to the tenders of Senior Discount Notes for exchange. See "The Exchange Offer."

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  In connection with the sale of the Senior Discount Notes, the Company entered into the Registration Agreement with the Initial Purchasers, pursuant to which the Company agreed to file and to use its best efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Senior Discount Notes for Exchange Notes with terms identical in all material respects to the terms of the Senior Discount Notes. A copy of the Registration Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Registration Statement"). The Exchange Offer is being made to satisfy the contractual obligations of the Company under the Registration Agreement.

  By tendering Senior Discount Notes in exchange for Exchange Notes, each holder will represent to the Company that: (i) any Exchange Notes to be received by such holder are being acquired in the ordinary course of such holder's business; (ii) such holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of Exchange Notes; (iii) such holder is not an "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act), or if such holder is an affiliate, that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; (iv) such holder has full power and authority to tender, exchange, sell, assign and transfer the tendered Senior Discount Notes,
(v) the Company will acquire good, marketable and unencumbered title to the tendered Senior Discount Notes, free and clear of all liens, restrictions, charges and encumbrances; and (vi) the Senior Discount Notes tendered for exchange are not subject to any adverse claims or proxies. Each tendering holder also will warrant and agree that such holder will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Senior Discount Notes tendered pursuant to the Exchange Offer. Each broker-dealer that receives Exchange Notes for its own account in exchange for Senior Discount Notes, where such Senior Discount Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

  The Exchange Offer is not being made to, nor will the Company accept tenders for exchange from, holders of Senior Discount Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Senior Discount Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any participant in DTC whose name appears on a security position listing as a holder of Senior Discount Notes (which, for purposes of the Exchange Offer, include beneficial interests in the Senior Discount Notes held by direct or indirect participants in DTC and Senior Discount Notes held in definitive form).

TERMS OF THE EXCHANGE OFFER

  The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange $1,000 principal amount at maturity of Exchange Notes for each $1,000 principal amount at maturity of Senior Discount Notes properly tendered prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. Holders may tender their Senior Discount Notes in whole or in part in integral multiples of $1,000 principal amount at maturity.

  The form and terms of the Exchange Notes are the same as the form and terms of the Senior Discount Notes except that (i) the Exchange Notes will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Senior Discount

Notes and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Senior Discount Notes under the Registration Agreement. The Exchange Notes evidence the same indebtedness as the Senior Discount Notes (which they replace) and will be issued pursuant to, and entitled to the benefits of, the Indenture.

  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Senior Discount Notes being tendered for exchange. The Company reserves the right in its sole discretion to purchase or make offers for any Senior Discount Notes that remain outstanding after the Expiration Date or, as set forth under "--Conditions to the Exchange Offer," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Senior Discount Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer. As of the date of this Prospectus, $500 million aggregate principal amount at maturity of Senior Discount Notes is outstanding.

  Holders of Senior Discount Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Senior Discount Notes which are not tendered for, or are tendered but not accepted in connection with, the Exchange Offer will remain outstanding. See "Risk Factors--Consequences of a Failure to Exchange Senior Discount Notes."

  If any tendered Senior Discount Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Senior Discount Notes will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

  Holders who tender Senior Discount Notes in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Senior Discount Notes in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

  THE BOARD OF DIRECTORS OF THE COMPANY MAKES NO RECOMMENDATION TO HOLDERS OF SENIOR DISCOUNT NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR SENIOR DISCOUNT NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF SENIOR DISCOUNT NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF SENIOR DISCOUNT NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS, AMENDMENTS

  The term "Expiration Date" means 5:00 p.m., New York City time, on      ,
1997 unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

  The Company expressly reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Senior Discount Notes for exchange, (ii) to terminate the Exchange Offer (whether or not any Senior Discount Notes have theretofore been accepted for exchange) if the Company determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" has occurred or exists or has not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Senior Discount Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Senior Discount Notes to withdraw their tendered Senior Discount Notes as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, or if the Company waives a material condition of the Exchange Offer, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Senior Discount Notes, and the Company will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

  Any such delay in acceptance, termination, extension or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent (any such oral notice to be promptly confirmed in writing) and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement, and subject to applicable laws, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE NOTES

  Upon the terms and subject to the conditions of the Exchange Offer, the Company will exchange, and will issue to the Exchange Agent, Exchange Notes for Senior Discount Notes validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal Rights") promptly after the Expiration Date.

  In all cases, delivery of Exchange Notes in exchange for Senior Discount Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Senior Discount Notes or a book-entry confirmation of a book-entry transfer of Senior Discount Notes into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Notes might not be made to all tendering holders at the same time, and will depend upon when Senior Discount Notes, book-entry confirmations with respect to Senior Discount Notes and other required documents are received by the Exchange Agent.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Senior Discount Notes into the Exchange Agent's account at DTC.

  Subject to the terms and conditions of the Exchange Offer, the Company will be deemed to have accepted for exchange, and thereby exchanged, Senior Discount Notes validly tendered and not withdrawn as, if and when the Company gives oral or written notice to the Exchange Agent (any such oral notice to be promptly confirmed in writing) of the Company's acceptance of such Senior Discount Notes for exchange pursuant to the Exchange Offer. The Company's acceptance for exchange of Senior Discount Notes tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions of the Exchange Offer. The Exchange Agent will act as agent for the Company for the purpose of receiving tenders of Senior Discount Notes, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Senior Discount Notes, Letters of Transmittal and related documents and transmitting Exchange Notes to holders who validly tendered Senior Discount Notes. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever the acceptance for exchange or the exchange of any Senior Discount Notes tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's acceptance for exchange of Senior Discount Notes), or the Company extends the Exchange Offer or is unable to accept for exchange or exchange Senior Discount Notes tendered pursuant to the Exchange Offer, then, without prejudice to the Company's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Senior Discount Notes and such Senior Discount Notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

PROCEDURES FOR TENDERING SENIOR DISCOUNT NOTES

  VALID TENDER. Except as set forth below, in order for Senior Discount Notes to be validly tendered pursuant to the Exchange Offer, either (i) (a) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at the address set forth under "--Exchange Agent" prior to the Expiration Date and (b) tendered Senior Discount Notes must be received by the Exchange Agent, or such Senior Discount Notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case prior to the Expiration Date, or (ii) the guaranteed delivery procedures set forth below must be complied with.

  If less than all of the Senior Discount Notes are tendered, a tendering holder should fill in the amount of Senior Discount Notes being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Senior Discount Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

  If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

  Any beneficial owner of Senior Discount Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

  THE METHOD OF DELIVERY OF SENIOR DISCOUNT NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY AND PROPER INSURANCE SHOULD BE OBTAINED. NO LETTER OF TRANSMITTAL OR SENIOR DISCOUNT NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

  BOOK-ENTRY TRANSFER. The Exchange Agent will make a request to establish an account with respect to the Senior Discount Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Senior Discount Notes by causing DTC to transfer such Senior Discount Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Senior Discount Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

  DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE
AGENT.

  SIGNATURE GUARANTEES. Certificates for Senior Discount Notes need not be endorsed and signature guarantees on a Letter of Transmittal or a notice of withdrawal, as the case may be, are unnecessary unless (a) a certificate for Senior Discount Notes is registered in a name other than that of the person surrendering the certificate or (b) a registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Senior Discount Notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein) (i) a bank, (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency, or (v) a savings association that is a participant in a Securities Transfer Association (each an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

  GUARANTEED DELIVERY. If a holder desires to tender Senior Discount Notes pursuant to the Exchange Offer and the certificates for such Senior Discount Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Senior Discount Notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

    (i) such tenders are made by or through an Eligible Institution;

    (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, setting forth the name and address of the holder of Senior Discount Notes and the amount of Senior Discount Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Senior Discount Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent. The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and

    (iii) the certificates (or book-entry confirmation) representing all tendered Senior Discount Notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

  DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Senior Discount Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by it not to be in proper form or the acceptance for exchange of which may, in the view of counsel to the Company, be unlawful. The Company also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any defect or irregularity in any tender of Senior Discount Notes of any particular holder whether or not similar defects or irregularities are waived in the case of other holders.

  The Company's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding on all parties. No tender of Senior Discount Notes will be deemed to have been validly made until all defects or irregularities with respect to such tender have been cured or waived. Neither the Company, any affiliates of the Company, the Exchange Agent or any other person shall be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

RESALES OF EXCHANGE NOTES

  Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that holders of Senior Discount Notes (other than any holder that is (i) a broker-dealer that acquired Senior Discount Notes as a result of market-making activities or other trading activities, or (ii) a broker-dealer that acquired Senior Discount Notes directly from the Company for resale pursuant to Rule 144A or another available exemption under the Securities Act) who exchange their Senior Discount Notes for Exchange Notes pursuant to the Exchange Offer may offer for resale, resell and otherwise transfer such Exchange Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business, such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and such holders are not "affiliates" of the Company (within the meaning of Rule 405 of the Securities Act). However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Each broker-dealer that receives Exchange Notes for its own account in exchange for Senior Discount Notes, where such Senior Discount Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

WITHDRAWAL RIGHTS

  Except as otherwise provided herein, tenders of Senior Discount Notes may be withdrawn at any time prior to the Expiration Date.

  In order for a withdrawal to be effective, a written, telegraphic or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "--Exchange Agent" prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Senior Discount Notes to be withdrawn, the aggregate principal amount of Senior Discount Notes to be withdrawn, and (if certificates for such Senior Discount Notes have been tendered) the name of the registered holder of the Senior Discount Notes as set forth on the Senior Discount Notes, if different from that of the person who tendered such Senior Discount Notes. If certificates for Senior Discount Notes have been delivered or otherwise identified to the Exchange Agent, the notice of withdrawal must specify the serial numbers on the particular certificates for the Senior Discount Notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Senior Discount Notes tendered for the account of an Eligible Institution. If Senior Discount Notes have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Senior Discount Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Senior Discount Notes and must otherwise comply with the procedures of DTC. Withdrawals of tenders of Senior Discount Notes may not be rescinded. Senior Discount Notes properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Senior Discount Notes."

  All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties. Neither the Company, any affiliates of the Company, the Exchange Agent or any other person shall be under any duty to give any notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Senior Discount Notes which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

INTEREST ON THE EXCHANGE NOTES

  The Senior Discount Notes and the Exchange Notes will accrete from March 4, 1997 at a rate of 10 1/2% per annum, compounded semi-annually, to an aggregate principal amount of $500 million by March 1, 2002. Interest will not accrue on the Exchange Notes prior to March 1, 2002. Thereafter, interest on the Exchange Notes will accrue at the rate of 10 1/2% per annum and will be payable in cash semi-annually on March 1 and September 1, commencing September 1, 2002.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange, any Senior Discount Notes for any Exchange Notes and will not be required to issue Exchange Notes in exchange for any Senior Discount Notes, and as described below may, at any time and from time to time, terminate or amend the Exchange Offer (whether or not any Senior Discount Notes have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied prior to the Expiration Date:

    (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Notes issued pursuant to the Exchange Offer in exchange for Senior Discount Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than (i) broker-dealers that acquired Senior Discount Notes as a result of market-making activities or other trading activities or (ii) broker-dealers that acquired Senior Discount Notes directly from the Company for resale pursuant to Rule 144A or another available exemption under the Securities
  Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business, such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and such holders are not "affiliates" of the Company (within the meaning of Rule 405 under the Securities Act);

    (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer;

    (c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer;

    (d) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Company, threatened for that purpose;

    (e) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

    (f) any change, or any development involving a prospective change, in the business or financial affairs of the Company has occurred which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer.

  If the Company determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied at any time prior to the Expiration Date, the Company may, subject to applicable law, terminate the Exchange Offer (whether or not any Senior Discount Notes have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Senior Discount Notes, and the Company will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

  United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

     By Mail
     United States Trust Company of New York
     P.O. Box 843
     Cooper Station
     New York, New York 10276
     Attention: Corporate Trust Services

     By Hand before 4:30 p.m.
     United States Trust Company of New York
     111 Broadway
     New York, New York 10006
     Attention: Lower Level Corporate Trust Window

     By Overnight Courier and By Hand after 4:30 p.m.
     United States Trust Company of New York
     770 Broadway, 13th Floor
     New York, New York 10003

     By Facsimile
     (212) 420-6152
     Attention: Customer Service
     Confirm by telephone: (800) 548-6565

  DELIVERY TO OTHER THAN THE ABOVE ADDRESSES OR FACSIMILE NUMBER WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail. Additional solicitation may be made personally or by telephone or other means by officers, directors or employees of the Company.

  The Company has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Senior Discount Notes, and in handling or tendering for their customers.

  Holders who tender their Senior Discount Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that if Exchange Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Senior Discount Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Senior Discount Notes in connection with the Exchange Offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such transfer tax or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer tax will be billed directly to such tendering holder.

                                USE OF PROCEEDS

  The Exchange Offer is intended to satisfy certain obligations of the Company under the Registration Agreement. The Company will not receive any proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive, in exchange, an equal number of Senior Discount Notes in like principal amount. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Senior Discount Notes, except as otherwise described herein under "The Exchange Offer--Terms of the Exchange Offer." The Senior Discount Notes surrendered in exchange for Exchange Notes will be retired and cancelled and cannot be reissued.

                              CAPITALIZATION

  The following table sets forth, as of March 31, 1997, the actual capitalization of the Company, as adjusted for the consummation of the CCI Transaction and the application of the net proceeds to the Company from the Senior Note Offering. This table should be read in conjunction with the Selected Consolidated Financial Data, the Consolidated Financial Statements of the Company, the notes thereto and the other financial data included elsewhere in this Prospectus.

                                                             MARCH 31, 1997
                                                          ---------------------
                                                           ACTUAL   AS ADJUSTED
                                                          --------  -----------
                                                              (UNAUDITED)
                                                             (IN THOUSANDS)
Short-term debt.......................................... $  7,550  $   13,355
                                                          --------  ----------
Long-term debt...........................................  304,304     590,129
                                                          --------  ----------
Stockholders' equity:
  Preferred Stock, $.01 par value, 2,000,000 shares
   authorized; none outstanding..........................      --          --
  Preferred Stock, Class A, $5.50 par value, 1,150,000
   shares authorized; none outstanding(1)................      --          --
  Class A Common Stock, $.01 par value, 75,000,000 shares
   authorized; 36,919,930 shares issued and
   outstanding(2)(4).....................................      369         454
  Class B Common Stock, convertible, $.01 par value,
   22,000,000 shares authorized; 15,625,929 shares issued
   and outstanding(3)....................................      156         156
  Additional paid-in capital(4)..........................  454,882     662,768
  Accumulated deficit....................................  (61,180)    (61,180)
                                                          --------  ----------
    Total stockholders' equity...........................  394,227     602,198
                                                          --------  ----------
    Total capitalization................................. $706,081  $1,205,682
                                                          ========  ==========

--------

(1) On May 29, 1997, the Company's stockholders approved the cancellation of the Class A Preferred Stock, $5.50 par value per share.

(2) On May 29, 1997, the Company's stockholders approved an increase in the authorized shares of Class A Common Stock to 250,000,000 shares.

(3) The Class B Common Stock, $.01 par value per share (the "Class B Common Stock"), is convertible on a one-for-one basis at any time at the option of the holder into Class A Common Stock. As of June 13, 1997, all of the outstanding shares of Class B Common Stock had been converted into shares of Class A Common Stock.

(4) Reflects the issuance of 8,488,613 shares of Class A Common Stock valued at $24.50 per share, the closing price of the Class A Common Stock on The Nasdaq National Market on June 13, 1997, the last business day before the date the Merger Agreement was executed.

                     SELECTED CONSOLIDATED FINANCIAL DATA
                     (in thousands except per share data)

  The following table sets forth selected consolidated financial data and should be read in conjunction with and is qualified by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements of the Company, the notes thereto and the other financial data contained elsewhere in this Prospectus. All of the financial data as of and for each of the years ended December 31, 1992, 1993, 1994, 1995 and 1996 have been derived from Consolidated Financial Statements of the Company that have been audited by McGladrey & Pullen, LLP, independent auditors. The information as of and for the three month periods ended March 31, 1996 and 1997 is unaudited, but in the opinion of the Company reflects all adjustments necessary for the fair presentation of the Company's financial position and results of operations for such periods, and may not be indicative of the results of operations for a full year.

  The unaudited pro forma information reflects the acquisitions by the Company of Ruffalo, Cody and McLeodUSA Publishing on July 15, 1996 and September 20, 1996, respectively, using the purchase method of accounting, and also reflects the issuance of the Senior Discount Notes on March 4, 1997, the consummation of the CCI Transaction and the issuance of the Senior Notes, assuming, for purposes of the pro forma statement of operations data, that such transactions were consummated at the beginning of the periods presented. The unaudited pro forma information should be read in conjunction with the Financial Statements of Ruffalo, Cody, McLeodUSA Publishing and CCI and the notes thereto included elsewhere in this Prospectus. The financial and operating data presented below are derived from the records of the Company, Ruffalo, Cody, McLeodUSA Publishing and CCI.

                                                                                                THREE MONTHS
                                         YEAR ENDED DECEMBER 31,                               ENDED MARCH 31,
                        ------------------------------------------------------------ -----------------------------------
                                                                          PRO FORMA                           PRO FORMA
                         1992    1993      1994    1995(1)(2) 1996(1)(3) 1996 (4)(5)    1996       1997(6)   1997(4)(7)
                         ----    ----      ----    ---------- ---------- ----------- ----------- ----------- -----------
                                                                         (UNAUDITED) (UNAUDITED) (UNAUDITED) (UNAUDITED)
OPERATIONS STATEMENT
 DATA:
 Revenue............... $  250  $ 1,550  $  8,014   $ 28,998   $ 81,323   $379,598     $12,488    $ 35,747    $ 99,148
                        ------  -------  --------   --------   --------   --------     -------    --------    --------
 Operating expenses:
  Cost of service......    262    1,528     6,212     19,667     52,624    195,586       9,250      21,200      53,481
  Selling, general and
   administrative......    219    2,390    12,373     18,054     46,044    147,130       6,345      23,985      44,091
  Depreciation and
   amortization........      6      235       772      1,835      8,485     43,913         969       4,122      12,356
  Other................    --       --        --         --       2,380      4,968         --        1,608       1,608
                        ------  -------  --------   --------   --------   --------     -------    --------    --------
  Total operating
   expenses............    487    4,153    19,357     39,556    109,533    391,597      16,564      50,915     111,536
                        ------  -------  --------   --------   --------   --------     -------    --------    --------
 Operating loss........   (237)  (2,603)  (11,343)   (10,558)   (28,210)   (11,999)     (4,076)    (15,168)    (12,388)
 Interest income
  (expense), net.......    --       163       (73)      (771)     5,369    (26,674)       (264)      1,806      (5,437)
 Other non-operating
  income...............    --       --        --         --         495      2,946         --            7         377
 Income taxes..........    --       --        --         --         --         --          --          --          --
                        ------  -------  --------   --------   --------   --------     -------    --------    --------
 Net loss.............. $ (237) $(2,440) $(11,416)  $(11,329)  $(22,346)  $(35,727)    $(4,340)   $(13,355)   $(17,448)
                        ======  =======  ========   ========   ========   ========     =======    ========    ========
 Loss per common and
  common equivalent
  share................ $ (.02) $  (.08) $   (.31)  $   (.31)  $   (.52)  $   (.69)    $  (.12)   $   (.26)   $   (.29)
                        ======  =======  ========   ========   ========   ========     =======    ========    ========
 Weighted average
  common and common
  equivalent shares
  outstanding.......... 14,925   29,665    36,370     37,055     43,019     51,702      37,055      52,327      60,816
                        ======  =======  ========   ========   ========   ========     =======    ========    ========
 Ratio of earnings to
  fixed charges(8).....    --       --        --         --         --         --          --          --          --
                        ======  =======  ========   ========   ========   ========     =======    ========    ========

                                        DECEMBER 31,                    MARCH 31, 1997(11)
                         -------------------------------------------- -----------------------
                                                                                      PRO
                         1992    1993   1994   1995(1)(9) 1996(1)(10)  ACTUAL(6)   FORMA(11)
                         -----  ------ ------- ---------- ----------- ----------- -----------
                                                                      (UNAUDITED) (UNAUDITED)
BALANCE SHEET DATA:
  Current assets........ $ 544  $7,077 $ 4,862  $ 8,507    $224,401    $481,940   $  645,221
  Working capital
   (deficit)............ $(440) $5,962 $ 1,659  $(1,208)   $185,968    $409,874   $  501,181
  Property and
   equipment, net....... $ 135  $1,958 $ 4,716  $16,119    $ 92,123    $115,512   $  260,895
  Total assets.......... $ 694  $9,051 $10,687  $28,986    $452,994    $779,654   $1,370,149
  Long-term debt........   --      --  $ 3,500  $ 3,600    $  2,573    $304,304   $  590,129
  Stockholders' equity
   (deficit)............ $(290) $7,936 $ 3,291  $14,958    $403,429    $394,227   $  602,198

                                                                                                THREE MONTHS
                                         YEAR ENDED DECEMBER 31,                               ENDED MARCH 31,
                         ----------------------------------------------------------- -----------------------------------
                                                                          PRO FORMA                           PRO FORMA
                         1992    1993      1994    1995(1)(2) 1996(1)(3) 1996(4)(5)     1996       1997(6)   1997(4)(7)
                         ----    ----      ----    ---------- ---------- ----------- ----------- ----------- -----------
                                                                         (UNAUDITED) (UNAUDITED) (UNAUDITED) (UNAUDITED)
OTHER FINANCIAL DATA:
 Capital expenditures,
  including business ac-
  quisitions............ $ 138  $ 2,052  $  3,393   $14,697    $173,782   $231,388     $ 4,389     $41,797     $47,224
 EBITDA(12)............. $(231) $(2,368) $(10,571)  $(8,723)   $(17,345)  $ 36,882     $(3,107)    $(9,438)    $ 1,576

-------
 (1) The acquisitions of MWR, Ruffalo, Cody and McLeodUSA Publishing in April 1995, July 1996 and September 1996, respectively, affect the comparability of the historical data presented to the historical data for prior periods shown.
 (2) Includes operations of MWR from April 29, 1995 to December 31, 1995.
 (3) Includes operations of Ruffalo, Cody from July 16, 1996 to December 31, 1996 and operations of McLeodUSA Publishing from September 21, 1996 to December 31, 1996.

 (4) The acquisitions of Ruffalo, Cody and McLeodUSA Publishing in July 1996 and September 1996, respectively, the issuance of the Senior Discount Notes in March 1997, the issuance of the Senior Notes in July 1997 and the assumed consummation of the CCI Transaction affect the comparability of the pro forma data presented to the data for prior periods shown.

 (5) Includes operations of Ruffalo, Cody, McLeodUSA Publishing and CCI from January 1, 1996 to December 31, 1996 and certain adjustments attributable to the acquisitions of Ruffalo, Cody and McLeodUSA Publishing by the Company and to the assumed consummation of the CCI Transaction. Also reflects certain adjustments attributable to the issuance of the Senior Discount Notes and the Senior Notes computed as if the Senior Discount Notes and the Senior Notes had been issued on January 1, 1996.

 (6) Reflects the issuance of the Senior Discount Notes on March 4, 1997.

 (7) Reflects certain adjustments attributable to the issuance of the Senior Discount Notes and the Senior Notes computed as if the Senior Discount Notes and the Senior Notes had been issued on January 1, 1997. Also reflects certain adjustments attributable to the CCI Transaction as if it had been consummated on January 1, 1997.

 (8) For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of net loss before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all debt (including capitalized interest), amortization of debt discount and deferred loan costs and the portion of rental expense that is representative of the interest component of rental expense (deemed to be one-third of rental expense which management believes is a reasonable approximation of the interest component). For each of the years ended December 31, 1992, 1993, 1994, 1995 and 1996, earnings were insufficient to cover fixed charges by $237,000, $2.4 million, $11.4 million, $11.4 million and $22.6 million, respectively. For the three months ended March 31, 1996 and 1997, earnings were insufficient to cover fixed charges by $4.4 million and $13.6 million, respectively. On a pro forma basis computed as if the acquisitions by the Company of Ruffalo, Cody and McLeodUSA Publishing, the issuance of the Senior Discount Notes, the CCI Transaction and the Senior Note Offering were consummated at the beginning of the periods presented, earnings would not have been sufficient to cover fixed charges by $34.9 million and $17.7 million for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively.
 (9) Includes MWR, which was acquired by the Company on April 28, 1995.
(10) Includes Ruffalo, Cody and McLeodUSA Publishing, which were acquired by the Company on July 15, 1996 and September 20, 1996, respectively.

(11) Includes CCI, which the Company agreed to acquire pursuant to the Merger Agreement on June 14, 1997, and reflects the Senior Note Offering as if it had been consummated on March 31, 1997.

(12) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. The Company has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                         PRO FORMA FINANCIAL DATA

  The following unaudited pro forma financial information has been prepared to give effect to (i) the acquisitions of Ruffalo, Cody and McLeodUSA Publishing by the Company in July 1996 and September 1996, respectively (the "Acquisitions"), (ii) the issuance of the Senior Discount Notes, (iii) the CCI Transaction and (iv) the issuance of the Senior Notes. The Unaudited Pro Forma Condensed Consolidated Balance Sheets assume that the CCI Transaction was consummated on March 31, 1997. The Unaudited Pro Forma Condensed Consolidated Statements of Operations reflect the Acquisitions and the CCI Transaction using the purchase method of accounting, and assume that the Acquisitions, the issuance of the Senior Discount Notes, the CCI Transaction and the issuance of the Senior Notes were consummated at the beginning of the periods presented. The unaudited pro forma financial information is derived from and should be read in conjunction with the Consolidated Financial Statements of the Company, Ruffalo, Cody, McLeodUSA Publishing and CCI and the related notes thereto included elsewhere in this Prospectus. The pro forma adjustments are based upon available information and certain assumptions that management believes to be reasonable.

  The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the Acquisitions and the CCI Transaction been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

                 MCLEODUSA INCORPORATED AND SUBSIDIARIES

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

                              (IN THOUSANDS)

                           AS OF MARCH 31, 1997

                                                                                              ADJUSTMENTS      PRO FORMA
                         MCLEODUSA      CONSOLIDATED      ADJUSTMENTS FOR    PRO FORMA FOR  FOR SENIOR NOTE FOR SENIOR NOTE
                        INCORPORATED COMMUNICATIONS INC. CCI TRANSACTION(1) CCI TRANSACTION    OFFERING        OFFERING
                        ------------ ------------------- ------------------ --------------- --------------- ---------------
ASSETS
 Current Assets:
 Cash and cash
  equivalents..........   $366,999        $  2,945           $(155,000)       $  214,944       $218,012       $  432,956
 Other current
  assets...............    114,941          97,324                               212,265            --           212,265
                          --------        --------           ---------        ----------       --------       ----------
   Total Current
    Assets.............    481,940         100,269            (155,000)          427,209        218,012          645,221
 Property and
  Equipment, net.......    115,512         145,383                               260,895            --           260,895
 Intangible assets.....     99,898          22,536             216,033           338,467            --           338,467
 Other assets..........     82,304          36,274                               118,578          6,988          125,566
                          --------        --------           ---------        ----------       --------       ----------
   Total Assets........   $779,654        $304,462           $  61,033        $1,145,149       $225,000       $1,370,149
                          ========        ========           =========        ==========       ========       ==========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
 Current Liabilities...   $ 72,066        $ 71,974                            $  144,040       $    --        $  144,040
 Long-term debt, less
  current maturities...    304,304          60,825                               365,129        225,000          590,129
 Other long-term
  liabilities..........      9,057          40,936             (16,211)           33,782            --            33,782
                          --------        --------           ---------        ----------       --------       ----------
   Total Liabilities...    385,427         173,735             (16,211)          542,951        225,000          767,951
                          --------        --------           ---------        ----------       --------       ----------
 Stockholders' Equity:
 Preferred stock.......        --           20,169             (20,169)              --             --               --
 Common stock..........        525           7,796                  85               610            --               610
                                                                (7,796)
 Additional paid-in
  capital..............    454,882             --              207,886           662,768            --           662,768
 Retained earnings
  (deficit)............    (61,180)         98,574             (98,574)          (61,180)           --           (61,180)
 Unrealized gains on
  investments..........        --            4,188              (4,188)              --             --               --
                          --------        --------           ---------        ----------       --------       ----------
   Total Stockholders'
    Equity.............    394,227         130,727              77,244           602,198            --           602,198
                          --------        --------           ---------        ----------       --------       ----------
   Total Liabilities
    and Stockholders'
    Equity.............   $779,654        $304,462           $  61,033        $1,145,149       $225,000       $1,370,149
                          ========        ========           =========        ==========       ========       ==========

-------

(1) Reflects the preliminary allocation of the net purchase price for the CCI Transaction to assets to be acquired, including intangible assets, and records the issuance of 8,488,613 shares of Class A Common Stock valued at $24.50 per share, the closing price of the Class A Common Stock on The Nasdaq National Market on June 13, 1997, the last business day before the date the Merger Agreement was signed. For purposes of allocating the net purchase price among the various assets to be acquired, the Company has tentatively considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of the net purchase price being attributed to intangible assets. The Company intends to more fully evaluate the assets acquired following consummation of the CCI Transaction and, as a result, the allocation of the net purchase price among the tangible and intangible assets acquired may change. The adjustments include the elimination of the CCI equity components, including preferred stock, common stock and unrealized gains on investments and also include the elimination of the Company's valuation allowance on its deferred tax assets due to the excess of CCI's deferred tax liabilities over the Company's net deferred tax assets.

                    MCLEODUSA INCORPORATED AND SUBSIDIARIES
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (IN THOUSANDS EXCEPT PER SHARE INFORMATION)

                                                                                        YEAR ENDED DECEMBER 31, 1996
                    -----------------------------------------------------------------------------------------------------------
                                                                                               ADJUSTMENTS        PRO FORMA
                                    RUFFALO, CODY   MCLEODUSA    ADJUSTMENTS     PRO FORMA         FOR               FOR
                       MCLEODUSA    & ASSOCIATES,     MEDIA          FOR            FOR      SENIOR DISCOUNT   SENIOR DISCOUNT
                    INCORPORATED(1)    INC.(2)    GROUP, INC.(3) ACQUISITIONS   ACQUISITIONS      NOTES             NOTES
                    --------------- ------------- -------------- ------------   ------------ ---------------   ---------------
OPERATIONS
STATEMENT DATA:
 Revenue..........     $ 81,323        $8,891(5)     $38,410       $   --         $128,624      $    --           $128,624
                       --------        ------        -------       -------       ---------      --------          --------
 Operating
 expenses:
 Cost of service..       52,624         4,529         14,481           --           71,634           --             71,634
 Selling, general
 and
 administrative...       46,044         3,550         17,822           --           67,416           --             67,416
 Depreciation and
 amortization.....        8,485           293          1,725         2,253(6)       12,756           --             12,756
 Other............        2,380           --             --          2,588(8)        4,968           --              4,968
                       --------        ------        -------       -------       ---------      --------          --------
  Total operating
  expenses........      109,533         8,372         34,028         4,841         156,774           --            156,774
                       --------        ------        -------       -------       ---------      --------          --------
 Operating income
 (loss)...........      (28,210)          519          4,382        (4,841)        (28,150)          --            (28,150)
 Interest income
 (expense), net...        5,369            (6)        (1,119)        1,011(9)        5,255       (17,497)(10)      (12,242)
 Other non-
 operating income
 (expense)........          495           --            (489)          --                6           --                  6
 Income taxes.....          --           (182)        (1,120)        1,302(12)         --            --                --
                       --------        ------        -------       -------       ---------      --------          --------
 Net income
 (loss)...........     $(22,346)       $  331        $ 1,654       $(2,528)      $ (22,889)     $(17,497)         $(40,386)
                       ========        ======        =======       =======       =========      ========          ========
 Loss per common
 and common
 equivalent
 share............       $(0.52)                                                 $   (0.53)                       $  (0.93)
                       ========                                                  =========                        ========
 Weighted average
 common and common
 equivalent shares
 outstanding......       43,019                                                     43,214                          43,214
                       ========                                                  =========                        ========
OTHER FINANCIAL
DATA:
 EBITDA(13).......     $(17,345)       $  812        $ 6,107       $   --        $ (10,426)     $    --           $(10,426)

                    -------------------------------------------------------------------
                                                             ADJUSTMENTS     PRO FORMA
                     CONSOLIDATED  ADJUSTMENTS    PRO FORMA  FOR SENIOR      FOR SENIOR
                    COMMUNICATIONS   FOR CCI       FOR CCI      NOTE            NOTE
                       INC.(4)     TRANSACTION   TRANSACTION  OFFERING        OFFERING
                    -------------- -----------   ----------- -----------     ----------
OPERATIONS
STATEMENT DATA:
 Revenue..........     $250,974      $   --       $379,598    $    --         $379,598
                       --------      -------      --------    --------        --------
 Operating
 expenses:
 Cost of service..      123,952          --        195,586         --          195,586
 Selling, general
 and
 administrative...       79,714          --        147,130         --          147,130
 Depreciation and
 amortization.....       22,517        8,640(7)     43,913         --           43,913
 Other............          --           --          4,968         --            4,968
                       --------      -------      --------    --------        --------
  Total operating
  expenses........      226,183        8,640       391,597         --          391,597
                       --------      -------      --------    --------        --------
 Operating income
 (loss)...........       24,791       (8,640)      (11,999)        --          (11,999)
 Interest income
 (expense), net...       (3,779)         --        (16,021)    (10,653)(11)    (26,674)
 Other non-
 operating income
 (expense)........        2,940          --          2,946         --            2,946
 Income taxes.....       (8,862)       8,862(12)       --          --              --
                       --------      -------      --------    --------        --------
 Net income
 (loss)...........     $ 15,090      $   222      $(25,074)   $(10,653)       $(35,727)
                       ========      =======      ========    ========        ========
 Loss per common
 and common
 equivalent
 share............                                $  (0.49)                   $  (0.69)
                                                  ========                    ========
 Weighted average
 common and common
 equivalent shares
 outstanding......                                  51,702                      51,702
                                                  ========                    ========
OTHER FINANCIAL
DATA:
 EBITDA(13).......     $ 47,308      $   --       $ 36,882                    $ 36,882


                                                    THREE MONTHS ENDED MARCH 31, 1997
                    -----------------------------------------------------------------------------------------------------------
                                 ADJUSTMENTS    PRO FORMA                                              ADJUSTMENTS    PRO FORMA
                                     FOR           FOR                      ADJUSTMENTS     PRO FORMA      FOR           FOR
                                   SENIOR        SENIOR      CONSOLIDATED       FOR            FOR       SENIOR        SENIOR
                     MCLEODUSA    DISCOUNT      DISCOUNT       COMMUNI-         CCI            CCI        NOTE          NOTE
                    INCORPORATED    NOTES         NOTES    CATIONS INC.(14) TRANSACTION    TRANSACTION  OFFERING      OFFERING
                    ------------ -----------    ---------  ---------------- -----------    ----------- -----------    ---------
OPERATIONS
 STATEMENT DATA:
 Revenue..........    $ 35,747     $   --       $ 35,747       $63,401                      $ 99,148     $   --       $ 99,148
                      --------     -------      --------       -------                      --------     -------      --------
 Operating
  expenses:
 Cost of service..      21,200         --         21,200        32,281                        53,481         --         53,481
 Selling, general
  and
  administrative..      23,985         --         23,985        20,106                        44,091         --         44,091
 Depreciation and
  amortization....       4,122         --          4,122         6,074         2,160 (7)      12,356         --         12,356
 Other............       1,608         --          1,608           --                          1,608         --          1,608
                      --------     -------      --------       -------        ------        --------     -------      --------
  Total operating
   expenses.......      50,915         --         50,915        58,461         2,160         111,536         --        111,536
                      --------     -------      --------       -------        ------        --------     -------      --------
 Operating income
  (loss)..........     (15,168)        --        (15,168)        4,940        (2,160)        (12,388)        --        (12,388)
 Interest income
  (expense), net..       1,806      (3,954)(10)   (2,148)         (626)                       (2,774)     (2,663)(11)   (5,437)
 Other non-
  operating
  income..........           7         --              7           370                           377         --            377
 Income taxes.....         --          --            --         (1,835)        1,835 (12)        --          --            --
                      --------     -------      --------       -------        ------        --------     -------      --------
 Net income
  (loss)..........    $(13,355)    $(3,954)     $(17,309)      $ 2,849        $ (325)       $(14,785)    $(2,663)     $(17,448)
                      ========     =======      ========       =======        ======        ========     =======      ========
 Loss per common
  and common
  equivalent share
  ................    $ (0.26)                  $  (0.33)                                   $  (0.24)                 $  (0.29)
                      ========                  ========                                    ========                  ========
 Weighted average
  common and
  common
  equivalent
  shares
  outstanding.....      52,327                    52,327                                      60,816                    60,816
                      ========                  ========                                    ========                  ========
OTHER FINANCIAL
 DATA:
 EBITDA(13).......    $ (9,438)    $   --       $ (9,438)      $11,014        $  --         $  1,576                  $  1,576

-------
 (1) Includes operations of Ruffalo, Cody from July 16, 1996 to December 31, 1996 and operations of McLeodUSA Publishing from September 21, 1996 to December 31, 1996.
 (2) Includes operations of Ruffalo, Cody from January 1, 1996 to July 15,
     1996.
 (3) Includes operations of McLeodUSA Publishing from January 1, 1996 to September 20, 1996.

 (4) Includes operations of CCI from January 1, 1996 to December 31, 1996.

 (5) Includes revenue from a material agreement with a major long distance carrier to provide telemarketing services. Over 40% of Ruffalo, Cody's revenues in 1996 were derived from this agreement. The major long distance carrier terminated this agreement, effective December 31, 1996.

 (6) To adjust depreciation and amortization to include amortization of intangibles acquired in the Company's acquisitions of Ruffalo, Cody and McLeodUSA Publishing. Intangibles acquired in these acquisitions are being amortized over periods ranging from 5 years to 25 years.

 (7) To adjust depreciation and amortization to include amortization of intangibles to be acquired in the CCI Transaction. It is estimated that intangibles to be acquired in the CCI Transaction will be amortized over periods ranging from 5 to 30 years.

 (8) To recognize the costs associated with the directories in progress at the time of the Company's acquisition of McLeodUSA Publishing.

 (9) To eliminate the interest expense recorded on McLeodUSA Publishing convertible debentures that were converted to shares of McLeodUSA Publishing common stock immediately prior to the acquisition of McLeodUSA Publishing by the Company.

(10) To record the interest expense on the Senior Discount Notes at 10 1/2% compounded semi-annually, reduced by an estimated annual yield of 5% on the net proceeds from the issuance of the Senior Discount Notes and estimated additional interest capitalization of $1,280,000 and $537,000 for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively.

(11) To record the interest expense on the Senior Notes at 9 1/4% reduced by an estimated annual yield of approximately 5% on the proceeds for the issuance of the Senior Notes.

(12) Net income (loss) includes pro forma adjustments for income taxes due to the availability of net operating loss carryforwards and a valuation allowance.

(13) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. The Company has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

(14) Includes operations of CCI from January 1, 1997 to March 31, 1997.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion and analysis should be read in conjunction with the Company's Consolidated Financial Statements and the notes thereto and the other financial data appearing elsewhere in this Prospectus.

OVERVIEW

  The Company has historically derived its telecommunications revenue from (i) the sale of local and long distance telecommunications services to end users,
(ii) telecommunications network maintenance services and (iii) special access and private line services. The Company also derives revenue from the sale of advertising space in telephone directories as a result of its acquisition of McLeodUSA Publishing in September 1996, and from ancillary services as a result of its acquisitions of Ruffalo, Cody and Digital Communications of Iowa, Inc. ("Digital Communications") in July 1996 and January 1997, respectively. The Company began deriving revenue from direct marketing and telemarketing services on July 15, 1996, the date the Company acquired Ruffalo, Cody. The Company began deriving revenue from the sale of advertising space in telephone directories published by McLeodUSA Publishing on September 20, 1996, the date the Company acquired McLeodUSA Publishing. The Company began deriving revenue from the sale, installation and service of business telephone systems on January 30, 1997, the date the Company acquired Digital Communications. See "--Liquidity and Capital Resources" and "Business--Recent Transactions." The table set forth below summarizes the Company's percentage of revenues from these sources:

                                            YEAR ENDED       THREE MONTHS
                                           DECEMBER 31,     ENDED MARCH 31,
                                          ----------------  ---------------
                                          1994  1995  1996   1996      1997
                                          ----  ----  ----  -------   -------
Local and long distance
 telecommunications services.............  58%   74%   51%       67%       42%
Telecommunications network maintenance
 services................................  42    17     7        11         4
Special access and private line
 services................................ --      9    13        22         7
Telephone directory advertising.......... --    --     19       --         40
Ancillary services....................... --    --     10       --          7
                                          ---   ---   ---   -------   -------
                                          100%  100%  100%      100%      100%
                                          ===   ===   ===   =======   =======

  The Company began offering "bundled" local and long distance services to business customers in January 1994. At the end of 1995, the Company began providing, on a test basis, long distance services to residential customers. In June 1996, the Company began marketing and providing to residential customers in Cedar Rapids, Iowa and Iowa City, Iowa an integrated package of telecommunications services, marketed under the name PrimeLine(R), that includes local and long distance service, voice mail, paging, Internet access and travel card services. The Company has expanded its PrimeLine(R) service to 13 additional cities and towns in Iowa and ten cities and towns in Illinois in 1997. The Company plans to continue its efforts to market and provide local, long distance and other telecommunications services to business customers and plans to accelerate its efforts to market its PrimeLine(R) service to residential customers. The Company believes its efforts to market its integrated telecommunications services has been enhanced by its July 1996 acquisition of Ruffalo, Cody, which specializes in direct marketing and telemarketing services, including telecommunications sales, and its September 1996 acquisition of McLeodUSA Publishing, which publishes and distributes "white page" and "yellow page" telephone directories in nineteen states in the midwestern and Rocky Mountain regions of the United States, including most of the Company's target markets.

  Because its revenue from network maintenance is derived almost exclusively from the Iowa Communications Network Maintenance Contract and such revenue is expected to increase more slowly than the Company's other types of revenue, the Company expects that revenue derived from network maintenance services will continue to constitute a decreasing percentage of the Company's revenue in the future. Special access and private line services as a percentage of the Company's total revenue increased in 1995 due to the revenue generated by MWR, which was acquired in April 1995.

  The Company's principal operating expenses consist of cost of service; selling, general and administrative expenses ("SG&A"); and depreciation and amortization. Cost of service primarily includes local services purchased from two Regional Bell Operating Companies, costs to terminate the long distance calls of the Company's customers through an interexchange carrier, costs of printing and distributing the telephone directories published by McLeodUSA Publishing, costs associated with maintaining the Iowa Communications Network and costs associated with operating the Company's network. SG&A consists of selling and marketing, customer service and corporate administrative expenses. Depreciation and amortization include depreciation of the Company's telecommunications network and equipment; amortization of goodwill, customer lists and noncompete agreements related to the Company's acquisitions; amortization expense related to the excess of estimated fair market value in aggregate of certain options over the aggregate exercise price of such options granted to certain officers, other employees and directors; and amortization of one-time installation costs associated with transferring customers' local line service from the Regional Bell Operating Companies to the Company's telemanagement service.

  As the Company expands into new markets, both cost of service and SG&A will increase. The Company expects to incur SG&A expenses prior to achieving significant revenues in new markets. Significant levels of marketing activity may be necessary in new markets in order for the Company to build a customer base large enough to generate sufficient revenue to offset such marketing expenses. In addition, SG&A may increase as a percentage of total revenue in the short term after the Company enters a new market, because many of the fixed costs of providing service in new markets are incurred before significant revenue can be expected from those markets.

  In January and February 1996, the Company granted options to purchase an aggregate of 965,166 and 688,502 shares of Class A Common Stock, respectively, at an exercise price of $2.67 per share, to certain directors, officers and other employees. The estimated fair market value of these options, in the aggregate, at the date of grant was later determined to exceed the aggregate exercise price by approximately $9.2 million. This amount is being amortized on a monthly basis over the four-year vesting period of the options.

  The Company has experienced operating losses since its inception as a result of efforts to build its customer base, develop and construct its network infrastructure, build its internal staffing, develop its systems and expand into new markets. The Company expects to continue to focus on increasing its customer base and geographic coverage. Accordingly, the Company expects that its cost of service, SG&A and capital expenditures will continue to increase significantly, all of which may have a negative impact on operating results. The Company expects to incur significant operating losses and to generate negative cash flows from operating and construction activities during the next several years while it develops its business, installs and expands its fiber optic network and develops and constructs its proposed PCS system. In addition, the Company may be forced to change its pricing policies to respond to a changing competitive environment, and there can be no assurance that the Company will be able to maintain its operating margin. See "Risk Factors-- Wireline Competition" and "Risk Factors--Regulation." There can be no assurance that growth in the Company's revenue or customer base will continue or that the Company will be able to achieve or sustain profitability or positive cash flows.

  The Company has generated net operating losses since its inception and, accordingly, has incurred no income tax expense. The Company has reduced the net deferred tax assets generated by these losses by a valuation allowance which offsets the net deferred tax asset due to the uncertainty of realizing the benefit of the tax loss carryforwards. The Company will reduce the valuation allowance when, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will be realized.

THREE MONTHS ENDED MARCH 31, 1997 COMPARED WITH THREE MONTHS ENDED MARCH 31,
1996

  Revenue increased from $12.5 million for the three months ended March 31, 1996 to $35.7 million for the three months ended March 31, 1997, representing an increase of $23.2 million or 186%. Revenue from the sale of local and long distance telecommunications services accounted for $6.5 million of this increase. In addition, revenues from Ruffalo, Cody, which was acquired in July 1996, McLeodUSA Publishing, which was acquired in September 1996, and Digital Communications, which was acquired in January 1997, contributed $2.3 million, $14.2 million and $521,000, respectively, to the increase.

  Cost of service increased from $9.3 million for the three months ended March 31, 1996, to $21.2 million for the three months ended March 31, 1997, representing an increase of $11.9 million or 129%. This increase in cost of service was due primarily to the growth in the Company's local and long distance telecommunications services and to the acquisitions of Ruffalo, Cody and McLeodUSA Publishing, which contributed $1 million and $5.4 million, respectively, to the increase. Cost of service as a percentage of revenue decreased from 74% for the three months ended March 31, 1996 to 59% for the three months ended March 31, 1997, primarily as a result of these acquisitions. The cost of providing local and long distance services as a percentage of local and long distance telecommunications revenue increased from 70% for the three months ended March 31, 1996 to 76% for the three months ended March 31, 1997, primarily as a result of increased line costs associated with the Company's accelerated expansion into new markets.

  SG&A increased from $6.3 million for the three months ended March 31, 1996 to $24 million for the three months ended March 31, 1997, an increase of $17.7 million or 277%. The acquisitions of Ruffalo, Cody and McLeodUSA Publishing contributed $963,000 and $6.6 million, respectively, to this increase. Increased costs of $10.1 million related to expansion of selling, customer support and administration activities to support the Company's growth also contributed to this increase.

  Depreciation and amortization expenses increased from $969,000 for the three months ended March 31, 1996 to $4.1 million for the three months ended March 31, 1997, representing an increase of $3.1 million or 325%. This increase consisted of $1.8 million related to the acquisitions of Ruffalo, Cody and McLeodUSA Publishing; an increase in amortization expense of $252,000 related to the excess of estimated aggregate fair market value of certain options over the aggregate exercise price of such options granted to certain officers, other employees, and directors; and $1 million due primarily to the growth of the Company's network.

  Other operating expenses during the three-month period ended March 31, 1997 represented the realization of a purchase accounting adjustment related to the capitalization of costs associated with directories in progress at the time the Company acquired McLeodUSA Publishing.

  Interest income increased from $1,000 for the three-month period ended March 31, 1996 to $4.3 million for the same period in 1997. This increase resulted from earnings on investments made with a portion of the proceeds from the Company's public offerings of Class A Common Stock in June and November 1996 and from the Offering in March 1997.

  Gross interest expense increased from $265,000 for the three months ended March 31, 1996 to $2.7 million for the three months ended March 31, 1997. This increase was primarily a result of $2.6 million of accretion of the Senior Discount Notes. Interest expense of approximately $290,000 during the three-month period ended March 31, 1997 was capitalized as part of the Company's construction of fiber optic network.

  Net loss increased from $4.3 million for the three months ended March 31, 1996 to $13.4 million for the three months ended March 31, 1997, an increase of $9.1 million. This increase resulted primarily from the expansion of the Company's central office operations, the opening of new sales offices and costs related to the acquisition of Ruffalo, Cody, McLeodUSA Publishing and Digital Communications. The development of the Company's business and the construction and expansion of its network require significant expenditures, a substantial portion of which is incurred before the realization of revenues.

YEAR ENDED 1996 COMPARED WITH YEAR ENDED 1995

  Revenue increased from $29 million for the year ended December 31, 1995 to $81.3 million for the year ended December 31, 1996, representing an increase of $52.3 million or 180%. Revenue from the sale of local and long distance telecommunications services accounted for $19.9 million of this increase. Total local and long-distance customers increased 103% from 8,776 at December 31, 1995 to 17,872 at December 31, 1996. Local lines under the Company's management increased 83% from 35,795 at December 31, 1995 to 65,367 at December 31, 1996. Average lines per customer decreased from 4.31 at December 31, 1995 to 3.95 at December 31, 1996, due to the increase in residential customers. Average monthly revenue per line decreased from $62.68 for the month ended December 31, 1995 to $59.90 for the month ended December 31, 1996, also due to the increase in residential customers.

  Included in the year ended December 31, 1996 revenue was $8.6 million of revenue from Ruffalo Cody, which was acquired on July 15, 1996, and $15.1 million in revenue from McLeodUSA Publishing, which was acquired on September 20, 1996. Excluding these acquisitions, 1996 revenue would have been $57.6 million.

  Cost of service increased from $19.7 million for the year ended December 31, 1995 to $52.6 million for the year ended December 31, 1996, an increase of $32.9 million or 168%. This increase in cost of service was due primarily to the growth in the Company's local and long distance telecommunications services and to the acquisitions of Ruffalo, Cody and McLeodUSA Publishing, which contributed $4.5 million and $6.7 million, respectively, to the increase. Cost of service as a percentage of revenue decreased from 68% to 65%, primarily as a result of the effect of these acquisitions. The cost of providing local and long-distance services as a percentage of local and long distance telecommunications revenue increased from 68% for the year ended December 31, 1995 to 70% for the year ended December 31, 1996, primarily as a result of an increased number of higher volume, price-sensitive customers and increased local line costs associated with expansion into new markets.

  SG&A increased from $18.1 million for the year ended December 31, 1995 to $46 million for the year ended December 31, 1996, an increase of $27.9 million or 155%. The acquisitions of Ruffalo Cody and McLeodUSA Publishing contributed $3.3 million and $7.3 million, respectively, to the increase. Increased costs of $17.3 million related to expansion of selling, customer support and administration activities to support the Company's growth also contributed to this increase.

  Depreciation and amortization expenses increased from $1.8 million for the year ended December 31, 1995 to $8.5 million for the year ended December 31, 1996, an increase of $6.7 million or 362%. This increase consisted of $2.1 million related to the acquisitions of Ruffalo, Cody and McLeodUSA Publishing; amortization expense of $2 million related to the excess of estimated aggregate fair market value of certain options over the aggregate exercise price of such options granted to certain officers, other employees, and directors; and $2.6 million due primarily to the growth of the Company's network in 1996.

  Other operating expense in 1996 represented the realization of a purchase accounting adjustment related to the capitalization of costs associated with directories in progress at the time the Company acquired McLeodUSA Publishing.

  The Company had net interest income of $5.4 million for the year ended December 31, 1996 compared to net interest expense of $771,000 for the year ended December 31, 1995 as a result of earnings on investments made with a portion of the proceeds of the Company's public offerings of Class A Common Stock during 1996 and decreased interest expense on reduced borrowings as a result of the Company's payment of all amounts outstanding under a bank credit facility maintained by the Company from May 1994 until June 1996 (the "Credit Facility") with a portion of the net proceeds from the Company's initial public offering of Class A Common Stock. The Company also had other non-operating income of $495,000 for the year ended December 31, 1996.

  Net loss increased from $11.3 million for the year ended December 31, 1995 to $22.3 million for the year ended December 31, 1996, an increase of $11 million. This increase resulted primarily from the expansion of the local and long distance businesses, amortization and other operating expenses related to the acquisitions of Ruffalo, Cody and McLeodUSA Publishing and amortization expense related to stock options granted to certain officers, other employees and directors. The development of the Company's business and the construction and expansion of its network require significant expenditures, a substantial portion of which is incurred before the realization of revenues.

  Operating loss before depreciation, amortization and other nonrecurring operating expenses ("EBITDA") decreased from a negative $8.7 million for the year ended December 31, 1995 to a negative $17.3 million for the year ended December 31, 1996, a decrease of $8.6 million. The change reflected the increase in the operating loss incurred in 1996 due primarily to the expansion of the Company's local, long distance and other telecommunications services and the factors described above.

YEAR ENDED 1995 COMPARED WITH YEAR ENDED 1994

  Revenue increased from $8 million in 1994 to $29 million in 1995, representing an increase of $21 million or 262%. Revenue from the increase in the sale of local and long distance telecommunications services accounted for $16.9 million of this increase. Total local and long distance customers served increased 69% from 5,137 at December 31, 1994 to 8,700 at December 31, 1995. Local lines under the Company's management increased 109% from 17,112 at December 31, 1994 to 35,795 at December 31, 1995. Average lines per customer increased from 3.33 at December 31, 1994 to 4.31 at December 31, 1995. Average monthly revenue per line increased from $58.30 for the month ended December 31, 1994 to $62.68 for the month ended December 31, 1995.

  Revenue from telecommunications network maintenance services was $4.9 million in 1995. The Company acquired MWR, a competitive access provider that offers most of the Company's special access and private line services, in April 1995 in an acquisition accounted for as a purchase. MWR represented $1.6 million of the Company's revenue in 1995.

  Cost of service increased from $6.2 million in 1994 to $19.7 million in 1995, an increase of $13.5 million or 217%. This increase in cost of service resulted primarily from costs for providing local and long distance services. Cost of service as a percentage of revenue decreased from 78% in 1994 to 68% in 1995, principally as a result of certain economies of scale.

  SG&A increased from $12.4 million in 1994 to $18.1 million in 1995, an increase of $5.7 million or 46%. This increase was due to increased compensation resulting from selling and customer support activities of $2.8 million, additional administrative personnel expense of $1.6 million and associated costs of $1.3 million required to handle the growth experienced primarily in local and long distance revenues.

  Depreciation and amortization expenses increased from $772,000 in 1994 to $1.8 million in 1995, an increase of $1 million or 138%. This increase consisted of depreciation of $362,000 related to the additional fiber optic network purchased and built during 1995; $304,000 of depreciation related to capital costs associated with the growth of the Company; $266,000 resulting from the amortization of one-time installation costs primarily associated with transferring customers' local line service from the Regional Bell Operating Companies to the Company's telemanagement service; and amortization of goodwill of $117,000 related to the Company's acquisition of MWR in 1995.

  Net interest expense increased from $73,000 in 1994 to $771,000 in 1995. This net increase resulted from an increase in interest expense of $692,000 due to the need for additional secured debt in 1995 to fund the Company's growth and operating losses and a decrease in interest income of $6,000 resulting from reduced investment of funds due to the use of funds needed to satisfy working capital needs.

  The Company's net loss decreased from $11.4 million in 1994 to $11.3 million in 1995, a decrease of $87,000. This decrease resulted from the ability of the Company to generate additional service income while reducing customer acquisition and support costs as a percentage of service income.

  EBITDA improved from a negative $10.6 million in 1994 to a negative $8.7 million in 1995, an improvement of $1.9 million. The improvement reflected the decrease in the net loss and the increase in depreciation and amortization in 1995 resulting from the capital expenditures necessary to support the Company's revenue growth.

YEAR ENDED 1994 COMPARED WITH YEAR ENDED 1993

  Telecommunications revenue increased from $1.6 million in 1993 to $8 million in 1994, representing an increase of $6.4 million or 417%. This increase reflected an increase in revenue from the Iowa Communications Network Maintenance Contract of $1.9 million as well as the Company's commencement of local and long distance service. The increased revenue from the Iowa Communications Network Maintenance Contract resulted from the ability to charge full maintenance costs in 1994 versus reduced charges in 1993 because of a warranty period on the network.

  Cost of service increased from $1.5 million in 1993 to $6.2 million in 1994, an increase of $4.7 million or 307%. This increase in cost of service resulted primarily from costs for providing local and long distance services.

  SG&A increased from $2.4 million in 1993 to $12.4 million in 1994, an increase of $10 million or 418%. This increase was due to increased compensation resulting from selling and customer support activities of $5.5 million, additional administrative personnel of $1.8 million and associated costs of $2.7 million resulting from the start-up of local and long distance services.

  Depreciation and amortization expenses increased from $235,000 in 1993 to $772,000 in 1994, an increase of $537,000 or 228%. This increase was primarily due to depreciation on the increased capital expenditures required to enter the local and long distance businesses and the amortization of one time installation costs associated with transferring customers' local line service from the Regional Bell Operating Companies to the Company's telemanagement service.

  Interest income in 1993 was $163,000 compared to net interest expense of $73,000 in 1994. The decrease resulted from an increase in interest expense of $218,000 due to the need for additional secured debt in 1994 to fund the Company's growth and operating losses and a decrease in interest income of $18,000 resulting from reduced investment of funds due to the use of funds needed to satisfy the Company's working capital needs.

  The Company's net loss increased from $2.4 million in 1993 to $11.4 million in 1994, an increase of $9 million. This increase was primarily due to the Company's entry into the local and long distance businesses.

  EBITDA decreased from a negative $2.4 million in 1993 to a negative $10.6 million in 1994, a decrease of $8.2 million. The decrease reflected the increased losses incurred in 1994 related to the Company's entry into the local and long distance businesses.

LIQUIDITY AND CAPITAL RESOURCES

  Since the inception of the Company in June 1991, the Company's total assets have grown to $779.7 million at March 31, 1997. At March 31, 1997, $115.5 million of the total assets consisted of property and equipment, net of depreciation. The growth of the Company has been funded through private sales of equity securities yielding proceeds of $41 million, drawings under the Credit Facility, net proceeds of approximately $396.2 million from public offerings of Class A Common Stock, and net proceeds of approximately $289.8 million from the Offering. At March 31, 1997, the Company's current assets of $481.9 million exceeded its current liabilities of $72.1 million, providing working capital of $409.8 million, which represents an increase of $223.9 million compared to December 31, 1996, primarily attributable to the Company's completion of the Offering in March 1997. At December 31, 1996, the Company's current assets of $224.4 million exceeded its current liabilities of $38.4 million, providing working capital of $186 million, which represents an improvement of $187.2 million compared to December 31, 1995, primarily attributable to the Company's completion of its public offerings of Class A Common Stock in June and November 1996. At December 31, 1995, the Company's current liabilities of $9.7 million exceeded current assets of $8.5 million, resulting in a working capital deficit of $1.2 million. This working capital deficit resulted from the growth experienced by the Company, the increase in working capital components and the substantial investment in property and equipment.

  The net cash used in operating activities totaled $5.9 million, $11.8 million and $9.5 million for the three months ended March 31, 1997 and the years ended December 31, 1996 and 1995, respectively. During the three months ended March 31, 1997 and the year ended December 31, 1996, cash for operating activities was used primarily to fund the Company's net loss of $13.4 million and $22.3 million, respectively, for such periods. During the three months ended March 31, 1997, the Company also required cash to fund the growth in line installation costs of $2.1 million as a result of the expansion of the Company's local and long distance telecommunications services. During the year ended December 31, 1996, the Company also required cash to fund the growth in trade receivables of $9.3 million offset by a decrease in other current assets of $675,000. The increase in accounts receivable was a result of the growth in local and long distance telecommunications services and special access and private line services. This use of cash was partially offset by an increase in accounts payable and accrued expenses of $3.2 million due to the costs associated with the increase in telecommunications revenue, an increase in deferred revenue of $9.5 million resulting primarily from amounts received in advance in connection with the completion of construction of network segments under long-term leases of fiber optic telecommunication networks and an increase in depreciation and amortization expense. During the year ended December 31, 1995, cash for operating activities was used primarily to fund the Company's net loss of $11.3 million for such period. The Company also required cash to fund the growth in trade receivables of $3.6 million and deferred line installation costs of $800,000 as a result of the growth in local and long distance telecommunications services and entry into special access and private line services. The use of cash during the year ended December 31, 1995 was partially offset by an increase in accounts payable and accrued expenses of $4.1 million due to the costs associated with the increase in telecommunications revenue and an increase in depreciation and amortization expense.

  The Company's investing activities used cash of $13.1 million during the three months ended March 31, 1997, $283.1 million during the year ended December 31, 1996 and $5.5 million during the year ended December 31, 1995. The significant use of cash for investing activities for the year ended December 31, 1996 consisted of the purchase of available-for-sale securities with certain of the net proceeds from the Company's public offerings of Class A Common Stock, the purchase of Ruffalo, Cody and McLeodUSA Publishing, and the Company's continued development and expansion of its fiber optic telecommunications network.

  During 1994, the Company started building its telemanagement business by offering local and long distance services to business customers through the purchase of Centrex services from two Regional Bell Operating Companies and interexchange carrier services for termination of long distance calls. The equipment required for the expansion of the Company's local and long distance telecommunications services, the continued development and expansion of its fiber optic telecommunications network and other capital expenditures resulted in purchases of equipment, fiber optic cable and other property and equipment totaling $24.5 million, $70.3 million and $5.3 million during the three months ended March 31, 1997 and the years ended December 31, 1996 and 1995, respectively.

  On July 15, 1996, the Company acquired Ruffalo, Cody in a cash and stock transaction valued at up to a maximum of approximately $19.9 million, based on the average closing sales price of the Class A Common Stock on The Nasdaq National Market at the time of the transaction. On July 15, 1996, the Company paid approximately $4.8 million in cash and issued 361,420 shares of Class A Common Stock to the shareholders of Ruffalo, Cody, and granted options to purchase 158,009 shares of Class A Common Stock to the holders of options to purchase shares of Ruffalo, Cody common stock. An additional $50,782 in cash and 56,177 shares of Class A Common Stock were delivered to certain of the shareholders of Ruffalo, Cody upon the fulfillment of certain conditions relating to Ruffalo, Cody's ongoing revenues from a material agreement with a major long distance carrier to provide telemarketing services. The major long distance carrier terminated this agreement, effective December 31, 1996. See "Business--Recent Transactions." The Company recorded the Ruffalo, Cody acquisition as a purchase for accounting purposes.

  On September 20, 1996, the Company acquired McLeodUSA Publishing for approximately $74.1 million in cash and an additional amount estimated as of the date hereof to be approximately $1.6 million to be paid to certain employees of McLeodUSA Publishing as part of an incentive plan. At the time of the acquisition, McLeodUSA Publishing had outstanding debt of approximately $6.6 million. The Company recorded the McLeodUSA Publishing acquisition as a purchase for accounting purposes.

  On January 30, 1997, the Company acquired Digital Communications in a stock transaction valued at approximately $2.3 million, based on the average closing sales price of the Class A Common Stock on The Nasdaq National Market at the time of the transaction. The Company issued 84,430 shares of Class A Common Stock to the shareholders of Digital Communications and recorded the acquisition as a purchase for accounting purposes.

  On February 25, 1997, McLeodUSA Publishing acquired six telephone directories from Fronteer Financial Holdings, Ltd. ("Fronteer") at a purchase price to be determined based on the sum of the revenues derived from the last Fronteer editions of the directories. The cash purchase price is estimated as of the date hereof to be approximately $3.9 million.

  On March 31, 1997, McLeodUSA Publishing acquired 26 telephone directories published by Indiana Directories, Inc. McLeodUSA Publishing paid approximately $10 million for these directories.

  The Company used a portion of the net proceeds from the Company's initial public offering of Class A Common Stock to fund the Indiana Directories, Inc., Fronteer and McLeodUSA Publishing acquisitions and the cash portion of the Ruffalo, Cody acquisition. The uses of cash for investing activities during the three months ended March 31, 1997 were partially offset by net proceeds of $20.8 million from the sales and maturities of available-for-sale securities.

  In April and June 1997, the FCC granted the Company a total of 26 "D" and "E" block frequency PCS licenses in 24 markets covering areas of Iowa, Illinois, Minnesota, Nebraska and South Dakota. The Company paid the FCC an aggregate of approximately $32.8 million for these PCS licenses. The Company made a $4.8 million deposit with the FCC at the beginning of the bidding process in 1996, made an additional $1.8 million deposit in January 1997 and paid the balance of $26.2 million for these PCS licenses in May and July 1997. The Company will be required to make significant additional expenditures to develop, construct and operate a PCS system.

  On June 10, 1997, the Company acquired substantially all of the assets of ESI Communications for an aggregate of approximately $15.2 million.

  Cash received from net financing activities was $289.6 million during the three months ended March 31, 1997, primarily as a result of the Offering. Cash received from net financing activities was $391.4 million during the year ended December 31, 1996, primarily as a result of the Company's public offerings of Class A Common Stock in June and November 1996. The Company paid off and canceled the Credit Facility in June 1996 with a portion of the net proceeds from its initial public offering of Class A Common Stock. Cash received from financing activities during 1995 was $15 million and was primarily obtained through the issuance of Class A Common Stock for an aggregate purchase price of $14 million in a private placement transaction. In addition, in April 1995 the Company issued Class B Common Stock valued at $8.3 million to acquire MWR.

  On March 4, 1997, the Company received net proceeds of approximately $289.8 million from the Offering. The Notes will accrete to an aggregate principal amount of $500 million by March 1, 2002. Interest will not accrue on the Notes prior to March 1, 2002. Thereafter, interest will accrue at a rate of 10 1/2% per annum and will be payable semi-annually on March 1 and September 1 of each year, commencing September 1, 2002. See "Description of the Exchange Notes."

  On July 21, 1997, the Company received net proceeds of approximately $218 million from the Senior Note Offering. Interest on the Senior Notes will be payable semi-annually in arrears on July 15 and January 15 of each year at a rate of 9 1/4% per annum, commencing January 15, 1998. The Senior Notes were issued under an indenture (the "Senior Note Indenture") between the Company and United States Trust Company of New York, as trustee under the Senior Note Indenture. See "Other Indebtedness."

  The Indenture and the Senior Note Indenture impose operating and financial restrictions on the Company and its subsidiaries. These restrictions affect, and in certain cases significantly limit or prohibit, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends or make distributions in respect of the Company's or such subsidiaries' capital stock, make other restricted payments, enter into sale and leaseback transactions, create liens upon assets, enter into transactions with affiliates or related persons, sell assets, or consolidate, merge or sell all or substantially all of their assets. See "Description of the Exchange Notes" and "Other Indebtedness." There can be no assurance that such covenants will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in other business activities that may be in the interest of the Company.

  At March 31, 1997, the Company had no actual contractual capital commitments for costs associated with the construction of fiber optic networks.

  As of March 31, 1997, the Company estimated that its aggregate capital requirements for the remainder of 1997, 1998 and 1999 would be approximately $413 million. The Company's estimated capital requirements included the estimated cost of (i) developing and constructing its fiber optic network, (ii) market expansion activities, (iii) acquiring the PCS licenses awarded to the Company in the FCC's recent "D" and "E" block frequency PCS license auction,
(iv) developing, constructing and operating a PCS system, and (v) constructing its new corporate headquarters and associated buildings. In June 1997, the Company entered into an agreement to acquire CCI pursuant to which the Company will be required to pay $155 million in cash upon consummation of the transaction. See "Business--Recent Transactions." These capital requirements are expected to be funded, in large part, out of the net proceeds from the Senior Note Offering (approximately $218 million), the net proceeds from the Offering (approximately $289.8 million), the net proceeds remaining from the Company's public offerings of Class A Common Stock in June and November 1996 (approximately $184.3 million as of March 31, 1997), and lease payments to the Company for portions of the Company's networks.

  The Company may require additional capital in the future for business activities related to those specified above and also for acquisitions, joint ventures and strategic alliances, as well as to fund operating deficits and net losses. These activities could require significant additional capital not included in the foregoing estimated aggregate capital requirements.

  The Company's estimate of its future capital requirements is a "forward-looking statement" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual capital requirements may differ materially as a result of regulatory, technological and competitive developments (including new opportunities) in the Company's industry.

  The Company expects to meet its additional capital needs with the proceeds from credit facilities and other borrowings, and additional debt and equity issuances. The Company plans to obtain one or more lines of credit, although, as of the date hereof, no such lines of credit have yet been negotiated. There can be no assurance, however, that the Company will be successful in producing sufficient cash flows or raising sufficient debt or equity capital to meet its strategic objectives or that such funds, if available at all, will be available on a timely basis or on terms that are acceptable to the Company. See "Risk Factors--Significant Capital Requirements."

EFFECTS OF NEW ACCOUNTING STANDARDS

  In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS
128), and SFAS No. 129, "Disclosure of Information about Capital Structure" (SFAS 129). SFAS 128 specifies the computation, presentation and disclosure requirements for earnings per share for entities with publicly held common stock. Its objective is to simplify the computation of earnings per share and to make the U.S. standard for computing earnings per share more compatible with the standards of other countries and with that of the International Accounting Standards Committee. SFAS 129 incorporates related disclosure requirements from APB Opinion No. 10, "Disclosure of Long-Term Obligations," and SFAS No. 47, "Disclosure of Long-Term Obligations," for entities that were subject to the requirements for those standards. Both statements are effective for fiscal years beginning after December 15, 1997. The Company will adopt the statements effective January 1, 1998 and does not expect adoption of the statements to have a significant impact on its current earnings per share calculation and disclosures.

INFLATION

  The Company does not believe that inflation has had a significant impact on the Company's consolidated operations.

                                    BUSINESS

OVERVIEW

  The Company is a provider of integrated telecommunications services to small and medium-sized businesses and to residential customers, primarily in Iowa and Illinois. The Company derives its telecommunications revenue from (i) the sale of "bundled" local, long distance and other telecommunications services to end users, (ii) telecommunications network maintenance services, (iii) competitive access services, including special access and private line services, (iv) the sale of advertising space in telephone directories, and (v) ancillary services, including direct marketing and telemarketing services and the sale of business telephone systems. As of March 31, 1997, the Company served over 27,400 telecommunications customers in 138 cities and towns.

  The Company offers "one-stop" integrated telecommunications services, including local, long distance, voice mail, paging and Internet access services, tailored to the customer's specific needs. For business customers, this approach simplifies telecommunications procurement and management and makes available customized services, such as "least-cost" long distance pricing and enhanced calling features, that might not otherwise be directly available to such customers on a cost-effective basis. For residential customers, this approach provides integrated local, long distance and other telecommunications services, flat-rate long distance pricing and enhanced calling features as part of the Company's basic PrimeLine(R) residential services. The Company also offers a variety of special access and private line services to large businesses, institutional customers and interexchange carriers, primarily in Des Moines, Iowa. In addition, the Company provides network maintenance services for the State of Iowa's fiber optic network.

  The Company was formed on June 6, 1991 as McLeod Telecommunications, Inc. It began operations in November of 1992, providing fiber optic maintenance services for the Iowa Communications Network. On August 1, 1993, the Company was reincorporated in the State of Delaware. McLeodUSA Telecommunications received regulatory approvals in Iowa and Illinois to offer local and long distance services in December 1993 and began providing such services in January 1994. In April 1995, July 1996, September 1996 and January 1997, respectively, the Company acquired MWR, a competitive access provider in Des Moines, Iowa, Ruffalo, Cody, a telemarketing company, McLeodUSA Publishing, a publisher of telephone directories, and Digital Communications, a telephone equipment company. On June 14, 1997, the Company entered into an agreement to acquire CCI, which offers a variety of communications services including local exchange services.

  The Company is organized as a holding company and operates primarily through wholly owned subsidiaries. Since September 1996, the Company's business has been organized into four operational groups: (i) Business Services, which develops, markets and sells the Company's telecommunications services to business customers; (ii) Consumer Services, which markets and sells the Company's PrimeLine(R) service to residential customers and engages in various direct marketing and telemarketing activities; (iii) Network Services, which designs, constructs, and operates the Company's fiber optic network and engages in the Company's network maintenance activities; and (iv) Publishing Services, which publishes and distributes telephone directories.

  As of the date hereof, the Company is offering integrated telecommunications services to business and residential customers located primarily in Iowa and Illinois. The Company has recently begun sales of integrated telecommunications services to business customers in a number of markets in Minnesota, Wisconsin, North Dakota and South Dakota. The Company also plans to begin offering integrated telecommunications services in markets in Colorado and Wyoming in 1997. Over the next several years, depending on competitive and other factors, the Company also intends to offer integrated telecommunications services in Montana, Idaho, Utah and Nebraska. The Company also offers long distance service in 45 states in the continental United States.

  In April and June 1997, the FCC granted the Company a total of 26 "D" and "E" block frequency PCS licenses in 24 markets covering areas of Iowa, Illinois, Minnesota, Nebraska and South Dakota. The Company paid the FCC approximately $32.8 million for these PCS licenses. The PCS licenses encompass approximately 110,000 square miles and a population of approximately 6.9 million. The Company is assessing its technological options and beginning to design and engineer its proposed PCS system. The Company expects to begin constructing its PCS network and offering PCS services as part of its integrated telecommunications services over the next several years. See "Risk Factors--PCS System Implementation Risks."

  The statements in the foregoing paragraphs about the Company's expansion plans and proposed PCS services are "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These plans may be revised, and the Company's actual geographic expansion and wireless services may differ materially from that indicated by its current plans, in each case as a result of a variety of factors, including: (i) the availability of financing and regulatory approvals;
(ii) the number of potential customers in a target market; (iii) the existence of strategic alliances or relationships; (iv) technological, regulatory or other developments in the Company's business; (v) changes in the competitive climate in which the Company operates; and (vi) the emergence of future opportunities.

  On April 28, 1997, the FCC informed the Company that it was also the successful bidder for four Wireless Communications Service ("WCS") licenses in the Major Economic Areas of Milwaukee, Wisconsin, Minneapolis-St. Paul, Minnesota, Des Moines-Quad Cities, Iowa/Illinois and Omaha, Nebraska. The Company filed an application for such licenses on May 12, 1997. If the Company receives such WCS licenses, the Company intends to use the frequency blocks covered by such licenses to provide certain fixed services, such as wireless local loop, Internet access or meter reading. There can be no assurance that the Company will be successful in acquiring any WCS licenses.

  The Company believes it is the first telecommunications provider in most of its current markets to offer "bundled" local, long distance and other telecommunications services. As a result, the Company believes that it is well-positioned to take advantage of fundamental changes occurring in the telecommunications industry resulting from the Telecommunications Act and to challenge incumbent local carriers. The Company provides local service using existing telephone lines obtained from incumbent local exchange carriers, which allows customers to switch to local service provided by the Company without changing existing telephone numbers. The Company provides long distance services by purchasing bulk capacity from a long distance carrier. Using the Company's sophisticated proprietary software, known as Raterizer(R), each business customer subscribing to the Company's integrated telecommunications services receives the lowest long distance rate available each month from among the pricing plans of AT&T, MCI and Sprint that generally are most popular with the Company's business customers, and, in certain cases, rates specifically identified by a business customer and agreed to by the Company. The Company also provides voice mail, paging and Internet access services.

  Since the Company completed its initial public offering of Class A Common Stock in June 1996, it has actively pursued its strategy of increasing market penetration and expanding into new markets in the following ways: (i) the Company now offers to residential customers in 15 cities and towns in Iowa and in ten cities and towns in Illinois an integrated package of telecommunications services, marketed under the name PrimeLine(R), that includes local and long distance service, voice mail, paging, Internet access and travel card services; PrimeLine(R) services are expected to be available in other residential markets in the near future; (ii) the Company now offers integrated telecommunications services in markets in Minnesota, Wisconsin, North Dakota and South Dakota in addition to its Iowa and Illinois markets; (iii) in July 1996, the Company acquired Ruffalo, Cody, which specializes in direct marketing and telemarketing services, to enhance the Company's marketing of its telecommunications services; (iv) in September 1996, the Company acquired McLeodUSA Publishing, which publishes and distributes "white page" and "yellow page" telephone directories in nineteen states in the midwestern and Rocky Mountain regions of the United States, to increase the Company's penetration of its current markets and to accelerate its entry into new markets; (v) the

Company has constructed approximately 2,200 new route miles of fiber optic network at a cost of approximately $50.5 million; (vi) in May and July 1997, the Company acquired a total of 26 PCS licenses as part of its strategy to increase the range of integrated telecommunications services provided to customers in its target markets; and (vii) in June 1997, the Company entered into an agreement to acquire CCI, which offers a variety of communications services including local exchange services.

RECENT TRANSACTIONS

  On July 15, 1996, the Company acquired Ruffalo, Cody by means of a merger of Ruffalo, Cody with and into a newly formed wholly owned subsidiary of the Company. As consideration for the acquisition, the Company paid approximately $4.8 million in cash and issued an aggregate of 361,420 shares of Class A Common Stock to the shareholders of Ruffalo, Cody, and granted options to purchase an aggregate of 158,009 shares of Class A Common Stock to the holders of options to purchase shares of Ruffalo, Cody common stock. An additional $50,782 in cash and 56,177 shares of Class A Common Stock were delivered to certain of the shareholders of Ruffalo, Cody upon the fulfillment of certain conditions relating to Ruffalo, Cody's ongoing revenues from a material agreement with a major long distance carrier to provide telemarketing services. The major long distance carrier terminated this agreement, effective December 31, 1996.

  Ruffalo, Cody specializes in direct marketing and telemarketing services, including telecommunications sales, as well as a variety of fund-raising services for colleges, universities and other non-profit organizations throughout the United States.

  On September 20, 1996, the Company acquired McLeodUSA Publishing by means of a merger of a newly formed wholly owned subsidiary of the Company with and into McLeodUSA Publishing. As consideration for the acquisition, the Company paid approximately $74.1 million in cash and an additional amount estimated as of the date hereof to be approximately $1.6 million to be paid to certain employees of McLeodUSA Publishing as part of an incentive plan. At the time of the acquisition, McLeodUSA Publishing had outstanding debt of approximately $6.6 million.

  McLeodUSA Publishing publishes and distributes "white page" and "yellow page" telephone directories in nineteen states in the midwestern and Rocky Mountain regions of the United States, including most of the Company's target markets. McLeodUSA Publishing derives its revenues primarily from the sale of advertising space in its telephone directories.

  On December 9, 1996, the Company, through McLeodUSA Telecommunications, acquired the customer base of Total Communication Systems, Inc. ("TCSI") for an aggregate cash purchase price of approximately $534,000. TCSI is an Iowa corporation that offered local and long distance service in Iowa by partitioning of U S WEST's central office switches. TCSI managed approximately 1,600 local and long distance lines in Iowa prior to the acquisition.

  On February 25, 1997, McLeodUSA Publishing acquired six telephone directories published by Fronteer at a purchase price to be determined based on the sum of the revenues derived from the last Fronteer editions of the directories. The cash purchase price is estimated as of the date hereof to be approximately $3.9 million.

  On January 30, 1997, the Company acquired Digital Communications by means of a merger of a newly formed wholly owned subsidiary of the Company with and into Digital Communications. As consideration for the acquisition, the Company issued an aggregate of 84,430 shares of Class A Common Stock to the shareholders of Digital Communications. Digital Communications sells, installs and services telephone systems primarily to small businesses in eastern Iowa.

  On March 31, 1997, McLeodUSA Publishing acquired 26 telephone directories published by Indiana Directories, Inc. at a purchase price of approximately $10 million.

  On June 10, 1997, the Company acquired substantially all of the assets of ESI Communications for an aggregate of approximately $15.2 million. ESI Communications sells, installs and services telephone systems in Minnesota.

  On June 14, 1997, the Company entered into an Agreement and Plan of Reorganization with CCI pursuant to which the Company agreed, subject to certain conditions, to acquire CCI for an aggregate of 8,488,613 shares of Class A Common Stock and $155 million in cash. CCI is a communications company that offers a variety of communications services, including local exchange services, primarily in Illinois, Missouri and Indiana.

  On June 14, 1997, the Company entered into the Merger Agreement with CCI pursuant to which the Company agreed, subject to certain conditions, to acquire CCI for an aggregate of 8,488,613 shares of Class A Common Stock and $155 million in cash. CCI is a diversified telecommunications holding company that as of May 31, 1997 served telecommunications customers in 43 cities and towns, primarily in Illinois. CCI's wholly owned subsidiary ICTC is an independent local exchange carrier with 37 central office exchanges in east central Illinois serving approximately 88,000 access lines as of the date of this Prospectus. As a local exchange carrier, ICTC is subject to rate of return regulation and certain provisions of the Telecommunications Act to which the Company is not currently subject. CCI's wholly owned subsidiary CCTS is a competitive local exchange carrier offering integrated local, long distance and other telecommunications services in central and southern Illinois, and in Indiana. CCI's wholly owned subsidiary CCD publishes and distributes approximately 370 annual "white page" and "yellow page" telephone directories in 38 states and the United States Virgin Islands. CCI also operates an operator service company, an inmate pay-phone company and a full service telemarketing agency. In addition, CCI owns a majority interest in a cable television company serving customers in Greene County, Illinois and Benton Harbor, Michigan, and owns minority interest in a cellular telephone partnership.

  Under the terms of the Merger Agreement, immediately following the effective time of the CCI Transaction, Richard A. Lumpkin, the Chairman and Chief Executive Officer of CCI, and Robert J. Currey, the President and Chief Operating Officer of CCI, would be appointed directors of the Company and would join the Company's executive management team. Mr. Lumpkin, certain members of his family and trusts for the benefit thereof would own more than 10% of the shares of Class A Common Stock outstanding as of June 26, 1997 upon consummation of the CCI Transaction.

  The Company believes that the business strategy of CCI is closely aligned with that of the Company. The Company believes it can successfully leverage the integrated local, long distance and other telecommunications services offered by CCI to enhance the Company's efforts to offer similar services in adjoining target markets. The combined competitive local exchange sales force of CCI and the Company would be approximately 585 persons as of the date of this Prospectus. In addition, CCI currently owns approximately 900 route miles of fiber optic network and three local and two long distance switches in eastern and southern Illinois, St. Louis, Missouri and Indianapolis, Indiana, eliminating the Company's need to construct network and install switches in those regions. Both CCI and the Company have focused, and intend to continue to focus, on second and third tier cities in the Midwest. The Company believes that the CCI Transaction will create the first super-regional competitive local exchange carrier, with approximately 200,000 lines, 3,700 route miles of fiber optic network, six switches and 4,100 employees.

  The Company also believes that CCI's "white page" and "yellow page" telephone directory publishing operations can be successfully integrated into the Company's telephone directory advertising and distribution activities in midwestern and Rocky Mountain states. The Company currently publishes approximately 9,000,000 directories annually, while CCI publishes approximately 3,000,000 telephone directories annually. Upon consummation of the CCI Transaction, the Company would employ approximately 575 full-time directory salespersons. The Company intends to use CCI's telephone directories together with its own directories to help increase brand awareness of its telecommunications products.

  The Company believes that the extensive experience of CCI's management and employees in offering local services, and in interconnecting CCI's networks with Ameritech in Springfield, Decatur, Champaign, and Urbana, Illinois, will enhance the Company's ability to more expeditiously enter the local service market through interconnection with the incumbent Regional Bell Operating Company. The Company believes that successful interconnection arrangements will be accompanied by concomitant cost savings. In addition, the Company believes that the CCI Transaction would enable the Company to more easily access capital markets at lower rates, thereby strengthening the Company's competitive position in its target markets.

  The Company's beliefs as to the benefits to be derived from the CCI Transaction are "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The benefits the Company will actually derive from the CCI Transaction, if consummated, may differ materially as a result of the difficulty of assimilating CCI's operations and personnel, the possible inability of management to maximize the financial and strategic position of the Company through the successful incorporation of CCI into the Company's operations, particularly in view of the size and complexity of CCI's operations, and the risks of entering markets in which the Company has little or no direct prior experience. See "Risk Factors--Risks Associated with Acquisitions".

  Consummation of the CCI Transaction is subject to the satisfaction or waiver of certain conditions, including (i) compliance with all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of all applicable waiting periods thereunder, (ii) receipt of required regulatory approvals, (iii) receipt of certain environmental reports indicating that certain of CCI's real property does not contain any Hazardous Materials (as defined in the Merger Agreement) and is not subject to any risk of contamination from any off-site Hazardous Materials except to the extent that the presence of any such Hazardous Materials or the risk of such contamination would not have a material adverse effect on the Company or CCI,
(iv) since December 31, 1996 there shall not have occurred any event, change or effect that is or is reasonably likely to be materially adverse to the business, operations, financial conditions, assets or liabilities of CCI and its subsidiaries taken as a whole (or any development that, insofar as reasonably can be foreseen, is likely to result in the above) (a "CCI Material Adverse Effect"), and (v) certain other customary conditions. On June 30, 1997, the shareholders of CCI approved the CCI Transaction.

  The Merger Agreement may be terminated, and the CCI Transaction may be abandoned, at any time prior to its effective time under certain circumstances, including: (i) by mutual written consent of the Company and CCI, (ii) by the Company, within 45 days after the date of the Merger Agreement, upon the Company's determination, based on its due diligence investigation and review of CCI and its subsidiaries that (a) there is or is reasonably likely to be any material diminution in the benefits expected to be derived by the Company as a result of the transactions contemplated by the Merger Agreement or (b) any development has occurred or information been discovered that has, or is reasonably likely to have, or that indicates a CCI Material Adverse Effect, (iii) by the Company if the Merger shall not have been consummated by March 31, 1998 (unless extended by the Company by not more than 60 days as permitted by the Merger Agreement) and (iv) certain other customary termination provisions. There can be no assurance that the CCI Transaction will be consummated.

  CCI is involved in various ordinary routine legal proceedings incidental to its business. In addition, on June 20, 1996, Direct Media Corporation ("Direct Media"), a publisher of independent directories, filed a complaint in the U.S. District Court of Georgia against CCD, Camden Telephone and Telegraph Co.,
Inc. ("Camden"), and TDS Telecom, Inc. ("TDS"), the majority owner of Camden, alleging violations of Sections 1 and 2 of the Sherman Antitrust Act by contracting in restraint of trade and attempting to monopolize commerce as it relates to a telephone directory covering Camden's service area. Direct Media has alleged that in 1993 Camden quoted to Direct Media an excessively high price per listing for "white pages" listings. Additionally, Direct Media has alleged that CCD acted in concert with Camden and TDS to deny Direct Media the information on a timely and complete basis. The relief sought includes over $150,000 for the antitrust violations; treble, exemplary and punitive damages for alleged violations of the Georgia Fair Business Practices Act; an order compelling the defendants to supply at reasonable, incremental cost, updated white pages listings; and costs of the suit, including reasonable attorneys' fees. The suit remains pending.

BUSINESS STRATEGY

  The Company's objective is to become a leading provider of integrated wireline and wireless telecommunications services in Iowa, Illinois, Minnesota, Wisconsin, South Dakota, North Dakota, Colorado, Wyoming, Montana, Utah, Idaho, Nebraska, Indiana and Missouri. The Company intends to increase its penetration of its current markets and expand into new markets by: (i) aggressively capturing market share and generating revenues using leased network capacity and (ii) concurrently constructing additional network infrastructure to more cost-effectively serve its customers.

  The principal elements of the Company's business strategy include:

  . PROVIDE INTEGRATED TELECOMMUNICATIONS SERVICES. The Company believes that there is substantial demand among business and residential customers in its target markets for an integrated package of wireline and wireless telecommunications services that meets all of the customer's telecommunications needs. The Company believes that, by bundling a variety of telecommunications services, it will position itself to become an industry leader in offering "one-stop" integrated telecommunications services, to penetrate rapidly its target markets and to build customer loyalty. The Company intends to add PCS services to its current array of integrated telecommunications services over the next several years.

  . BUILD MARKET SHARE THROUGH BRANDING AND CUSTOMER SERVICE. The Company believes that, by branding its telecommunications services with the trade name McLeodUSA in combination with the distinctive black-and-yellow motif of the McLeodUSA Publishing directories, it will create and strengthen brand awareness in all of the Company's markets. The Company also believes that the key to revenue growth in its target markets is capturing and retaining customers through an emphasis on marketing, sales and customer service. The Company's customer-focused software and network architecture allow immediate access to the Company's customer data by Company personnel, enabling a quick and effective response to customer requests and needs at any time. This software permits the Company to present its customers with one fully integrated monthly billing statement for local, long distance, 800, international, voice mail, paging, Internet access and travel card services, and will permit the Company to include additional services, such as PCS, when available. The Company believes that its customer-focused software platform is an important element in the marketing of its telecommunications services and gives it a competitive advantage in the marketplace. The Company has been successful in obtaining long-term commitments from its business customers and responding rapidly and creatively to customer needs.

  . FOCUS ON SMALL AND MID-SIZED MARKETS. The Company principally targets small and mid-sized markets (cities and towns with a population between 8,000 and 350,000) in its service areas. The Company estimates that its current and planned target markets have a combined population of approximately 13.6 million. The Company strives to be the first to market integrated telecommunications services in its principal markets and expects that intense competition in bundled telecommunications services will be slower to develop in these markets than in larger markets.

  . EXPAND ITS FIBER OPTIC NETWORK. The Company is constructing a state-of-the-art digital fiber optic telecommunications network designed to serve markets in Iowa. In the future, the Company expects to expand its fiber optic network to include additional markets. The Company's decision to expand its fiber optic network will be based on various economic factors, including: (i) the number of its customers in a market; (ii) the anticipated operating cost savings associated with such construction; and (iii) any strategic relationships with owners of existing infrastructure (e.g., utilities and cable operators). As of March 31, 1997, the Company owned approximately 2,600 route miles of fiber optic network and, subject to the foregoing factors, expects to construct approximately 4,900 additional route miles of fiber optic network during the next three years. Through its strategic relationships with its electric utility stockholders and its contracts to build the final links of the Iowa Communications Network and lease a portion of the capacity on those links to the State of Iowa, the Company believes that it has achieved and will be able to continue to achieve capital efficiencies in constructing its fiber optic network in a rapid and cost-effective manner. The Company also believes that its fiber optic network in combination with its proprietary software will create an attractive customer-focused platform for the provision of local, long distance, wireless and enhanced services.

  . TRANSITION INTO LOCAL SWITCHED SERVICES BUSINESS. When certain judicial and regulatory proceedings are resolved, and assuming the economics are favorable to the Company, the Company intends to begin offering facilities-based switched services by using its existing high capacity digital AT&T switch and installing additional switches. In August 1996, the FCC released the Interconnection Decision implementing the interconnection portions of the Telecommunications Act. Certain provisions of the Interconnection Decision have been vacated by a July 1997 court decision and may be subject to further judicial and regulatory proceedings. Although this court decision does not prevent the Company from negotiating interconnection agreements, it does create uncertainty about the rules governing pricing, terms and conditions of interconnection agreements. If the Company can negotiate favorable interconnection agreements, and subject to court and regulatory proceedings necessary to implement such agreements, the Company believes that it could begin offering local facilities-based switched services over the next three years. In March 1995 and April 1996, respectively, the Company received state regulatory approval in Iowa and Illinois to offer local switched services in Cedar Rapids, Iowa and in Illinois cities other than Chicago. The Company intends to seek regulatory approval to provide such services in other cities and towns in Iowa and other states targeted by the Company when the economic terms of interconnection with the incumbent local exchange carrier make the provision of local switched services cost-effective.

  . EXPLORE POTENTIAL ACQUISITIONS AND STRATEGIC ALLIANCES. The Company believes that its strategic alliances with two utilities in its Iowa markets and one utility in Wisconsin provide it with access to rights-of-way and other resources on favorable terms. The Company believes that its acquisitions of Ruffalo, Cody and McLeodUSA Publishing during 1996 and the CCI Transaction will increase the Company's penetration of its current markets and accelerate its entry into new markets. As part of its expansion strategy, the Company contemplates additional acquisitions, joint ventures and strategic alliances with businesses that are related or complementary to its current operations. In June 1997, the Company entered into an agreement to acquire CCI. The Company believes that the addition of such related or complementary businesses will help it to expand its operations into its target markets. As a result, the Company plans to consider acquisitions, joint ventures and strategic alliances in areas such as wireline and wireless services, directory publishing, network construction and infrastructure and Internet access. In undertaking these transactions, the Company may use proceeds from the Offering, credit facilities and other borrowings, and additional debt and equity issuances.

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

  . LEVERAGE PROVEN MANAGEMENT TEAM. The Company has recruited a team of veteran competitive telecommunications managers, led by entrepreneur Clark McLeod, who have together in the past successfully implemented a similar customer-focused telecommunications strategy in the same regions. Seven of the nine executive officers of the Company served as officers of Teleconnect or its successor, Telecom*USA. Teleconnect began providing long distance services in Iowa in 1982 and rapidly expanded into dozens of cities and towns in the Midwest. Telecom*USA was the fourth-largest U.S. long distance provider when MCI purchased it in 1990 for $1.25 billion.

MARKET POTENTIAL
  The telecommunications industry is undergoing substantial changes due to statutory, regulatory and technological developments. The Company believes that it is well-positioned to take advantage of these fundamental changes.

  WIRELINE SERVICES. The market for local exchange services consists of a number of distinct service components. These service components are defined by specific regulatory tariff classifications including: (i) local network services, which generally include basic dial tone, local area charges, enhanced calling features and private line services (dedicated point-to-point intraLATA service); (ii) network access services, which consist of access provided by local exchange carriers to long distance network carriers; (iii) long distance network services, which include intraLATA long distance calls; and (iv) other varied services, including the publication of "white page" and "yellow page" telephone directories and the sale of business telephone equipment. Industry sources have estimated that the 1995 aggregate revenues of all local exchange carriers approximated $95 billion. Until recently, there was virtually no competition in the local exchange markets.

  Until 1984, AT&T largely monopolized local and long distance telephone services in the United States. Technological developments gradually enabled others to compete with AT&T in the long distance market. In 1984, largely as the result of a court decree, AT&T was required to divest its local telephone systems (the "Divestiture"), which created the present structure of the telecommunications industry. The Divestiture and subsequent related proceedings divided the country into 201 Local Access and Transport Areas ("LATAs"). As part of the Divestiture, AT&T's former local telephone systems were organized into seven independent Regional Bell Operating Companies. The Regional Bell Operating Companies were given the right to provide local telephone service, local access service and intraLATA long distance service, but were prohibited from providing interLATA service. AT&T retained its long distance services operations. The separation of the Regional Bell Operating Companies from AT&T's long distance business created two distinct telecommunications market segments: local exchange and long distance. The Divestiture decreed direct, open competition in the long distance segment, but continued the regulated monopoly environment in local exchange services.

  In 1984, a separate court decree (the "GTE Decree") required the local exchange operations of the General Telephone Operating Companies to be structurally separated from the competitive operations of GTE Corp., their parent company. As a result, the GTE Decree also prohibited the General Telephone Operating Companies from providing interLATA services.

  On February 8, 1996, the Telecommunications Act was enacted. The Telecommunications Act removed the restrictions in the Divestiture and the GTE Decree concerning the provision of interLATA service by the Regional Bell Operating Companies and the General Telephone Operating Companies. These decree restrictions have been replaced, with respect to the Regional Bell Operating Companies, by provisions of the Telecommunications Act setting forth the conditions under which the Regional Bell Operating Companies may enter formerly prohibited markets. The Telecommunications Act requires all local exchange carriers to "unbundle" their local network offerings and allow other providers of telecommunications services to interconnect with their facilities and equipment. Most significantly, the incumbent local exchange carriers will be required to complete local calls originated by the Company's customers and switched by the Company and to deliver inbound local calls to the Company for

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

termination to its customers, assuring customers of unimpaired local calling ability. Although there can be no assurance, the Company believes that it should also be able to obtain access to incumbent carrier "loop" facilities (the transmission lines connecting customers' premises to the public telephone network) on an unbundled basis at reasonable and non-discriminatory rates. In addition, local exchange carriers are obligated to provide local number portability and dialing parity upon request and make their local services available for resale by competitors. Local exchange carriers also are required to allow competitors non-discriminatory access to local exchange carrier poles, conduit space and other rights-of-way. Moreover, states may not erect "barriers to entry" of local competition, although they may regulate such competition.

  The Company believes that each of these requirements is likely, when fully implemented, to increase competition among providers of local telecommunications services and simplify the process of switching from local exchange carrier services to those offered by competitive access provider/competitive local exchange carriers. However, the Telecommunications Act also offers important benefits to the incumbent local exchange carriers. The incumbent local exchange carriers have been granted substantial new pricing flexibility. Regional Bell Operating Companies and General Telephone Operating Companies have regained the ability to provide long distance services under specified conditions and have new rights to provide certain cable TV services. The Telecommunications Act, however, also provides for certain safeguards to attempt to protect against anticompetitive abuses by the Regional Bell Operating Companies. Among other protections, the ability of the Regional Bell Operating Companies to market jointly interLATA and local services is limited under certain circumstances.

  Prior to the enactment of the Telecommunications Act, several factors served to promote competition in the local exchange market, including: (i) rapidly growing customer demand for an alternative to the local exchange carrier monopoly, spurred partly by the development of competitive activities in the long distance market; (ii) advances in the technology for transmission of data and video, which require greater capacity and reliability levels than many local exchange carrier networks (which principally are copper-based) can accommodate; (iii) the development of fiber optic and digital electronic technology, which reduced network construction costs while increasing transmission speeds, capacity and reliability as compared to the local exchange carriers' copper-based network; (iv) the significant access charges interexchange carriers are required to pay to local exchange carriers to access the local exchange carriers' networks; and (v) a willingness on the part of legislators to enact and regulators to enforce legislation and regulations permitting and promoting competition in the local exchange market.

  Competitors in the local exchange market, designated as competitive access providers by the FCC, were first established in the mid-1980s. Initially, competitive access providers were allowed to compete for only the non-switched special access/private line service of the local exchange market. In New York City, Chicago and Washington, D.C., newly formed companies provided dedicated non-switched services by installing fiber optic facilities capable of connecting points of presence of interexchange carriers within a metropolitan area, connecting two or more customer locations with private line service and, in some cases, connecting business and government users with interexchange carriers. Competitive access providers used the substantial capacity and economies of scale inherent in fiber optic cable to offer customers service that was generally less expensive and of higher quality than could be obtained from the local exchange carriers due, in part, to copper-based facilities used in many local exchange carrier networks. In addition, competitive access providers offered shorter installation and repair intervals and improved reliability in comparison to the local exchange carriers.

  Most of the early competitive access providers were entrepreneurial enterprises that operated limited networks in the central business districts of major cities in the United States where the highest concentration of voice and data traffic, including interexchange carrier to interexchange carrier traffic,

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

was located. The provision of competitive access services, however, need not be confined to large metropolitan areas. The Company believes that, through proper design and installation of its network in its targeted markets, it can effectively provide integrated local and long distance services not only to interexchange carriers and large users, but also to residential and small to medium-sized business customers.

  As a result of regulatory changes and competitive trends, competitive local telecommunications companies and access providers appear to be positioned for dramatic growth. Effective in early 1994, FCC decisions announced in September 1992 and August 1993, as modified by subsequent FCC and court decisions (the "Initial Interconnection Decisions"), opened additional segments of the market by permitting competitive access providers expanded authority to interconnect with and use facilities owned by local exchange companies for interstate traffic. The Company believes that the Initial Interconnection Decisions, together with other statutory and regulatory initiatives in the telecommunications industry (including the Telecommunications Act), recently introduced to foster competition in the local exchange markets, have stimulated demand for competitive local services. In August 1996, the FCC released the Interconnection Decision implementing the interconnection portions of the Telecommunications Act. The Interconnection Decision establishes rules for negotiating interconnection agreements and guidelines for review of such agreements by state public utilities commissions. On July 18, 1997, the U.S. Eighth Circuit Court of Appeals decided that the FCC had exceeded its jurisdiction and vacated several provisions of the Interconnection Decision, including provisions regarding pricing, provisions permitting carriers to "pick and choose" among individual provisions of arbitrated interconnection agreements, and certain provisions relating to the purchase of unbundled access elements. The Interconnection Decision may be subject to further judicial, regulatory and legislative proceedings. Although this decision does not prevent the Company from negotiating interconnection agreements, it does create uncertainty about the rules governing pricing, terms and conditions of interconnection agreements and may delay the execution of these agreements. If the Company can negotiate favorable interconnection agreements, and subject to the resolution of judicial and regulatory proceedings necessary to implement such agreements, the Company believes that it could begin offering local facilities-based switched services within three years.

  As of March 31, 1997, a number of states, including Iowa, Illinois, Minnesota, Wisconsin and North Dakota, have taken regulatory and legislative action to open local telecommunications markets to various degrees of competition. State regulatory agencies in other states within the Company's target market area, including South Dakota, Nebraska, Colorado, Montana, Idaho and Wyoming, are conducting administrative proceedings to investigate opening local telecommunications markets to competition. The Telecommunications Act preempts any remaining state prohibitions of local competition and also forbids unreasonable restrictions on resale of local services. The Company expects that continuing pro-competitive regulatory changes, together with increasing customer demand, will create more opportunities for competitive service providers to introduce additional services, expand their networks and address a larger customer base.

  WIRELESS SERVICES. Demand for wireless communications has grown rapidly over the past decade. According to the Cellular Telecommunications Industry Association ("CTIA"), the number of wireless telephone subscribers nationwide has grown from approximately 680,000 in 1986 to an estimated 44 million as of December 31, 1996, with a compound annual growth rate in excess of 50% from 1990 through 1996. Wireless communication revenues for the 12-month period ended December 31, 1996 are estimated by CTIA to have totaled over $23.6 billion, a 24% increase over the prior 12-month period. The Company believes that the demand for wireless communications will continue to grow dramatically, and that PCS will capture a significant share of the wireless market, due to anticipated declines in costs of service, increased function versatility, and increased awareness of the productivity, convenience and safety benefits associated with such services. The Company also believes the rapid growth of notebook computers and personal digital assistants, combined with emerging software applications for wireless delivery of electronic mail, fax and database searching, will further stimulate demand for wireless service. BIA Consulting, Inc. estimates that the number of wireless service subscriptions will reach 90.5 million by the year 2000, with PCS accounting for approximately
23.1 million of such subscriptions.

CURRENT PRODUCTS AND SERVICES

  The Company derives revenue from: (i) the sale of local and long distance telecommunications services, (ii) special access and private line services,
(iii) telecommunications network maintenance services, (iv) the sale of advertising space in telephone directories, and (v) ancillary services, including direct marketing and telemarketing services and the sale of business telephone systems. For the three months ended March 31, 1997, these services represented 42%, 7%, 4%, 40% and 7%, respectively, of the Company's total revenues. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

  INTEGRATED TELECOMMUNICATIONS SERVICES. As of March 31, 1997, the Company was providing service, on a retail basis, to approximately 77,000 lines in its Iowa and Illinois markets, primarily to small and medium-sized business customers. Since beginning sales activities in January 1994, the Company has increased its revenue approximately 800% from the sale of local and long distance telecommunications services from $4.6 million for the year ended December 31, 1994 to $41.4 million for the year ended December 31, 1996. In order to provide integrated telecommunications services to its business and residential customers, the Company, pursuant to agreements with U S WEST for its Iowa and Minnesota customers and Ameritech for its Illinois and Wisconsin customers, partitions part of the central office switches serving the communities in which the Company provides such services ("Centrex" services). The Company's customers' telephone lines and numbers are assigned to the Company's portion of the switch. U S WEST or Ameritech, as the case may be, bills the Company for all the lines that the Company has assigned to the Company's customers and provides the Company with call detail reports, which enable the Company to verify its customers' bills for both local and long distance service. See "Risk Factors--Failure of U S WEST to Furnish Call Detail Records."

  The Company believes that these services are superior to a standard business or residential telephone line, since the Company can offer features, such as three-way calling, consultation hold and call transfer, at no extra charge to the end user. Certain other custom calling features are also available at additional cost to the end user. Because the Company has also purchased the "Centrex Management System" and the "Centrex Mate Service" from U S WEST and Ameritech, respectively, Company personnel have on-line access to U S WEST and Ameritech facilities and may make changes to the customers' services electronically and quickly.

  In March 1996, the Company entered into a settlement agreement with U S WEST in connection with a complaint brought against U S WEST by the Company before the Iowa Utilities Board. The settlement agreement permits the Company to obtain access to the partitioned portion of U S WEST central office switches in Iowa until March 18, 2001 and contains rates that may not be increased by U S WEST unless the rates are renegotiated by the parties based on U S WEST's rates for access to unbundled elements of its network. See "--Legal Proceedings." As of the date hereof, the Company is purchasing Centrex service in Minnesota from U S WEST on a month-to-month basis while negotiating a term agreement. The Company has seven-year Centrex agreements with Ameritech that extend through 2001 or 2002 in Illinois and 2003 in Wisconsin. These agreements provide for stabilized rates that may not be unilaterally increased by Ameritech.

  In June 1997, the Company and Ameritech Information Industry Services signed resale agreements providing for wholesale rates for the services purchased by the Company from Ameritech Information Industry Services in Illinois and Wisconsin. These agreements have been filed for approval with the Illinois Commerce Commission and the Wisconsin Public Service Commission, respectively.

Upon approval of these resale agreements, the existing Centrex agreements with Ameritech will terminate, although the Company may elect to enter into new agreements providing for stabilized wholesale rates.

  The Company provides long distance service by purchasing capacity, in bulk, from WorldCom Network Services, Inc., d/b/a Wiltel ("WilTel"), a wholly owned subsidiary of WorldCom, and routing its customers' long distance traffic over this capacity. The Company is subject to certain minimum monthly purchase requirements under its agreement with WilTel. If the Company fails to meet the minimum purchase requirement in any month, it is obligated to pay WilTel the difference between its actual purchases and the minimum commitment. The Company has consistently met the minimum purchase requirements under its agreement with WilTel. The Company believes that it will be able to continue to meet such requirements in the future. Because of the many potential suppliers of wholesale long distance services in the marketplace, the Company expects that it will be able to continue to obtain favorable wholesale long distance pricing.

  The Company has also developed and installed state-of-the-art, "customer-focused" software for providing integrated telecommunications services. This software permits the Company to present its customers with one fully integrated monthly billing statement for local, long distance, 800, international, voice mail, paging, Internet access and travel card services, and will permit the Company to include additional services, such as PCS, when available. The Company believes that its customer-focused software platform is an important element in the marketing of its telecommunications services and gives it a competitive advantage in the marketplace.

  Business Services. End-user business customers in each of the cities and towns in which the Company offers its integrated telecommunications services as of the date hereof can obtain local, long distance and ancillary (such as three-way calling and call transfer) services directly from the Company. By using Centrex service instead of a private branch exchange ("PBX") to direct their telecommunications traffic, business customers can also avoid the large investment in equipment required and the fixed costs associated with maintaining a PBX network infrastructure. The Company's telemanagement services allow small to medium-sized business customers, which may lack the resources to support their own PBX, to benefit from a sophisticated telecommunications system managed by industry experts.

  Business customers subscribing to the Company's integrated telecommunications services generally receive local service at prices that are substantially similar to the published retail local exchange carrier rates for basic business service provided by the incumbent local exchange carrier. Long distance rates for such business customers generally are calculated by totaling each business customer's monthly calls and comparing the total charges that would be applicable to that customer's calls under each of the pricing plans of the major long distance carriers that generally are most popular with the Company's business customers. The Company then bills the customer the lowest long distance charges identified in this comparison. Specifically, the Company's billing software, known as Raterizer(R), enables the Company to calculate the monthly charges that each customer would be billed based on the customer's actual calls under each of several long distance plans offered by AT&T, MCI and Sprint and, in certain instances, other rates specifically identified by a customer and agreed to by the Company. The customer is then billed an amount equal to such "lowest cost" monthly charges calculated using this software, minus any discount to which the customer may be entitled as a result of having made a long-term commitment to use the Company's services. As of the date hereof, the Company compares the monthly calls of business customers subscribing to the Company's integrated telecommunications services to the following plans offered by other long distance carriers:

    Outbound Products. AT&T Commercial Long Distance; AT&T CustomNet; AT&T ProWATS/Plan Q; AT&T Megacom; AT&T Uniplan; MCI Commercial Dial 1; MCI Prism Plus; MCI Preferred; MCI Vision (Switched Access); MCI Vision (Dedicated Access); MCI Prism I; Sprint

  Business Sense; Sprint Business Sense ($200 minimum usage required); Sprint Clarity "Most for Business"; Sprint Clarity (Dedicated Access); and Sprint UltraWATS.

    800 Service Products. AT&T Readyline; AT&T Starterline (Plan K); AT&T Megacom 800; AT&T Uniplan 800; MCI Business Line 800; MCI Preferred 800; MCI Vision 800; MCI 800; Sprint FONline 800; Sprint Business Sense ($0 commitment); Sprint Business Sense ($200 minimum usage required); Sprint Clarity 800; and Sprint Ultra 800.

  The Company has developed the software that performs its long distance rating analysis. Like other Company software, it is designed around the customer rather than around a given product. The Company believes that its method of computing long distance service rates is an important factor in attracting and retaining business customers. As of March 31, 1997, the Company's average integrated telecommunications service contract for business customers had an approximately 38.9-month term.

  The Company also offers other long distance rates to certain business customers, based on the customer's particular needs. Furthermore, in certain states, including states outside of its target markets, the Company offers business customers long distance service only, in order to enhance the Company's ability to attract business customers that have offices outside of the Company's target markets. In the markets in which the Company offers long distance service only, business customers generally receive flat-rate long distance pricing at rates ranging from $.085 to $.395 per minute as of the date hereof.

  Residential Services. In June 1996, the Company introduced its PrimeLine(R) service to residential and certain small business customers in the Cedar Rapids, and Iowa City, Iowa markets. The Company has expanded its PrimeLine(R) service to 13 additional cities and towns in Iowa and ten cities and towns in Illinois in 1997. The Company intends to begin offering PrimeLine(R) service in all of its Iowa and Illinois markets and in Wisconsin in the remainder of 1997. PrimeLine(R) service includes local and long distance telephone service, paging, voice mail, Internet access and travel card services, as well as enhanced features such as three-way calling, call transfer and consultation hold. As of the date hereof, PrimeLine(R) customers may choose from five integrated telecommunications service packages generally ranging in price from $16.95 to $39.95 per month in Iowa and $11.40 to $39.95 in Illinois. Per minute long distance rates for PrimeLine(R) customers range from $.12 to $.15, depending on monthly calling volumes. These rates are applied 24 hours a day, seven days a week for all calls within the continental United States. The Company's standard PrimeLine(R) service contract has either a month-to-month or a 12-month term.

  SPECIAL ACCESS AND PRIVATE LINE SERVICES. The Company provides, on a private carrier basis, a wide range of special access and private line services to its interexchange carrier, cable television and other end-user customers. These services include POP-to-POP special access, end user/interexchange carrier special access and private line services. POP-to-POP special access services provide telecommunications lines that link the POPs of one interexchange carrier, or the POPs of different interexchange carriers, in a market, allowing these POPs to exchange telecommunications traffic for transport to final destinations. End user/interexchange carrier special access services provide telecommunications lines that connect an end user (such as a large business) to the local POP of its selected interexchange carrier. Private line services provide telecommunications lines that connect various locations of a customer's operation to transmit internal voice, video and/or data traffic.

  To provide these services, the Company offers various types of highly reliable fiber optic lines that operate at different speeds and handle varying amounts of traffic to provide tailor-made solutions to meet its customers' needs. These lines include:

    DS-0. A dedicated line that meets the requirements of everyday business communications, with transmission capacity of up to 64 kilobits of bandwidth per second (one voice-grade

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

  equivalent circuit). This service offers a basic low-capacity dedicated digital channel for connecting telephones, fax machines, personal computers and other telecommunications equipment.

    DS-1. A high-speed channel typically linking high volume customer locations to interexchange carriers or other customer locations. Used for voice transmissions as well as the interconnection of local area networks, DS-1 service accommodates transmission speeds of up to 1.544 megabits per second, the equivalent of 24 voice-grade equivalent circuits. The Company offers this high-capacity service for customers who need a larger communications pipeline.

    DS-3. A very high-capacity digital channel with transmission capacity of 45 megabits per second, which is equivalent to 28 DS-1 circuits or 672 voice-grade circuits. This is a digital service used by interexchange carriers for central office connections and by some large commercial users to link multiple sites.

  The Company's networks are designed to support this wide range of communications services, provide increased network reliability and reduce costs for its customers. The Company's network consists of fiber optic cables, which typically contain between 24 and 144 fiber strands, each of which is capable of providing many telecommunications circuits. As of the date hereof, a single pair of fibers on the Company's network can transmit 32,256 simultaneous voice conversations, whereas a typical pair of copper wires can carry a maximum of 24 digitized simultaneous voice conversations. The Company expects that continuing developments in compression technology and multiplexing equipment will increase the capacity of each fiber, thereby providing more capacity at relatively low incremental cost.

  NETWORK MAINTENANCE SERVICES. In 1990, the State of Iowa authorized construction of the initial fiber optic links of the Iowa Communications Network (the "Part I and II segments"). The Part I and II segments, which were completed in 1993 and are owned by the State of Iowa, provide fiber optic connections to over 100 classrooms or other meeting facilities in Iowa, and are used primarily for interactive distance learning, telemedicine and the State's own long distance telephone traffic. The Company maintains the Part I and II segments of the 2,900 miles of the Iowa Communications Network pursuant to the Iowa Communications Network Maintenance Contract. The Company's maintenance activities under the Iowa Communications Network Maintenance Contract are available on a 24-hour-per-day, 365-days-per-year basis, and consist of alarm monitoring, repair services (include splicing, digital circuit card replacement, cable relocation and circuit installation testing) and cable location services. The Iowa Communications Network Maintenance Contract expires in 2004.

  For its services under the Iowa Communications Network Maintenance Contract, the Company receives approximately $3.2 million per year, plus an additional amount based on an hourly rate for certain overtime, equipment and repair supervision activities. The Company believes that the expertise in fiber optic maintenance developed through the maintenance of the Iowa Communications Network will provide significant advantages in maintenance of the Company's own network facilities. Because commercial telecommunications use of the Part I and II segments is forbidden, however, neither the Company nor any other telecommunications carrier may use capacity on the Part I and II segments to provide telecommunications services to customers.

  OTHER SERVICES. Through McLeodUSA Publishing, the Company publishes and distributes annual "white page" and "yellow page" telephone directories to local telephone subscribers in nineteen states in the midwestern and Rocky Mountain regions of the United States, including most of the Company's target markets. In its fiscal year 1996, McLeodUSA Publishing published and distributed an aggregate of over 7 million copies of 80 telephone directories and had revenues of $52.1 million, primarily from the sale of advertising space in its telephone directories to approximately 85,000 advertisers.

  In addition, the Company provides direct marketing and telemarketing services through Ruffalo, Cody. Such services include telecommunications sales, as well as a variety of fund-raising services for colleges, universities and other non-profit organizations throughout the United States. Ruffalo, Cody derived approximately 40% of its revenues in 1996 from an agreement with a major long distance carrier to provide telemarketing services. The major long distance carrier terminated this agreement, effective December 31, 1996. As a result, the Company has redirected telemarketing resources towards selling the Company's local, long distance and other telecommunications services.

  The Company believes that its telephone directories and its direct marketing and telemarketing services will provide valuable marketing opportunities and expertise for its telecommunications services, particularly with respect to potential residential customers. The Company intends to utilize McLeodUSA Publishing's sales force of 410 direct sales personnel and telemarketers as ofMay 31, 1997 to sell both advertising space in the Company's telephone directories and, where available, the Company's telecommunications services. Furthermore, all of the Company's 162 full-time telemarketing sales personnel at its Ruffalo, Cody subsidiary as of March 31, 1997 were engaged in sales of the Company's PrimeLine(R) residential services. See "--Sales and Marketing."

  The Company also sells, installs and services telephone systems, primarily to small businesses in eastern Iowa, through Digital Communications, which the Company acquired in January 1997. The Company believes that these services will provide valuable expertise for and complement its telecommunications services offerings.

EXPANSION OF CERTAIN FACILITIES-BASED SERVICES

  The Company is constructing a fiber optic network that will enable it, when certain judicial and regulatory proceedings are resolved, to serve its end-user customers on a local switched basis as well as to serve other wireline and wireless carriers on a wholesale basis.

  The Company has leased and is testing a state-of-the-art high-capacity digital AT&T switch and plans to acquire additional switches in the future. Although the Company is not currently engaged in negotiations to acquire additional switches, such products are readily available from several suppliers, and the Company does not believe it will experience any difficulties or delays when it determines to acquire additional switches. It is anticipated that these switches will provide the switching platform for the local exchange switched telephone and long distance services planned to be offered by the Company. Given the size and regional concentration of the Company's markets, available technology and current cost structures, the Company ultimately plans to deploy a hubbed switching strategy, whereby one or more central switches would serve multiple markets via remote switching modules.

  In March 1995, the Iowa Utilities Board approved the Company's application for authorization to provide competitive switched local telephone service to business and residential customers in Cedar Rapids, Iowa. In April 1996, the Company received similar approval from the Illinois Commerce Commission to offer such service in Illinois cities other than in Chicago (which was not included in the Company's application). The Company intends to seek authorizations from the appropriate public utilities commissions to provide similar services in other markets served by the Company.

  The Company's plans to provide local switched services are dependent upon obtaining favorable interconnection agreements with local exchange carriers. In August 1996, the FCC released the Interconnection Decision implementing the interconnection portions of the Telecommunications Act. Certain provisions of the Interconnection Decision were appealed to the U.S. Eighth Circuit Court of Appeals. In July 1997, the U.S. Eighth Circuit Court of Appeals vacated portions of the Interconnection Decision, including provisions establishing a pricing methodology and a procedure permitting new entrants to "pick and choose" among various provisions of existing interconnection agreements. Although the decision does not prevent the Company from negotiating interconnection agreements

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


with local exchange carriers, it does create uncertainty about the rules governing pricing, terms and conditions of interconnection agreements, and could make negotiating such agreements more difficult and protracted. The FCC has announced that it will appeal the decision to the U.S. Supreme Court. There can be no assurance that the Company will be able to obtain interconnection agreements on terms acceptable to the Company.

  Although the Company has made no final determinations as to its target markets for facilities-based switched services, the Company intends initially to provide facilities-based switched services in Cedar Rapids, Des Moines, Waterloo, Cedar Falls, Dubuque, Sioux City, Council Bluffs, and Iowa City, Iowa and the Quad Cities of Iowa/Illinois (Davenport, Bettendorf, Rock Island and Moline), among other places. The Company then plans to expand its facilities-based services to other cities as its network develops and its market penetration increases. The foregoing statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and where the Company actually provides such services will depend on factors such as the outcome of the judicial proceedings regarding the Interconnection Decision. See "--Regulation."

  For a detailed description of the expansion of the Company's fiber optic network, see "--Network Facilities."

WIRELESS SERVICES

  The Company believes that the market for wireless telecommunications services is likely to expand significantly as equipment costs and service rates continue to decline, equipment becomes more convenient and functional and wireless services become more diverse. The Company also believes that wireline and wireless markets are converging, and that providers of wireless services increasingly will offer, in addition to products that supplement a customer's wireline communications (similar to cellular telephone services in use today), wireline replacement products that may result in wireless services becoming the customer's primary mode of communication. The Company anticipates that in the future there could potentially be eight wireless competitors in each of its proposed PCS markets: two existing cellular providers, five other PCS providers and one ESMR provider.

  Wireless telecommunications networks use a variety of radio frequencies to transmit voice and data in place of, or in addition to, standard wireline telephone networks. Wireless telecommunications technologies include one-way radio applications, such as paging or beeper services, and two-way radio applications, such as cellular and PCS telephone networks. In 1993, the FCC allocated 140 MHz of the radio spectrum (and subsequently allocated an additional 10 MHz of spectrum) for the provision of a new wireless communications service, commonly known as PCS. PCS differs from traditional cellular telephone service principally in that PCS systems will operate at a higher frequency band and employ advanced digital technology. Relative to existing cellular service, these features are expected to enable PCS system operators to offer customers lower cost service options, lighter handsets with longer battery lives, and new and enhanced service offerings.

  To accommodate a wide range of services and technologies with different spectrum requirements and to facilitate the entry of small business and rural telephone companies, the FCC divided the 150 MHz of PCS spectrum into three 10 MHz blocks, three 30 MHz blocks and 30 MHz of unlicensed spectrum. The FCC adopted the following frequency plan.

  Block A: 30 MHz (1850-1865/1930-1945 MHz)
  Block B: 30 MHz (1870-1885/1950-1965 MHz)
  Block C: 30 MHz (1895-1910/1975-1990 MHz)
  Block D: 10 MHz (1865-1870/1945-1950 MHz)
  Block E: 10 MHz (1885-1890/1965-1970 MHz)
  Block F: 10 MHz (1890-1895/1970-1975 MHz)

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

  The FCC divided service areas based upon the 51 Major Trading Areas ("MTA") and the 493 Basic Trading Areas ("BTA"), as defined by Rand McNally Commercial Atlas and Marketing Guide. Two 30 MHz frequency blocks were designated for MTA operation, and one 30 MHz frequency block was designated for BTA operation. The FCC determined that providing two frequency blocks on an MTA basis will provide economies of scale and scope necessary for the development of low-cost PCS equipment. The remaining three 10 MHz frequency blocks are designated for BTA operation. The FCC concluded that a combination of these frequency blocks and BTA service areas will minimize the start-up costs likely to result from competitive bidding, and therefore provide greater opportunity for participation by small businesses, rural telephone companies and others.

  On January 15, 1997, the FCC notified the Company that it was the successful bidder for 26 "D" and "E" block frequency PCS licenses in 24 BTAs covering all of Iowa, seven cities in Illinois, three cities in southern Minnesota, Omaha, Nebraska and Sioux Falls, South Dakota. The Company bid an aggregate of approximately $32.8 million for these PCS licenses. On January 30, 1997, the Company filed an application for such PCS licenses with the FCC. As of June 27, 1997, all 26 licenses had been granted to the Company by the FCC.

  The Company is assessing its technological options and beginning to design and engineer its proposed PCS system. The Company expects to begin constructing its PCS network and offering PCS services as part of its integrated telecommunications services over the next several years.

  The infrastructure of a PCS system generally consists of digital switches, base station transmitters and receivers, and related equipment. Additional costs are attributable to site acquisition and preparation, and installation services. The Company expects to begin selecting and acquiring sites for transmitters by the end of 1997. Sites will be selected on the basis of their coverage of targeted customers and on frequency propagation characteristics. In many cases, the Company may be required to obtain zoning approval or other permits. The use of existing towers and other facilities occupied by other telecommunications service providers and utility companies is also expected to facilitate this process. The Company has entered into long-term agreements with its electric utility stockholders (MidAmerican and IES) and with Wisconsin Power and Light Company, and may negotiate similar agreements with other companies, that will enable the Company to install PCS base stations and other equipment on such companies' towers. See "--Network Facilities." For new sites, the Company estimates that the site acquisition process may take three to twelve months. Once sites are acquired and the requisite governmental approvals are obtained, the Company estimates that preparation of each site, including grounding, ventilation and air conditioning, equipment installation, testing and optimization, generally will require an additional two to four months. In addition to system design and site acquisitions, the implementation of the proposed PCS system will require frequency planning, construction and equipment procurement, installation and testing. The Company will be required to make significant expenditures to develop, construct and operate a PCS system.

  In order to build and operate a PCS system, the Company will be required to select from among competing and potentially incompatible technologies. Digital signal transmission is accomplished through the use of frequency management technologies, or "protocols." These protocols "manage" the radio channel either by dividing it into distinct time slots (a method known as Time Division Multiple Access, or "TDMA") or by assigning specific coding instructions to each packet of digitized data that comprises a signal (a method known as Code Division Multiple Access, or "CDMA"). While the FCC has established compatible analog signaling protocols for licensed cellular systems in the U.S., there is no required universal digital signaling protocol. As of the date hereof, three principal competing, incompatible signaling protocols have been proposed by various vendors for use in PCS systems: Global System for Mobile Communications ("GSM") (a TDMA-based protocol), IS-136 (also a TDMA-based protocol) and CDMA. Because these protocols are incompatible, a subscriber of a system that relies on GSM technology, for example, will be unable to use a GSM handset when traveling in an area served only by CDMA-based wireless operators, unless it is a dual-mode handset that permits the

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

subscriber to use the cellular system in that area. For this reason, the success of each protocol will depend both on its ability to offer enhanced wireless service and on the extent to which its users will be able to use their handsets when roaming outside their service area. Each of the three principal PCS signaling protocols have been adopted by at least one PCS licensee, and each offers certain advantages and disadvantages.

  The Company has not yet selected one of the digital signaling protocols for its planned PCS network. The Company anticipates that its decision will be based primarily on an assessment of the signaling protocols selected by PCS licensees in the markets in which the Company wishes to offer roaming services as well as the technical advantages and disadvantages of each protocol.

  The Company intends to provide roaming service in its proposed PCS markets by establishing suitable roaming arrangements with other PCS operators in other markets constructing systems compatible with the digital protocol technology to be selected by the Company. The Company cannot predict when, or whether, it will be able to enter into such roaming agreements with local providers. Future subscribers to the Company's proposed PCS services will not be able to roam in markets without at least one PCS licensee using the protocol selected by the Company unless the subscriber uses a dual-mode telephone that would permit the subscriber to use the existing cellular wireless system in such other market. Such dual-mode phones are heavier and more expensive than single-mode phones.

  The Company plans to operate a fully digital PCS system. As of the date hereof, most cellular services transmit voice and data signals over analog-based systems, which use one continuous electronic signal that varies in amplitude or frequency over a single radio channel. Digital systems, on the other hand, convert voice or data signals into a stream of digits that is compressed before transmission, enabling a single radio channel to carry multiple simultaneous signal transmissions. The Company believes that this enhanced capacity, along with improvements in digital protocols, will allow the Company's proposed PCS system to offer new and enhanced services, including:

  . Secure Communications. Sophisticated encryption algorithms provide increased call security, encouraging users to make private professional and personal calls that they might otherwise have made only on wireline telephones.

  . Sophisticated Call Management. The Company expects that it will be able to offer call screening, routing and forwarding, caller I.D., message waiting, call hold, call transfer, voice activated dialing and selective call screening, rejection and forwarding through a digital PCS system.

  . Enhanced Battery Performance. While analog handsets transmit continuous electronic signals, digital handsets transmit messages in segments, turning the handset off between transmissions. (Because the handset is turned on and off hundreds of times each second, this switching is not noticed by the user.) As a result, the handset is effectively turned off for almost 90 percent of each call, thereby extending the amount of time a battery can be used without having to be recharged. Digital handsets are also capable of entering into "sleep" and "hibernation" modes when not in use, which will significantly extend the handset's battery life.

  . Single Number Service. This service provides subscribers with a convenient way to transfer all incoming calls between primary wireline and wireless locations automatically. When a subscriber's handset is activated, the network will route all incoming calls to the subscriber's wireless number. When the handset is deactivated, all calls will be directed to the subscriber's primary wireline location. Such service will enable subscribers to direct their incoming calls to one of several alternative locations (wireline telephone, paging system handset, mailbox, etc.) on an ongoing basis.

  . Enhanced Wireless Data Transmission. Digital networks will offer simultaneous voice and data communications. The Company believes that, as data transmission technologies develop, a

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

    number of potential uses for such services will merge, including short message service, "mobile office" applications (e.g., facsimile, electronic mail and connecting notebook computers with computer/data networks), access to stock quote services, transmission of text such as maps and manuals, transmission of photographs, connections of wireless point-of-sale terminals to host computers, monitoring of alarm systems, automation of meter reading and monitoring of status and inventory levels of vending machines.

  . Integrated Wireless/Wireline Features. The Company intends to bundle its
    PCS services with its wireline products, enabling subscribers to have one integrated voice mailbox, with message waiting indicators, for home, office and wireless telephones.

  The Company intends to offer a variety of wireless telecommunications services, ranging from wireline enhancement services that supplement the customer's wireline telephone (much like cellular) to wireline replacement services that will serve as the customer's primary mode of communication. An example of the latter service is "enhanced cordless" handsets, which operate as cordless wireline telephones when used in or near the customer's home and operate as wireless PCS handsets when used elsewhere.

  On July 21, 1997, the FCC granted the Company four WCS licenses in the Major Economic Areas of Milwaukee, Wisconsin, Minneapolis-St. Paul, Minnesota, Des Moines-Quad Cities, Iowa/Illinois and Omaha, Nebraska. The Company intends to use the frequency blocks covered by such licenses to provide certain fixed services, such as wireless local loop, Internet access or meter reading. There can be no assurance that the Company will be successful in acquiring any WCS licenses.

  As the wireline and wireless markets converge, the Company believes that it can also identify other opportunities to generate revenues from the wireless industry on both a retail and a wholesale basis. On a retail basis, the Company believes that it will be able to enter into "bundling/branding" arrangements with both cellular and PCS companies on favorable economic terms. On a wholesale basis, these opportunities may include (i) leasing tower sites to wireless providers, (ii) switching wireless traffic through the Company's switching platform and (iii) transporting wireless traffic using the Company's fiber optic network to interconnect wireless providers' cell sites or to connect such sites to either the Company's switches or to switches of other providers of wireline services. The Company has entered into agreements with five wireless companies to provide access to several of the towers controlled by the Company.

  The statements in the foregoing paragraphs about the Company's plans to own, develop, construct and operate a PCS system are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These plans may be revised, and the Company's actual wireless services may differ materially from that indicated by its current plans, in each case as a result of a variety of factors, including: (i) the availability of financing and regulatory approvals; (ii) the number of potential customers in a target market; (iii) the existence of strategic alliances or relationships; (iv) technological, regulatory or other developments in the Company's business; (v) changes in the competitive climate in which the Company operates; and (vi) the emergence of future opportunities. See "Risk Factors--Wireless Competition" and "Risk Factors--PCS System Implementation Risks."

NETWORK FACILITIES

  As the incumbent local exchange carriers are compelled, by regulatory changes and competitive forces, to "unbundle" their network components and to permit resale of their products, the Company expects to be able to provide its customers with a full range of telecommunications services using a combination of its own network, the networks of the incumbent local exchange carriers and the networks of other competitive carriers.

  In April 1995, as part of its overall business strategy, the Company acquired MWR from MidAmerican. MWR, which is now part of McLeodUSA Network Services, is a competitive access

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


provider which owns and operates a fiber optic network and offers special access and private line services to large businesses, institutional customers and interexchange carriers, primarily in Des Moines, Iowa. As a result of this strategic acquisition, the Company believes that it is the only competitive access provider in the Des Moines market. The Company believes the already-installed MWR network is an important aspect of its efforts to become the first state-wide integrated telecommunications provider in the upper Midwest.

  In 1995, the Iowa General Assembly passed legislation to extend the Iowa Communications Network to 543 more "endpoints" (which are usually located in schools or public libraries) throughout the state (the "Part III segments"). The majority of these fiber optic links, unlike the Part I and II segments of the Iowa Communications Network, are not to be owned by the State of Iowa, but are to be leased from a private entity, such as the Company. As a result of public bidding, the Company has the right to build and then lease capacity to the State of Iowa on 265 of such segments. Under its lease agreements with the State of Iowa, the Company is constructing a "fiber-rich" broadband network, on which the State of Iowa has agreed to lease one DS-3 circuit for a period of seven years for a total aggregate lease cost of approximately $30.5 million. Upon completion of installation of each segment, the leases provide that the State of Iowa will make a one-time up-front lease payment to the Company for the capacity, with nominal monthly lease payments thereafter. At the end of a seven-year period, the leases may be extended, upon terms to be mutually agreed upon. During the term of the leases, the State may order additional DS-3 circuits at a mutually agreed upon price.

  The Company has reached agreements with its electric utility stockholders (MidAmerican and IES) and with Wisconsin Power and Light Company that allow the Company to make use of those utilities' underground conduits, distribution poles, transmission towers and building entrances in exchange for rights by such companies to use certain capacity on the Company's network. These agreements give the Company access to rights-of-way in Iowa and in certain portions of Illinois and Wisconsin for installation of the Company's wireline and wireless networks. The Company's access to these rights-of-way are expected to have a significant positive impact on the Company's capital costs for network construction and the speed with which the Company can construct its networks. The Company believes that its strategic relationships with its electric utility stockholders give it a significant competitive advantage.

  Concurrently with construction of the Part III segments, the Company is also installing low-cost network facilities that are expected to form a series of fiber optic "self-healing rings" intended to enable the Company to provide facilities-based local and long distance service to most significant cities and towns in Iowa. Thus, the Company believes it is well positioned to become the first facilities-based state-wide integrated provider of competitive telecommunications services in the upper Midwest.

  As of March 31, 1997, the Company owned approximately 2,600 route miles of fiber optic network and expects to construct approximately 4,900 additional route miles of fiber optic network during the next three years. The Company expects that approximately half of this fiber capacity will be in the State of Iowa, with the balance built throughout the Company's other target markets. The Company will decide whether to begin construction of fiber optic network in a market based on various economic factors, including: (i) the number of its customers in a market, (ii) the anticipated operating cost savings associated with such construction and (iii) any strategic relationships with owners of existing infrastructure (e.g., utilities and cable operators).

SALES AND MARKETING

  Until June 1996, the Company directed its telecommunications sales efforts primarily toward small and medium-sized businesses. In June 1996, the Company began marketing its PrimeLine(R) services to residential customers.


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

  Marketing of the Company's integrated telecommunications services is handled by a sales and marketing group composed of direct sales personnel and telemarketers. The Company's sales force is trained to emphasize the Company's customer-focused sales and customer service efforts, including its 24-hours-per-day, 365-days-per-year customer service center, which a customer may call with any question or problem regarding the Company's services. The Company's employees answer customer service calls directly rather than requiring customers to use an automated queried message system. The Company believes that its emphasis on a "single point of contact" for meeting the customer's telecommunications needs, as well as its ability to provide one fully integrated monthly billing statement for local, long distance, 800, international, voice mail, paging, Internet access and travel card service, is very appealing to its prospective customers.

  As of March 31, 1997, marketing of the Company's integrated telecommunications services to business customers was conducted by 265 direct sales personnel, located at the Company's headquarters in Cedar Rapids, Iowa and in 44 branch sales offices in Iowa, Illinois, Minnesota, Wisconsin, South Dakota, North Dakota and Colorado. The sales personnel make direct calls to prospective and existing business customers, conduct analyses of business customers' call usage histories, and demonstrate that the Company's software systems will rate the customers' calls by comparison to the lowest cost plan of the most popular business calling plans offered by AT&T, MCI and Sprint.

  Marketing of the Company's integrated telecommunications services to residential customers was conducted as of March 31, 1997 by 162 telemarketers from the Company's Ruffalo, Cody subsidiary. The Company plans to increase this number in the future. The telemarketers emphasize the PrimeLine(R) integrated package of telecommunications services and its flat-rated per minute pricing structure for long distance service. The Company uses Ruffalo, Cody's information database to identify attractive sales opportunities and pursues those opportunities through a variety of methods, including calls from Ruffalo, Cody's telemarketing personnel.

  The Company believes that its acquisition of McLeodUSA Publishing in September 1996 enhances the Company's sales and marketing efforts of its residential services in several ways. First, it gives the Company an immediate presence in states where it is initiating service (Minnesota and Wisconsin) and also in states where it does not yet provide integrated telecommunications service but expects to do so in the future (such as South Dakota, North Dakota, Colorado, Wyoming, Montana, Utah and Idaho). Second, the Company believes that the acquisition increases the Company's penetration of current markets and accelerates its entry into new markets. The telephone directories published and distributed by McLeodUSA Publishing serve as "direct mail" advertising for the Company's telecommunications products. The directories contain or will contain detailed product descriptions and step-by-step instructions on the use of the Company's telecommunications products. The Company believes that telephone directories are commonly used sources of information that potentially provide the Company with a long-term marketing presence in millions of households and businesses that receive a McLeodUSA Publishing directory. By using the directories to market its products, the Company can reach more customers than would be possible if the acquisition had not occurred. Third, the Company believes that combining the directories' distinctive black-and-yellow motif with the trade name wMcLeodUSA strengthens brand awareness in all of the Company's markets.

  In 1997, the Company expects to expand its telecommunications sales and marketing efforts primarily by opening new branch sales offices in Minnesota, Wisconsin, South Dakota, North Dakota and Colorado, by continuing its expansion in Iowa and Illinois and by increasing its sales of long distance service in Omaha, Nebraska. The Company also expects to begin sales and marketing efforts in 1997 in Wyoming. Over the next several years, depending on competitive and other factors, the Company also intends to begin sales and marketing efforts in Montana, Idaho, Utah and Nebraska. See "Risk Factors--Dependence on Regional Bell Operating Companies; U S WEST Centrex Action" and "--Legal Proceedings." In addition, the Company expects to expand its long distance sales and

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

marketing efforts in 1997 to the remaining states in the continental United States. The foregoing statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the results of the Company's actual expansion efforts may be materially different, depending on a variety of other factors, including: (i) the availability of financing and regulatory approvals; (ii) the number of potential customers in a target market; (iii) the existence of strategic alliances or relationships;
(iv) technological, regulatory or other developments in the Company's business;
(v) changes in the competitive climate in which the Company operates; and (vi) the emergence of future opportunities.

  Sales and marketing of the Company's competitive access services are handled as of the date hereof by a small sales staff located in Des Moines, Iowa. These sales people work closely with the Company's network engineers to design and market special access and private line services.

COMPETITION

  WIRELINE COMPETITION. The telecommunications industry is highly competitive. The Company faces intense competition from local exchange carriers, including the Regional Bell Operating Companies (primarily U S WEST and Ameritech) and the General Telephone Operating Companies, which currently dominate their respective local telecommunications markets. The Company also competes with long distance carriers in the provision of long distance services. The long distance market is dominated by three major competitors, AT&T, MCI and Sprint. Hundreds of other companies also compete in the long distance marketplace. Other competitors of the Company may include cable television companies, competitive access providers, microwave and satellite carriers, wireless telecommunications providers, teleports and private networks owned by large end-users. In addition, the Company competes with the Regional Bell Operating Companies and other local exchange carriers, numerous direct marketers and telemarketers, equipment vendors and installers, and telecommunications management companies with respect to certain portions of its business. Many of the Company's existing and potential competitors have financial and other resources far greater than those of the Company. See "Risk Factors--Wireline Competition."

  The Company believes that the Telecommunications Act and state legislative and regulatory initiatives and developments in Illinois, Iowa and other states within the Company's target markets, as well as a recent series of transactions and proposed transactions between telephone companies, long distance carriers and cable companies, increase the likelihood that barriers to local exchange competition will be substantially reduced or removed. These initiatives include requirements that the Regional Bell Operating Companies negotiate with entities such as the Company to provide interconnection to the existing local telephone network, to allow the purchase, at cost-based rates, of access to unbundled network elements, to establish dialing parity, to obtain access to rights-of-way and to resell services offered by the incumbent local exchange carriers.

  The Company's plans to provide local switched services are dependent upon obtaining favorable interconnection agreements with local exchange carriers. In August 1996, the FCC released the Interconnection Decision implementing the interconnection portions of the Telecommunications Act. Certain provisions of the Interconnection Decision implementing the interconnection portions of the Telecommunications Act have been vacated by the U.S. Eighth Circuit Court of Appeals, which may limit or delay the development of competition in the local exchange switched services market. There can be no assurance that the Company will be able to obtain interconnection agreements on terms acceptable to the Company.

  The Telecommunications Act provides the incumbent local exchange carriers with new competitive opportunities. The Telecommunications Act removes previous restrictions concerning the provision of long distance service by the Regional Bell Operating Companies and also provides them with increased pricing flexibility. Under the Telecommunications Act, the Regional Bell Operating

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

Companies will, upon the satisfaction of certain conditions, be able to offer long distance services that would enable them to duplicate the "one-stop" integrated telecommunications approach used by the Company. The Company believes that it has certain advantages over these companies in providing its telecommunications services, including management's prior experience in the competitive telecommunications industry and the Company's emphasis on marketing (primarily using a direct sales force for sales to business customers and telemarketing for sales to residential customers) and on responsive customer service. However, there can be no assurance that the anticipated increased competition will not have a material adverse effect on the Company. The Telecommunications Act provides that rates charged by incumbent local exchange carriers for interconnection to the incumbent carrier's network are to be nondiscriminatory and based upon the cost of providing such interconnection, and may include a "reasonable profit," which terms are subject to interpretation by regulatory authorities. If the incumbent local exchange carriers, particularly the Regional Bell Operating Companies, charge alternative providers such as the Company unreasonably high fees for interconnection to the local exchange carriers' networks, significantly lower their rates for access and private line services or offer significant volume and term discount pricing options to their customers, the Company could be at a significant competitive disadvantage. See "Risk Factors--Regulation" and "--Regulation."

  Competition for local and access telecommunications services is based principally on price, quality, network reliability, customer service and service features. The Company believes that its management expertise allows it to compete effectively with the incumbent local exchange carriers. The Company generally offers its business customers local exchange services at prices that are substantially similar to the established retail local exchange carrier rates for basic business service, while generally providing enhanced calling features and a higher level of customer service. Using the Company's sophisticated proprietary software, each business customer subscribing to the Company's integrated telecommunications services receives the lowest long distance rate available each month from among the pricing plans of AT&T, MCI and Sprint that generally are most popular with the Company's business customers, and, in certain cases, rates specifically identified by a business customer and agreed to by the Company. Residential customers receive flat-rate long distance pricing. The Company's fiber optic networks will provide both diverse access routing and redundant electronics, which design features are not widely deployed by the local exchange carriers' networks.

  WIRELESS COMPETITION. The wireless telecommunications industry is experiencing significant technological change, as evidenced by the increasing pace of improvements in the capacity and quality of digital technology, shorter cycles for new products and enhancements, and changes in consumer preferences and expectations. The Company believes that the market for wireless telecommunications services is likely to expand significantly as equipment costs and service rates continue to decline, equipment becomes more convenient and functional, and wireless services become more diverse. The Company also believes that providers of wireless services increasingly will offer, in addition to products that supplement a customer's wireline communications (similar to cellular telephone services in use today), wireline replacement products that may result in wireless services becoming the customer's primary mode of communication. Accordingly, the Company expects competition in the wireless telecommunications business to be dynamic and intense as a result of the entrance of new competitors and the development of new technologies, products and services. The Company anticipates that in the future there could potentially be eight wireless competitors in each of its proposed PCS markets: two existing cellular providers, five other PCS providers and Nextel Communications Inc., an ESMR provider. There are over ten principal cellular providers and over 20 principal PCS licensees in the Company's proposed PCS markets.

  Competition with these or other providers of wireless telecommunications services may be intense. Many of the Company's potential wireless competitors have substantially greater financial, technical, marketing, sales, manufacturing and distribution resources than those of the Company and have significantly greater experience than the Company in testing new or improved wireless telecommunications products and services. Some competitors are expected to market other services, such as cable television access, with their wireless telecommunications service offerings. The Company does not offer cable television access. In addition, several of the Company's potential wireless competitors are operating or planning to operate, through joint ventures and affiliation arrangements, wireless telecommunications systems that encompass most of the United States. There can be no assurance that the Company will be able to compete successfully in this environment or that new technologies and products that are more commercially effective than the Company's technologies and products will not be developed. See "Risk Factors-- Wireless Competition" and "--Wireless Services."

REGULATION

  OVERVIEW. The Company's services are subject to federal, state and local regulation. The FCC exercises jurisdiction over all facilities of, and services offered by, telecommunications common carriers to the extent those facilities are used to provide, originate or terminate interstate or international communications. State regulatory commissions retain some jurisdiction over the same facilities and services to the extent they are used to originate or terminate intrastate common carrier communications. Local governments may require the Company to obtain licenses, permits or franchises regulating use of public rights-of-way necessary to install and operate its networks. In addition, the licensing, construction, operation, sale and interconnection arrangements of wireless telecommunications systems are regulated to varying degrees by the FCC. The construction and operation of wireless systems also may be subject to state and local regulation.

  The Company, through its wholly owned subsidiary McLeodUSA
Telecommunications, holds various federal and state regulatory authorizations and often joins other industry members in seeking regulatory reform at the federal and state levels to open additional telecommunications markets to competition.

  The Company, through its wholly owned subsidiary McLeodUSA Network Services, provides certain competitive access services as a private carrier on a non-regulated basis. In general, a private carrier is one that provides service to customers on an individually negotiated contractual basis, as opposed to a common carrier that provides service to the public on the basis of generally available rates, terms and conditions. The Company believes that McLeodUSA Network Services' private carrier status is consistent with applicable federal and state laws, as well as regulatory decisions interpreting and implementing those laws as of the date of this Prospectus. Should such laws and/or regulatory interpretations change in the future to reclassify McLeodUSA Network Services' regulatory status, the Company believes that compliance with such reclassification would not have a material adverse effect on the Company.

  The Company, through its wholly owned subsidiary Ruffalo, Cody, is subject to certain federal and state regulatory requirements, including, in certain states, bonding requirements, due to its direct marketing, telemarketing and fund-raising activities.

  FEDERAL REGULATION. The Telecommunications Act became effective February 8, 1996. The Telecommunications Act preempts state and local laws to the extent that they prevent competitive entry into the provision of any telecommunications service. Subject to this limitation, however, the state and local governments retain most of their existing regulatory authority. The Telecommunications Act imposes a variety of new duties on incumbent local exchange carriers in order to promote competition in local exchange and access services. Some smaller telephone companies may seek suspension or modification of these duties, and some companies serving rural areas are exempt from these duties. Some duties are also imposed on non-incumbent local exchange carriers, such as the Company. The duties created by the Telecommunications Act include the following:

Reciprocal
Compensation.............
                           Requires all local exchange carriers to complete calls originated by competing carriers under reciprocal arrangements at prices based

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                           on a reasonable approximation of incremental cost
                           or through mutual exchange of traffic without explicit payment.

                           Requires all local exchange carriers to permit
Resale...................  resale of their telecommunications services without unreasonable restrictions or conditions. In addition, incumbent local exchange carriers are required to offer wholesale versions of all retail services to other telecommunications carriers for resale at discounted rates, based on the costs avoided by the incumbent local carrier in the wholesale offering.

Interconnection..........  Requires incumbent local exchange carriers to permit their competitors to interconnect with their facilities at any technically feasible point within their networks, on nondiscriminatory terms, at prices based on cost (which may include a reasonable profit). At the option of the carrier seeking interconnection, physical collocation of the requesting carrier's equipment in the incumbent local exchange carrier's premises must be offered, except where the incumbent local exchange carrier can demonstrate space limitations or other technical impediments to collocation.

Unbundled Access.........  Requires incumbent local exchange carriers to provide nondiscriminatory access to unbundled network elements (including network facilities, equipment, features, functions, and capabilities) at any technically feasible point within their networks, on nondiscriminatory terms, at prices based on cost (which may include a reasonable profit).

Number Portability.......  Requires all local exchange carriers to permit users of telecommunications services to retain existing telephone numbers without impairment of quality, reliability or convenience when switching from one telecommunications carrier to another.

Dialing Parity...........  Requires all local exchange carriers to provide
                           "1+" equal access to competing providers of telephone exchange service and toll service, and to provide nondiscriminatory access to telephone numbers, operator services, directory assistance, and directory listing, with no unreasonable dialing delays.

Access to Rights-of-       Requires all local exchange carriers to permit
Way......................  competing carriers access to poles, ducts, conduits and rights-of-way at regulated prices.

  Incumbent local exchange carriers are required to negotiate in good faith with carriers requesting any or all of the above arrangements. Certain FCC rules regarding negotiation and pricing of interconnection agreements have been stayed by the U.S. Eighth Circuit Court of Appeals. On November 12, 1996, the U.S Supreme Court refused to vacate the decision of the U.S. Eighth Circuit Court of Appeals. However, carriers still may negotiate agreements, and if the negotiating carriers cannot reach agreement within a prescribed time, either carrier may request binding arbitration of the disputed issues by the state regulatory commission.

  The Telecommunications Act also eliminates previous prohibitions on the provision of interLATA long distance services by the Regional Bell Operating Companies and the General Telephone Operating Companies. The Regional Bell Operating Companies are now permitted to provide

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interLATA long distance service outside those states in which they provide local exchange service ("out-of-region long distance service") upon receipt of any necessary state and/or federal regulatory approvals that are otherwise applicable to the provision of intrastate and/or interstate long distance service. Under the Telecommunications Act, the Regional Bell Operating Companies will be allowed to provide long distance service within the regions in which they also provide local exchange service ("in-region service") upon specific approval of the FCC and satisfaction of other conditions, including a checklist of interconnection requirements. The General Telephone Operating Companies are permitted to enter the long distance market without regard to limitations by region, although regulatory approvals otherwise applicable to the provision of long distance service will need to be obtained. The General Telephone Operating Companies are also subject to the provisions of the Telecommunications Act that impose interconnection and other requirements on local exchange carriers.

  The Telecommunications Act imposes certain restrictions on the Regional Bell Operating Companies in connection with the Regional Bell Operating Companies' entry into long distance services. Among other things, the Regional Bell Operating Companies must pursue such activities only through separate subsidiaries with separate books and records, financing, management and employees, and all affiliate transactions must be conducted on an arm's length and nondiscriminatory basis. The Regional Bell Operating Companies are also prohibited from jointly marketing local and long distance services, equipment and certain information services unless competitors are permitted to offer similar packages of local and long distance services in their market. Further, the Regional Bell Operating Company must obtain in-region long distance authority before jointly marketing local and long distance services in a particular state. Additionally, AT&T and other major carriers serving more than 5% of the nation's presubscribed long distance access lines are also restricted, under certain conditions, from packaging their long distance services and local services provided over Regional Bell Operating Company facilities. These restrictions do not, however, apply to the Company because it does not serve more than 5% of the nation's presubscribed access lines.

  Prior to passage of the Telecommunications Act, the FCC had already established different levels of regulations for dominant and non-dominant carriers. For domestic common carrier telecommunications regulation, incumbent local exchange carriers, including the Regional Bell Operating Companies, are, as of the date hereof, considered dominant carriers for the provision of interstate access and interexchange services, while other interstate service providers, such as the Company, are considered non-dominant carriers. The FCC has recently proposed that the Regional Bell Operating Companies offering out-of-region interstate long distance services be regulated as non-dominant carriers, as long as such services are offered by an affiliate of the Regional Bell Operating Company that complies with certain structural separation requirements. The FCC regulates many of the rates, charges and services of dominant carriers to a greater degree than non-dominant carriers.

  As a non-dominant carrier, the Company may install and operate facilities for the transmission of domestic interstate communications without prior FCC authorization, although FCC authorization is required for the provision of international telecommunications by non-dominant carriers. McLeodUSA Telecommunications has obtained FCC authority to provide international services. Services of non-dominant carriers are subject to relatively limited regulation by the FCC. As of the date hereof, non-dominant carriers are required to file tariffs listing the rates, terms and conditions of interstate access and international services provided by the carrier. Periodic reports concerning the carrier's interstate circuits and deployment of network facilities also are required to be filed. The FCC generally does not exercise direct oversight over cost justification and the level of charges for services of non-dominant carriers, although it has the power to do so. The Company must offer its interstate services on a nondiscriminatory basis, at just and reasonable rates, and remains subject to FCC complaint procedures. Pursuant to these FCC requirements, the Company's subsidiary, McLeodUSA Telecommunications, has filed and maintains with the FCC a tariff for its interstate and international services. All of the interstate and international retail "basic" services (as defined by the FCC) provided by the Company (through such subsidiary) and the rates charged for those services are described therein.

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

  On October 29, 1996, the FCC adopted an order in which it eliminated the requirement that non-dominant interstate carriers such as the Company maintain tariffs on file with the FCC for domestic interstate interexchange services. The FCC's order was issued pursuant to authority granted to the FCC in the Telecommunications Act to "forebear" from regulating any telecommunications service provider if the FCC determines that the public interest will be served. Following a nine-month transition period, relationships between carriers and their customers will be set by contract. Long distance companies are no longer required to file with the FCC tariffs for interstate interexchange services and may immediately cease filing such tariffs. However, several parties formally requested the FCC to reconsider its order, and MCI, Sprint and The American Carriers Telephone Association have separately appealed the FCC's order to the United States Court of Appeals for the District of Columbia Circuit. On February 13, 1997, the United States Court of Appeals for the District of Columbia Circuit stayed the FCC's order pending judicial review of the appeals. If the appeals are unsuccessful and the FCC's order becomes effective, the Company believes that the elimination of the FCC's tariff requirement will permit the Company more rapidly to respond to changes in the marketplace. In the absence of tariffs, however, the Company will be required to obtain agreements with its customers regarding many of the terms of its existing tariffs, and uncertainties regarding such new contractual terms could increase the risk of claims against the Company from its customers.

  On May 8, 1997, the FCC issued an order to implement the provisions of the Telecommunications Act relating to the preservation and advancement of universal telephone service (the "Universal Service Order"). The Universal Service Order affirmed the policy principles for universal telephone service set forth in the Telecommunications Act, including quality service, affordable rates, access to advanced services, access in rural and high-cost areas, equitable and non-discriminatory contributions, specific and predictable support mechanisms, and access to advanced telecommunications services for schools, health care providers and libraries. The Universal Service Order added "competitive neutrality" to the FCC's universal service principles by providing that universal service support mechanisms and rules should not unfairly advantage or disadvantage one provider over another, nor unfairly favor or disfavor one technology over another. The Universal Service Order also requires all telecommunications carriers providing interstate telecommunications services, including the Company, to contribute to universal service support. Such contributions will be assessed based on interstate and international end-user telecommunications revenues. The Company does not expect the Universal Service Order to have a material adverse effect on the Company.

  The FCC also imposes prior approval requirements on transfers of control and assignments of operating authorizations. The FCC has the authority to generally condition, modify, cancel, terminate or revoke operating authority for failure to comply with federal laws and/or the rules, regulations and policies of the FCC. Fines or other penalties also may be imposed for such violations. There can be no assurance that the FCC or third parties will not raise issues with regard to the Company's compliance with applicable laws and regulations.

  The FCC, through the Initial Interconnection Decisions, has ordered the Regional Bell Operating Companies and all but one of the other local exchange carriers having in excess of $100 million in gross annual revenue for regulated services to provide expanded interconnection to local exchange carrier central offices to any competitive access provider, interexchange carrier or end user seeking such interconnection for the provision of interstate access services. As a result, the Company is able to reach most business customers in its metropolitan service areas and can expand its potential customer base. The FCC has imposed mandatory virtual collocation obligations on the local exchange carriers. Virtual collocation is a service in which the local exchange carrier leases or purchases equipment designated by the interconnector and exerts complete physical control over this equipment, including central office installation, maintenance and repair. Some local exchange carriers have voluntarily filed tariffs making "physical collocation" available, enabling the interconnector to place its equipment in the local exchange carriers central office space. As noted above, the Telecommunications Act now requires most incumbent local exchange companies to offer physical collocation.

  Subsequent to the enactment of the Telecommunications Act, the FCC has begun a series of expedited rulemaking proceedings to implement the requirements of the Telecommunications Act concerning interconnection with local exchange carrier facilities and other essential terms of the relationships between competing local carriers. On August 8, 1996, the FCC adopted the Interconnection Decision to implement the interconnection, resale and number portability provisions of the Telecommunications Act. Certain provisions of these rules were appealed to various U.S. Courts of Appeals. These appeals were consolidated into proceedings before the U.S. Eighth Circuit Court of Appeals. The U.S. Eighth Circuit Court of Appeals vacated certain provisions of the Interconnection Decision, including the pricing rules and rules that would have permitted new entrants to "pick and choose" among various provisions of existing interconnection agreements. The FCC has announced that it will appeal the U.S. Eighth Circuit Court of Appeals' decision to the U.S. Supreme Court.

  In connection with the Initial Interconnection Decisions, the FCC granted local exchange carriers additional flexibility in pricing their interstate special and switched access services on a central office specific basis. Under this pricing scheme, local exchange carriers may establish pricing zones based on access traffic density and charge different prices for central offices in each zone. Although no assurances are possible, the Company anticipates that the FCC will grant local exchange carriers increasing pricing flexibility as the number of interconnection agreements and competitors increases. In a related proceeding, the FCC has announced that it is adopting new pricing rules that restructure local exchange carrier switched transport rates in order to facilitate competition for switched access. In addition, on May 7, 1997, the FCC adopted rules that will require independent local exchange carriers and competitive local exchange carriers to substantially decrease the prices they charge for switched and special access, and that will change how access charges are calculated. These changes are intended to reduce access charges paid by interexchange carriers, including the Company, to local exchange companies and shift certain usage-based charges to flat-rate, monthly per-line charges. The FCC has also requested comments on whether to impose usage-sensitive charges on Internet service providers that are presently exempt from access charges.

  In January 1997, U S WEST proposed to implement certain interconnection surcharges in each of the states in its service region. On February 20, 1997, the Company and several other parties filed a petition with the FCC objecting to U S WEST's proposal. The petition was based on Section 252(d) of the Telecommunications Act, which governs the pricing of interconnection and network elements. The Company believes that U S WEST's proposal is an unlawful attempt to recover costs associated with the upgrading of U S WEST's network, in violation of Section 252 of the Telecommunications Act. U S WEST filed an opposition to the Company's petition with the FCC on March 3, 1997. The matter remains pending before the FCC.

  As of the date hereof, the Company does not offer PCS or cellular services. On January 15, 1997, the FCC notified the Company that it was the successful bidder for 26 "D" and "E" block frequency PCS licenses covering areas of Iowa, Illinois, Minnesota, Nebraska and South Dakota. The Company filed an application for such PCS licenses on January 30, 1997. As of June 27, 1997, all 26 licenses had been granted to the Company by the FCC.

  On April 28, 1997, the FCC informed the Company that it was also the successful bidder for four WCS licenses in the Major Economic Areas of Milwaukee, Wisconsin, Minneapolis-St. Paul, Minnesota, Des Moines-Quad Cities, Iowa/Illinois and Omaha, Nebraska. The Company filed an application for such licenses on May 12, 1997. If the Company receives such WCS licenses, the Company intends to use the frequency blocks covered by such licenses to provide certain fixed services such as wireless local loop, Internet access, or meter reading. There can be no assurance that the Company will be successful in acquiring any WCS licenses.

  In general, applications for FCC radio licenses may be conditioned or denied, and may be revoked after grant, if the FCC finds that an entity lacks the requisite "character" qualification to be a licensee. In making that determination, the FCC considers whether an applicant or licensee has been the subject of adverse findings in a judicial or administrative proceeding involving, among other things, the possession or sale of unlawful drugs, fraud, antitrust violations or unfair competition, and has complied with the FCC's ownership, bidding and build-out rules.

  All PCS licenses will be granted for a ten-year period, at the end of which, absent prior revocation or a violation of the FCC's rules by the licensee, they will be renewed. All PCS licensees must construct facilities that offer coverage to one-third of the population of their service area within five years of their initial license grants and to two-thirds of the population within ten years. Licensees that fail to meet the coverage requirements may be subject to forfeiture of the license.

  The Communications Act requires the FCC's prior approval of the assignment or transfer of control of a PCS license. In addition, the FCC has established transfer disclosure requirements that require licensees who transfer control of or assign a PCS license within the first three years to file associated contracts for sale, option agreements, management agreements or other documents disclosing the total consideration that the applicant would receive in return for the transfer or assignment of its license. Non-controlling interests in an entity that holds a PCS license or PCS system generally may be bought or sold by U.S. companies or individuals without prior FCC approval.

  Under the Telecommunications Act, non-U.S. citizens or their representatives, foreign governments or their representatives, or corporations organized under the laws of a foreign country may not own, in the aggregate, more than 20% of a company holding a common carrier radio license; or more than 25% of the parent of a common carrier radio licensee if the FCC determines that the public interest would be served by prohibiting such ownership. As a result of its ownership of PCS licenses, the Company is required to comply with these foreign ownership restrictions. In addition, the FCC has imposed reporting requirements with respect to foreign affiliations between U.S. international and foreign telecommunications carriers, as well as reports of certain investments by other foreign entities. Depending on the particular foreign affiliate and its "home" market, the FCC may limit the size of the foreign affiliate's investment in the U.S. carrier or subject the U.S. carrier to dominant carrier regulation on one or more international routes. The Company's subsidiary, McLeodUSA Telecommunications, holds FCC authority to provide international services, and therefore is also subject to the FCC's rules on foreign affiliations.

  Failure to comply with statutory requirements on foreign ownership of companies holding radio licenses, or with the FCC's foreign affiliation reporting requirements, may result in the FCC issuing an order to the entity requiring divestiture of alien ownership to bring the entity into compliance with the Communications Act and the FCC's rules. In addition, fines, a denial of renewal or revocation of radio licenses are possible. The Restated Certificate permits the Board to redeem any of the Company's capital stock from stockholders to the extent necessary to prevent the loss or secure the reinstatement of any license, operating authority or franchise from any governmental authority. As of the date hereof, the Company has no knowledge of any alien ownership or affiliation with foreign telecommunications carriers in violation of the Communications Act or the FCC's rules.

  Following the grant of a PCS license, existing licensees that operate certain fixed microwave systems within the PCS license area retain the right to continue to operate their systems until 2005. To secure a sufficient amount of unencumbered spectrum to operate a PCS system efficiently, the Company may need to relocate many of these incumbent licensees. In an effort to balance the competing interests of existing microwave users and newly authorized PCS licensees, the FCC has adopted a transition plan to relocate such microwave operators to other spectrum blocks. This transition plan allows most microwave users to operate in the PCS spectrum for a one-year voluntary negotiation period and an additional one-year mandatory negotiation period. For public safety entities dedicating a majority of their system communications for police, fire or emergency medical services operations, the voluntary negotiation period is three years. Parties unable to reach agreement within these time periods may refer the matter to the FCC for resolution, but the incumbent microwave user is permitted to continue its operations until final FCC resolution of the matter. In connection with its

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

proposed PCS system, the Company estimates that it may be required to relocate approximately 50 microwave links operated by approximately 19 different microwave licensees.

  Wireless systems are also subject to certain Federal Aviation Administration regulations respecting the location, lighting and construction of transmitter towers and antennas and may be subject to regulation under the National Environmental Policy Act and the environmental regulations of the FCC. Wireless providers also must satisfy a variety of FCC requirements relating to technical and reporting matters. One such requirement is the coordination of proposed frequency usage between adjacent systems. In addition, the height and power of base station transmitting facilities and the type of signals they emit must fall within specified parameters.

  The Company, through its wholly owned subsidiary Ruffalo, Cody, is also subject to rules governing telemarketing that have been promulgated by both the FCC and the Federal Trade Commission (the "FTC"). The FCC and FTC telemarketing rules prohibit telemarketers, such as Ruffalo, Cody, from engaging in certain deceptive telemarketing practices and require that telemarketers make certain disclosures. For example, these telemarketing rules: prohibit the use of autodialers that employ prerecorded voice messages without the prior express consent of the dialed party; proscribe the facsimile transmission of unsolicited advertisements; require telemarketers to disclose clear and conspicuous information concerning quality, cost and refunds to a customer before a customer makes a purchase; require telemarketers to compile lists of individuals who desire not to be contacted; limit telemarketers to calling residences between the hours of 8:00 a.m. and 9:00 p.m.; require telemarketers to explicitly identify the seller and state that the purpose of the call is to sell goods; and prohibit product misrepresentations.

  STATE REGULATION. McLeodUSA Telecommunications, the Company's subsidiary that provides intrastate common carrier services, is also subject to various state laws and regulations. Most public utilities commissions subject providers such as the Company to some form of certification requirement, which requires providers to obtain authority from the state public utilities commission prior to the initiation of service. In most states, including Iowa and Illinois, the Company also is required to file tariffs setting forth the terms, conditions and prices for services that are classified as intrastate. The Company also is required to update or amend its tariffs when it adjusts its rates or adds new products, and is subject to various reporting and record-keeping requirements.

  Many states also require prior approval for transfers of control of certified carriers, corporate reorganizations, acquisitions of telecommunications operations, assignment of carrier assets, carrier stock offerings and incurrence by carriers of significant debt obligations. Certificates of authority can generally be conditioned, modified, canceled, terminated or revoked by state regulatory authorities for failure to comply with state law and/or the rules, regulations and policies of state regulatory authorities. Fines or other penalties also may be imposed for such violations. There can be no assurance that state utilities commissions or third parties will not raise issues with regard to the Company's compliance with applicable laws or regulations.

  The Company, through McLeodUSA Telecommunications, holds certificates to offer local services through partitioning U S WEST switches in Iowa and Ameritech switches in Illinois, has long distance authority in Iowa and Illinois and has tariffs on file in these states, as necessary, governing the provision of local and intrastate long distance services. In March 1995 and April 1996, respectively, the Company received state regulatory approval in Iowa and in Illinois to offer local switched services in Cedar Rapids, Iowa and in Illinois cities other than Chicago. The Company intends to seek regulatory approval to provide such services in other cities and towns in Iowa and other states targeted by the Company when the economic terms of interconnection with the incumbent local exchange carrier make the provision of local switched services cost-effective. See "--Expansion of Certain Facilities-based Services." In addition, the Company is authorized to provide local exchange and long distance services through resale in Colorado, Illinois, Iowa, Minnesota, Wisconsin, Wyoming, Montana, South Dakota, North Dakota and

Idaho. The Company also is authorized to offer long distance service in 45 states in the continental United States. The Company has obtained authority to provide long distance service in such states, including states outside of its target markets, because it believes this capability will enhance the Company's ability to attract business customers that have offices outside of the Company's target markets. The Company may also apply for authority to provide services in other states in the future. While the Company expects and intends to obtain necessary operating authority in each jurisdiction where it intends to operate, there can be no assurance that each jurisdiction will grant the Company's request for authority.

  Although the Telecommunications Act preempts the ability of states to forbid local service competition, some states where the legality of such competition was previously uncertain have not yet completed regulatory or statutory actions to comply with the Telecommunications Act. Furthermore, the Telecommunications Act preserves the ability of states to impose reasonable terms and conditions of service and other regulatory requirements. In the last several years, Iowa, Illinois, Minnesota, Wisconsin, Wyoming and North Dakota have enacted broad changes in those states' telecommunications laws that authorize the entry of competitive local exchange carriers and provide for new regulations to promote competition in local and other intrastate telecommunications services. The Company believes that these state statutes provide some protection to the Company against any discriminatory conduct by the Regional Bell Operating Companies. The Iowa Utilities Board, for example, has determined in three separate instances that the conduct of U S WEST discriminated against the Company in violation of Iowa law. U S WEST appealed two of these decisions by the Iowa Utilities Board. On January 28, 1997, the Iowa District Court hearing the appeals affirmed the decision of the Iowa Utilities Board in one of the proceedings. U S WEST subsequently withdrew its appeal in the other matter.

  The Company believes that, as the degree of intrastate competition increases, the states will offer the local exchange carriers increasing pricing flexibility. This flexibility may present the local exchange carriers with an opportunity to subsidize services that compete with the Company's services with revenues generated from non-competitive services, thereby allowing incumbent local exchange carriers to offer competitive services at prices below the cost of providing the service. The Company cannot predict the extent to which this may occur or its impact on the Company's business.

  The Communications Act preempts state or local regulation of the entry of, or the rates charged by, any commercial or private radio service provider. Notwithstanding such preemption, a state may petition the FCC for authority to begin regulating or to continue regulating commercial radio services rates. Petitioners must demonstrate that existing market conditions cannot protect consumers from unreasonable and unjust rates or that the service is a replacement for traditional wireline telephone service for a substantial portion of the wireline service within the state. As of the date hereof, the states in which the Company plans to provide PCS service have not sought to regulate such matters.

  States are not, however, prohibited from regulating other terms and conditions of commercial mobile radio service, such as quality, billing procedures and consumer protection standards. In addition, the siting and construction of radio transmitter towers, antennas and equipment shelters are often subject to state or local zoning, land use and other regulations. Under the Telecommunications Act, states may not restrict cell siting or modification based on the environmental effects of radio frequency emissions if the emissions meet FCC standards.

  The Company, through Ruffalo, Cody, engages in various direct marketing, telemarketing and fund-raising activities. Most states have laws that govern either direct marketing, telemarketing or fund-raising activities. In states that regulate such activities, several types of restriction have been imposed, either singly or in combination, including: (i) pre-commencement and post-completion registration requirements; (ii) posting of professional bonds; (iii) filing of operational contracts; (iv) imposing statutory waiting periods; (v) requiring employee registration; and (vi) prohibiting control over funds collected from such activities.

  LOCAL GOVERNMENT AUTHORIZATIONS. The Company is required to obtain street use and construction permits and licenses and/or franchises to install and expand its fiber optic networks using municipal rights-of-way. In some municipalities where the Company has installed or anticipates constructing networks, it will be required to pay license or franchise fees based on a percentage of gross revenues or on a per linear foot basis. There can be no assurance that, following the expiration of existing franchises, fees will remain at their current levels. In many markets, the local exchange carriers do not pay such franchise fees or pay fees that are substantially less than those required to be paid by the Company. To the extent that competitors do not pay the same level of fees as the Company, the Company could be at a competitive disadvantage. Termination of the existing franchise or license agreements prior to their expiration dates or a failure to renew the franchise or license agreements and a requirement that the Company remove its facilities or abandon its network in place could have a material adverse effect on the Company.

EMPLOYEES

  As of March 31, 1997, the Company employed a total of 2,104 full-time employees and 371 part-time employees. The Company believes that its future success will depend on its continued ability to attract and retain highly skilled and qualified employees. The Company believes that its relations with its employees are good.

PROPERTY

  The Company owns or leases offices and space in a number of locations, primarily for sales offices and network equipment installations. In August 1996, the Company purchased approximately 194 acres of farm land in southern Cedar Rapids, Iowa on which the Company has constructed a one-story, 160,000 square foot building that serves as the Company's new headquarters. The Company plans to construct an additional office building as well as other buildings that will house the Company's telephone switching, computer and maintenance equipment on this property. The total cost of the construction of the Company's new corporate headquarters and associated buildings is estimated to be approximately $37.1 million. The Company also maintains 55,000 square feet of office space at its former headquarters in Cedar Rapids, Iowa, under a lease expiring in March 2001. In addition, the Company owns 88 acres of undeveloped farm and forest land in southern Cedar Rapids, Iowa.

LEGAL PROCEEDINGS

  The Company is not aware of any material litigation against the Company. The Company is involved in numerous regulatory proceedings before various public utilities commissions, particularly the Iowa Utilities Board, as well as before the FCC.

  The Company is dependent on the Regional Bell Operating Companies for provision of its local and certain of its long distance services. As of the date hereof, U S WEST and Ameritech are the Company's sole suppliers of access to local central office switches. The Company uses such access to partition the local switch and provide local service to its customers.

  The Company purchases access in the form of a product generally known as "Centrex." Without such access, the Company could not, as of the date hereof, provide bundled local and long distance services, although it could provide stand-alone long distance service. Since the Company believes its ability to offer bundled local and long distance services is critical to its current sales efforts, any successful effort by U S WEST or Ameritech to deny or substantially limit the Company's access to partitioned switches would have a material adverse effect on the Company.

  On February 5, 1996, U S WEST filed tariffs and other notices announcing its intention to limit future Centrex access to its switches by Centrex customers (including the Company) throughout U S WEST's fourteen-state service region, effective February 5, 1996. Although U S WEST stated that it would "grandfather" existing Centrex agreements with the Company and permit the Company to continue to use U S WEST's central office switches through April 29, 2005, it also indicated that it would not permit the Company to expand to new cities and would severely limit the number of new lines it would permit the Company to partition onto U S WEST's portion of the switches in cities served by the Company.

  The Company has challenged, or is challenging, the U S WEST Centrex Action before the public utilities commissions in certain of the states served by U S WEST where the Company is doing business or plans to do business. The Company based such challenges on various state and federal laws, regulations and regulatory policies, including Sections 251(b)(1) and 251(c)(4)(B) of the Telecommunications Act, which the Company believes impose upon the Regional Bell Operating Companies the duty not to prohibit, and not to impose unreasonable or discriminatory conditions or limitations on, the resale of their telecommunications services, and Section 251(c)(4)(A) of the Telecommunications Act, which the Company believes obligates the Regional Bell Operating Companies to offer for resale at wholesale rates any telephone communications services that are provided at retail to subscribers who are not telecommunications carriers. Additional statutes cited in the Company's challenges include provisions of the laws of Iowa, Minnesota, Nebraska, South Dakota, North Dakota, Idaho and Colorado, which the Company believes prohibit restrictions on the resale of local exchange services, functions or capabilities; prohibit local exchange carriers from refusing access by other carriers to essential facilities on the same terms and conditions as the local exchange carrier provides to itself; and prohibit the provision of carrier services pursuant to rates, terms and conditions that are unreasonably discriminatory.

  In Iowa, the Company filed a complaint with the Iowa Utilities Board against U S WEST's actions and was granted interim relief on an ex parte basis that allowed the Company to continue to expand to new cities and expand the number of new lines partitioned onto U S WEST's switches. Subsequent to the grant of interim relief, the Company on March 18, 1996 entered into a settlement agreement with U S WEST that permits the Company to continue to expand, without restrictions, the number of new lines it serves in Iowa through March 18, 2001. In addition, the settlement agreement provides that the Company may expand to seven new markets (central offices) in Iowa per year through March 18, 2001. As a result of the settlement agreement, the Company withdrew its complaint before the Iowa Utilities Board. Because MCI, AT&T and others also challenged U S WEST's action, the Iowa Utilities Board continued to review the U S WEST Centrex Action and on June 14, 1996 issued an order rejecting U S WEST's filing. The order of the Iowa Utilities Board was appealed by U S WEST and affirmed by the Iowa District Court for Polk County on February 21, 1997.

  In Minnesota, U S WEST's initial filing was rejected on procedural grounds by the Public Utilities Commission. On April 30, 1996, U S WEST refiled its proposed limitations on Centrex service in Minnesota, proposing to "grandfather" the service to existing customers as of July 9, 1996. The Company opposed this filing in a letter to the Minnesota Public Utilities Commission on May 20, 1996. On May 31, 1996, the Minnesota Public Utilities Commission issued an order suspending the new U S WEST filing and scheduling a contested-case proceeding to consider it. On December 23, 1996, an administrative law judge ruled that U S WEST must continue to offer Centrex service in Minnesota. U S WEST filed exceptions to this ruling. The Minnesota Public Utilities Commission denied U S WEST's exceptions on February 20, 1997. U S WEST has filed a petition for rehearing with the Minnesota Public Utilities Commission. As of the date hereof, the Minnesota Public Utilities Commission had not yet ruled on the petition for a rehearing.

  In South Dakota, the Public Utilities Commission rejected the U S WEST Centrex Action on August 22, 1996. U S WEST appealed the unfavorable decision of the Public Utilities Commission in

South Dakota state court. On December 2, 1996, the South Dakota state court hearing the appeal affirmed the decision of the Public Utilities Commission.

  In North Dakota, on November 6, 1996, the Public Service Commission concluded that the U S WEST Centrex Action is unlawful and ordered U S WEST to reinstate Centrex service in North Dakota. U S WEST appealed the unfavorable decision by the Public Service Commission in North Dakota state court. On January 24, 1997, the North Dakota state court hearing the appeal affirmed the decision of the Public Service Commission.

  In Nebraska, on November 25, 1996, the Public Service Commission rejected complaints objecting to the U S WEST Centrex Action. On February 3, 1997, the Company and other parties appealed the order of the Public Service Commission to the Nebraska Court of Appeals. The appeal remains pending.

  In Idaho, on November 14, 1996, the Public Utilities Commission rejected complaints by AT&T and MCI objecting to the U S WEST Centrex Action. On January 31, 1997, the Company filed its own complaint with the Idaho Public Utilities Commission. As of the date hereof, the Idaho Public Utilities Commission has not yet ruled on the Company's complaint.

  In Utah, on September 26, 1996, the Public Service Commission rejected the U S WEST Centrex Action and ordered U S WEST to continue the availability of Centrex service for resale. Upon rehearing, however, the Utah Public Service Commission issued an order on April 29, 1997 imposing temporary restrictions on Centrex resale. The Company is currently evaluating its options regarding these temporary restrictions.

  Other telecommunication firms also have challenged the U S WEST Centrex Action in each of the other states where U S WEST engages in local telephone service and public utilities commissions in several of those states have rejected the U S WEST Centrex Action. In Oregon, U S WEST's filing was rejected by the Public Utilities Commission on March 7, 1996. In Colorado, on September 3, 1996, an administrative law judge issued a recommendation that the U S WEST Centrex Action be rejected. On December 20, 1996, the Colorado Public Utilities Commission rejected U S WEST's exceptions to the recommendation. In Wyoming, U S WEST's filing was rejected by the Public Service Commission on September 6, 1996. On March 21, 1997, the Wyoming Public Service Commission rejected U S WEST's petition for a rehearing of the matter. U S WEST appealed the decision of the Public Service Commission to Wyoming state court on April 2, 1997. The appeal remains pending. On October 29, 1996, the Arizona Corporation Commission rejected the U S WEST Centrex Action. In New Mexico, the Public Service Commission has not allowed U S WEST's filing to become effective. In Montana, on March 6, 1997, the Public Service Commission approved the U S WEST Centrex Action. AT&T and MCI asked for reconsideration by the Montana Public Service Commission, which request was denied on June 10, 1997.

  The Company anticipates that U S WEST will continue to appeal unfavorable decisions by public utilities commissions with respect to the U S WEST Centrex Action.

  In addition to the U S WEST Centrex Action, U S WEST has taken other measures that may impede the Company's ability to use Centrex service to provide its competitive local exchange services. In Colorado, U S WEST filed new tariffs in July 1996 that, as interpreted by U S WEST, would prohibit the Company from consolidating telephone lines of separate customers into leased common blocks in U S WEST's central office switches, thereby significantly increasing the cost of serving customers in Colorado through resale of Centrex services. The Company filed a complaint with the Colorado Public Utilities Commission on February 12, 1997 alleging that U S WEST's tariffs, as interpreted by U S WEST, unlawfully create a barrier to the Company's ability to compete in Colorado.

The Company's complaint was suspended to allow the Colorado Public Utilities Commission to rule on the same issues in a U S WEST tariff proceeding, which ruling is expected in July 1997.

  In January 1997, U S WEST proposed to implement certain interconnection surcharges in each of the states in its service region. On February 20, 1997, the Company and several other parties filed a petition with the FCC objecting to U S WEST's proposal. The petition was based on Section 252(d) of the Telecommunications Act, which governs the pricing of interconnection and network elements. The Company believes that U S WEST's proposal is an unlawful attempt to recover costs associated with the upgrading of U S WEST's network, in violation of Section 252 of the Telecommunications Act. U S WEST filed an opposition to the Company's petition with the FCC on March 3, 1997. The matter remains pending before the FCC.

  There can be no assurance that the Company will ultimately succeed in its legal challenges to the U S WEST Centrex Action or other actions by U S WEST that have the effect of preventing or deterring the Company from using Centrex service, or that these actions by U S WEST, or similar actions by other Regional Bell Operating Companies, will not have a material adverse effect on the Company. In any jurisdiction where U S WEST prevails, the Company's ability to offer integrated telecommunications services would be impaired, which could have a material adverse effect on the Company. See "Risk Factors--Dependence on Regional Bell Operating Companies; U S WEST Centrex Action" and "-- Competition."

  If the U S WEST Centrex Action or other actions by U S WEST have the effect of preventing or deterring the Company from using Centrex service in any jurisdiction and the Company is consequently not able to obtain Centrex access on acceptable economic terms or at all in a state where the Company is doing business or plans to do business, the Company intends to evaluate other U S WEST services that could potentially be purchased and resold in such jurisdiction to allow the Company to provide some form of integrated local and long distance services until the Company can obtain access to unbundled elements pursuant to interconnection agreements. There can be no assurance that the Company would be able to identify, purchase and resell any such U S WEST service or ultimately obtain access to such unbundled elements.

  The Company also anticipates that U S WEST will seek various legislative initiatives in states within the Company's target market area in an effort to reduce state regulatory oversight over its rates and operations. There can be no assurance that U S WEST will not succeed in such efforts or that any such state legislative initiatives, if adopted, will not have a material adverse effect on the Company.

  As a result of its use of the Centrex product, the Company depends upon U S WEST to process service orders placed by the Company to transfer new customers to the Company's local service. U S WEST had imposed a limit of processing one new local service order of the Company per hour for each U S WEST central office, creating a significant backlog of local service orders of the Company. Furthermore, according to the Company's records, U S WEST commits an error on one of every three lines ordered by the Company, thereby further delaying the transition of new customers to the Company's local service. The Company repeatedly requested that U S WEST increase its local service order processing rate and improve the accuracy of such processing, which U S WEST refused to do.

  On July 12, 1996, the Company filed a complaint with the Iowa Utilities Board against U S WEST in connection with such actions. At a hearing held to consider the complaint, U S WEST acknowledged that it had not dedicated resources to improve its processing of the Company's service orders to switch new customers to the Company's local service because of its desire to limit Centrex service. In an order issued on October 10, 1996, the Iowa Utilities Board determined that U S WEST's limitation on the processing of the Company's service orders constituted an unlawful discriminatory practice under

Iowa law. On October 21, 1996, in accordance with the Iowa Utilities Board's order, the Company and U S WEST jointly filed supplemental evidence regarding a potential modification of order processing practices that would increase U S WEST's rate of processing service orders. However, since implementing the new process, U S WEST has not significantly increased its overall order processing rate. On December 23, 1996, the Company filed a report with the Iowa Utilities Board requesting further direction. On February 14, 1997, the Iowa Utilities Board clarified that U S WEST must eliminate numerical limitations on the Company's residential and business orders. U S WEST has subsequently eliminated the backlog of the Company's local service orders and has agreed to process the Company's service orders within a standard five-day period. U S WEST also agreed to waive the installation fee for those service orders not processed within five days until the backlog is eliminated. There can be no assurance, however, that the decision of or any further action by the Iowa Utilities Board will adequately resolve the service order problems or that such problems will not impair the Company's ability to expand or to attract new customers, which could have a material adverse effect on the Company. See "Risk Factors-- Dependence on Regional Bell Operating Companies; U S WEST Centrex Action" and "Risk Factors--Refusal of U S WEST to Improve its Processing of Service Orders."

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The directors and executive officers of the Company are listed below. The Board currently consists of seven directors, divided into three classes of directors serving staggered three-year terms. The Company intends to expand the Board to nine directors pursuant to an Investor Agreement with certain principal stockholders. See "--Investor Agreement and Stockholders' Agreement." Directors and executive officers of the Company are elected to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified. Directors of the Company are elected at the annual meeting of stockholders. Executive officers of the Company generally are appointed at the Board's first meeting after each annual meeting of stockholders. The ages of the persons set forth below are as of March 31, 1997.

                                                                        TERM AS
NAME                      AGE       POSITION(S) WITH COMPANY        DIRECTOR EXPIRES
----                      ---       ------------------------        ----------------
Clark E. McLeod.........   50 Chairman, Chief Executive Officer and       2000
                               Director
Stephen C. Gray.........   38 President, Chief Operating Officer          1999
                               and Director
Blake O. Fisher, Jr.....   53 Chief Financial Officer, Executive          2000
                               Vice President, Corporate
                               Administration, Treasurer and
                               Director
Kirk E. Kaalberg........   37 Executive Vice President, Network
                               Services
Stephen K. Brandenburg..   44 Executive Vice President and Chief
                               Information Officer
David M. Boatner........   48 Executive Vice President, Business
                               Services
Albert P. Ruffalo.......   50 Executive Vice President, Consumer
                               Services
Arthur L.
 Christoffersen.........   50 Executive Vice President, Publishing
                               Services
Casey D. Mahon..........   45 Senior Vice President, General
                               Counsel and Secretary
Russell E.
 Christiansen(1)........   61 Director                                    1998
Thomas M.
 Collins(1)(2)..........   69 Director                                    1998
Paul D. Rhines(2).......   53 Director                                    1999
Lee Liu(2)..............   64 Director                                    2000

--------
(1) Member of the Audit Committee
(2) Member of the Compensation Committee

  Clark E. McLeod. Mr. McLeod founded the Company and has served as Chairman, Chief Executive Officer and a director of the Company since its inception in June 1991. His previous business venture, Teleconnect, an Iowa-based long distance telecommunications company, was founded in January 1980. Mr. McLeod served as Chairman and Chief Executive Officer of Teleconnect from January 1980 to December 1988, and from December 1988 to August 1990, he served as President of Telecom*USA, the successor to Teleconnect following its merger with SouthernNet, Inc. in December 1988. By 1990, Telecom*USA had become America's fourth largest long distance telecommunications company with nearly 6,000 employees. MCI purchased Telecom*USA in August 1990 for $1.25 billion. See "-- Investor Agreement and Stockholders' Agreement."

  Stephen C. Gray. Mr. Gray has been Chief Operating Officer of the Company since September 1992, President since October 1994 and a director since April 1993. Mr. Gray is one of Mr. McLeod's nominees on the Board. Prior to joining the Company, Mr. Gray served from August 1990 to September 1992 as Vice President of Business Services at MCI, where he was responsible for MCI's local access strategy and for marketing and sales support of the Business Markets division. From February 1988 to August 1990, he served as Senior Vice President of National Accounts and Carrier Services for Telecom*USA, where his responsibilities included sales, marketing, key contract negotiations and strategic acquisitions and combinations. Prior to joining Telecom*USA, from September 1986 to February 1988, Mr. Gray held a variety of management positions with Williams Telecommunications Company, a long distance telephone company.

  Blake O. Fisher, Jr. Mr. Fisher has served as a director of the Company since October 1996, as Executive Vice President, Corporate Administration since September 1996 and as Chief Financial Officer and Treasurer since February 1996. Mr. Fisher also served as one of IES' nominees on the Board from April 1993 to February 1996. He served as Executive Vice President and Chief Financial Officer of IES, a diversified electric utility holding company, from January 1991 to February 1996. Mr. Fisher also served as President of IES Utilities Inc. from February 1995 to February 1996. Prior to joining IES, Mr. Fisher held a variety of management positions with Consumers Power Company, an electric utility, including Vice President of Finance and Treasurer. See "-- Investor Agreement and Stockholders' Agreement."

  Kirk E. Kaalberg. Mr. Kaalberg has served since September 1996 as the Company's Executive Vice President, Network Services where he is responsible for the maintenance of the Iowa Communications Network and the design and development of the Company's network and switching platforms. From March 1994 to September 1996, Mr. Kaalberg served as Senior Vice President, Network Design and Development and from January 1992 to February 1994, he served as Vice President of the Company. From August 1990 to January 1992, Mr. Kaalberg served as a senior manager of MCI, where he managed a 175-person conference calling, financial and operations group. From August 1987 to August 1990, Mr. Kaalberg was an employee of Teleconnect and its successor, Telecom*USA, where he was responsible for business planning and management information systems project prioritization. From 1983 to 1987, he held a variety of product management positions with Banks of Iowa, Computer Services, Inc., a computer services company, and Source Data Systems, a software company.

  Stephen K. Brandenburg. Mr. Brandenburg has served since September 1996 as Executive Vice President and Chief Information Officer of the Company, where he is responsible for the design and deployment of the Company's internal computing systems and operations. From June 1995 to September 1996, he served as Senior Vice President, Intelligent Technologies and Systems of the Company. Prior to joining the Company, Mr. Brandenburg served from August 1990 to June 1995 as Vice President, Revenue Management Systems at MCI, where he was responsible for MCI's 1,400 person business markets traffic/call processing, order/entry, billing and calling card operations. From 1987 to August 1990, he served as Senior Vice President of Information Systems at Teleconnect and its successor, Telecom*USA. Prior to joining Teleconnect, Mr. Brandenburg held a variety of information systems positions with academic medical centers, including the Mayo Medical Clinic and the University of Wisconsin.

  David M. Boatner. Mr. Boatner has served since September 1996 as Executive Vice President, Business Services of the Company. From February 1996 to September 1996, he served as the Company's Senior Vice President, Sales and Marketing. Prior to joining the Company, Mr. Boatner served from January 1995 to February 1996 as Regional Vice President of Sales of WorldCom, a long distance telecommunications company, where he was responsible for sales in the central, western and southwest regions of the United States. From May 1989 to January 1995, Mr. Boatner served as Vice President for Commercial Sales of WilTel, Inc., a long distance telecommunications company which was acquired by WorldCom in January 1995. Prior to joining WilTel, Inc., Mr. Boatner held a variety of positions at AT&T and its Bell operating subsidiaries.

  Albert P. Ruffalo. Mr. Ruffalo has served as the Company's Executive Vice President, Consumer Services since September 1996. Since August 1991 Mr. Ruffalo has served as President and Chief Executive Officer of Ruffalo, Cody, which was acquired by the Company on July 15, 1996. From September 1990 to July 1991, Mr. Ruffalo served as President of MCI Direct, Inc., an indirect wholly owned subsidiary of MCI. From 1983 to August 1990, Mr. Ruffalo held various executive positions at Teleconnect and Telecom*USA Data Base Marketing Company, an indirect wholly owned subsidiary of Telecom*USA, Teleconnect's successor. From 1980 to 1983, Mr. Ruffalo was Marketing Manager of National Oats Corporation, a grain distribution firm.

  Arthur L. Christoffersen. Mr. Christoffersen has served as the Company's Executive Vice President, Publishing Services since September 20, 1996, the date the Company acquired McLeodUSA Publishing. Mr. Christoffersen has served as Chairman, President and Chief Executive Officer of McLeodUSA Publishing since November 1990, the date Mr. Christoffersen and other investors acquired McLeodUSA Publishing from MCI. From December 1987 to August 1990, Mr. Christoffersen served as Executive Vice President and Chief Financial Officer of Teleconnect and its successor, Telecom*USA. From 1975 to 1987, Mr. Christoffersen held a variety of management positions, including Executive Vice President, of Life Investors, Inc., a diversified financial services company.

  Casey D. Mahon. Ms. Mahon is responsible for the legal and regulatory affairs of the Company, which she joined in June 1993 as General Counsel. Ms. Mahon has served as Senior Vice President of the Company since February 1996 and as the Company's Secretary since July 1993. Prior to joining the Company, she was engaged in the private practice of law, with emphasis on telecommunications, regulatory and corporate law. From August 1990 to December 1990, she served as Vice President of Corporate Affairs at MCI, where she assisted in transitional matters relating to MCI's purchase of Telecom*USA. From March 1986 to August 1990, Ms. Mahon served as Senior Vice President, General Counsel and Secretary of Teleconnect and its successor, Telecom*USA. From 1977 to 1986, Ms. Mahon served in various legal, financial and faculty positions at the University of Iowa.

  Russell E. Christiansen. Mr. Christiansen has been a director of the Company since June 1995, during which time he has been MidAmerican's nominee on the Board. Since July 1996, Mr. Christiansen has served as Chairman of the Board of MidAmerican. From June 1995 to July 1996, he was Chairman of the Office of the Chief Executive Officer of MidAmerican. Mr. Christiansen has been a director of MidAmerican and its predecessors since 1983. He served as Chairman and Chief Executive Officer of Midwest Resources Inc., the predecessor to MidAmerican, from October 1992 to June 1995, President from 1990 to 1995 and Vice Chairman and Chief Operating Officer from November 1990 to 1992.

  Thomas M. Collins. Mr. Collins has been a director of the Company since April 1993. Mr. Collins is Chairman of Shuttleworth & Ingersoll, P.C., a law firm in Cedar Rapids, Iowa, where he has practiced law since 1952. Mr. Collins was a director of Teleconnect and its successor, Telecom*USA, from 1985 to August 1990. He is also a director of APAC TeleServices, Inc., a telemarketing company.

  Paul D. Rhines. Mr. Rhines has been a director of the Company since April 1993, during which time he has been the nominee of Allsop to the Board. He is a founder and a general partner of R.W. Allsop & Associates, L.P. and R.W. Allsop & Associates II Limited Partnership, two venture capital limited partnerships established in Cedar Rapids, Iowa, in 1981 and 1983, respectively. He is also a founder and general partner of MARK Venture Partners L.P., a limited partnership which is the general partner of Allsop, a venture capital limited partnership established in Cedar Rapids, Iowa in 1987. He has also served since 1980 as Executive Vice President and a director of RWA, Inc., a venture capital management firm. Mr. Rhines was a director of Teleconnect and its successor, Telecom*USA, from 1982 to 1990. He is also a director of American Safety Razor Company, a consumer product manufacturing company.

  Lee Liu. Mr. Liu has been a director of the Company since April 1993, during which time he has been one of IES' nominees to the Board. Mr. Liu has served since July 1993 as Chairman of IES. He has also served as Chief Executive Officer of IES since July 1991 and as President from July 1991 to November 1996. From May 1986 to July 1991, Mr. Liu was Chairman, Chief Executive Officer and President of the predecessor to IES. Mr. Liu has worked for IES since 1957. Mr. Liu is also a director of Hon Industries, an office furniture manufacturing company, Eastman Chemical Company, a chemical company and the Principal Financial Group, a financial services company. See "--Investor Agreement and Stockholders' Agreement."

INVESTOR AGREEMENT AND STOCKHOLDERS' AGREEMENT

  The Company has entered into an agreement (as amended, the "Investor Agreement") with IES, MidAmerican and Clark E. and Mary E. McLeod (collectively, the "Investor Stockholders") and certain other stockholders. The Investor Agreement provides that each Investor Stockholder, for so long as such Investor Stockholder owns at least 10% of the outstanding capital stock of the Company, shall, until June 1999, vote such Investor Stockholder's stock and take all action within its power to (i) establish the size of the Board at nine directors; (ii) cause to be elected to the Board one director designated by IES (for so long as IES owns at least 10% of the outstanding capital stock of the Company); (iii) cause to be elected to the Board one director designated by MidAmerican (for so long as MidAmerican owns at least 10% of the outstanding capital stock of the Company); (iv) cause to be elected to the Board three directors who are executive officers of the Company designated by Clark E. McLeod (for so long as Clark E. and Mary E. McLeod collectively own at least 10% of the outstanding capital stock of the Company); and (v) cause to be elected to the Board four independent directors nominated by the Board. IES' nominee on the Board is Lee Liu, MidAmerican's nominee on the Board is Russell
E. Christiansen, and Mr. McLeod's nominees on the Board are himself, Stephen C. Gray and Blake O. Fisher, Jr. The Investor Agreement also provides that, until June 1999 and subject to certain exceptions, each of IES and MidAmerican will refrain from acquiring, or agreeing or seeking to acquire, beneficial ownership of any securities issued by the Company. In addition, the Investor Agreement provides that, for a two-year period commencing on June 10, 1996 and subject to certain exceptions, no Investor Stockholder will sell or otherwise dispose of any equity securities of the Company without the consent of the Board. In December 1996, the Board consented to (i) the transfer by Clark and Mary McLeod of (A) an aggregate of 160,000 shares of Class A Common Stock as a gift to the McLeod Charitable Foundation, Inc., an Iowa non-profit corporation controlled by Mr. and Mrs. McLeod, and (B) an aggregate of 6,250 shares of Class A Common Stock as gifts to certain individuals, and (ii) any future pledge of all or a portion of the Class A Common Stock held by Mr. and Mrs. McLeod as collateral for one or more personal loan transactions. In March 1997, the Board consented to the transfers of 300,000 shares of Class B Common Stock from IES Investments Inc. to the IES Industries Charitable Foundation, an Iowa non-profit corporation, and 300,000 shares of Class B Common Stock from MWR Investments Inc. to the MidAmerican Energy Foundation, an Iowa non-profit corporation. These non-profit corporations have converted the shares of Class B Common Stock into shares of Class A Common Stock. In May 1997, the Board consented to the transfer by Mr. and Mrs. McLeod of up to an aggregate of 500,000 shares of Class A Common Stock to two charitable unitrusts controlled by Mr. and Mrs. McLeod.

  In the event that either IES or MidAmerican becomes the beneficial owner of 50% or more of the shares of capital stock of the Company beneficially owned by the other (the "Acquired Investor Stockholder"), the Investor Agreement provides that (i) the Acquired Investor Stockholder will lose the right to nominate a director to the Board, (ii) until October 23, 1999, the acquiring party (the "Acquiring Investor Stockholder") will vote all shares beneficially owned by such party in excess of 25% of the voting power of the outstanding capital stock of the Company either (A) in accordance with the recommendations of the Board or (B) for or against or abstaining in the same proportion as the shares owned by all other stockholders, (iii) the Acquiring Investor Stockholder will cause, or use its best efforts to cause, all shares of capital stock of the Company beneficially owned by it to be represented in person or by proxy at all stockholder meetings through October 23, 1999, and (iv) the Acquiring Investor Stockholder will not, and will use its best efforts to cause its affiliates and associates not to, deposit any such shares of capital stock of the Company in a voting trust or enter into a voting agreement or other agreement of similar effect with any other person prior to October 23, 1999.
  In the event a third party becomes the beneficial owner of 50% or more of the shares of capital stock of the Company beneficially owned by MidAmerican and 50% or more of the shares of capital stock of the Company beneficially owned by IES, the Investor Agreement provides that IES and MidAmerican (i) will lose the right to nominate any directors to the Board, (ii) until October 23, 1999, will vote, or use their respective best efforts to direct the voting of, all shares beneficially owned by such third party in excess of 25% of the voting power of the outstanding capital stock of the Company either (A) in accordance with the recommendations of the Board of Directors of the Company or (B) for or against or abstaining in the same proportion as the shares owned by all other stockholders, (iii) will cause, or use their best efforts to cause, all shares of capital stock of the Company beneficially owned by them to be represented in person or by proxy at all meetings of the Company's stockholders through October 23, 1999, and (iv) will not, and will use their respective best efforts to cause their affiliates and associates not to, deposit any such shares of capital stock of the Company in a voting trust or enter into a voting agreement or other agreement of similar effect with any other person prior to October 23, 1999.

  In June 1997, the Company, the Investor Stockholders and certain shareholders of CCI (collectively, the "CCI Shareholders") entered into a Stockholders' Agreement (the "Stockholders' Agreement") that will become effective upon consummation of the CCI Transaction. Pursuant to the Stockholders' Agreement, which will amend and restate the Investor Agreement among the parties thereto, each Investor Stockholder and the CCI Shareholders, for so long as each such party owns at least 10% of the outstanding Class A Common Stock, shall, for a period of three years after the effective date of the Stockholders' Agreement, vote such party's shares and take all action within its power to (i) establish the size of the Board at up to eleven directors; (ii) cause to be elected to the Board one director designated by IES (for so long as IES owns at least 10% of the outstanding Class A Common Stock); (iii) cause to be elected to the Board one director designated by MidAmerican (for so long as MidAmerican owns at least 10% of the outstanding Class A Common Stock); (iv) cause to be elected to the Board three directors who are executive officers of the Company designated by Clark E. McLeod (for so long as Clark and Mary McLeod collectively own at least 10% of the Class A Common Stock); (v) cause Richard
A. Lumpkin to be elected to the Board (for so long as the CCI Shareholders collectively own at least 10% of the Class A Common Stock); and (vi) cause to be elected to the Board four non-employee directors nominated by the Board. The Stockholders' Agreement also provides that, until the earlier of the first anniversary of the effective date of the Stockholders' Agreement or March 31, 1999, and subject to certain exceptions, no Investor Stockholder or CCI Shareholder will sell or otherwise dispose of any equity securities of the Company without the consent of the Board. In addition, the Stockholders' Agreement provides that if the Company grants any Investor Stockholder or CCI Shareholder the opportunity to register equity securities of the Company under the Securities Act, the Company will grant all other Investor Stockholders and CCI Shareholders the same opportunity to register their pro rata portion of the Company equity securities owned by them. The other operative provisions of the Investor Agreement remain unchanged in the Stockholders' Agreement.
COMMITTEES OF THE BOARD OF DIRECTORS


  The Board currently has two committees, the Audit Committee and the Compensation Committee, each of which was appointed in March 1996. Prior to March 1996, there were no Board committees. The Audit Committee, among other things, recommends the firm to be appointed as independent accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews the non-audit services to be performed by the independent accountants. The current members of the Audit Committee are Messrs. Collins and Christiansen. The Compensation Committee reviews and recommends the compensation arrangements for the Company's management and administers the Company's stock option plans and stock purchase plan. The current members of the Compensation Committee are Messrs. Collins, Rhines and Liu.

DIRECTOR COMPENSATION

  Directors of the Company who are also employees of the Company receive no directors' fees. Non-employee directors receive directors fees of $1,000 for each Board and committee meeting attended in person and $500 for each Board and committee meeting attended by telephone. In addition, directors are reimbursed for their reasonable out-of-pocket travel expenditures incurred. Directors of the Company are also eligible to receive grants of stock options under the Company's Director Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Prior to March 1996, there was no Compensation Committee and the entire Board of Directors participated in deliberations regarding executive officer compensation. During such period, Messrs. McLeod, Gray and Cram were directors and executive officers of the Company. During the fiscal year ended December 31, 1996, no member of the Board of Directors served as a director or a member of the compensation committee of any other Company of which any executive officer served as a member of the Board.

  In November 1996, in connection with the Company's public offering of shares of Class A Common Stock, Clark E. McLeod, Mary E. McLeod, MidAmerican and IES purchased 53,572, 53,571, 357,143 and 357,143 shares of Class A Common Stock, respectively, directly from the Company at the public offering price of $28.00 per share for $1,500,016, $1,499,988, $10,000,004 and $10,000,004,
respectively. The Company was advised that such shares were purchased for investment purposes. MidAmerican and IES are significant stockholders of the Company. Lee Liu, a director of the Company, is Chairman of IES. Blake O. Fisher, Jr., a director and executive officer of the Company, was the Executive Vice President and Chief Financial Officer of IES until February 1996. Russell
E. Christiansen, a director of the Company, is Chairman of the Board of MidAmerican.

  On September 20, 1996, the Company acquired McLeodUSA Publishing for approximately $74.1 million in cash and an additional amount currently estimated to be approximately $1.6 million to be paid to certain employees of McLeodUSA Publishing as part of an incentive plan. At the time of the acquisition, McLeodUSA Publishing had outstanding debt of approximately $6.6 million. Clark E. McLeod, a director and executive officer of the Company, Mary
E. McLeod, a significant stockholder of the Company, the McLeod Charitable Foundation, Inc., a non-profit corporation controlled by Mr. and Mrs. McLeod, Aaron, Holly, Frank and Jane McLeod, relatives of Mr. and Mrs. McLeod, Paul D. Rhines, a director of the Company, Casey D. Mahon, an executive officer of the Company, and IES, a significant stockholder of the Company, were shareholders of McLeodUSA Publishing. The Company paid $18,571,982, $1,195,313, $105,187, $1,459,563, $250,219 and $1,000,875 to Mr. and Mrs. McLeod, the McLeod
Charitable Foundation, Inc., Aaron, Holly, Frank and Jane McLeod, Mr. Rhines, Ms. Mahon and IES, respectively, in exchange for the shares of McLeodUSA Publishing common stock held by them. Messrs. McLeod and Rhines served as directors of McLeodUSA Publishing. A Special Committee of the Board, consisting of disinterested directors, approved the acquisition of McLeodUSA Publishing as fair to, and in the best interests of, the stockholders of the Company.

  Prior to September 20, 1996, the Company purchased advertising space in telephone directories published by McLeodUSA Publishing. McLeodUSA Publishing also purchased telecommunications service from the Company. The Company paid McLeodUSA Publishing $11,000, $54,500 and $45,925 in 1994, 1995 and 1996, respectively, for advertising fees and charged McLeodUSA Publishing $103,112 and $155,025 for telecommunications services in 1995 and 1996, respectively.

  In August 1996, Ryan Properties, Inc. ("Ryan Properties") assigned to the Company all of its right, title and interest in and to a purchase agreement between Ryan Properties and Iowa Land and Building Company ("Iowa Land"), and the Company assumed Ryan Properties' obligation to pay Iowa Land $691,650 for approximately 75 of the approximately 194 acres of farm land in southern Cedar Rapids, Iowa upon which the Company is constructing its new corporate headquarters and associated buildings. See "Business--Property." Following the assignment, the Company paid Iowa Land $691,650 for the title to such land. Iowa Land is an indirect wholly owned subsidiary of IES.

  On July 15, 1996, the Company acquired Ruffalo, Cody in a cash and stock transaction valued at up to a maximum of $19.9 million, based on the average price of the Class A Common Stock on The Nasdaq National Market at the time of the transaction. An additional $50,782 in cash and 56,177 shares of Class A Common Stock were delivered to certain of the shareholders of Ruffalo, Cody over a period of 18 months, contingent upon the fulfillment of certain conditions relating to Ruffalo, Cody's ongoing revenues. Clark E. McLeod, a director and executive officer of the Company, and Mary E. McLeod, a significant stockholder of the Company, owned 110,454 shares of Ruffalo, Cody common stock, which were exchanged for 72,873 shares of Class A Common Stock. Allsop, a stockholder of the Company the general partner of which is Paul D. Rhines, a director of the Company, owned 278,182 shares of Ruffalo, Cody common stock, which were exchanged for 194,476 shares of Class A Common Stock. Mr. Rhines served as a director of Ruffalo, Cody. A Special Committee of the Board, consisting of disinterested directors, approved the acquisition of Ruffalo, Cody as fair to, and in the best interests of, the stockholders of the Company.

  In June 1996, in connection with the initial public offering of the Company's Class A Common Stock, Clark E. McLeod, Mary E. McLeod, MidAmerican and IES purchased 125,000, 125,000, 1,000,000 and 500,000 shares of Class A Common Stock, respectively, directly from the Company at the initial public offering price of $20.00 per share for $2,500,000, $2,500,000, $20,000,000 and
$10,000,000, respectively. The Company was advised that such shares were purchased for investment purposes.

  The Company and McLeodUSA Network Services (a wholly owned subsidiary of the Company) have entered into two agreements with IES pursuant to which IES has agreed to grant the Company access to certain of IES' towers, rights-of-way, conduits and poles in exchange for capacity on the Company's network. In February 1994, IES purchased 2,045,457 shares of Class B Common Stock for an aggregate price of $3 million. IES also purchased 750,000 shares of Class B Common Stock for an aggregate price of $1.7 million on June 15, 1995. IES also guaranteed and/or supported (the "Guarantee") certain portions of the Credit Facility, for which IES received (i) fees from the Company equal to $37,500, $60,000 and $28,000, respectively, for the years ended December 31, 1994, 1995 and 1996, and (ii) options to purchase an aggregate of 1,875,500 shares of Class B Common Stock at an exercise price of $1.47 per share and an aggregate of 1,912,500 shares of Class B Common Stock at an exercise price of $2.27 per share. Options to purchase shares of Class B Common Stock granted to IES in connection with the Guarantee vested quarterly so long as IES remained exposed under the Guarantee. At the time the Credit Facility and Guarantee were terminated in June 1996, options to purchase an aggregate of 1,300,688 shares of Class B Common Stock had vested.

  In 1995 and 1996, the Company paid 2060 Partnership, L.P. $377,640 and $565,261, respectively, for the rental of the Company's headquarters office and parking spaces in Cedar Rapids, Iowa. 2001 Development Company ("2001"), an Iowa corporation, is the general partner and 80% owner of 2060 Partnership, L.P. IES and the Company own 54.55% and 3.03%, respectively, of the outstanding stock of 2001. The Company purchased its stock in 2001 for $250,000 in July 1995. The directors and officers of 2001 included Lee Liu and Thomas M. Collins, directors of the Company, and Clark E. McLeod, a director and executive officer of the Company.

  During 1994, 1995 and 1996, the Company paid $79,114, $147,313 and $179,996, respectively, to Shuttleworth & Ingersoll, P.C., a law firm in Cedar Rapids, Iowa, for legal services rendered. The Company has retained the firm in 1997. Thomas M. Collins is Chairman and a stockholder of Shuttleworth & Ingersoll, P.C.

  In February 1994, the Company sold 1,022,727 shares of Class A Common Stock to Allsop for an aggregate price of $1.5 million. In June 1995, the Company sold 171,188 shares of Class A Common Stock to Allsop for an aggregate price of $388,025.

  Except for the stock issued in connection with the Company's July 1996 acquisition of Ruffalo, Cody, all of the stock issuances described above were for cash consideration.

  For a description of certain other transactions, see "Certain Transactions."


EXECUTIVE COMPENSATION

  The following table sets forth certain information concerning the cash and non-cash compensation paid or accrued during the periods indicated to the Chief Executive Officer and the four other most highly compensated officers of the Company whose combined salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1996 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                     LONG TERM
                                                    COMPENSATION
                                                       AWARDS
                                        ANNUAL      ------------
                                     COMPENSATION    SECURITIES
                                   ----------------  UNDERLYING     ALL OTHER
                           YEAR(1)  SALARY   BONUS    OPTIONS    COMPENSATION(2)
                           ------- -------- ------- ------------ ---------------
Clark E. McLeod...........  1996   $156,269 $72,422   135,500        $48,200
 Chairman and Chief         1995    142,803  74,902    75,000          1,500
 Executive Officer

Stephen C. Gray...........  1996    156,269  72,422   105,500          3,200
 President and Chief        1995    142,807  74,902   131,250          1,500
 Operating Officer

Kirk E. Kaalberg..........  1996    107,567  55,923    79,250          3,200
 Executive Vice President,  1995    101,528  56,177    75,000          1,463
 Network Services

James L. Cram.............  1996    112,807  53,299    79,250          3,200
 Chief Accounting           1995    102,884  56,177    84,375          1,500
 Officer(3)

David M. Boatner..........  1996     84,807  94,907   248,000            --
 Executive Vice President,
 Business Services

--------
(1) Under rules promulgated by the Commission, since the Company was not a reporting company during the three immediately preceding fiscal years, information with respect to the most recent completed fiscal year is noted in the Summary Compensation Table as well as information that was previously required to be reported to the Commission.
(2) All other compensation represents matching contributions made by the Company to the McLeod, Inc. 401(k) plan on behalf of the Named Executive Officers, and, in the case of Clark E. McLeod, payment by the Company of the $45,000 filing fee to the FTC for a notification filed by Mr. and Mrs. McLeod pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with their November 1996 purchase of Class A Common Stock. See "Certain Transactions."
(3) Mr. Cram retired from the Company on January 31, 1997.

OPTION GRANTS

  The following table sets forth information with respect to grants of stock options to each of the Named Executive Officers during the year ended December 31, 1996.

                           OPTION GRANTS DURING 1996

                                                 INDIVIDUAL GRANTS(1)
                         ----------------------------------------------------------------------
                                                                                                POTENTIAL REALIZED
                                                                                                     VALUE AT
                                       PERCENT OF                                                 ASSUMED ANNUAL
                         NUMBER OF       TOTAL                                                    RATES OF STOCK
                         SECURITIES     OPTIONS                                                 PRICE APPRECIATION
                         UNDERLYING    GRANTED TO                                               FOR OPTION TERM(2)
                          OPTIONS     EMPLOYEES IN EXERCISE                                     -------------------
  NAME                    GRANTED     FISCAL YEAR   PRICE      GRANT DATE      EXPIRATION DATE     5%        10%
  ----                   ----------   ------------ -------- ----------------- ----------------- --------- ---------
Clark E. McLeod.........  112,500(3)      3.2%      $ 2.93  January 25, 1996  January 25, 2001  $  91,173 $ 201,468
                           13,636(4)      0.4        22.00  June 10, 1996     June 10, 2001        82,882   183,148
                            9,364(4)      0.3        20.00  June 10, 1996     June 10, 2006       117,779   298,476

Stephen C. Gray.........   82,500(3)      2.4         2.67  January 25, 1996  January 25, 2003     89,562   208,718
                           23,000(4)      0.7        20.00  June 10, 1996     June 10, 2006       289,292   733,122

Kirk E. Kaalberg........   56,250(3)      1.6         2.67  January 25, 1996  January 25, 2003     61,065   142,308
                           23,000(4)      0.7        20.00  June 10, 1996     June 10, 2006       289,292   733,122

James L. Cram...........   56,250(3)      1.6         2.67  January 25, 1996  January 25, 2003     61,065   142,308
                           23,000(4)      0.7        20.00  June 10, 1996     June 10, 2006       289,292   733,122

David M. Boatner........  225,000(3)      6.4         2.67  February 22, 1996 February 22, 2003   244,260   569,230
                           23,000(4)      0.7        20.00  June 10, 1996     June 10, 2006       289,292   733,122

--------
(1) All options are exercisable for shares of Class A Common Stock. Options granted pursuant to the Company's 1993 Incentive Stock Option Plan (the "1993 Plan") will become exercisable as follows: (i) 25% of the options will become exercisable on the first anniversary of the date of grant, (ii) an additional 25% will become exercisable on the second anniversary of the date of grant, (iii) an additional 25% will become exercisable on the third anniversary of the date of grant, and (iv) the remaining 25% will become exercisable on the fourth anniversary of the date of grant. The options granted pursuant to the Company's 1996 Employee Stock Option Plan (the "1996 Plan") to the Named Executive Officers will become exercisable with respect to one-third of the shares subject to such options in the last month of the fourth year following the date of grant, with an additional one-third becoming exercisable in each of the two subsequent seven-month periods, except for the options granted to Clark E. McLeod, the Company's Chairman and Chief Executive Officer. The options granted to Mr. McLeod pursuant to the 1996 Plan will become exercisable as follows: (i) with respect to options to purchase 13,636 shares, one-third in the last month of the third year following the date of grant and one-third in each of the two subsequent seven-month periods and (ii) with respect to options to purchase 9,364 shares, one-third in the last month of the fourth year following the date of grant and one-third in each of the two subsequent seven-month periods. See "--Management Agreements."
(2) Based on exercise price.
(3) Granted pursuant to the 1993 Plan.
(4) Granted pursuant to the 1996 Plan.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table sets forth the information with respect to the Named Executive Officers concerning the exercise of options during fiscal year 1996, the number of securities underlying unexercised options at the 1996 year-end and the year-end value of all unexercised in-the-money options held by such individuals.

                         OPTION EXERCISES DURING 1996

                                                   NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                                  OPTIONS AT FISCAL YEAR-    IN-THE-MONEY OPTIONS
                           SHARES                           END              AT FISCAL YEAR-END(2)
                         ACQUIRED ON    VALUE    ------------------------- -------------------------
                          EXERCISE   REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
                         ----------- ----------- ----------- ------------- ----------- -------------
Clark E. McLeod.........      --     $      --     323,237      239,561    $ 8,036,810  $5,113,401
Stephen C. Gray.........   33,101       919,151    523,775      272,374     13,101,011   5,996,763
Kirk E. Kaalberg........   36,316     1,101,243    179,310      201,124      4,442,475   4,312,648
James L. Cram...........   18,000       503,700    299,144      187,529      7,437,460   4,003,547
David M. Boatner........      --            --         --       248,000            --    5,263,250

--------
(1) Represents the difference between the exercise price and the closing price of the Class A Common Stock on The Nasdaq National Market upon the date of exercise.
(2) Represents the difference between the exercise price and the closing price of the Class A Common Stock on The Nasdaq National Market at December 31, 1996.

MANAGEMENT AGREEMENTS

  Employment, Confidentiality and Non-Competition Agreements. The Company has employment, confidentiality and non-competition agreements with 63 members of senior management, including the Named Executive Officers, pursuant to which the senior management employees have agreed that during the term of employment and for a two-year period following a termination for cause, resignation or voluntary termination of employment (other than on account of the Company's discontinuance of activities), the employee will not compete with the Company. The two-year period is reduced to a one-year period for senior management employees who are not executive employees. The agreements also provide that employees subject to the agreements may not disclose any Company confidential information while employed by the Company or thereafter. The agreements have an indefinite term but may be terminated on 30 days' written notice by either party, provided, however, that the confidentiality and non-competition obligations will survive any such termination. As partial consideration for the execution of the employment, confidentiality and non-competition agreements, the Company has granted to the employees signing such agreements options to purchase an aggregate of 867,000 shares of Class A Common Stock at exercise prices ranging from $17.75 to $20.00 per share. Such options were granted pursuant to the Company's 1996 Employee Stock Option Plan, with vesting generally to occur with respect to one-third of the shares subject to such options in the last month of the fourth year following the date of grant, and with an additional one-third of the shares subject to such options vesting in each of the two subsequent seven-month periods. As an owner of more than 10% of the outstanding Common Stock of the Company, Clark E. McLeod is ineligible, pursuant to Sections 422(b)(6) and 424(d) of the Internal Revenue Code of 1986, as amended (the "Code"), to receive options intended to qualify as incentive stock options under the Code if such options vest after the expiration of five years from the date of grant. Accordingly, options to purchase 23,000 shares of Class A Common Stock granted to Clark E. McLeod as partial consideration for the execution of an employment, confidentiality and non-competition agreement (i) with respect to options to purchase 11,266 shares of Class A Common Stock (which are intended to qualify as incentive stock options under the Code), vest one-half in July of the fourth year following the date of grant and one-half seven months thereafter, and (ii) as to the remaining options (which are not intended to qualify as incentive stock options under the Code), options to purchase 2,034 shares vest in December of the fourth year following the date of grant, options to purchase 2,034 shares vest in the subsequent seven month period and options to purchase 7,666 shares vest seven months thereafter.

  Change-of-Control Agreements. The Company has entered into change-of-control agreements with certain executive employees, including the Named Executive Officers, which provide for certain payments and benefits in connection with certain terminations of employment after a change of control of the Company. The change-of-control agreements terminate on December 31, 2006 unless a change of control has occurred during the six months preceding December 31, 2006 in which case the agreements terminate on December 31, 2007. If an executive who is a party to a change-of-control agreement terminates employment within six months after a "change of control" or, if within 24 months after a "change of control," the executive's employment is terminated by the Company (other than for "disability," "cause," death or "retirement") or by the executive following a "material reduction" in responsibilities or compensation (as such terms are defined in the change-of-control agreements), (i) the executive will be entitled to a lump sum payment equal to 24 times the executive's "average monthly compensation" (as defined in the change-of-control agreements) during the 12 months immediately preceding the change of control or the date of termination, whichever average monthly compensation is higher, (ii) all of the executive's outstanding options to purchase stock of the Company will become immediately exercisable in full and (iii) if the executive elects to continue coverage under the Company's group health plan pursuant to Section 4980B of the Code, the Company will continue to pay the employer portion of the premiums for such coverage for the longer of 24 months or the period of coverage provided pursuant to Section 4980B. An executive who is entitled to payment(s) pursuant to a change-of-control agreement is subject to a non-compete provision generally restricting the executive from competing with the Company for a two-year period after the termination of employment.

INCENTIVE COMPENSATION PLAN

  On September 20, 1996, in connection with the Company's acquisition of McLeodUSA Publishing, the Company adopted the McLeod, Inc. Incentive Plan (the "Incentive Plan"). The 155 employees of McLeodUSA Publishing who held non-vested options (the "Non-Vested Options") to purchase shares of McLeodUSA Publishing common stock under its incentive stock option plan on September 20, 1996 (the "Participants") are eligible to participate in the Incentive Plan. Under the Incentive Plan, each Participant received a unit of participation (a "Unit") for each Non-Vested Option held by such Participant. On September 20, 1996, an aggregate of 210,825 Units were granted to the Participants under the Incentive Plan and each Unit had a value of $12.75 less the option exercise price of the corresponding Non-Vested Option. Units accrue earnings at an annual rate of no less than 6% and can, in certain circumstances, accrue earnings up to 31% annually depending on McLeodUSA Publishing's operating income. Units vest on January 1 of the year following the year in which the corresponding Non-Vested Option would have vested. Distributions with respect to each vested Unit and the earnings accrued thereon are made as soon as practicable following the January 1 vesting date. The Incentive Plan is administered by the Board, which may terminate or amend the Incentive Plan at any time. No additional Units will be granted under the Incentive Plan.

                              CERTAIN TRANSACTIONS

  In June 1997, the Company acquired certain real property, including an approximately 15,000 square foot building, located at 5617 West Locust Street, Davenport, Scott County, Iowa, from MidAmerican. The Company intends to use this property as a point of presence to support its fiber optic network primarily in eastern and southeastern Iowa, Wisconsin and Illinois. The facility will house certain equipment, including fiber optic transmission and network monitoring equipment, a power back-up generator and battery plant and related network equipment. The Company paid MidAmerican an aggregate cash purchase price of $500,000 for the property. The purchase price was determined by independent appraisal.

  In April 1997, the Company (through its wholly owned subsidiary Digital Communications), Clark E. McLeod, Stephen C. Gray and Blake O. Fisher, Jr. jointly purchased a jet aircraft for an aggregate of approximately $2.25 million, of which Digital Communications paid approximately $900,000, Mr. McLeod paid approximately $900,000, Mr. Gray paid approximately $225,000 and Mr. Fisher paid approximately $225,000. Digital Communications and Messrs. McLeod, Gray and Fisher have entered into a Joint Ownership Agreement pursuant to which the parties have agreed to share the operational expenses of the aircraft in proportion to their respective ownership interest in the aircraft (40% by Digital Communications, 40% by Mr. McLeod, 10% by Mr. Gray and 10% by Mr. Fisher). Mr. McLeod is a director, executive officer and significant stockholder of the Company. Messrs. Gray and Fisher are directors and executive officers of the Company.

  On January 30, 1997, the Company acquired Digital Communications in a stock transaction valued at approximately $2.3 million, based on the average price of the Class A Common Stock on The Nasdaq National Market at the time of the transaction. Clark E. McLeod and Mary E. McLeod, a significant stockholder of the Company, owned 280,000 shares (representing approximately 58%) of Digital Communications' common stock, which were exchanged for 49,250 shares of Class A Common Stock. Mr. McLeod served as a director of Digital Communications. A Special Committee of the Board, consisting of disinterested directors, approved the acquisition of Digital Communications as fair to, and in the best interests of, the stockholders of the Company.

  Prior to January 30, 1997, the Company rented facilities and equipment and purchased maintenance and installation services from Digital Communications and paid Digital Communications commission on local and long distance sales to customers of Digital Communications. The Company paid Digital Communications $83,591, $94,871 and $95,615 in 1994, 1995 and 1996, respectively.

  In connection with their November 1996 purchase of Class A Common Stock, Clark E. and Mary E. McLeod filed a notification with the FTC pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The applicable filing fee of $45,000 for this notification was paid by the Company.

  The Company paid $17,750, $50,932 and $38,000 during 1993, 1994 and 1995, respectively, for use of an aircraft owned by ABCM Corporation ("ABCM"). McLeod Transportation, Inc., an Iowa corporation whose stockholders include, among others, the Company, Clark E. McLeod and McLeod Educational Group, Inc. (a corporation controlled by Mr. McLeod) ("McLeod Educational Group"), owned 19% of ABCM until March 1995. McLeod Transportation, Inc. was later liquidated. Mr. McLeod is a director and executive officer of the Company.

  The Company provides certain administrative services to McLeod Educational Group, a corporation that owns and operates an elementary school in Cedar Rapids, Iowa. McLeod Educational Group paid the Company $51,664, $38,411 and $0 for these services in 1994, 1995 and 1996, respectively. Since June 1996, the Company has rented office space from McLeod Educational Group.

The Company paid McLeod Educational Group an aggregate of approximately $47,283 from June 1996 through December 1996 for this space. Clark E. McLeod and Mary
E. McLeod own over 99% of the stock of McLeod Educational Group.

  In February 1996, the Company entered into two agreements with MidAmerican, which incorporate prior agreements entered into between the parties or their subsidiaries, pursuant to which MidAmerican has agreed to grant the Company access to certain of MidAmerican's towers, rights-of-way, conduits and poles in exchange for capacity on the Company's network. In April 1995, McLeod, Inc. acquired MWR from MidAmerican in return for 3,676,058 shares of Class B Common Stock. MidAmerican purchased 3,529,414 shares of Class B Common Stock of the Company in June 1995 at an aggregate price of $8 million.

  On July 18, 1995 and March 29, 1996, respectively, the Company loaned $75,000 to each of Kirk E. Kaalberg and Stephen K. Brandenburg in exchange for unsecured notes executed by Mr. Kaalberg and Mr. Brandenburg, respectively. Interest accrues on both loan amounts at the applicable rate as determined in accordance with Internal Revenue Service regulations (a rate of 6.65% per annum as of the date hereof). Pursuant to the terms of the notes executed by Mr. Kaalberg and Mr. Brandenburg, respectively, annual interest-only payments will be made through 1997 and 1998, respectively. They will then make annual payments of $25,000 plus accrued interest in each of the respective three years thereafter. Messrs. Kaalberg and Brandenburg are executive officers of the Company.

  In February 1994 and June 1995, the Company sold 511,365 and 64,163 shares, respectively, of Class A Common Stock to Clark E. McLeod for $750,002 and $145,435, respectively. In February 1994 and June 1995, the Company sold 511,362 and 64,159 shares, respectively, of Class A Common Stock to Mary E. McLeod for $749,997 and $145,427, respectively.

  In February 1994, the Company sold 15,000 shares of Class A Common Stock to Stephen C. Gray and Sally W. Gray as tenants in common, for $22,000. In January 1995, the Company sold 22,500 shares of Class A Common Stock to Mernat & Co. f/b/o Stephen C. Gray for $39,000. In June 1995, the Company sold 26,352 shares of Class A Common Stock to Stephen C. Gray for $59,730, and 3,750 shares of Class A Common Stock to Mernat & Co. f/b/o Stephen C. Gray IRA for $8,500. In June 1995, the Company also sold 88,238 shares of Class A Common Stock to a profit sharing trust, the beneficiary of which is Fred L. Wham, III, for $200,005. Sally W. Gray, Stephen Samuel Gray and Mr. Wham are Mr. Gray's wife, son and father-in-law, respectively.

  In February 1994, the Company sold 34,092 and 34,092 shares, respectively, of Class A Common Stock to Casey D. Mahon and to Dain Bosworth & Company as custodian for Ms. Mahon's IRA for $50,001 and $50,001, respectively. Ms. Mahon is an executive officer of the Company. In February 1994, the Company sold 102,274 shares of Class A Common Stock to a trust, the beneficiary of which is Thomas M. Collins, for $150,002. Mr. Collins is a director of the Company.

  Except for the stock issued in connection with the Company's April 1995 acquisition of MWR and the January 1997 acquisition of Digital Communications, all of the stock issuances described above were for cash consideration.

  In March 1996, the Board adopted a policy requiring that any material transactions between the Company, and persons or entities affiliated with officers, directors or principal stockholders of the Company be on terms no less favorable to the Company than reasonably could have been obtained in arms' length transactions with independent third parties or be approved by a majority of disinterested directors.

  For a description of certain other transactions, see "Management-- Compensation Committee Interlocks and Insider Participation."

                             PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of the Company's outstanding Class A Common Stock as of June 26, 1997 by (i) each stockholder who is known by the Company to beneficially own 5% or more of any class of the Company's capital stock, (ii) each director of the Company, (iii) each Named Executive Officer and (iv) all directors and executive officers of the Company as a group.

                                                 BENEFICIAL OWNERSHIP(1)(2)
                                                 -----------------------------
                                                     NUMBER
NAME OF BENEFICIAL OWNER                           OF SHARES        PERCENT
------------------------                         ---------------- ------------
IES Investments Inc.(3).........................       10,278,288        19.0%
Clark E. McLeod(4)..............................        9,249,126        17.5
MWR Investments Inc.(5).........................        8,262,615        15.7
Mary E. McLeod(6)...............................        4,571,530         8.7
Putnam Investments, Inc.(7).....................        3,938,544         7.5
Allsop Venture Partners III, L.P.(8)............        3,888,393         7.4
Blake O. Fisher, Jr.(9).........................          110,471       *
Russell E. Christiansen(10).....................           23,438       *
Thomas M. Collins(11)...........................          248,526       *
Paul D. Rhines(12)..............................        3,944,645         7.5
Lee Liu(13).....................................           56,252       *
James L. Cram(14)...............................          377,753       *
Stephen C. Gray(15).............................          646,696         1.2
Kirk E. Kaalberg(16)............................          236,811       *
David M. Boatner(17)............................           61,250       *
Directors and executive officers as a group (14
 persons)(18)...................................       15,326,747        28.3%

--------
*Less than one percent.
 (1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of Class A Common Stock as of June 26, 1997 and those shares of Class A Common Stock that may be acquired by such stockholder within 60 days from June 26, 1997. Consequently, the denominator for calculating such percentage may be different for each stockholder.
 (2) This table is based upon information supplied by directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes to this table, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned.
 (3) IES Investments Inc. is a wholly owned indirect subsidiary of IES. The address of IES is 200 First St., SE, Cedar Rapids, IA 52401. Includes 1,300,688 shares of Class B Common Stock that IES has the right to purchase pursuant to options. IES has entered into a definitive agreement of merger with WPL Holdings, Inc., the parent of Wisconsin Power and Light Company, and with Interstate Power Company, which merger is subject to certain regulatory and other approvals.
 (4) Includes 4,321,530 shares of Class A Common Stock held of record by Mary
     E. McLeod, Mr. McLeod's wife, over which Mr. McLeod has shared voting power. Also includes 125,000 shares of Class A Common Stock held by the Clark E. McLeod Unitary Trust and 125,000 shares of Class A Common Stock held by the Mary E. McLeod Unitary Trust for which Mr. McLeod is a trustee. Mr. McLeod's address is c/o McLeodUSA Incorporated, McLeodUSA Technology Park, 6400 C Street, SW, P.O. Box 3177, Cedar Rapids, IA 54206-3177. Includes 183,752 shares of Class A Common Stock that Mr. McLeod has the right to purchase within 60 days from June 26, 1997 pursuant to options.
 (5) MWR Investments Inc. is a wholly owned indirect subsidiary of MidAmerican. The address of MWR Investments, Inc. is c/o MidAmerican Energy Holdings Company, 500 E. Court Ave., Des Moines, IA 50309.
 (6) Includes 125,000 shares of Class A Common Stock held by the Mary E. McLeod Unitary Trust and 125,000 shares of Class A Common Stock held by the Clark
     E. McLeod Unitary Trust for which Mrs. McLeod is a trustee. Mrs. McLeod's address is c/o McLeodUSA Incorporated, McLeodUSA Technology Park, 6400 C Street, SW, P.O. Box 3177, Cedar Rapids, IA 54206-3177.
 (7) Includes 3,846,744 and 91,800 shares of Class A Common Stock held by Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc., respectively, as disclosed on a Schedule 13G filed by Putnam Investments, Inc. with the Commission on January 27, 1997. The address of Putnam Management, Inc. and The Putnam Advisory Company, Inc. is c/o Putnam Investments, Inc., One Post Office Square, Boston, MA 02109.
 (8) The address of Allsop is 2750 First Ave., NE, Cedar Rapids, IA 52402.
 (9) Includes 82,033 shares of Class A Common Stock that Mr. Fisher has the right to purchase within 60 days from June 26, 1997 pursuant to options.
(10) Includes 23,438 shares of Class A Common Stock that Mr. Christiansen has the right to purchase within 60 days from June 26, 1997 pursuant to options.
(11) Includes 56,252 shares of Class A Common Stock that Mr. Collins has the right to purchase within 60 days from June 26, 1997 pursuant to options.
(12) Mr. Rhines' address is c/o Allsop Venture Partners III, L.P., 2750 1st Ave., NE, Cedar Rapids, IA 52402. Includes 3,888,393 shares of Class A Common Stock held of record by Allsop, over which Mr. Rhines has shared voting and dispositive power. Includes 56,252 shares of Class A Common Stock that Mr. Rhines has the right to purchase within 60 days from June 26, 1997 pursuant to options.
(13) Includes 56,252 shares of Class A Common Stock that Mr. Liu has the right to purchase within 60 days from June 26, 1997 pursuant to options.
(14) Includes 78,133 shares of Class A Common Stock held of record by members of James L. Cram's family.
(15) Includes 24,194 shares of Class A Common Stock held as tenants in common with Sally W. Gray, Mr. Gray's wife. Also includes 3,750 shares of Class A Common Stock held of record by the Stephen Samuel Gray Irrevocable Trust, and 3,750 shares of Class A Common Stock held of record by the Elizabeth Mary Fletcher Gray Education Trust, of which Mr. Gray is the trustee. Includes 26,250 shares of Class A Common Stock held of record by Morgan Stanley Trust Company for the benefit of Mr. Gray. Includes 563,150 shares of Class A Common Stock that Mr. Gray has the right to purchase within 60 days from June 26, 1997 pursuant to options.
(16) Includes 216,811 shares of Class A Common Stock that Mr. Kaalberg has the right to purchase within 60 days from June 26, 1997 pursuant to options.
(17) Includes 56,250 shares of Class A Common Stock that Mr. Boatner has the right to purchase within 60 days from June 26, 1997 pursuant to options.
(18) Includes 1,547,603 shares of Class A Common Stock that such persons have the right to purchase within 60 days from June 26, 1997 pursuant to options.

                       DESCRIPTION OF THE EXCHANGE NOTES

GENERAL

  The Senior Discount Notes were, and the Exchange Notes will be, issued under the Indenture between the Company and United States Trust Company of New York, as trustee under the Indenture (the "Trustee"). For purposes of this Description of the Exchange Notes, the term "Company" refers to McLeodUSA Incorporated and does not include its subsidiaries except for purposes of financial data determined on a consolidated basis.

  The terms of the Exchange Notes are identical in all material respects to the Senior Discount Notes, except that (i) the Exchange Notes will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Senior Discount Notes and
(ii) Holders of the Exchange Notes will not be entitled to certain rights of Holders of Senior Discount Notes under the Registration Agreement. The terms of the Exchange Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture (the "Trust Indenture Act"). The Exchange Notes are subject to all such terms, and Holders of the Exchange Notes are referred to the Indenture and the Trust Indenture Act for a complete statement of such terms. A copy of the Indenture is available from the Company on request. The statements and definitions of terms under this caption relating to the Exchange Notes and the Indenture are summaries and do not purport to be complete. Such summaries make use of certain terms defined in the Indenture and are qualified in their entirety by express reference to the Indenture. Certain terms used herein are defined below under "--Certain Definitions."

  The Exchange Notes rank pari passu in right of payment with the Senior Discount Notes, the Senior Notes and all other existing and future senior unsecured indebtedness of the Company and rank senior in right of payment to all existing and future subordinated indebtedness of the Company. As of March 31, 1997, the Company had no outstanding subordinated indebtedness and, other than the Senior Discount Notes, had no outstanding indebtedness that would rank pari passu with the Exchange Notes. The Exchange Notes are not secured by any assets and are effectively subordinated to any existing and future secured indebtedness of the Company and its subsidiaries, including any Senior Credit Facility or Qualified Receivable Facility, to the extent of the value of the assets securing such indebtedness. As of March 31, 1997, after giving pro forma effect to the CCI Transaction, the total secured indebtedness of the Company and its subsidiaries was approximately $26 million.

  The operations of the Company are conducted through its subsidiaries and, therefore, the Company is dependent upon cash flow from those entities to meet its obligations. The Company's subsidiaries will have no direct obligation to pay amounts due on the Exchange Notes and will not guarantee the Exchange Notes. As a result, the Exchange Notes are effectively subordinated to all existing and future third-party indebtedness (including any Senior Credit Facility or any applicable Qualified Receivable Facility) and other liabilities of the Company's subsidiaries (including trade payables). As of March 31, 1997, after giving pro forma effect to the CCI Transaction, the total liabilities of the Company's subsidiaries (after the elimination of loans and advances by the Company to its subsidiaries) were approximately $252.5 million. Any rights of the Company and its creditors, including the Holders of Exchange Notes, to participate in the assets of any of the Company's subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary's creditors (including trade creditors).

PRINCIPAL, MATURITY AND INTEREST

  The Exchange Notes will be limited in aggregate principal amount at maturity to $500 million and will mature on March 1, 2007. The Senior Discount Notes were issued at a discount to their aggregate principal amount generating gross proceeds to the Company of approximately $300 million. The Exchange Notes will accrete at a rate of 10 1/2% per annum, compounded semi-annually, to an aggregate principal amount of $500 million by March 1, 2002 (assuming all of the Senior Discount Notes are exchanged for Exchange Notes in the Exchange Offer). Interest will not accrue on the Exchange Notes prior to March 1, 2002. Thereafter, interest on the Exchange Notes will accrue at the rate of 10 1/2% per annum and will be payable in cash semi-annually on March 1 and September 1, commencing September 1, 2002. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  Principal and interest will be payable at the office of the Paying Agent but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses. The Exchange Notes will be issued without coupons and in fully registered form only, in minimum denominations of $1,000 at maturity and any integral multiples of $1,000 in excess thereof. Unless otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose.

  The interest rate on the Exchange Notes will be subject to increase in certain circumstances if the Registration Statement is not declared effective on a timely basis or if certain other conditions are not satisfied, all as further described under "--Exchange Offer; Registration Rights." All references herein to interest shall include such Special Interest, if appropriate.

BOOK-ENTRY SYSTEM

  The Exchange Notes will initially be issued in the form of one or more Global Securities (as defined in the Indenture) held in book-entry form. The Exchange Notes will be deposited with the Trustee as custodian for DTC, and DTC or its nominee will initially be the sole registered Holder of the Exchange Notes for all purposes under the Indenture. Except as set forth below, a Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC.

  The Exchange Notes that are issued as described below under "--Certificated Notes" will be issued in definitive form.

  Upon the transfer of an Exchange Note in definitive form, such Exchange Note will, unless the Global Security has previously been exchanged for Exchange Notes in definitive form, be exchanged for an interest in the Global Security representing the principal amount of the Exchange Notes being transferred.

  Upon the issuance of a Global Security, DTC or its nominee will credit, on its internal system, the accounts of persons holding through it with the respective principal amount of Exchange Notes of the individual beneficial interests represented by such Global Security. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with DTC ("participants") or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

  Payment of principal of, premium, if any, on and interest on Exchange Notes represented by any such Global Security will be made to DTC or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Exchange Notes represented thereby for all purposes under the Indenture. None of the Company, the Trustee, any agent of the Company or the Initial Purchasers will have any responsibility or liability for (i) any aspect of DTC's reports relating to or payments made on account of beneficial ownership interests in a Global Security representing any Exchange Notes or for maintaining, supervising or reviewing any of DTC's records relating to such beneficial ownership interests or (ii) any other matter relating to the actions and practices of DTC or any of its participants.

  The Company has been advised by DTC that upon receipt of any payment of principal of, premium, if any, on or interest on any Global Security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security, as shown on the records of DTC. The Company expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

  So long as DTC or its nominee is the registered owner or Holder of such Global Security, DTC or such nominee, as the case may be, will be considered the sole owner or Holder of the Exchange Notes represented by such Global Security for the purposes of receiving payment on the Exchange Notes, receiving notices and for all other purposes under the Indenture and the Exchange Notes. Beneficial interests in Exchange Notes will be evidenced only by, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as provided above, owners of beneficial interests in a Global Security will not be entitled to and will not be considered the Holders of such Global Security for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. The Company understands that, under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in a Global Security desires to give or take any action that a Holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  DTC has advised the Company that it will take any action permitted to be taken by a Holder of Exchange Notes (including the presentation of Exchange Notes for exchange as described below) only at the direction of one or more participants to whose account with DTC interests in the Global Security are credited and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such participant or participants has or have given such direction.

  DTC has advised the Company that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

CERTIFICATED NOTES

  The Exchange Notes represented by a Global Security are exchangeable for certificated Exchange Notes only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depository for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by the Company within 90 days, (ii) the Company executes and delivers to the Trustee a notice that such Global Security shall be so transferable, registrable and exchangeable, and such transfer shall be registrable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes represented by such Global Security. Any Global Security that is exchangeable for certificated Exchange Notes pursuant to the preceding sentence will be transferred to, and registered and exchanged for, certificated Exchange Notes in authorized denominations and registered in such names as DTC or its nominee holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of DTC or its nominee. In the event that a Global Security becomes exchangeable for certificated Exchange Notes, (i) certificated Exchange Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof, (ii) payment of principal, any repurchase price, and interest on the certificated Exchange Notes will be payable, and the transfer of the certificated Exchange Notes will be registrable, at the office or agency of the Company maintained for such purposes and (iii) no service charge will be made for any issuance of the certificated Exchange Notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

OPTIONAL REDEMPTION

  The Exchange Notes are subject to redemption at the option of the Company, in whole or in part, at any time on or after March 1, 2002 and prior to maturity, upon not less than 30 nor more than 60 days' notice, in amounts of $1,000 or an integral multiple of $1,000, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon (if any), if redeemed during the twelve months beginning March 1 of the years indicated below:

       YEAR                                                           PERCENTAGE
       ----                                                           ----------
       2002..........................................................  105.250%
       2003..........................................................  103.500%
       2004..........................................................  101.750%
       2005 and thereafter...........................................  100.000%

  The Exchange Notes are redeemable prior to March 1, 2000 only in the event that the Company receives net proceeds from the sale of its Common Stock in a Strategic Equity Investment before March 1, 2000, in which case the Company may, at its option, use all or a portion of any such net proceeds to redeem Notes in a principal amount of up to an aggregate amount equal to 33 1/3% of the original principal amount of the Notes; provided, that Notes in an amount equal to 66 2/3% of the original principal amount of the Notes remain outstanding after such redemption. Such redemption must occur on a Redemption Date within 90 days of such sale and upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000 at a redemption price of 110.5% of the Accreted Value of the Notes to but excluding the Redemption Date.

  If less than all of the Notes are to be redeemed, the Trustee shall select, in such manner as it shall deem fair and appropriate, the particular Notes to be redeemed or any portion thereof that is an integral multiple of $1,000.

MANDATORY REDEMPTION

  Except as set forth under "--Repurchase at the Option of Holders upon a Change of Control" and "--Asset Sales," the Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Exchange Notes.

REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 principal amount at maturity or an integral multiple thereof) of such Holder's Exchange Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the Accreted Value thereof on any Change of Control Payment Date prior to March 1, 2002, or 101% of the principal amount thereof plus accrued and unpaid interest, if any, to any Change of Control Payment Date on or after March 1, 2002.

  Within 30 days following any Change of Control, the Company or the Trustee (at the expense of the Company) shall mail a notice to each Holder stating: (1) that a Change of Control Offer is being made pursuant to the covenant described under "--Repurchase at the Option of Holders upon a Change of Control" and that all Exchange Notes timely tendered will be accepted for payment; (2) the Change of Control Purchase Price and the purchase date (the "Change of Control Payment Date"), which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed; (3) that any Exchange Notes or portions thereof not tendered or accepted for payment will continue to accrete in value or accrue interest, as the case may be; (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, all Exchange Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrete in value or accrue interest, as the case may be, from and after the Change of Control Payment Date; (5) that Holders electing to have any Exchange Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender their Exchange Notes prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Exchange Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Exchange Notes or portions thereof purchased; and (7) that Holders whose Exchange Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Exchange Note or Exchange Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof.

  The Company will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations, to the extent such laws and regulations are applicable, in connection with the repurchase of Exchange Notes pursuant to a Change of Control Offer.

  On the Change of Control Payment Date, the Company will (1) accept for payment Exchange Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (2) irrevocably deposit with the Paying Agent in immediately available funds an amount equal to the Change of Control Purchase Price in respect of all Exchange Notes or portions thereof so tendered; and (3) deliver, or cause to be delivered, to the Trustee the Exchange Notes so accepted together with an Officers' Certificate listing the Exchange Notes or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly mail to each Holder of Exchange Notes so accepted payment in an amount equal to the Change of Control Purchase Price for such Exchange Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Exchange Note equal in principal amount to any unpurchased portion of the Exchange Notes surrendered, if any; provided that each such new Exchange Note shall be in a principal amount at maturity of $1,000 or any integral multiple thereof.

  The existence of the Holders' right to require, subject to certain conditions, the Company to repurchase Exchange Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control. If a Change of Control Offer is made, there can be no assurance that the Company will have sufficient funds to pay the Change of Control Purchase Price for all Exchange Notes tendered by Holders seeking to accept the Change of Control Offer. In addition, instruments governing other indebtedness of the Company may prohibit the Company from purchasing any Exchange Notes prior to their stated maturity, including pursuant to a Change of Control Offer. In the event that a Change of Control Offer occurs at a time when the Company does not have sufficient available funds to pay the Change of Control Purchase Price for all Exchange Notes tendered pursuant to such offer or a time when the Company is prohibited from purchasing the Exchange Notes (and the Company is unable either to obtain the consent of the holders of the relevant indebtedness or to repay such indebtedness), an Event of Default would occur under the Indenture. In addition, one of the events that constitutes a Change of Control under the Indenture is a sale, conveyance, transfer or lease of all or substantially all of the property of the Company. The Indenture will be governed by New York law, and there is no established definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if the Company were to engage in a transaction in which it disposed of less than all of its assets, a question of interpretation could arise as to whether such disposition was of "substantially all" of its assets and whether the Company was required to make a Change of Control Offer.

  Except as described herein with respect to a Change of Control, the Indenture does not contain any other provisions that permit Holders of Exchange Notes to require that the Company repurchase or redeem Exchange Notes in the event of a takeover, recapitalization or similar restructuring.

ASSET SALES

  The Company will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration for such Asset Sale at least equal to the Fair Market Value (as evidenced by a Board Resolution delivered to the Trustee) of the Property or assets sold or otherwise disposed of; (ii) at least 75% of the consideration received by the Company or such Restricted Subsidiary for such Property or assets consists of (a) cash, readily-marketable cash equivalents, or Telecommunications Assets; (b) shares of publicly-traded Voting Stock of any Person engaged in the Telecommunications Business in the United States; or (c) the assumption of Indebtedness of the Company or such Restricted Subsidiary (other than Indebtedness that is subordinated to the Notes) and the release of the Company or the Restricted Subsidiary, as the case may be, from all liability on the Indebtedness assumed; and (iii) the Company or such Restricted Subsidiary, as the case may be, uses the Net Cash Proceeds from such Asset Sale in the manner set forth in the next paragraph.

  Within 360 days after any Asset Sale, the Company or such Restricted Subsidiary, as the case may be, may at its option (i) reinvest an amount equal to the Net Cash Proceeds (or any portion thereof) from such Asset Sale in Telecommunications Assets or in Capital Stock of any Person engaged in the Telecommunications Business and/or (ii) apply an amount equal to such Net Cash Proceeds (or remaining Net Cash Proceeds) to the permanent reduction of Indebtedness of the Company (other than Indebtedness to a Restricted Subsidiary) that is senior to or pari passu with the Notes or to the permanent reduction of Indebtedness or preferred stock of any Restricted Subsidiary (other than Indebtedness to, or preferred stock owned by, the Company or another Restricted Subsidiary). Any Net Cash Proceeds from any Asset Sale that are not used to reinvest in Telecommunications Assets or in Capital Stock of any Person engaged in the Telecommunications Business and/or to reduce senior or pari passu Indebtedness of the Company or Indebtedness or preferred stock of its Restricted Subsidiaries shall constitute Excess Proceeds.

  If at any time the aggregate amount of Excess Proceeds calculated as of such date exceeds $5 million, the Company shall, within 30 days, use such Excess Proceeds to make an offer to purchase (an "Asset Sale Offer") on a pro rata basis, from all Holders, Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of Excess Proceeds, at a purchase

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

price (the "Offer Purchase Price") in cash equal to 100% of the Accreted Value thereof on any purchase date occurring prior to March 1, 2002, or 100% of the principal amount thereof on any purchase date occurring on or after March 1, 2002, plus accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures set forth in the Indenture. Upon completion of an Asset Sale Offer (including payment of the Offer Purchase Price), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

  The Company will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the repurchase of Notes pursuant to an Asset Sale Offer.

CERTAIN COVENANTS

  Set forth below are certain covenants that are contained in the Indenture:

 Limitation on Consolidated Indebtedness

  The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness after the Issue Date unless either (a) the ratio of (i) the aggregate consolidated principal amount of Indebtedness of the Company outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Indebtedness and any other Indebtedness Incurred since such balance sheet date and the receipt and application of the proceeds thereof, to (ii) Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters immediately preceding the Incurrence of such Indebtedness for which consolidated financial statements of the Company have been filed with the Commission or have otherwise become publicly available, determined on a pro forma basis as if any such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters, would be less than 5.5 to 1.0 for such four-quarter periods ending prior to December 31, 2000 and 5.0 to 1.0 for such periods ending thereafter, or (b) the Company's Consolidated Capital Ratio as of the most recent quarterly or annual balance sheet of the Company that has been filed with the Commission or has otherwise become publicly available, after giving pro forma effect to (x) the Incurrence of such Indebtedness and any other Indebtedness Incurred since such balance sheet date and (y) paid-in capital received since such balance sheet date or concurrently with the Incurrence of such Indebtedness, and in each case the receipt and application of the proceeds thereof, is less than 2.0 to 1.0.

  Notwithstanding the foregoing limitation, the Company and any Restricted Subsidiary may Incur each and all of the following:

    (i) Indebtedness under Senior Credit Facilities in an aggregate principal amount outstanding or available at any one time not to exceed $100 million, and any renewal, extension, refinancing or refunding thereof in an amount which, together with any principal amount remaining outstanding or available under all Senior Credit Facilities, does not exceed the aggregate principal amount outstanding or available under all Senior Credit Facilities immediately prior to such renewal, extension, refinancing or refunding;

    (ii) Indebtedness under Qualified Receivable Facilities in an aggregate principal amount outstanding or available at any one time not to exceed the greater of (x) $150 million or (y) an amount equal to 85% of net Receivables determined in accordance with GAAP, and any renewal, extension, refinancing or refunding thereof in an amount which, together with any principal amount remaining outstanding or available under all Qualified Receivable Facilities, does not exceed the aggregate principal amount outstanding or available under all Qualified Receivable Facilities immediately prior to such renewal, extension, refinancing or refunding;

    (iii) Purchase Money Indebtedness, provided that the amount of such Purchase Money Indebtedness does not exceed 90% of the cost of the construction, acquisition or improvement of the applicable
  Telecommunications Assets;

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

    (iv) Indebtedness owed by the Company to any Wholly-Owned Restricted Subsidiary of the Company or Indebtedness owed by a Restricted Subsidiary of the Company to the Company or a Wholly-Owned Restricted Subsidiary of the Company; provided that upon either (x) the transfer or other disposition by such Wholly-Owned Restricted Subsidiary or the Company of any Indebtedness so permitted to a Person other than the Company or another Wholly-Owned Restricted Subsidiary of the Company or (y) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly-Owned Restricted Subsidiary to a Person other than the Company or another such Wholly-Owned Restricted Subsidiary, the provisions of this clause (iv) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of such transfer or other disposition;

    (v) Indebtedness Incurred to renew, extend, refinance or refund (each, a "refinancing") the Notes or Indebtedness outstanding at the date of the Indenture or Purchase Money Indebtedness Incurred pursuant to clause (iii) of this paragraph in an aggregate principal amount not to exceed the aggregate principal amount of and accrued interest on the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company incurred in connection with such refinancing; provided that Indebtedness the proceeds of which are used to refinance the Notes or Indebtedness which is pari passu to the Notes or Indebtedness which is subordinate in right of payment to the Notes shall only be permitted under this clause (v) if (A) in the case of any refinancing of the Notes or Indebtedness which is pari passu to the Notes, the refinancing Indebtedness is made pari passu to the Notes or constitutes Subordinated Indebtedness, and, in the case of any refinancing of Subordinated Indebtedness, the refinancing Indebtedness constitutes Subordinated Indebtedness and (B) in any case, the refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (x) does not provide for payments of principal of such Indebtedness at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Indebtedness upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Indebtedness being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such Indebtedness at the option of the holder thereof prior to the time the same are required by the terms of the Indebtedness being refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control pursuant to provisions substantially similar to those described under "--Repurchase at the Option of Holders upon a Change of Control;"

    (vi) Indebtedness consisting of Permitted Interest Rate and Currency Protection Agreements;

    (vii) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business or (B) arising from customary agreements providing for indemnification, adjustment of purchase price for closing balance sheet changes within 90 days after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; and

    (viii) Indebtedness not otherwise permitted to be Incurred pursuant to clauses (i) through (vii) above, which, together with any other outstanding Indebtedness Incurred pursuant to this clause (viii), has an aggregate principal amount not in excess of $10 million at any time outstanding.

  Notwithstanding any other provision of this "--Certain Covenants--Limitation on Consolidated Indebtedness" covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this "--Certain Covenants--Limitation on Consolidated Indebtedness" covenant shall not be deemed to be exceeded due solely as the result of fluctuations in the exchange rates of currencies.

  For purposes of determining any particular amount of Indebtedness under this "--Certain Covenants--Limitation on Consolidated Indebtedness" covenant, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in the "--Certain Covenants--Limitation on Liens" covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with this "--Certain Covenants--Limitation on Consolidated Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

 Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries

  The Company will not permit any Restricted Subsidiary of the Company to Incur any Indebtedness or issue any Preferred Stock except:

    (i) Indebtedness or Preferred Stock outstanding on the date of the Indenture after giving effect to the application of the proceeds of the Notes;

    (ii) Indebtedness Incurred or Preferred Stock issued to and held by the Company or a Wholly-Owned Restricted Subsidiary of the Company (provided that such Indebtedness or Preferred Stock is at all times held by the Company or a Wholly-Owned Restricted Subsidiary of the Company);

    (iii) Indebtedness Incurred or Preferred Stock issued by a Person prior to the time (A) such Person became a Restricted Subsidiary of the Company,
  (B) such Person merges into or consolidates with a Restricted Subsidiary of the Company or (C) another Restricted Subsidiary of the Company merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary of the Company), which Indebtedness or Preferred Stock was not Incurred or issued in anticipation of such transaction and was outstanding prior to such transaction;

    (iv) Indebtedness under a Senior Credit Facility which is permitted to be outstanding under clause (i) of the second paragraph of "--Certain Covenants--Limitation on Consolidated Indebtedness;"

    (v) in the case of a Restricted Subsidiary that is a Qualified Receivable Subsidiary, Indebtedness under a Qualified Receivable Facility which is permitted to be outstanding under clause (ii) of the second paragraph of "--Certain Covenants--Limitation on Consolidated Indebtedness;"

    (vi) Indebtedness consisting of Permitted Interest Rate and Currency Protection Agreements;

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

    (vii) Indebtedness (A) in respect of performance, surety and appeal bonds provided in the ordinary course of business or (B) arising from customary agreements providing for indemnification, adjustment of purchase price for closing balance sheet changes within 90 days after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligation of such Restricted Subsidiary pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of such Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by such Restricted Subsidiary in connection with such disposition; and

    (viii) Indebtedness or Preferred Stock which is exchanged for, or the proceeds of which are used to refinance, refund or redeem, any Indebtedness or Preferred Stock permitted to be outstanding pursuant to clauses (i) and
  (iii) hereof or any extension or renewal thereof (for purposes hereof, a "refinancing"), in an aggregate principal amount, in the case of Indebtedness, or with an aggregate liquidation preference in the case of Preferred Stock, not to exceed the aggregate principal amount of the Indebtedness so refinanced or the aggregate liquidation preference of the Preferred Stock so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness or Preferred Stock so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of the Company and the applicable Restricted Subsidiary Incurred in connection therewith and provided the Indebtedness or Preferred Stock Incurred or issued upon such refinancing by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness or Preferred Stock is Incurred or issued, (x) does not provide for payments of principal or liquidation value at the stated maturity of such Indebtedness or Preferred Stock or by way of a sinking fund applicable to such Indebtedness or Preferred Stock or by way of any mandatory redemption, defeasance, retirement or repurchase of such Indebtedness or Preferred Stock by the Company or any Restricted Subsidiary of the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the time the same are required by the terms of the Indebtedness or Preferred Stock being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company or a Restricted Subsidiary of the Company) of such Indebtedness or Preferred Stock at the option of the holder thereof prior to the stated maturity of the Indebtedness or Preferred Stock being refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness or Preferred Stock (including pursuant to an offer to purchase made by the Company or a Restricted Subsidiary of the Company) which is conditioned upon the change of control of the Company pursuant to provisions substantially similar to those described under "Repurchase at the Option of Holders upon a Change of Control" and provided, further, that in the case of any exchange or redemption of Preferred Stock of a Restricted Subsidiary of the Company, such Preferred Stock may only be exchanged for or redeemed with Preferred Stock of such Restricted Subsidiary.

 Limitation on Restricted Payments

  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to such proposed Restricted Payment (i) no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; (ii) after giving effect, on a pro forma basis, to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted

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

Payment, the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "--Certain Covenants--Limitation on Consolidated Indebtedness"; and (iii) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended (the amount so expended, if other than cash, to be determined in good faith by a majority of the disinterested members of the Board of Directors, whose determination shall be conclusive and evidenced by a resolution thereof) or declared for all Restricted Payments after the Issue Date does not exceed the sum of (A) 50% of the Consolidated Net Income of the Company (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) for the period (taken as one accounting period) beginning on the last day of the fiscal quarter immediately preceding the Issue Date and ending on the last day of the fiscal quarter for which the Company's financial statements have been filed with the Commission or otherwise become publicly available immediately preceding the date of such Restricted Payment, plus (B) 100% of the net reduction in Investments, subsequent to the Issue Date, in any Person, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of Property (but only to the extent such interest, dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income), in each case to the Company or any Restricted Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Person the amount of Investments previously made subsequent to the Issue Date by the Company or any Restricted Subsidiary in such Person and which was treated as a Restricted Payment; provided that the Company or a Restricted Subsidiary of the Company may make any Restricted Payment with the aggregate net proceeds received after the date of the Indenture, including the fair value of property other than cash (determined in good faith by the Board of Directors as evidenced by a resolution of the Board of Directors filed with the Trustee), (x) as capital contributions to the Company, (y) from the issuance (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company and warrants, rights or options on Capital Stock (other than Disqualified Stock) of the Company, or (z) from the conversion of Indebtedness of the Company into Capital Stock (other than Disqualified Stock and other than by a Restricted Subsidiary) of the Company after the date of the Indenture.

  The foregoing limitations shall not prevent the Company from (i) paying a dividend on its Capital Stock at any time within 60 days after the declaration thereof if, on the declaration date, the Company could have paid such dividend in compliance with the preceding paragraph; (ii) retiring (A) any Capital Stock of the Company or any Restricted Subsidiary of the Company, (B) Indebtedness of the Company that is subordinate to the Notes, or (C) Indebtedness of a Restricted Subsidiary of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale of Qualified Stock of the Company; (iii) retiring any Indebtedness of the Company subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of the Company (other than Indebtedness to a Subsidiary of the Company), provided that such new Indebtedness (A) is subordinated in right of payment to the Notes at least to the same extent as,
(B) has an Average Life at least as long as, and (C) has no scheduled principal payments due in any amount earlier than, any equivalent amount of principal under the Indebtedness so retired; (iv) retiring any Indebtedness of a Restricted Subsidiary of the Company in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of the Company or any Restricted Subsidiary that is permitted under the covenant described under "--Certain Covenants--Limitation on Consolidated Indebtedness" (in the case of Indebtedness of the Company) and "--Certain Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" (in the case of Indebtedness of Restricted Subsidiaries) and that (A) is not secured by any assets of the Company or any Restricted Subsidiary to a greater extent than the retired Indebtedness was so secured, (B) has an Average Life at least as long as the retired Indebtedness, and (C) is subordinated in right of payment to the Notes at least to the same extent as the retired Indebtedness; (v) retiring any Capital Stock or options to acquire Capital Stock of the Company or any Restricted Subsidiary of the Company held by any directors, officers or employees of the Company or any Restricted Subsidiary, provided that the aggregate price paid for all such retired Capital Stock shall not exceed, in the aggregate, the sum of $2 million plus the aggregate cash proceeds received by the Company subsequent to the Issue Date from issuances of Capital Stock or options to acquire Capital Stock by the Company to directors, officers or employees of the Company and its Subsidiaries; (vi) making payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets permitted under "--Consolidation, Merger, Conveyance, Lease or Transfer"; (vii) retiring any Capital Stock of the Company to the extent necessary (as determined in good faith by a majority of the disinterested members of the Board of Directors, whose determination shall be conclusive and evidenced by a resolution thereof) to prevent the loss, or to secure the renewal or reinstatement, of any license or franchise held by the Company or any Restricted Subsidiary from any governmental agency; and (viii) making Investments not otherwise permitted in an aggregate amount not to exceed $15 million at any time outstanding.

  In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (ii), (iii) and (iv) of the foregoing paragraph shall not be included as Restricted Payments.

  Not later than the date of making any Restricted Payment (including any Restricted Payment permitted to be made pursuant to the two previous paragraphs), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available financial statements.

 Limitation on Liens

  The Company may not, and may not permit any Restricted Subsidiary of the Company to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Indebtedness without making, or causing such Restricted Subsidiary to make, effective provision for securing the Notes (x) equally and ratably with such Indebtedness as to such property for so long as such Indebtedness will be so secured or (y) in the event such Indebtedness is Indebtedness of the Company which is subordinate in right of payment to the Notes, prior to such Indebtedness as to such property for so long as such Indebtedness will be so secured.

  The foregoing restrictions shall not apply to: (i) Liens existing on the date of the Indenture and securing Indebtedness outstanding on the date of the Indenture or Incurred on or after the Issue Date pursuant to any Senior Credit Facility or Qualified Receivable Facility; (ii) Liens securing Indebtedness in an amount which, together with the aggregate amount of Indebtedness then outstanding or available under all Senior Credit Facilities (or under refinancings or amendments of such Senior Credit Facilities), does not exceed
1.5 times the Company's Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters preceding the Incurrence of such Lien for which the Company's consolidated financial statements have been filed with the Commission or become publicly available, determined on a pro forma basis as if such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters; (iii) Liens in favor of the Company or any Wholly-Owned Restricted Subsidiary of the Company; (iv) Liens on Property of the Company or a Restricted Subsidiary acquired, constructed or constituting improvements made after the Issue Date of the Notes to secure Purchase Money Indebtedness which is otherwise permitted under the Indenture, provided that (a) the principal amount of any Indebtedness secured by any such Lien does not exceed 100% of such purchase price or cost of construction or improvement of the Property subject to such Lien, (b) such Lien attaches to such property prior to, at the time of or within 180 days after the acquisition, completion of construction or commencement of operation of such Property and (c) such Lien does not extend to or cover any Property other than the specific item of Property (or portion thereof) acquired, constructed or constituting the improvements made with the proceeds of such

Purchase Money Indebtedness; (v) Liens to secure Acquired Indebtedness, provided that (a) such Lien attaches to the acquired asset prior to the time of the acquisition of such asset and (b) such Lien does not extend to or cover any other Property; (vi) Liens to secure Indebtedness Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Indebtedness secured by any Lien referred to in the foregoing clauses (i), (ii), (iv) and (v) so long as such Lien does not extend to any other Property and the principal amount of Indebtedness so secured is not increased except as otherwise permitted under clause (v) of the second paragraph of""--Certain Covenants--Limitation on Consolidated Indebtedness" (in the case of Indebtedness of the Company) or clause (viii) of "--Certain Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" (in the case of Indebtedness of Restricted Subsidiaries); (vii) Liens not otherwise permitted by the foregoing clauses (i) through (vi) in an aggregate amount not to exceed 5% of the Company's Consolidated Tangible Assets; (viii) Liens granted after the Issue Date pursuant to the immediately preceding paragraph to secure the Notes; and (ix) Permitted Liens.

 Limitation on Sale and Leaseback Transactions

  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction (other than a Sale and Leaseback Transaction between the Company or a Restricted Subsidiary on the one hand and a Restricted Subsidiary or the Company on the other hand), unless
(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale and Leaseback Transaction at least equal to the Fair Market Value (as evidenced by a Board Resolution delivered to the Trustee) of the Property subject to such transaction; (ii) the Attributable Indebtedness of the Company or such Restricted Subsidiary with respect thereto is included as Indebtedness and would be permitted by the covenant described under "--Certain Covenants--Limitation on Consolidated Indebtedness" or "-- Certain Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries", as the case may be; (iii) the Company or such Restricted Subsidiary would be permitted to create a Lien on such Property without securing the Notes by the covenant described under "--Certain Covenants-- Limitation on Liens"; and (iv) the Net Cash Proceeds from such transaction are applied in accordance with the covenant described under "--Asset Sales"; provided that the Company shall be permitted to enter into Sale and Leaseback Transactions for up to $25 million with respect to phase I of the Company's headquarters buildings located in Cedar Rapids, Iowa, provided that such transaction is entered into on or before December 31, 1997 and up to $30 million with respect to other phases of such headquarters building, provided that any such transaction is entered into within 180 days of the earlier of (x) substantial completion or (y) occupation of the applicable phase of such headquarters building.

 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, cause or suffer to exist or become effective, or enter into, any encumbrance or restriction (other than pursuant to law or regulation) on the ability of any Restricted Subsidiary (i) to pay dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary; (ii) to make loans or advances to the Company or any Restricted Subsidiary; or (iii) to transfer any of its Property to the Company or any other Restricted Subsidiary, except: (a) any encumbrance or restriction existing as of the Issue Date pursuant to the Indenture or any other agreement relating to any Existing Indebtedness or any Indebtedness under a Qualified Receivable Facility otherwise permitted under the Indenture; (b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of Property, so long as the encumbrances or restrictions in any such agreement relate solely to the Property so acquired; (c) any encumbrance or restriction relating to any Indebtedness of any Restricted Subsidiary existing on the date on which such Restricted Subsidiary is acquired by the Company or another Restricted Subsidiary

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

(other than any such Indebtedness Incurred by such Restricted Subsidiary in connection with or in anticipation of such acquisition); (d) any encumbrance or restriction pursuant to an agreement effecting a permitted refinancing of Indebtedness issued pursuant to an agreement referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are not materially more restrictive than the encumbrances and restrictions contained in such agreements; (e) customary provisions (A) that restrict the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset; (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; (f) in the case of clause (iii) above, restrictions contained in any security agreement (including a Capital Lease Obligation) securing Indebtedness of the Company or a Restricted Subsidiary otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement; and (g) any restriction with respect to a Restricted Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that the consummation of such transaction would not result in an Event of Default or an event that, with the passing of time or the giving of notice or both, would constitute an Event of Default, that such restriction terminates if such transaction is not consummated and that the consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into.

  Nothing contained in this "--Certain Covenants--Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any other Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under the "--Certain Covenants--Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries otherwise permitted under "--Certain Covenants-- Limitation on Consolidated Indebtedness" or "--Certain Covenants--Limitations on Indebtedness and Preferred Stock of Restricted Subsidiaries", as the case may be.

 Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries

  The Company (i) shall not permit any Restricted Subsidiary to issue any Capital Stock other than to the Company or a Wholly-Owned Restricted Subsidiary unless immediately after giving effect thereto such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment of the Company or any other Restricted Subsidiary in such Restricted Subsidiary would have been permitted under "--Certain Covenants--Limitation on Restricted Payments" if made on the date of such issuance and (ii) shall not permit any Person other than the Company or a Wholly-Owned Restricted Subsidiary to own any Capital Stock of any Restricted Subsidiary, other than directors' qualifying shares and except for (a) a sale of 100% of the Capital Stock of a Restricted Subsidiary sold in a transaction not prohibited by the covenant described under "--Asset Sales"; (b) Capital Stock of a Restricted Subsidiary issued and outstanding on the Issue Date and held by Persons other than the Company or any Restricted Subsidiary; (c) Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in anticipation or contemplation of such Person's becoming a Restricted Subsidiary or otherwise being acquired by the Company; and (d) any Preferred Stock permitted to be issued under "--Certain Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries."

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

 Transactions with Affiliates

  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer, or otherwise dispose of, any of its Properties or assets to, or purchase any Property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction or series of Affiliate Transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable arm's-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of the Company or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company has determined to be fair to the Company or the relevant Restricted Subsidiary) and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $1 million, a certificate of the chief executive, operating or financial officer of the Company evidencing such officer's determination that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and is in the best interests of the Company or such Restricted Subsidiary and (ii) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments in excess of $5 million, a Board Resolution certifying that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and that such Affiliate Transaction or series of Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors who have determined that such Affiliate Transaction or series of Affiliate Transactions is in the best interest of the Company or such Restricted Subsidiary; provided that the following shall not be deemed Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice; (ii) any agreement or arrangement with respect to the compensation of a director or officer of the Company or any Restricted Subsidiary approved by a majority of the disinterested members of the Board of Directors and consistent with industry practice; (iii) transactions between or among the Company and its Restricted Subsidiaries; (iv) transactions permitted by the covenant described under "-- Certain Covenants--Limitation on Restricted Payments"; (v) transactions pursuant to any agreement or arrangement existing on the Issue Date; and (vi) transactions with respect to wireline or wireless transmission capacity, the lease or sharing or other use of cable or fiberoptic lines, equipment, rights-of-way or other access rights, between the Company or any Restricted Subsidiary and any other Person; provided, in any case, that such transaction is on terms that are no less favorable, taken as a whole, to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with Persons who are not Affiliates of the Company or the relevant Restricted Subsidiary (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of the Company or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company has determined to be fair to the Company or the relevant Restricted Subsidiary).


 Restricted and Unrestricted Subsidiaries

  (a) The Company may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of the Company or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if such Subsidiary does not have any obligations which, if in Default, would result in a cross default on Indebtedness of the Company or a Restricted Subsidiary (other than Indebtedness to the Company or a Wholly-Owned Restricted Subsidiary), and (i) such Subsidiary has total assets of $1,000 or less, (ii) such Subsidiary has assets of more than $1,000 and an Investment in such Subsidiary in an amount equal to the Fair Market Value of such Subsidiary would then be permitted under the first paragraph of "--Certain Covenants--Limitation on Restricted Payments" or (iii) such designation is effective immediately upon such Person becoming a Subsidiary. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary thereof.

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

  (b) The Company will not, and will not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person (other than a newly formed Subsidiary having no outstanding Indebtedness (other than Indebtedness to the Company or a Restricted Subsidiary) at the date of determination) becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless, after giving effect to such action, transaction or series of transactions, on a pro forma basis, (i) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "--Certain Covenants--Limitation on Consolidated Indebtedness" and (ii) no Default or Event of Default would occur.

  (c) Subject to clause (b), an Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary. The designation of a Subsidiary as an Unrestricted Subsidiary or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary in compliance with clause (b) shall be made by the Board of Directors pursuant to a Board Resolution delivered to the Trustee and shall be effective as of the date specified in such Board Resolution, which shall not be prior to the date such Board Resolution is delivered to the Trustee.

 Reports

  The Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company will file with the Trustee within 15 days after it files them with the Commission copies of the annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports"). In the event the Company shall cease to be required to file SEC Reports pursuant to the Exchange Act, the Company will nevertheless continue to file such reports with the Commission (unless the Commission will not accept such a filing) and the Trustee. The Company will furnish copies of the SEC Reports to the Holders of Notes at the time the Company is required to file the same with the Trustee and will make such information available to investors who request it in writing.

CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER

  The Company will not, in any transaction or series of transactions, consolidate with, or merge with or into, any other Person or permit any other Person to merge with or into the Company (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing corporation), or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of the Company and the Restricted Subsidiaries taken as a whole to any other Person, unless:

    (i) either (a) the Company shall be the continuing corporation or (b) the corporation (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the Property and assets of the Company and the Restricted Subsidiaries taken as a whole (such corporation or Person, the "Surviving Entity"), shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof, any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of the Company's covenants and obligations under the Indenture;

    (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Event of Default or Default shall have occurred and be continuing;

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

    (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company (or the Surviving Entity, if the Company is not continuing) would (A) be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "--Certain Covenants--Limitation on Consolidated Indebtedness" and (B) have a Consolidated Net Worth that is not less than the Consolidated Net Worth of the Company immediately before such transaction or series of transactions; and

    (iv) if, as a result of any such transaction, Property of the Company would become subject to a Lien prohibited by the provisions of the Indenture described under "--Certain Covenants--Limitation on Liens" above, the Company or the successor entity to the Company shall have secured the Notes as required thereby.

EVENTS OF DEFAULT

  Each of the following is an "Event of Default" under the Indenture:

    (a) default in the payment of interest on any Note when the same becomes due and payable, and the continuance of such default for a period of 30 days;

    (b) default in the payment of the principal of (or premium, if any, on) any Note at its maturity, upon optional redemption, required repurchase (including pursuant to a Change of Control Offer or an Asset Sale Offer) or otherwise or the failure to make an offer to purchase any Note as required;

    (c) the Company fails to comply with any of its covenants or agreements described under""--Repurchase at the Option of the Holders upon a Change of Control," "--Asset Sales" or""--Consolidation, Merger, Conveyance, Lease or Transfer";

    (d) default in the performance, or breach, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty addressed in (a), (b) or (c) above) and continuance of such Default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% of the aggregate principal amount of the outstanding Notes;

    (e) Indebtedness of the Company or any Restricted Subsidiary is not paid when due within the applicable grace period, if any, or is accelerated by the Holders thereof and, in either case, the principal amount of such unpaid or accelerated Indebtedness exceeds $10 million;

    (f) the entry by a court of competent jurisdiction of one or more final judgments against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount in excess of $10 million which is not discharged, waived, appealed, stayed, bonded or satisfied for a period of 45 consecutive days;

    (g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or (ii) a decree or order adjudging the Company or any Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Restricted Subsidiary or of any substantial part of the Property or assets of the Company or any Restricted Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Restricted Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

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

    (h) (i) the commencement by the Company or any Restricted Subsidiary of a voluntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by the Company or any Restricted Subsidiary to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Restricted Subsidiary; or (iii) the filing by the Company or any Restricted Subsidiary of a petition or answer or consent seeking reorganization or relief under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law; or (iv) the consent by the Company or any Restricted Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or of any substantial part of the Property or assets of the Company or any Restricted Subsidiary, or the making by the Company or any Restricted Subsidiary of an assignment for the benefit of creditors; or (v) the admission by the Company or any Restricted Subsidiary in writing of its inability to pay its debts generally as they become due; or (vi) the taking of corporate action by the Company or any Restricted Subsidiary in furtherance of any such action.

  If any Event of Default (other than an Event of Default specified in clause
(g) or (h) above) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% of the outstanding aggregate principal amount of Notes may declare the Default Amount (as defined herein) and any accrued and unpaid interest on all Notes then outstanding to be immediately due and payable by a notice in writing to the Company (and to the Trustee if given by Holders of the Notes), and upon any such declaration, such Default Amount and any accrued interest will become and be immediately due and payable. If any Event of Default specified in clause (g) or (h) above occurs, the Default Amount and any accrued and unpaid interest on the Notes then outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied, or cured or waived by the Holders of the relevant Indebtedness, within 60 days after such event of default. Until March 1, 2002, the Default Amount shall equal the Accreted Value of the Notes as of such date. On or after March 1, 2002, the Default Amount shall equal 100% of the principal amount thereof. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes by notice to the Company and the Trustee may rescind an acceleration and its consequences.

  The Company will be required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required within 30 days after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement describing such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (other than relating to the payment of principal or interest) if the Trustee determines that withholding such notice is in the Holders' interest.

AMENDMENT, SUPPLEMENT AND WAIVER

  The Company and the Trustee may, at any time and from time to time, without notice to or consent of any Holder of Notes, enter into one or more indentures supplemental to the Indenture (1) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company in the Indenture and the Notes; (2) to add to the covenants of the Company, for the benefit of the Holders, or to surrender any right or power conferred upon the Company by the Indenture; (3) to add any additional Events of Default; (4) to provide for uncertificated Notes in addition to or in place of certificated Notes; (5) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (6) to secure the Notes; (7) to cure any ambiguity in the Indenture, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture; provided such actions shall not adversely affect the interests of the Holders in any material respect; or (8) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

  With the consent of the Holders of not less than a majority in principal amount of the outstanding Notes, the Company and the Trustee may enter into one or more indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders; provided that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note: (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or alter the redemption provisions thereof, or reduce the principal amount thereof (or premium, if any), or the interest thereon that would be due and payable upon Maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof; (2) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is necessary for any such supplemental indenture or required for any waiver of compliance with certain provisions of the Indenture or certain Defaults thereunder; (3) subordinate in right of payment, or otherwise subordinate, the Notes to any other Indebtedness; (4) modify any provision of the Indenture relating to the calculation of Accreted Value; or (5) modify any provision of this paragraph (except to increase any percentage set forth herein).

  The Holders of not less than a majority in principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive any past Default under the Indenture and its consequences, except a Default (1) in the payment of the principal of (or premium, if any) or interest on any Note, or (2) in respect of a covenant or provision hereof which under the proviso to the prior paragraph cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

SATISFACTION AND DISCHARGE OF THE INDENTURE, DEFEASANCE

  The Company may terminate its obligations under the Indenture when (i) either
(A) all outstanding Notes have been delivered to the Trustee for cancellation or (B) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of (or premium, if any, on) and interest to the date of deposit or maturity or date of redemption; (ii) the Company has paid or caused to be paid all sums payable by the Company under the Indenture; and (iii) the Company has delivered an Officers' Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in the Indenture.

  The Company, at its election, shall (a) be deemed to have paid and discharged its debt on the Notes and the Indenture shall cease to be of further effect as to all outstanding Notes (except as to (i) rights of registration of transfer, substitution and exchange of Notes and the Company's right of

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

optional redemption, (ii) rights of Holders to receive payments of principal of, premium, if any, and interest on the Notes (but not the Change of Control Purchase Price or the Offer Purchase Price) and any rights of the Holders with respect to such amounts, (iii) the rights, obligations and immunities of the Trustee under the Indenture and (iv) certain other specified provisions in the Indenture) or (b) cease to be under any obligation to comply with certain restrictive covenants including those described under "--Certain Covenants," after the irrevocable deposit by the Company with the Trustee, in trust for the benefit of the Holders, at any time prior to the maturity of the Notes, of (A) money in an amount, (B) U.S. Government Obligations which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the Notes, money in an amount, or (C) a combination thereof, sufficient to pay and discharge the principal of, and interest on, the Notes then outstanding on the dates on which any such payments are due in accordance with the terms of the Indenture and of the Notes. Such defeasance or covenant defeasance shall be deemed to occur only if certain conditions are satisfied, including, among other things, delivery by the Company to the Trustee of an opinion of counsel reasonably acceptable to the Trustee to the effect that (i) such deposit, defeasance and discharge will not be deemed, or result in, a taxable event for federal income tax purposes with respect to the Holders; and (ii) the Company's deposit will not result in the Trust or the Trustee being subject to regulation under the Investment Company Act of 1940.

THE TRUSTEE

  United States Trust Company of New York is the Trustee under the Indenture and its current address is 114 West 47th Street, New York, New York 10036.

  The Holders of not less than a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. The Indenture provides that in case an Event of Default shall occur (which shall not be cured or waived), the Trustee will be required, in the exercise of its rights and powers under the Indenture, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Holders of the Notes, unless such Holders shall have offered to the Trustee indemnity satisfactory to it against any loss, liability or expense.

NO PERSONAL LIABILITY OF CONTROLLING PERSONS, DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  No controlling Person, director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any covenant, agreement or other obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its past, present or future status as a controlling Person, director, officer, employee, incorporator or stockholder of the Company. By accepting a Note each Holder waives and releases all such liability (but only such liability). The waiver and release are part of the consideration for issuance of the Notes. Nonetheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the Commission that such a waiver is against public policy.

TRANSFER AND EXCHANGE

  The Senior Discount Notes are subject to certain restrictions on transfer. A Holder may transfer or exchange Notes in accordance with the Indenture. The Company, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.


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

EXCHANGE OFFER; REGISTRATION RIGHTS

  The Company entered into the Registration Agreement with the Initial Purchasers, for the benefit of the holders of Senior Discount Notes, pursuant to which the Company agreed to file the Registration Statement (of which this Prospectus constitutes a part) with the Commission. The Registration Agreement provides that the Company will, at its cost, use its best efforts to cause the Registration Statement to be declared effective under the Securities Act not later than 150 days after the Closing Date (as defined in the Purchase Agreement among the Company and the Initial Purchasers attached as an exhibit to the Registration Statement of which this Prospectus is a part). Upon the effectiveness of the Registration Statement, the Company will offer the Exchange Notes in exchange for surrender of the Senior Discount Notes. The Company has agreed to keep the Exchange Offer open for not less than 30 days and not more than 45 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of Senior Discount Notes. For each Senior Discount Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Senior Discount Note will receive an Exchange Note having a principal amount equal to that of the surrendered Senior Discount Note. Under existing Commission interpretations, the Exchange Notes would be freely transferable by holders other than affiliates of the Company after the Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not an affiliate of the Company, as such terms are interpreted by the Commission; provided that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes with the prospectus contained in the Registration Statement under certain circumstances. Under the Registration Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use this Prospectus in connection with the resale of such Exchange Notes.

  A holder of Senior Discount Notes (other than certain specified holders) who wishes to exchange such Senior Discount Notes for Exchange Notes in the Exchange Offer will be required to represent that, among other things, any Exchange Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an "affiliate" of the Company, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

  The Company has filed the Registration Statement and will commence the Exchange Offer pursuant to the Registration Agreement. In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days after the Closing Date, or if the Initial Purchasers so request with respect to Senior Discount Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer, or if any holder of Senior Discount Notes does not receive freely tradeable Exchange Notes in the Exchange Offer, the Company has agreed, at its cost, (a) as promptly as practicable, to file a Shelf Registration Statement covering resales of the Senior Discount Notes or the Exchange Notes, as the case may be,
(b) to use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) to keep the Shelf Registration Statement effective until three years (or any shorter period under Rule 144(k) under the Securities Act) after its effective date or such shorter period ending when all resales of Senior Discount Notes or Exchange Notes covered by such Shelf Registration Statement have been made. The Company has agreed, in the event a Shelf Registration Statement is filed, among other things, to provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus

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


which is a part of the Shelf Registration Statement, to notify each such holder when the Shelf Registration Statement has become effective and to take certain other actions as are required to permit unrestricted resales of the Senior Discount Notes or the Exchange Notes, as the case may be. A holder selling such Senior Discount Notes or Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Agreement which are applicable to such holder (including certain indemnification obligations).

  If (i) within 90 days after the Closing Date, neither the Registration Statement nor the Shelf Registration Statement has been filed with the Commission; (ii) within 150 days after the Closing Date the Registration Statement has not been declared effective; (iii) within 180 days after the Closing Date, neither the Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective; or (iv) after either the Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Senior Discount Notes or Exchange Notes in accordance with and during the periods specified in the Registration Agreement, Special Interest will accrue on the Senior Discount Notes and the Exchange Notes (in addition to the stated interest on the Senior Discount Notes and the Exchange Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Special Interest will accrue at a rate of 0.50% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 2.00% per annum in the aggregate regardless of the number of Registration Defaults.

  The summary herein of certain provisions of the Registration Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any capitalized terms used herein for which no definition is provided.

  "Accreted Value" means, as of any date prior to March 1, 2002, an amount per $1,000 principal amount at maturity of Notes that is equal to the sum of (a) the offering price ($600 per $1,000 principal amount at maturity of Notes) of such Notes and (b) the portion of the excess of the principal amount of such Notes over such offering price which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each March 1 and September 1 at the rate of 10 1/2% per annum from the date of original issue of the Notes through the date of determination computed on the basis of a 360-day year of twelve 30-day months, and as of any date on or after March 1, 2002, the principal amount of each Note.

  "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person; provided that such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Person merging with or into or becoming a Subsidiary of such specified Person.

  "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person; provided that each Unrestricted Subsidiary shall be deemed to be an Affiliate of the Company and of each other Subsidiary of the Company; provided, further, that neither the Company nor any of its Restricted Subsidiaries shall be deemed to be Affiliates of each other. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "under common control with" and "controlled by"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

  "Asset Sale" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary of the specified Person, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Wholly-Owned Restricted Subsidiary of such Person or by such Person to a Wholly-Owned Restricted Subsidiary of such Person) of (i) shares of Capital Stock or other ownership interests of a Restricted Subsidiary of such Person (other than as permitted by the provisions of the Indenture described above under "--Certain Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries"), (ii) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business (other than as part of a Permitted Investment) or
(iii) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business and, in each case, that is not governed by the provisions of the Indenture applicable to consolidations, mergers, and transfers of all or substantially all of the assets of the Company; provided that "Asset Sale" shall not include (i) sales or other dispositions of inventory, receivables and other current assets in the ordinary course of business, (ii) simultaneous exchanges by the Company or any Restricted Subsidiary of Telecommunications Assets for other Telecommunications Assets in the ordinary course of business; provided that the applicable Telecommunications Assets received by the Company or such Restricted Subsidiary have at least substantially equal Fair Market Value to the Company or such Restricted Subsidiary (as determined by the Board of Directors whose good faith determination shall be conclusive and evidenced by a Board Resolution), and
(iii) sales or other dispositions of assets with a Fair Market Value (as certified in an Officers' Certificate) not in excess of $1 million.

  "Attributable Indebtedness" means, with respect to any Sale and Leaseback Transaction of any Person, as at the time of determination, the greater of (i) the capitalized amount in respect of such transaction that would appear on the balance sheet of such Person in accordance with GAAP and (ii) the present value (discounted at a rate consistent with accounting guidelines, as determined in good faith by the responsible accounting officer of such Person) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).

  "Average Life" means, as of any date, with respect to any debt security or Disqualified Stock, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the dates of each scheduled principal payment or redemption payment (including any sinking fund or mandatory redemption payment requirements) of such debt security or Disqualified Stock multiplied in each case by (y) the amount of such principal or redemption payment, by (ii) the sum of all such principal or redemption payments.

  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors.

  "Board Resolution" means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination.

  "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangement conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

  "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Indebtedness convertible into an equity interest), warrants or options to subscribe for or acquire an equity interest in such Person.

  "Change of Control" shall be deemed to occur if (i) the sale, conveyance, transfer or lease of all or substantially all of the assets of the Company to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than any Permitted Holder (as defined below) or any Restricted Subsidiary of the Company, shall have occurred; (ii) any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act) of more than 35% of the total voting power of all classes of the Voting Stock of the Company (including any warrants, options or rights to acquire such Voting Stock), calculated on a fully diluted basis, and such voting power percentage is greater than or equal to the total voting power percentage then beneficially owned by the Permitted Holders in the aggregate; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any directors whose election or appointment by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

  "Common Stock" means Capital Stock other than Preferred Stock.

  "Consolidated Capital Ratio" of any Person as of any date means the ratio of
(i) the aggregate consolidated principal amount of Indebtedness of such Person then outstanding to (ii) the aggregate consolidated paid-in capital of such Person as of such date.

  "Consolidated Cash Flow Available for Fixed Charges" for any period means the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period increased by the sum of (i) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, plus (ii) Consolidated Income Tax Expense of the Company and its Restricted Subsidiaries for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of the Company and its Restricted Subsidiaries for such period, plus (iv) any non-cash expense related to the issuance to employees of the Company or any Restricted Subsidiary of the Company of options to purchase Capital Stock of the Company or such Restricted Subsidiary, plus (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity; and plus (vi) any non-cash expense related to a purchase accounting adjustment not requiring an accrual or reserve and separately disclosed in the Company's Consolidated Income Statement, and decreased by the amount of any non-cash item that increases such Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary of the Company (calculated separately for such Restricted Subsidiary in the same manner as provided above for the Company) that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary of the Company to the extent of such restriction.

  "Consolidated Income Tax Expense" for any period means the aggregate amounts of the provisions for income taxes of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

  "Consolidated Interest Expense" means for any period the interest expense included in a consolidated income statement (excluding interest income) of the Company and its Restricted Subsidiaries for such period in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Indebtedness discount;
(ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (iv) Preferred Stock dividends of the Company and its Restricted Subsidiaries (other than dividends paid in shares of Preferred Stock that is not Disqualified Stock) declared and paid or payable; (v) accrued Disqualified Stock dividends of the Company and its Restricted Subsidiaries, whether or not declared or paid; (vi) interest on Indebtedness guaranteed by the Company and its Restricted Subsidiaries; and (vii) the portion of any Capital Lease Obligation paid during such period that is allocable to interest expense in accordance with GAAP.

  "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication (i) all items classified as extraordinary, (ii) any net income (or net loss) of any Person other than such Person and its Restricted Subsidiaries, except to the extent of the amount of dividends or other distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period,
(iii) the net income of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of the related acquisition, (iv) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan, (v) net gains (or net losses) in respect of Asset Sales by such Person or its Restricted Subsidiaries, (vi) the net income (or net loss) of any Restricted Subsidiary of such Person to the extent that the payment of dividends or other distributions to such Person is restricted by the terms of its charter or any agreement, instrument, contract, judgment, order, decree, statute, rule, governmental regulation or otherwise, except for any dividends or distributions actually paid by such Restricted Subsidiary to such Person, (vii) with regard to a non-wholly owned Restricted Subsidiary, any aggregate net income (or loss) in excess of such Person's or such Restricted Subsidiary's pro rata share of such non-wholly owned Restricted Subsidiary's net income (or loss) and (viii) the cumulative effect of changes in accounting principles.

  "Consolidated Net Worth" of any Person means, at any date of determination, the consolidated stockholders' equity or partners' capital (excluding Disqualified Stock) of such Person and its subsidiaries, as determined in accordance with GAAP.

  "Consolidated Tangible Assets" of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under GAAP would be included on a consolidated balance sheet of such Person and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on such consolidated balance sheet.

  "Default" means any event, act or condition, the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

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

  "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, or otherwise, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, or is exchangeable for Indebtedness at any time, in whole or in part, prior to the Stated Maturity of the Notes.

  "Eligible Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof; (ii) time deposits and certificates of deposit of any commercial bank organized in the United States having capital and surplus in excess of $500 million with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above; (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof within 270 calendar days after the date of acquisition thereof and, at the time of acquisition, having a rating of A or better from Standard & Poor's Corporation or A-2 or better from Moody's Investors Service, Inc., (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500 million and commercial paper issued by others having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. and in each case maturing within 270 calendar days after the date of acquisition, (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $500 million; (vii) deposits available for withdrawal on demand with a commercial bank organized in the United States having capital and surplus in excess of $500 million; and (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (vi).

  "Existing Indebtedness" means Indebtedness outstanding on the date of the Indenture (other than under the Senior Credit Facility).

  "Fair Market Value" means, with respect to any asset or Property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors.

  "GAAP" means United States generally accepted accounting principles, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, that are applicable to the circumstances as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of the Indenture shall utilize GAAP as in effect on the Issue Date.

  "Guarantee" means any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner (and "Guaranteed,"
"Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing).

  "Holder" means (i) in the case of any certificated Note, the Person in whose name such certificated Note is registered in the Note Register and (ii) in the case of any Global Note, the Depositary.

  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness. Indebtedness otherwise incurred by a Person before it becomes a Subsidiary of the Company (whether by merger, consolidation, acquisition or otherwise) shall be deemed to have been incurred at the time at which such Person becomes a Subsidiary of the Company.

  "Indebtedness" means, at any time (without duplication), with respect to any Person, whether recourse as to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with the acquisition of Property, assets or businesses, excluding trade accounts payable made in the ordinary course of business, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith), (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person and, to the extent held by Persons other than such Person or its Restricted Subsidiaries, the maximum fixed redemption or repurchase price of Disqualified Stock of such Person's Restricted Subsidiaries, at the time of determination, (vii) every obligation under Interest Rate and Currency Protection Agreements of such Person, (viii) any Attributable Indebtedness with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided that, if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount (including, without limitation, the Notes) is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

  "Interest Rate or Currency Protection Agreement" of any Person means any forward contract, futures contract, swap, option, future option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

  "Investment" in any Person means any direct, indirect or contingent (i) advance or loan to, Guarantee of any Indebtedness of, extension of credit or capital contribution to such Person, (ii) the acquisition of any shares of Capital Stock, bonds, notes, debentures or other securities of such Person, or (iii) the acquisition, by purchase or otherwise, of all or substantially all of the business, assets or stock or other evidence of beneficial ownership of such Person; provided that Investments shall exclude commercially reasonable extensions of trade credit. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such transfer.

  "Issue Date" means the date on which the Senior Discount Notes were first authenticated and delivered under the Indenture.

  "Lien" means, with respect to any Property or other asset, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property or other asset (including, without limitation, any conditional sale or title retention agreement having substantially the same economic effect as any of the foregoing).

  "Maturity" means, when used with respect to a Note, the date on which the principal of such Note becomes due and payable as provided therein or in the Indenture, whether on the date specified in such Note as the fixed date on which the principal of such Note is due and payable, on the Change of Control Payment Date or purchase date established pursuant to the terms of the Indenture with regard to a Change of Control Offer or an Asset Sale Offer, as applicable, or by declaration of acceleration, call for redemption or otherwise.

  "Net Cash Proceeds" means, with respect to the sale of any Property or assets by any Person or any of its Restricted Subsidiaries, cash or readily marketable cash equivalents received net of (i) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary incurred in connection with such sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses incurred (but excluding any finder's fee or broker's fee payable to any Affiliate of such Person) and all federal, state, foreign and local taxes arising in connection with such sale that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries, (ii) all payments made or required to be made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Properties or other assets in accordance with the terms of any Lien upon or with respect to such Properties or other assets or which must, by the terms of such Lien, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid in connection with such sale, (iii) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such transaction and (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such transaction, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such transaction, in each case as determined by the Board of Directors of such Person, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors filed with the Trustee; provided that, in the event that any consideration for a transaction (which would otherwise constitute Net Cash Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is

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

released to such Person or its Restricted Subsidiaries from escrow; and provided, further, that any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall be deemed to be Net Cash Proceeds at such time, and shall thereafter be applied in accordance with the Indenture.

  "Officers' Certificate" means a certificate signed by (i) the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Executive Officer or a Vice President, and (ii) the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee, which shall comply with the Indenture.

  "Permitted Holders" means IES Industries Inc. and MidAmerican Energy Holdings Company and their respective successors and assigns, and Clark E. and Mary E. McLeod and foundations and trusts controlled by them or either of them, and Affiliates (other than the Company and the Restricted Subsidiaries) of each of the foregoing.

  "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Indebtedness Incurred and which shall have a notional amount no greater than the payments due with respect to the Indebtedness being hedged thereby and not for purposes of speculation.

  "Permitted Investments" means (i) Eligible Cash Equivalents; (ii) Investments in Property used in the ordinary course of business; (iii) Investments in any Person as a result of which such Person becomes a Restricted Subsidiary in compliance with the Indenture; (iv) Investments pursuant to agreements or obligations of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments; (v) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (vi) Permitted Interest Rate or Currency Protection Agreements with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding; (vii) bonds, notes, debentures or other debt securities received as a result of Asset Sales permitted under the covenant described under "--Asset Sales"; (viii) Investments in existence at the Issue Date; (ix) commission, payroll, travel and similar advances to employees in the ordinary course of business to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; and (x) stock, obligations or securities received in satisfaction of judgments.

  "Permitted Joint Ventures" means Investments in an aggregate amount not to exceed $25 million at any time outstanding in Persons who are not Subsidiaries and who are engaged in the Telecommunications Business.

  "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (ii) other Liens incidental to the conduct of the Company's and its Restricted Subsidiaries' business or the ownership of its property and assets not securing any Indebtedness, and which do not in the aggregate materially detract from the value of the Company's and its Restricted Subsidiaries' property or assets when taken as a whole, or materially impair the use thereof in the operation of its business; (iii) Liens with respect to assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company to secure Indebtedness owing to the Company; (iv) pledges and deposits made in the ordinary course of business in connection with workers' compensation and unemployment insurance, statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen and other types of statutory obligations; (v) deposits made to secure the performance of tenders, bids, leases, and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (vi) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or its Restricted Subsidiaries;
(vii) Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is prosecuting an appeal or proceeding for review and the Company or such Restricted Subsidiary is maintaining adequate reserves in accordance with GAAP; (viii) any interest or title of a lessor in the property subject to any lease other than a Capital Lease; (ix) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with "--Certain Covenants--Limitation on Consolidated Indebtedness," (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (x) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries; (xi) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;
(xii) Liens arising from filing precautionary Uniform Commercial Code financing statements regarding leases; (xiii) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired; (xiv) Liens in favor of the Company or any Restricted Subsidiary; (xv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvii) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Permitted Interest Rate Agreements and Currency Agreements; and (xviii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Issue Date.

  "Person" means any individual, corporation, limited liability company, partnership, limited liability partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding Capital Stock in any other Person.

  "Purchase Money Indebtedness" means Indebtedness of the Company (including Acquired Indebtedness and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, acquisition, development or improvement by the Company or any Restricted Subsidiary of any Telecommunications Assets of the Company or any Restricted Subsidiary and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

  "Qualified Receivable Facility" means Indebtedness of the Company or any Subsidiary Incurred from time to time pursuant to either (x) credit facilities secured by Receivables or (y) receivable purchase facilities, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

  "Qualified Receivable Subsidiary" means a Restricted Subsidiary formed solely for the purpose of obtaining a Qualified Receivable Facility and substantially all of the Property of which is Receivables.

  "Qualified Stock" of any Person means a class of Capital Stock other than Disqualified Stock.

  "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

  "Restricted Payment" means (i) a dividend or other distribution declared or paid on the Capital Stock of the Company or to the Company's stockholders (in their capacity as such), or declared or paid to any Person other than the Company or a Restricted Subsidiary of the Company on the Capital Stock of any Restricted Subsidiary of the Company, in each case, other than dividends, distributions or payments made solely in Qualified Stock of the Company or such Restricted Subsidiary, (ii) a payment made by the Company or any of its Restricted Subsidiaries (other than to the Company or any Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock of the Company or of a Restricted Subsidiary, (iii) a payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Stock of the Company) to redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Indebtedness of the Company or such Restricted Subsidiary which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes and which was scheduled to mature on or after the maturity of the Notes or (iv) an Investment in any Person, including an Unrestricted Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, other than (a) a Permitted Investment or a Permitted Joint Venture, (b) an Investment by the Company in a Wholly-Owned Restricted Subsidiary or (c) an Investment by a Restricted Subsidiary in the Company or a Wholly-Owned Restricted Subsidiary of the Company.

  "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated as an "Unrestricted Subsidiary."

  "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

  "Senior Credit Facility" means Indebtedness of the Company and its Subsidiaries Incurred from time to time pursuant to one or more credit agreements or similar facilities made available from time to time to the Company and its Subsidiaries, whether or not secured, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

  "Strategic Equity Investment" means an equity investment made by a Strategic Investor in the Company in an aggregate amount of not less than $25 million.

  "Strategic Investor" means a Person (other than the Permitted Holders) engaged in one or more Telecommunications Businesses that has, or 80% or more of the Voting Stock of which is owned by a Person that has, an equity market capitalization at the time of its initial Investment in the Company in excess of $2 billion.

  "Subordinated Indebtedness" means Indebtedness of the Company as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Indebtedness shall be subordinate to the prior payment in full of the Notes to at least the following extent: (i) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the Notes exists; (ii) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an event of default exists with respect to the Notes, upon notice by 25% or more in principal amount of the Notes to the Trustee, the Trustee shall give notice to the Company and the holders of such Indebtedness (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be made for a period of 179 days from the date of such notice; and (iii) such Indebtedness may not (x) provide for payments of principal of such Indebtedness at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the final Stated Maturity of the Notes or (y) permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such other Indebtedness at the option of the holder thereof prior to the final Stated Maturity of the Notes, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those described under "--Repurchase at the Option of Holders upon a Change of Control" (and which shall provide that such Indebtedness will not be repurchased pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased by the Company pursuant to the provisions described under "--Repurchase at the Option of Holders upon a Change of Control").

  "Subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding shares of Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person,
(ii) any general partnership, joint venture or similar entity, more than 50% of the outstanding partnership or similar interests of which are owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person and
(iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner.

  "Telecommunications Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

  "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased wireline or wireless transmission facilities, (ii) creating, developing, constructing, installing, repairing, maintaining or marketing communications-related systems, network equipment and facilities, software and other products, (iii) creating, developing, producing or marketing audiotext or videotext, (iv) publishing or distributing telephone (including Internet) directories, whether in paper, electronic, audio or video format, (v) marketing (including direct marketing and telemarketing), or (vi) evaluating, participating in or pursuing any other business that is primarily related to those identified in the foregoing clauses
(i), (ii), (iii), (iv) or (v) above (in the case of clauses (iii), (iv) and
(v), however, in a manner consistent with the Company's manner of business on the Issue Date), and shall, in any event, include all businesses in which the Company or any of its Subsidiaries are engaged on the Issue Date; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors.

  "Trading Day" means, with respect to a security traded on a securities exchange, automated quotation system or market, a day on which such exchange, system or market is open for a full day of trading.

  "Unrestricted Subsidiary" means any Subsidiary of the Company that the Company has classified as an "Unrestricted Subsidiary" and that has not been reclassified as a Restricted Subsidiary, pursuant to the terms of the Indenture.

  "U.S. Government Obligations" means (x) securities that are (i) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and (y) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such Bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depository receipt.

  "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

  "Wholly-Owned Restricted Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests (other than any director's qualifying shares) of which shall at the time be owned by such Person or by one or more other Wholly-Owned Restricted Subsidiaries of such Person or by such Person and one or more other Wholly-Owned Restricted Subsidiaries of such Person.

                            OTHER INDEBTEDNESS

  On July 21, 1997, the Company completed a private offering of $225 million aggregate principal amount of Senior Notes. The Company received net proceeds of approximately $218 million from the Senior Note Offering. Interest on the Senior Notes will be payable in cash semi-annually in arrears on July 15 and January 15 of each year at a rate of 9 1/4% per annum, commencing January 15, 1998. The Senior Notes rank pari passu in right of payment with the Notes. The Senior Notes will mature on July 15, 2007 and will be payable after the maturity of the Notes.

  The Senior Note Indenture imposes operating and financial restrictions on the Company and its subsidiaries that are substantially the same as the restrictions governing the Notes. These restrictions affect, and in certain cases significantly limit or prohibit, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends or make distributions in respect of the Company's or such subsidiaries' capital stock, make other restricted payments, enter into sale and leaseback transactions, create liens upon assets, enter into transactions with affiliates or related persons, sell assets, or consolidate, merge or sell all or substantially all of their assets. There can be no assurance that such covenants will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in other business activities that may be in the interest of the Company.

                              PLAN OF DISTRIBUTION

  Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Senior Discount Notes where such Senior Discount Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business on the first anniversary of the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

  The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of one year after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Senior Discount Notes), other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the Senior Discount Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  The following discussion summarizes, subject to the limitations set forth below, the material U.S. federal income tax consequences associated with the exchange of the Senior Discount Notes for the Exchange Notes and with the ownership and disposition of the Notes. The discussion is based upon provisions of the Code, its legislative history, judicial authority, current administrative rulings and practice, and existing and proposed Treasury Regulations, including regulations concerning the treatment of debt instruments issued with original issue discount (the "OID Regulations"), all as in effect and existing on the date hereof. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the validity of the statements and conclusions set forth below. Any such changes or interpretations may be retroactive and could adversely affect a holder of the Notes. This discussion assumes that the Notes are or will be held as capital assets (as defined in Section 1221 of the Code) by the holders thereof. Except as otherwise described herein, this discussion applies only to a person who is a holder who purchased Senior Discount Notes pursuant to the Offering at the "issue price" (as defined below) and who is (i) a citizen or resident of the United States for United States federal income tax purposes, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source (a "U.S. Holder"). This discussion does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws, such as certain financial institutions, insurance companies, dealers in securities or foreign currency, tax-exempt organizations, or persons that hold Notes that are a hedge against, or that are hedged against, currency risk or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

  Hogan & Hartson L.L.P., tax counsel to the Company, has reviewed the following discussion and is of the opinion that, to the extent that it constitutes matters of law or legal conclusions or purports to describe certain provisions of the federal tax laws, the following discussion is a correct summary in all material respects of the matters discussed therein.

  THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. EACH PURCHASER IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISORS TO DETERMINE THE IMPACT OF SUCH PURCHASER'S PERSONAL TAX SITUATION ON THE ANTICIPATED TAX CONSEQUENCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, OF THE EXCHANGE OF THE SENIOR DISCOUNT NOTES FOR THE EXCHANGE NOTES AND THE OWNERSHIP AND DISPOSITION OF THE NOTES.

THE EXCHANGE

  The exchange of Senior Discount Notes for Exchange Notes will not be treated as an exchange for federal income tax purposes because the Exchange Notes will not differ materially in kind or extent from the Senior Discount Notes. As a result, U.S. Holders who exchange their Senior Discount Notes for Exchange Notes will not recognize any income, gain or loss for federal income tax purposes. A U.S. Holder will have the same adjusted issue price, adjusted basis and holding period in the Exchange Notes immediately after the exchange as it had in the Senior Discount Notes immediately before the exchange.

ORIGINAL ISSUE DISCOUNT

 General

  The Notes bear original issue discount ("OID"), and each U.S. Holder is required to include in income (regardless of whether such U.S. Holder is a cash or accrual basis taxpayer) in each year, in advance of the receipt of cash payments on such Notes, that portion of the OID, computed on a constant yield basis, attributable to each day during such year on which the U.S. Holder held the Notes. See "--Taxation of Original Issue Discount" below.

 The Amount of Original Issue Discount

  The amount of OID with respect to each Note is equal to the excess of (i) its "stated redemption price at maturity" over (ii) its "issue price." Under the OID Regulations, the "issue price" of the Notes is the initial offering price to the public (not including any bond house, broker or similar person or organization acting in the capacity of an underwriter, placement agent or wholesaler) at which a substantial amount of the Notes are sold. Under the OID Regulations, the "stated redemption price at maturity" of each Note includes all payments to be made in respect thereof, including any stated interest payments. Accordingly, payments on the Notes (including principal and stated interest payments) are not separately included in a U.S. Holder's income as interest, but rather are treated first as payments of previously accrued OID and then as payments of principal.

 Taxation of Original Issue Discount

  A U.S. Holder of a debt instrument issued with OID is required to include in gross income for U.S. federal income tax purposes an amount equal to the sum of the "daily portions" of such OID for all days during the taxable year on which the holder holds the debt instrument. The daily portions of OID required to be included in a holder's gross income in a taxable year is determined upon a constant yield basis by allocating to each day during the taxable year on which the holder holds the debt instrument a pro rata portion of the OID on such debt instrument which is attributable to the "accrual period" in which such day is included. Accrual periods with respect to a Note may be of any length selected by the U.S. Holder and may vary in length over the term of the Note as long as
(i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on either the final or first day of an accrual period. The amount of the OID attributable to each "accrual period" is the product of (i) the "adjusted issue price" at the beginning of such accrual period and (ii) the "yield to maturity" of the debt instrument (stated in a manner appropriately taking into account the length of the accrual period). The "yield to maturity" is the discount rate that, when used in computing the present value of all payments to be made under the Note, produces an amount equal to the issue price of the Note. The "adjusted issue price" of a Note at the beginning of an accrual period is generally defined as the issue price of the Note plus the aggregate amount of OID that accrued in all prior accrual periods, less any cash payments on the Note. Accordingly, a U.S. Holder of a Note is required to include OID thereon in gross income for U.S. federal tax purposes in advance of the receipt of cash in respect of such income. The amount of OID allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length. The amount of OID allocable to the final accrual period at maturity of a Note is the difference between (x) the amount payable at the maturity of the Note and (y) the Note's adjusted issue price as of the beginning of the final accrual period.

 Effect of Mandatory and Optional Redemptions on OID

  In the event of a Change of Control, the Company will be required to offer to redeem all of the Notes, at redemption prices specified elsewhere herein. In the event that the Company receives net proceeds from a Strategic Equity Investment, the Company may, at its option, use all or a portion of such net proceeds to redeem Notes having an aggregate principal amount of up to one-third of the original principal amount of the Notes at redemption prices specified elsewhere herein; provided that Notes having an aggregate principal amount equal to at least two-thirds of the original principal amount of the Notes remain outstanding after such redemption. Under the OID Regulations, computation of the yield and maturity of the Notes is not affected by such redemption rights and obligations if, based on all the facts and circumstances as of the issue date, the stated payment schedule of the Notes (that does not reflect a Change of Control or a Strategic Equity Investment) is significantly more likely than not to occur. The Company has determined that, based on all of the facts and circumstances as of the issue date, it is significantly more likely than not that the Notes will be paid according to their stated schedule.

  The Company may redeem the Notes, in whole or in part, at any time on or after March 1, 2002, at redemption prices specified elsewhere herein plus accrued and unpaid interest to the date of redemption. The OID Regulations contain rules for determining the "maturity date" and the stated redemption price at maturity of an instrument that may be redeemed prior to its stated maturity date at the option of the issuer. Under the OID Regulations, solely for purposes of the accrual of OID, it is assumed that the issuer will exercise any option to redeem a debt instrument if such exercise will lower the yield-to-maturity of the debt instrument. The Company believes that it will not be presumed to redeem the Notes prior to their stated maturity under these rules because the exercise of such option would not lower the yield-to-maturity of the Notes.


 Tax Basis

  A U.S. Holder's initial tax basis in a Note generally is equal to the purchase price paid by such U.S. Holder for such Note. A U.S. Holder's tax basis in a Note is increased by the amount of OID that is included in such U.S. Holder's income pursuant to the foregoing rules and is decreased by the amount of any cash payments received.


MARKET DISCOUNT, ACQUISITION PREMIUM

  If a U.S. Holder acquires a Note for an amount that is less than its revised issue price (generally, adjusted issued price) at the time of acquisition, the amount of such difference will be treated as "market discount" for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder is required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. If a U.S. Holder makes a gift of a Note, accrued market discount, if any, is recognized as if such U.S. Holder had sold such Note for a price equal to its fair market value. In addition, the U.S. Holder may be required to defer, until the maturity of the Note or the earlier disposition of the Note in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

  Any market discount is considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on a constant interest method. A U.S. Holder of a Note may elect to include market discount in income currently as it accrues (on either a straight-line basis or constant interest method), in which case the rules described above regarding the deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

  A U.S. Holder who acquires a Note for an amount that is greater than the adjusted issue price of such Note but equal to or less than the sum of all amounts payable on such Note after the purchase date is considered to have purchased such Note at an "acquisition premium." Under the acquisition premium rules of the Code and the OID Regulations, the amount of OID which such holder must include in its gross income with respect to such Note for any taxable year is reduced by the portion of such acquisition premium properly allocable to such year.

SALE OR REDEMPTION

  Unless a nonrecognition provision applies, the sale, exchange, redemption (including pursuant to an offer by the Company) or other disposition of a Note is a taxable event for U.S. federal income tax purposes. In such event, a U.S. Holder will recognize gain or loss equal to the difference between (i) the amount of cash plus the fair market value of any property received upon such sale, exchange, redemption or other taxable disposition and (ii) the U.S. Holder's adjusted tax basis therein. Except with respect to accrued market discount, such gain or loss should be capital gain or loss and will be long-term capital gain or loss if the Note will have been held by the U.S. Holder for more than one year at the time of such sale, exchange, redemption or other disposition. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.


NON-U.S. HOLDERS

  Subject to the discussion of "backup" withholding below, payments of principal, if any, and interest (including OID) by the Company or its agent (in its capacity as such) to any holder who is a beneficial owner of a Note but is not a U.S. Holder is not subject to U.S. federal withholding tax provided, in the case of interest (including OID) that (i) such holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) such holder is not a controlled foreign corporation for U.S. tax purposes that is related to the Company through stock ownership, and (iii) either (A) the beneficial owner of the Note certified to the Company or its agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") certified to the Company or its agent, under penalties of perjury, that the certification described in clause (A) hereof has been received from the beneficial owner by it or by another financial institution acting for the beneficial owner. A holder of a Note who is not a U.S. Holder, and who does not meet the requirements of the preceding sentence, would generally be subject to U.S. federal withholding tax at a flat rate of 30% (or a lower applicable treaty rate) on payments of interest (including OID) on the Notes.

  If a holder of a Note who is not a U.S. Holder is engaged in a trade or business in the United States and interest (including OID) on the Note is effectively connected with the conduct of such trade or business, such holder, although exempt from U.S. federal withholding tax as discussed in the preceding paragraph (or by reason of the delivery of properly completed Form 4224), is subject to U.S. federal income tax on such interest (including OID) and on any gain realized on the sale, exchange or other dispositions of a Note in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for that taxable year, unless it qualifies for a lower rate under an applicable income tax treaty.

  Subject to the discussion of "backup" withholding below, any capital gain realized upon the sale, exchange or retirement of a Note by a holder who is not a U.S. Holder is not subject to U.S. federal income or withholding taxes unless
(i) such gain is effectively connected with a U.S. trade or business of the holder, or (ii) in the case of an individual, such holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met.

  Notes held by an individual who is neither a citizen nor a resident of the United States for U.S. federal income tax purposes at the time of such individual's death is not subject to U.S. federal estate tax, provided that the income from the Notes was not or would not have been effectively connected with a U.S. trade or business of such individual and that such individual qualified for the exemption from U.S. federal withholding tax (without regard to the certification requirements) that is described above.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  The "backup" withholding and information reporting requirements may apply to certain payments of principal and interest (including OID) on a Note and to certain payments of proceeds of the sale or retirement of a Note. The Company, its agent, a broker, the Trustee or any paying agent, as the case may be, is required to withhold tax from any payment that is subject to backup withholding at a rate of 31% of such payment if the holder fails to furnish his taxpayer identification number (social security number or employer identification number), to certify that such holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain holders (including, among others, all corporations) are not subject to the backup withholding and reporting requirements.

  Under current Treasury Regulations, backup withholding and information reporting do not apply to payments made by the Company or any agent thereof (in its capacity as such) to a holder of a Note who has provided the required certification under penalties of perjury that it is not a U.S. Holder as set forth in clause (iii) in the first paragraph under "--Non-U.S. Holders" or has otherwise established an exemption (provided that neither the Company nor such agent has actual knowledge that the holder is a U.S. Holder or that the conditions of any other exemption are not in fact satisfied).

  Payments of the proceeds from the sale by a holder who is not a U.S. Holder of a Note made to or through a foreign office of a broker will not be subject to U.S. information reporting or backup withholding, except that if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, U.S. information reporting may apply to such payments. Payments of the proceeds from the sale of a Note to or through the United States office of a broker is subject to U.S. information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-U.S. status or otherwise establishes an exemption from U.S. information reporting and backup withholding.

  Any amounts withheld under the backup withholding rules from a payment to a holder may be claimed as a credit against such holder's United States federal income tax liability.

  The Company is required to furnish certain information to the Internal Revenue Service, and will furnish annually to record holders of Notes, information with respect to interest and OID accruing during the calendar year. The OID information will be based upon the adjusted issue price of the debt instrument as if the holder were the original holder of the debt instrument. No assurance can be given that the Internal Revenue Service will not challenge the accuracy of the reported information. Subsequent holders who purchase Notes for an amount other than the adjusted issue price and/or on a date other than the last day of an accrual period will be required to determine for themselves the amount of OID, if any, they are required to include in gross income for U.S. federal income tax purposes.

                                 LEGAL MATTERS

  The legality of the Exchange Notes offered hereby are being passed upon for the Company by Hogan & Hartson L.L.P., Washington, D.C., special counsel for the Company. Certain legal matters relating to the Offering were passed upon for the Initial Purchasers by Mayer, Brown & Platt, Chicago, Illinois.

                                    EXPERTS

  The consolidated balance sheets of the Company as of December 31, 1996 and 1995, and the consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996 and financial statement schedule included in this Registration Statement have been audited by McGladrey & Pullen, LLP, independent auditors, as indicated in their reports with respect thereto, and are included herein in reliance and upon the authority of said firm as experts in giving said reports.

  The consolidated statements of income, redeemable common stock and warrants and common stockholders' equity (deficit) and cash flows of Ruffalo, Cody & Associates, Inc. for the years ended December 31, 1995 and 1994 and financial statement schedule included in this Registration Statement have been audited by McGladrey & Pullen, LLP, independent auditors, as indicated in their reports with respect thereto, and are included herein in reliance and upon the authority of said firm as experts in giving said reports.

  The consolidated statements of income, stockholders' equity and cash flows of Telecom*USA Publishing Group, Inc. for each of the years in the three-year period ended August 31, 1996 and financial statement schedule included in this Registration Statement have been audited by McGladrey & Pullen, LLP, independent auditors, as indicated in their reports with respect thereto, and are included herein in reliance and upon the authority of said firm as experts in giving said reports.

  The consolidated balance sheets of Consolidated Communications Inc. as of December 31, 1996 and 1995, and the consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996 included in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance and upon the authority of said firm as experts in giving said reports.

                             CHANGES IN ACCOUNTANTS

  On March 27, 1997, the Company engaged the accounting firm of Arthur Andersen LLP as the Company's principal independent accountants to replace McGladrey & Pullen, LLP, the Company's former independent accountants, effective with such engagement. The decision to change independent accountants was made following a review of competitive proposals submitted by Arthur Andersen LLP and two other major public accounting firms, and was recommended by the Audit Committee of the Board of Directors and approved by the Board. McGladrey & Pullen, LLP did not resign and did not decline to stand for re-election. During the Company's two most recent fiscal years and during the interim period prior to the engagement, there have been no consultations with the newly engaged accountants with regard to either the application of accounting principles as to any specific transaction, either completed or proposed; the type of audit opinion that would be rendered on the Company's financial statements; or any matter of disagreement with the former accountants.

  During the two most recent fiscal years ended December 31, 1996 and 1995, and the interim period subsequent to December 31, 1996, there have been no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused McGladrey & Pullen, LLP to make reference in their report to such disagreements if not resolved to their satisfaction.

  McGladrey & Pullen, LLP's reports on the financial statements of the Company for the fiscal years ended December 31, 1996 and 1995 have contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

  The Company has provided McGladrey & Pullen, LLP with a copy of this disclosure and requested that McGladrey & Pullen, LLP furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. (A copy of the McGladrey & Pullen, LLP letter addressed to the Commission is filed as Exhibit 16.1 to the Registration Statement).

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such reports, proxy statements and other information can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates, or in certain cases by accessing the Commission's World Wide Web site at http://www.sec.gov. The Company's Class A Common Stock is quoted on The Nasdaq National Market under the symbol "MCLD", and such reports, proxy statements and other information concerning the Company also can be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

  The Company has filed a Registration Statement under the Securities Act with respect to the Exchange Offer. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement. For further information about the Company and the Exchange Offer, reference is made to the Registration Statement and to the financial statements, exhibits and schedules filed therewith. The statements contained in this Prospectus about the contents of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to a copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of each such document may be obtained from the Commission at its principal office in Washington, D.C. upon payment or the charges prescribed by the Commission or, in the case of certain such documents, by accessing the Commission's World Wide Web site at http://www.sec.gov.

  The Company is required by the terms of the Indenture and the Senior Note Indenture to furnish the Trustee with annual reports containing consolidated financial statements audited by their independent public accountants and with quarterly reports containing audited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

                                   GLOSSARY

  Access--Telecommunications services that permit long distance carriers to use local exchange facilities to originate and/or terminate long distance service.

  Access to Rights-of-Way--Access to poles, ducts, conduits and other rights-of-way.

  CAP (competitive access provider)--A company that provides its customers with an alternative to the local exchange company for local transport of private line and special access telecommunications services.

  Central offices--The switching centers or central switching facilities of the local exchange companies.

  Collocation--The ability of a CAP such as the Company to connect its network to the LECs central offices. Physical collocation occurs when a CAP places its network connection equipment inside the local exchange company's central offices. Virtual collocation is an alternative to physical collocation pursuant to which the local exchange company permits a CAP to connect its network to the local exchange company's central offices on comparable terms, even though the CAP's network connection equipment is not physically located inside the central offices.

  Dedicated--Telecommunications lines reserved for use by particular customers.

  Dialing Parity--The ability of a competing local or toll service provider to provide telecommunications services in such a manner that customers have the ability to route automatically, without the use of any access code, their telecommunications to the service provider of the customer's designation.

  Digital--A method of storing, processing and transmitting information through the use of distinct electronic or optical pulses that represent the binary digits 0 and 1. Digital transmission and switching technologies employ a sequence of these pulses to represent information as opposed to the continuously variable analog signal. The precise digital numbers minimize distortion (such as graininess or snow in the case of video transmission, or static or other background distortion in the case of audio transmission).

  FCC--Federal Communications Commission.

  Interconnection--Interconnection of facilities between or among local exchange carriers, including potential physical collocation of one carrier's equipment in the other carrier's premises to facilitate such interconnection.

  Initial Interconnection Decisions--Rulings by the FCC announced in September 1992 and August 1993, which require the Regional Bell Operating Companies and most other large local exchange carriers to provide interconnection in local exchange company central offices to any CAP, long distance carrier or end user seeking such interconnection for the provision of interstate special access and switched access transport services.

  Interconnection Decision--The August 1996 order issued by the FCC implementing the interconnection provisions of the Telecommunications Act. Portions of this order have been vacated by the U.S. Eighth Circuit Court of Appeals.

  InterLATA--Telecommunications services originating in a LATA and terminating outside of that LATA.

  IntraLATA--Telecommunications services originating and terminating in the same LATA.

  LATA (local access and transport area)--A geographic area composed of contiguous local exchanges, usually but not always within a single state. The State of Iowa contains all or part of five LATAs; the State of Illinois contains all or part of 17 LATAs. There are approximately 200 LATAs in the United States.

  Local exchange--A geographic area determined by the appropriate state regulatory authority in which calls generally are transmitted without toll charges to the calling or called party.

  LEC (local exchange carrier)--A company providing local telephone services.

  Long distance carriers (interexchange carriers)--Long distance carriers provide services between local exchanges on an interstate or intrastate basis. A long distance carrier may offer services over its own or another carrier's facilities.

  Number portability--The ability of an end user to change local exchange carriers while retaining the same telephone number.

  POPs (points of presence)--Locations where a long distance carrier has installed transmission equipment in a service area that serves as, or relays calls to, a network switching center of that long distance carrier.

  Private line--A dedicated telecommunications connection between end user locations.

  Public switched network--That portion of a local exchange company's network available to all users generally on a shared basis (i.e., not dedicated to a particular user). Traffic along the public switched network is generally switched at the local exchange company's central offices.

  Public utilities commission--A state regulatory body, established in most states, which regulates utilities, including telephone companies providing intrastate services.

  Reciprocal compensation--The same compensation of a new competitive local exchange carrier for termination of a local call by the local exchange carrier on its network, as the new competitor pays the local exchange carrier for termination of local calls on the local exchange carrier network.

  Resale--Resale by a provider of telecommunications services (such as a local exchange carrier) of such services to other providers or carriers on a wholesale or a retail basis.

  Route mile--The number of miles of the telecommunications path in which fiber optic cables are installed.

  Self-healing ring--A self-healing ring is a network design in which the network backbone consists of a continuous ring connecting a central hub facility with one or more network nodes (such as customer premises). Traffic is routed between the hub and each of the nodes simultaneously in both a clockwise and a counterclockwise direction. In the event of a cable cut or component failure along one of these paths, traffic will continue to flow along the alternate path so no traffic is lost. In the event of a catastrophic node failure, other nodes will be unaffected because traffic will continue to flow along whichever path (primary or alternate) does not pass through the affected node. The switch from the primary to the alternate path will be imperceptible to most users.

  Special access services--The lease of private, dedicated telecommunications lines or "circuits" along the network of a local exchange company or a CAP, which lines or circuits run to or from the long distance carrier POPs. Examples of special access services are telecommunications lines running between POPs of a single long distance carrier, from one long distance carrier POP to the POP of another long distance carrier or from an end user to a long distance carrier POP.

  Switch--A device that opens or closes circuits or selects the paths or circuits to be used for transmission of information. Switching is a process of interconnecting circuits to form a transmission path between users.

  Switched access transport services--Transportation of switched traffic along dedicated lines between the local exchange company central offices and long distance carrier POPs.

  Switched traffic--Telecommunications traffic along the public switched network. This traffic is generally switched at the local exchange company's central offices.

  Unbundled Access--Access to unbundled elements of a telecommunications services provider's network, including network facilities, equipment, features, functions and capabilities, at any technically feasible point within such network.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
MCLEODUSA INCORPORATED AND SUBSIDIARIES
Independent Auditor's Report..............................................   F-2
Consolidated Balance Sheets as of March 31, 1997 (unaudited) and as of
 December 31, 1996 and 1995...............................................   F-3
Consolidated Statements of Operations for the three months ended March 31,
 1997 and 1996 (unaudited) and for the years ended December 31, 1996, 1995
 and 1994.................................................................   F-4
Consolidated Statements of Stockholders' Equity for the years ended
 December 31, 1996, 1995 and 1994 and for the three months ended March 31,
 1997 (unaudited).........................................................   F-5
Consolidated Statements of Cash Flows for the three months ended March 31,
 1997 and 1996 (unaudited) and for the years ended December 31, 1996, 1995
 and 1994.................................................................   F-6
Notes to Consolidated Financial Statements................................   F-7

RUFFALO, CODY & ASSOCIATES, INC. AND SUBSIDIARY
Independent Auditor's Report..............................................  F-22
Consolidated Statements of Income for the years ended December 31, 1995 and 1994.................................................................  F-23
Consolidated Statements of Redeemable Common Stock and Warrants and Common
 Stockholders' Equity (Deficit) for the years ended December 31, 1995 and
 1994.....................................................................  F-24
Consolidated Statements of Cash Flows for the years ended December 31,
 1995 and 1994............................................................  F-25
Notes to Consolidated Financial Statements................................  F-26

TELECOM*USA PUBLISHING GROUP, INC. AND SUBSIDIARIES
Independent Auditor's Report..............................................  F-31
Consolidated Statements of Income for the years ended August 31, 1996,
 1995 and 1994............................................................  F-32
Consolidated Statements of Stockholders' Equity for the years ended August
 31, 1996, 1995 and 1994..................................................  F-33
Consolidated Statements of Cash Flows for the years ended August 31, 1996,
 1995 and 1994............................................................  F-34
Notes to Consolidated Financial Statements................................  F-35

CONSOLIDATED COMMUNICATIONS INC. AND SUBSIDIARIES
Report of Independent Public Accountants..................................  F-43
Consolidated Balance Sheets as of March 31, 1997 (unaudited) and as of
 December 31, 1996 and 1995...............................................  F-44
Consolidated Statements of Income for the three months ended March 31,
 1997 and 1996 (unaudited) and for the years ended December 31, 1996, 1995 and 1994.................................................................  F-45
Consolidated Statements of Changes in Stockholders' Equity for the Years
 Ended December 31, 1996, 1995 and 1994 and for the Three Months Ended
 March 31, 1997 (Unaudited)...............................................  F-46
Consolidated Statements of Cash Flows for the three months ended March 31,
 1997 and 1996 (unaudited) and for the years ended December 31, 1996, 1995 and 1994.................................................................  F-47
Notes to Consolidated Financial Statements................................  F-48

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
McLeod, Inc.
Cedar Rapids, Iowa

  We have audited the accompanying consolidated balance sheets of McLeod, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of McLeod, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          McGladrey & Pullen, LLP


Cedar Rapids, Iowa
January 31, 1997, except for the first paragraph of
Note 4 as to which the date is March 4, 1997

                    MCLEODUSA INCORPORATED AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                         (IN THOUSANDS, EXCEPT SHARES)

                                                               DECEMBER 31,
                                                  MARCH 31,  -----------------
                                                    1997       1996     1995
                                                 ----------- --------  -------
                                                 (UNAUDITED)
                ASSETS (NOTE 4)
Current Assets
 Cash and cash equivalents (Note 3).............  $366,999   $ 96,480  $   --
 Investment in available-for-sale securities
  (Note 3)......................................    67,842     80,518      --
 Trade receivables, net (Note 2)................    26,200     27,560    6,689
 Inventory......................................     2,409      1,600    1,598
 Deferred expenses..............................    11,073     12,156      --
 Prepaid expenses and other.....................     7,417      6,087      220
                                                  --------   --------  -------
   TOTAL CURRENT ASSETS.........................   481,940    224,401    8,507
                                                  --------   --------  -------
Property and Equipment
 Land...........................................     2,246      2,246      311
 Telecommunication networks.....................    42,511     32,041    8,056
 Furniture, fixtures and equipment..............    24,610     22,302    5,742
 Networks in progress (Note 5)..................    43,957     35,481    4,155
 Building in progress (Note 5)..................    10,293      6,103      --
                                                  --------   --------  -------
                                                   123,617     98,173   18,264
 Less accumulated depreciation..................     8,105      6,050    2,145
                                                  --------   --------  -------
                                                   115,512     92,123   16,119
                                                  --------   --------  -------
Investments, Intangibles and Other Assets
 Investment in available-for-sale securities
  (Note 3)......................................    39,348     47,474      --
 Goodwill, net..................................    58,567     57,012    2,525
 Customer lists, net............................    23,261     17,095      --
 Noncompete agreements, net.....................    14,156      6,737      --
 Deferred line installation costs, net..........     3,914      2,083    1,424
 PCS licenses (Note 5)..........................    31,968      4,800
 Other..........................................    10,988      1,269      411
                                                  --------   --------  -------
                                                   182,202    136,470    4,360
                                                  --------   --------  -------
                                                  $779,654   $452,994  $28,986
                                                  ========   ========  =======
      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
 Current maturities of long-term debt (Note
  4)............................................  $  1,190   $    793  $   --
 Contracts payable (Notes 4 and 11).............     6,360        --       --
 Accounts payable...............................    18,994     15,807    5,832
 Checks issued not yet presented for payment....       --         --       919
 Accrued payroll and payroll related expenses...     6,154      7,259    1,955
 Other accrued liabilities......................     2,275      3,095      857
 Due on PCS licenses (Note 5)...................    25,413        --       --
 Deferred revenue, current portion..............     1,960      1,793      134
 Customer deposits..............................     9,720      9,686       18
                                                  --------   --------  -------
   TOTAL CURRENT LIABILITIES....................    72,066     38,433    9,715
                                                  --------   --------  -------
Long-Term Debt, less current maturities (Note
 4).............................................   304,304      2,573    3,600
                                                  --------   --------  -------
Deferred Revenue, less current portion..........     9,057      8,559      713
                                                  --------   --------  -------
Commitments (Note 5)
Stockholders' Equity (Notes 4, 7, 8 and 9)
 Capital stock:
   Preferred, Class A, $5.50 par value; autho-
    rized 1,150,000 shares; none issued.........       --         --       --
   Preferred, $.01 par value; authorized
    2,000,000 shares; none issued; terms
    determined upon issuance....................       --         --       --
   Common, Class A, $.01 par value; authorized
    75,000,000 shares; issued and outstanding
    1997 36,919,930; 1996 36,172,817 shares;
    1995 16,387,081 shares......................       369        362      164
   Common, Class B, convertible, $.01 par value;
    authorized 22,000,000 shares; issued and
    outstanding 1997, 1996 and 1995 15,625,929
    shares......................................       156        156      156
 Additional paid-in capital.....................   454,882    450,736   40,117
 Accumulated deficit............................   (61,180)   (47,825) (25,479)
                                                  --------   --------  -------
                                                   394,227    403,429   14,958
                                                  --------   --------  -------
                                                  $779,654   $452,994  $28,986
                                                  ========   ========  =======

                See Notes to Consolidated Financial Statements.

                    MCLEODUSA INCORPORATED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  THREE MONTHS
                                ENDED MARCH 31,     YEAR ENDED DECEMBER 31,
                                -----------------  ----------------------------
                                  1997     1996      1996      1995      1994
                                --------  -------  --------  --------  --------
                                  (UNAUDITED)
Revenue (Note 2)..............  $ 35,747  $12,488  $ 81,323  $ 28,998  $  8,014
                                --------  -------  --------  --------  --------
Operating expenses:
  Cost of service.............    21,200    9,250    52,624    19,667     6,212
  Selling, general and
   administrative.............    23,985    6,345    46,044    18,054    12,373
  Depreciation and
   amortization...............     4,122      969     8,485     1,835       772
  Other.......................     1,608      --      2,380       --        --
                                --------  -------  --------  --------  --------
    TOTAL OPERATING EXPENSES..    50,915   16,564   109,533    39,556    19,357
                                --------  -------  --------  --------  --------
    OPERATING LOSS............   (15,168)  (4,076)  (28,210)  (10,558)  (11,343)
                                --------  -------  --------  --------  --------
Nonoperating income (expense):
  Interest income.............     4,253        1     6,034       139       145
  Interest (expense)..........    (2,447)    (265)     (665)     (910)     (218)
  Other income................         7      --        495       --        --
                                --------  -------  --------  --------  --------
    TOTAL NONOPERATING INCOME
     (EXPENSE)................     1,813     (264)    5,864      (771)      (73)
                                --------  -------  --------  --------  --------
    LOSS BEFORE INCOME TAXES..   (13,355)  (4,340)  (22,346)  (11,329)  (11,416)
Income taxes (Note 6).........       --       --        --        --        --
                                --------  -------  --------  --------  --------
    NET LOSS..................  $(13,355) $(4,340) $(22,346) $(11,329) $(11,416)
                                ========  =======  ========  ========  ========
Loss per common and common
 equivalent share (Note 8)....  $  (0.26) $ (0.12) $  (0.52) $  (0.31) $  (0.31)
                                ========  =======  ========  ========  ========
Weighted average common and
 common equivalent shares
 outstanding (Note 8).........    52,327   37,055    43,019    37,055    36,370
                                ========  =======  ========  ========  ========


                See Notes to Consolidated Financial Statements.

                    MCLEODUSA INCORPORATED AND SUBSIDIARIES

      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (NOTES 8, 9 AND 13)
                YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 AND
                 THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
                         (IN THOUSANDS, EXCEPT SHARES)

                               CAPITAL STOCK
                         -------------------------
                                       COMMON      ADDITIONAL
                                   ---------------  PAID-IN   ACCUMULATED TREASURY
                         PREFERRED CLASS A CLASS B  CAPITAL     DEFICIT    STOCK    TOTAL
                         --------- ------- ------- ---------- ----------- -------- --------
Balance, December 31,
 1993...................   $ --     $120    $ 56    $ 10,494   $ (2,734)   $ --    $  7,936
 Net loss...............     --      --      --          --     (11,416)     --     (11,416)
 Issuance of 2,484,720
  shares of Class A
  common stock..........     --       25     --        3,604        --       --       3,629
 Issuance of 2,045,457
  shares of Class B
  common stock..........     --      --       20       2,980        --       --       3,000
 Purchase of 22,500
  shares of common stock
  for the treasury......     --      --      --          --         --       (33)       (33)
 Amortization of fair
  value of stock options
  issued to nonemployees
  (Note 4)..............     --      --      --          175        --       --         175
                           -----    ----    ----    --------   --------    -----   --------
Balance, December 31,
 1994...................     --      145      76      17,253    (14,150)     (33)     3,291
 Net loss...............     --      --      --          --     (11,329)     --     (11,329)
 Issuance of 1,908,600
  shares of Class A
  common stock..........     --       19     --        4,278        --       --       4,297
 Issuance of 4,279,414
  shares of Class B
  common stock..........     --      --       43       9,652        --       --       9,695
 Issuance of 3,676,058
  shares of Class B
  common stock in
  connection with the
  acquisition of MWR
  Telecom Inc. (Note
  11)...................     --      --       37       8,296        --       --       8,333
 Reissuance of 22,500
  shares of treasury
  stock.................     --      --      --            6        --        33         39
 Amortization of fair
  value of stock options
  issued to nonemployees
  (Note 4)..............     --      --      --          632        --       --         632
                           -----    ----    ----    --------   --------    -----   --------
Balance, December 31,
 1995...................     --      164     156      40,117    (25,479)     --      14,958
 Net loss...............     --      --      --          --     (22,346)     --     (22,346)
 Issuance of 19,424,316
  shares of Class A
  common stock..........     --      194     --      396,020        --       --     396,214
 Issuance of 361,420
  shares of Class A
  common stock in
  connection with the
  acquisition of
  Ruffalo, Cody &
  Associates, Inc. (Note
  11)...................     --        4     --        8,941        --       --       8,945
 Options to purchase
  158,009 shares of
  Class A common stock
  granted in connection
  with the acquisition
  of Ruffalo, Cody &
  Associates, Inc., less
  cash to be received
  upon exercise of
  options (Note 11).....     --      --      --        3,301        --       --       3,301
 Amortization of fair
  value of stock options
  issued to nonemployees
  (Note 4)..............     --      --      --          341        --       --         341
 Amortization of
  compensation expense
  related to stock
  options (Note 7)......     --      --      --        2,016        --       --       2,016
                           -----    ----    ----    --------   --------    -----   --------
Balance, December 31,
 1996...................     --      362     156     450,736    (47,825)     --     403,429
 Net loss (unaudited)...     --      --      --          --     (13,355)     --     (13,355)
 Issuance of 625,576
  shares of Class A
  common stock
  (unaudited)...........     --        6     --          310        --       --         316
 Release of 37,107
  shares of Class A
  common stock from
  escrow (unaudited)
  (Note 11) ............     --      --      --        1,020        --       --       1,020
 Issuance of 84,430
  shares of Class A
  common stock in
  connection with the
  acquisition of Digital
  Communications of
  Iowa, Inc. (unaudited)
  (Note 11) ............     --        1     --        2,249        --       --       2,250
 Amortization of
  compensation expense
  related to stock
  options (unaudited)
  (Note 7) .............     --      --      --          567        --       --         567
                           -----    ----    ----    --------   --------    -----   --------
Balance, March 31, 1997
 (unaudited)............   $ --     $369    $156    $454,882   $(61,180)   $ --    $394,227
                           =====    ====    ====    ========   ========    =====   ========

                See Notes to Consolidated Financial Statements.

                    MCLEODUSA INCORPORATED AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                               THREE MONTHS
                                   ENDED
                                 MARCH 31,         YEAR ENDED DECEMBER 31,
                             ------------------  -----------------------------
                               1997      1996      1996       1995      1994
                             --------  --------  ---------  --------  --------
                                (UNAUDITED)
Cash Flows from Operating
 Activities
 Net loss................... $(13,355) $ (4,340) $ (22,346) $(11,329) $(11,416)
 Adjustments to reconcile
  net loss to net cash (used
  in) operating activities:
 Depreciation...............    1,930       512      3,944     1,299       633
 Amortization...............    2,192       644      4,882     1,168       314
 Accretion of interest on
  senior discount notes.....    2,621       --         --        --        --
 Changes in assets and
  liabilities, net of
  effects of acquisitions
  (Note 11):
  (Increase) decrease in
   trade receivables........    1,739    (4,932)    (9,317)   (3,575)   (2,272)
  (Increase) in inventory...      (26)     (204)        (2)     (269)     (185)
  Decrease in deferred
   expenses.................    1,083       --       1,966       --        --
  (Increase) in deferred
   line installation
   costs....................   (2,120)     (230)    (1,289)     (806)   (1,136)
  Increase in accounts
   payable and accrued
   expenses.................      950     2,715      3,192     4,084     1,994
  Increase in deferred
   revenue..................      291     2,118      9,505         9       716
  Increase in customer
   deposits.................       34       --       1,366        11         6
  Other, net................   (1,263)     (187)    (3,703)      (70)      (16)
                             --------  --------  ---------  --------  --------
   NET CASH (USED IN)
    OPERATING ACTIVITIES....   (5,924)   (3,904)   (11,802)   (9,478)  (11,362)
                             --------  --------  ---------  --------  --------
Cash Flows from Investing
 Activities
 Purchase of property and
  equipment.................  (24,511)   (3,942)   (70,290)   (5,272)   (3,363)
 Available-for-sale
  securities:
 Purchases..................  (32,721)      --    (207,681)      --        --
 Sales......................   30,730       --      17,577       --        --
 Maturities.................   22,793       --      62,389       --        --
 Business acquisitions (Note
  11).......................   (7,529)      --     (80,081)      --        --
 Deposits on PCS licenses
  (Note 5)..................   (1,755)      --      (4,800)      --        --
 Other......................     (143)      --        (222)     (266)      (79)
                             --------  --------  ---------  --------  --------
   NET CASH (USED IN)
    INVESTING ACTIVITIES....  (13,136)   (3,942)  (283,108)   (5,538)   (3,442)
                             --------  --------  ---------  --------  --------
Cash Flows from Financing
 Activities
 Increase (decrease) in
  checks issued not yet
  presented for payment.....      --        123       (919)      885        34
 Proceeds from line of
  credit agreements.........      --     25,100     55,925    42,200     8,400
 Payments on line of credit
  agreements................      --    (17,400)   (59,825)  (42,100)   (4,900)
 Proceeds from long-term
  debt......................  289,796       --       2,060       --        --
 Payments on long-term
  debt......................     (533)      --      (2,065)      --        --
 Net proceeds from issuance
  of common stock...........      316        23    396,214    13,992     6,629
 Reissuance (purchase) of
  treasury stock............      --        --         --         39       (33)
                             --------  --------  ---------  --------  --------
   NET CASH PROVIDED BY
    FINANCING ACTIVITIES....  289,579     7,846    391,390    15,016    10,130
                             --------  --------  ---------  --------  --------
   NET INCREASE (DECREASE)
    IN CASH AND CASH
    EQUIVALENTS.............  270,519       --      96,480       --     (4,674)
Cash and cash equivalents:
 Beginning..................   96,480       --         --        --      4,674
                             --------  --------  ---------  --------  --------
 Ending..................... $366,999  $    --   $  96,480  $    --   $    --
                             ========  ========  =========  ========  ========
Supplemental Disclosure of
 Cash Flow Information
 Cash payment for interest,
  net of interest
  capitalized 1997 $290;
  1996 $204; 1995 $62; and
  1994 none................. $    --   $     99  $     300  $    261  $     35
                             ========  ========  =========  ========  ========
Supplemental Schedule of
 Noncash Investing and
 Financing Activities
 Release of 37,107 shares of
  Class A common stock from
  escrow
  (Note 11)................. $  1,020
                             ========
 Liability recorded for
  payment on PCS licenses
  (Note 5).................. $ 25,413
                             ========
 Accounts payable incurred
  for property and equipment
  .......................... $  5,541  $  1,681  $   5,989  $  1,234  $    141
                             ========  ========  =========  ========  ========
 Acquisitions (Note 11)

                See Notes to Consolidated Financial Statements.

                    MCLEODUSA INCORPORATED AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 IS
                                  UNAUDITED)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

  Nature of business: The Company is a diversified telecommunications company that provides a broad range of products and services to business and residential customers and government agencies in the Midwest, primarily in Iowa and Illinois. The Company's services primarily include local and long-distance telecommunications services, competitive access services, including special access and private line services, and maintenance and installation services on fiber optic telecommunications networks. The Company also provides telemarketing services to businesses and nonprofit entities throughout the United States and publishes telephone directories in a fifteen-state area primarily in the midwestern United States. The Company's business is highly competitive and is subject to various federal, state and local regulations.

  Accounting estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  A summary of the Company's significant accounting policies is as follows:

  Principles of consolidation: The accompanying financial statements include those of the Company and its subsidiaries, all of which are wholly-owned. All significant intercompany items and transactions have been eliminated in consolidation.

  Cash and cash equivalents: For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

  Investments: Management determines the appropriate classification of the securities at the time they are acquired and evaluates the appropriateness of such classifications at each balance sheet date. The Company has classified its securities as available-for-sale. Available-for-sale securities are stated at fair value, and unrealized holding gains and losses, net of the related deferred tax effect, are reported as a component of stockholders' equity. Realized gains and losses are determined on the basis of the specific securities sold.

  Trade receivables: In accordance with the industry practice for the publication of telephone directories, trade receivables include certain unbilled revenue from installment contracts. It is anticipated that a substantial portion of all such amounts at December 31, 1996 and March 31, 1997 will be collected within one year (see Note 2).

  Inventory: Inventory is carried principally at the lower of average cost or market and consists primarily of new and reusable parts to maintain fiber optic networks. As of March 31, 1997, inventories of approximately $1.5 million used to support a maintenance agreement are being amortized on a straight-line basis over the 10-year life of the agreement (see Note 2).

                    MCLEODUSA INCORPORATED AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 IS
                                  UNAUDITED)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Property and equipment: Property and equipment is stated at cost. Construction costs, including interest, are capitalized during the installation of fiber optic telecommunications networks. Depreciation is computed by the straight-line method over the following estimated useful lives:

                                                                           YEARS
                                                                           -----
     Telecommunications networks.......................................... 5-15
     Furniture, fixtures and equipment.................................... 2-10

  The Company's telecommunications networks are subject to technological risks and rapid market changes due to new products and services and changing customer demand. These changes may result in changes in the estimated economic lives of these assets.

  Goodwill and customer lists: Goodwill and customer lists resulting from the Company's acquisitions are being amortized over a range of 5 to 25 years using the straight-line method and are periodically reviewed for impairment based upon an assessment of future operations to ensure that they are appropriately valued. Accumulated amortization on goodwill totaled $1,618,000, $1,049,000 and $117,000, and accumulated amortization on customer lists totaled $813,000, $432,000 and none at March 31, 1997, December 31, 1996 and 1995, respectively.

  Noncompete agreements: Noncompete agreements primarily relate to directories previously acquired by Telecom*USA Publishing Group, Inc. (now known as McLeodUSA Publishing Company (McLeodUSA Publishing)) and are being amortized by the straight-line method over various periods. Accumulated amortization on noncompete agreements totaled $493,000, $250,000 and none at March 31, 1997, December 31, 1996 and 1995, respectively.

  Deferred line installation costs: Deferred line installation costs include costs incurred in the establishment of local access lines for customers and are being amortized on the straight-line method over the life of the average customer contract. The contracts' terms do not exceed 60 months. Accumulated amortization on deferred line installation costs totaled $1,437,000, $1,148,000 and $518,000 at March 31, 1997, December 31, 1996 and 1995,
respectively.

  Income tax matters: The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Net deferred tax assets are reduced by a valuation allowance when appropriate. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

  Deferred revenue: Amounts received in advance under long-term leases of fiber optic telecommunications networks are recognized as revenue on a straight-line basis over the life of the leases.

  Revenue recognition: Revenues for local and long-distance services are recognized when subscribers use telecommunications services. The revenue from long-term leases of fiber optic telecommunications networks is recognized over the term of the lease. Base annual revenue for telecommunications contract maintenance is recognized on a straight-line basis over the term of the contract. Additional services provided under these contracts are recognized as the services are performed.

                    MCLEODUSA INCORPORATED AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 IS
                                  UNAUDITED)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Fees from telemarketing contracts are recognized as revenue in the period the services are performed.

  Revenues from directories are recorded upon publication.

  Customer deposits consist of cash received from customers at the time a sales contract is signed. They are recorded as revenue when the related directory is published or when the related service is performed.

  Cost of service and deferred expenses: Cost of service includes local and long-distance services purchased primarily from two Regional Bell Operating Companies and one interexchange carrier and the cost of operating the Company's fiber optic telecommunications networks. The agreement with the interexchange carrier requires minimum monthly purchase and minutes-of-usage commitments. Cost of service also includes direct costs associated with telemarketing services and the production costs associated with the publication of directories.

  Deferred expenses consist of production and selling costs on unpublished directory advertising orders. They are expensed when the related directory is published and the related revenue of the directory is recognized.

  Stock options issued to employees: In fiscal year 1996, the Company adopted the provisions of SFAS No. 123, Accounting for Stock-Based Compensation, which establishes a fair value based method for the financial reporting of its stock-based employee compensation plans. However, as allowed by the new standard, the Company has elected to continue to measure compensation using the intrinsic value based method as prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Under this method, compensation is measured as the difference between the market value of the stock on the grant date, less the amount required to be paid for the stock. The difference, if any, is charged to expense over the periods of service.

  The estimated market value used for the stock options granted was determined on a periodic basis by the Company's Board of Directors prior to the Company's initial public offering on June 10, 1996 (see Note 8). Subsequent to the Company's initial public offering, the market value used for stock options granted is based upon the closing price of the Class A common stock on the day before the grant date.

  Stock options issued to nonemployees: The Company uses the Black-Scholes model to determine the fair value of the stock options issued to nonemployees at the date of grant. This amount is amortized to expense over the vesting period of the options.

  Loss per common and common equivalent share: Loss per common and common equivalent share has been computed using the number of shares of common stock and common stock equivalents outstanding after giving effect to the recapitalization (see Note 8). Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, stock issued and stock options granted with exercise prices below the initial public offering price during the twelve-month period preceding the date of the initial filing of the Registration Statement filed in connection with the Company's initial public offering have been included in the calculation as if they were outstanding for all periods through June 30, 1996, the end of the quarter in which the initial public offering was declared effective.

                    MCLEODUSA INCORPORATED AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 IS
                                  UNAUDITED)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Fair value of financial instruments: The fair value of the Company's investment in available-for-sale securities is disclosed in Note 3. The carrying amount of long-term debt approximates fair value because these obligations bear interest at current rates.

  Reclassifications: Certain items in the 1995 consolidated financial statements have been reclassified, with no effect on net loss or accumulated deficit, to be consistent with the classification in the 1996 consolidated financial statements.

  Interim Financial Information (unaudited): The financial statements and notes related thereto as of March 31, 1997, and for the three-month periods ended March 31, 1997 and 1996, are unaudited, but in the opinion of management include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial position and results of operations. The operating results for the interim periods are not indicative of the operating results to be expected for a full year or for other interim periods. Not all disclosures required by generally accepted accounting principles necessary for a complete presentation have been included.

NOTE 2. TRADE RECEIVABLES AND MAJOR CUSTOMER

  The composition of trade receivables, net is as follows:

                                                             DECEMBER 31,
                                                            ---------------
                                                             1996     1995
                                                            -------  ------
                                                              (IN THOUSANDS)
   Trade receivables:
     Billed................................................ $22,846  $6,908
     Unbilled..............................................   8,613     --
                                                            -------  ------
                                                             31,459   6,908
   Less allowance for doubtful accounts and discounts......  (3,899)   (219)
                                                            -------  ------
                                                            $27,560  $6,689
                                                            =======  ======

  During 1992, the Company obtained an assignment of a contract covering the maintenance and operations responsibilities for the State of Iowa Fiber Optic Communications Network through October 2004. The annual fee for performing this maintenance is adjusted annually by the change in the Consumer Price Index and for additions to the network. The revenue from this and related contracts amounted to approximately $5,936,000, $4,937,000 and $3,407,000 for 1996, 1995 and 1994, respectively. The Company also had additional revenues from the State of Iowa for various fiber optic network construction projects, which totaled $3,788,000 and $403,000 in 1996 and 1995, respectively. Trade receivables include approximately $4,860,000 and $2,143,000 from this customer at December 31, 1996 and 1995, respectively.

NOTE 3. INVESTMENTS

  At March 31, 1997, the Company held $290,250,000, $100,362,000, $45,113,000 and $6,750,000 in repurchase agreements, corporate debt securities, United States Government and governmental agency securities and mortgage-backed securities, respectively. At December 31, 1996, the Company held none, $147,439,000, $54,759,000 and $7,850,000 in these securities, respectively.
The Company has classified these securities as available-for-sale, and at March 31, 1997 and December 31, 1996, their amortized cost approximates fair value. The available-for-sale securities have been classified as cash and cash equivalents, investment in available-for-sale securities--current and investment in available-for-sale securities--long-term, with $335,285,000, $67,842,000 and $39,348,000, respectively, being recorded in each classification at March 31, 1997. At December 31, 1996, $82,056,000, $80,518,000 and $47,474,000, respectively, were recorded in each classification.

                    MCLEODUSA INCORPORATED AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 IS
                                  UNAUDITED)

NOTE 3. INVESTMENTS--(CONTINUED)

  The contractual maturities of the available-for-sale securities are as follows (In thousands):

                                                          MARCH 31, DECEMBER 31,
                                                            1997        1996
                                                          --------- ------------
   Due within one year................................... $401,829    $161,205
   Due after one year through three years................   33,896      40,731
   Due after three years.................................      --          262
   Mortgage-backed securities............................    6,750       7,850
                                                          --------    --------
                                                          $442,475    $210,048
                                                          ========    ========

  Expected maturities will differ from contractual maturities because the issuers of certain debt securities do have the right to call or prepay their obligations without any penalties. The amount classified as current assets on the accompanying balance sheets represent the expected maturities of the debt securities during the next year.

NOTE 4. PLEDGED ASSETS AND DEBT

  Debt offering: On March 4, 1997, the Company completed a private offering of 10 1/2% Senior Discount Notes (the "Notes") due March 1, 2007 at an original issue discount in which the Company received approximately $289.8 million in net proceeds. The Notes will accrete interest at a rate of 10 1/2% per year, compounded semi-annually, to an aggregate principal amount of $500 million by March 1, 2002. Interest will not accrue on the Notes for five years, after which time the Notes will accrue interest at 10 1/2%, payable semi-annually. The Notes contain certain covenants which, among other things, restrict the ability of the Company to incur additional indebtedness, pay dividends or make distributions of the Company's or its subsidiaries' stock, enter into sale and leaseback transactions, create liens, enter into transactions with affiliates or related persons, or consolidate, merge or sell all of its assets. The Notes have not been registered under the Securities Act of 1933, and therefore are not tradeable securities, however, the Company has agreed to file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the Notes for new notes that will be tradeable.

                    MCLEODUSA INCORPORATED AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 IS
                                  UNAUDITED)

NOTE 4. PLEDGED ASSETS AND DEBT--(CONTINUED)


  The Company's debt consisted of the following:

                                                                  DECEMBER 31,
                                                        MARCH 31, -------------
                                                          1997     1996   1995
                                                        --------- ------ ------
                                                            (IN THOUSANDS)
   Contracts payable, unsecured, non-interest bearing,
    due in various installments through September 1997
    (See Note 11).....................................  $  6,360  $  --  $  --
                                                        ========  ====== ======
   Borrowings on line of credit agreements (A) and
    (B)...............................................  $    --   $  --  $3,600
   10 1/2% Senior Discount Notes......................   302,621     --     --
   Note payable, due January 1, 1997, including
    interest at 6.625%. Collateralized by a second
    lien on publishing rights to purchased
    directories.......................................       --      500    --
   Note payable, due in various annual installments,
    including interest at 8.25%, through 2006.
    Collateralized by publishing rights to purchased
    directories.......................................     1,022   1,008    --
   Contracts payable, to finance company, due in
    various monthly payments, including interest at
    8.50% to 8.625%, through November 1998,
    collateralized by equipment with a depreciated
    cost of approximately $290,000 at March 31, 1997..       202     248    --
   Incentive compensation agreements, due in various
    estimated amounts plus interest at 6% through
    January 2001 (See Note 11)........................     1,610   1,610    --
   Other..............................................        39     --     --
                                                        --------  ------ ------
                                                         305,494   3,366  3,600
   Less current maturities............................     1,190     793    --
                                                        --------  ------ ------
                                                        $304,304  $2,573 $3,600
                                                        ========  ====== ======

--------
(A) At December 31, 1995, the Company had a line of credit agreement with The First National Bank of Chicago under which it could borrow up to $20,000,000 from any of three facilities as specified in the agreement. In March 1996, the agreement was amended to increase the allowable maximum borrowings to $32,000,000. The agreement required interest payments and facility fees to be paid at various rates. Class B common stock options were granted to a stockholder which guaranteed any borrowings under two of the facilities. The Company used the Black-Scholes model to determine the value of the options, which was approximately $3,400,000, at the date of issuance. This value was being amortized over the vesting period of the options. A portion of the proceeds from the Company's initial public offering on June 10, 1996 (see Note 8) was used to pay off all existing indebtedness under these credit facilities, which were subsequently cancelled. Upon cancellation, the vesting on Class B common stock options was terminated which also terminated the amortization of the fair value of the options. At December 31, 1996, a total of 1,300,688 Class B common stock options are vested.
    Due to the inclusion of the amortization of the fair value of these options in interest expense, the effective average interest rate on the borrowings under these credit facilities was approximately 15%, 27% and 47% for the years ended December 31, 1996, 1995 and 1994, respectively.
(B) At December 31, 1996, a subsidiary of the Company has a line of credit agreement with a bank, which expires May 2, 1997. The subsidiary may borrow up to 80% of its eligible trade receivables up to a maximum of $2,500,000. Borrowings under this agreement are collateralized by substantially all of the subsidiary's assets and bear interest at the bank's prime rate (the current effective rate is 8.25%).

                    MCLEODUSA INCORPORATED AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 IS
                                  UNAUDITED)

NOTE 4. PLEDGED ASSETS AND DEBT--(CONTINUED)

  Principal payments required on the debt at December 31, 1996 are as follows (in thousands):

      1997............................................................... $  793
      1998...............................................................  1,090
      1999...............................................................    515
      2000...............................................................    378
      2001...............................................................    114
      Later years........................................................    476
                                                                          ------
                                                                          $3,366
                                                                          ======

NOTE 5. LEASES AND COMMITMENTS

  Leases: The Company leases its facilities under noncancelable agreements which expire at various times through March 2001. These agreements require various monthly rentals plus the payment of applicable property taxes, maintenance and insurance. The Company also leases vehicles and equipment under agreements which expire at various times through December 2001 and require various monthly rentals.

  The total minimum rental commitment at December 31, 1996 under the leases mentioned above is as follows (In thousands):

      1997.............................................................. $ 4,935
      1998..............................................................   4,133
      1999..............................................................   3,386
      2000..............................................................   2,702
      2001..............................................................   1,619
      Thereafter........................................................   6,510
                                                                         -------
                                                                         $23,285
                                                                         =======

  The total rental expense included in the consolidated statements of operations for 1996, 1995 and 1994 is approximately $3,640,000, $1,558,000 and $622,000, respectively, which also includes short-term rentals for office facilities.

  Network construction: During 1995, the Company was awarded contracts from the State of Iowa to build 265 fiber optic telecommunications network segments throughout the State of Iowa. Upon completion of each segment, the Company will receive approximately $115,000 for a seven-year lease for certain capacity on that segment. The Company will recognize this revenue of approximately $30,475,000 on a straight-line basis over the term of the lease based on the relationship of individual segment costs to total projected costs. For the years ended December 31, 1996 and 1995, revenue of $445,000 and none, respectively, had been recognized under these contracts.

  The Company estimates that minimum future construction costs required to fulfill its obligations under the 1995 contract with the State of Iowa would be approximately $24,986,000. The Company, however, expects that its actual construction costs will be higher with respect to such network segments, because the Company is adding more fiber and route miles than is contractually required

                    MCLEODUSA INCORPORATED AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 IS
                                  UNAUDITED)

NOTE 5. LEASES AND COMMITMENTS--(CONTINUED)

with respect to such construction, in order to optimize the design of its network. The Company anticipates that the costs to complete this project will be incurred as follows (In thousands):

      1997.............................................................. $13,413
      1998..............................................................   9,701
      1999..............................................................   1,872
                                                                         -------
                                                                         $24,986
                                                                         =======

  Buildings: In August 1996, the Company purchased approximately 194 acres of land on which the Company is constructing its headquarters and associated buildings. Of the land purchased, approximately 75 acres was purchased from a subsidiary of a stockholder for approximately $692,000. At December 31, 1996, the total remaining commitments on the building in progress, including fixtures, is approximately $14.7 million.

  Personal Communications Services (PCS) licenses: In April 1997, the Federal Communications Commission (FCC) awarded the Company 25 "D" and "E" block frequency PCS licenses in 23 market areas in Iowa, Illinois, Minnesota, Nebraska and South Dakota. The PCS licenses will allow the Company to provide wireless telecommunications services to its customers in the markets covered by the licenses. The Company paid the FCC an aggregate of approximately $32 million for the licenses. The Company made a $4.8 million deposit with the FCC at the beginning of the bidding process in 1996, made an additional deposit of $1.8 million in January 1997 and paid the balance of $25.4 million for these PCS licenses on May 12, 1997.

NOTE 6. INCOME TAX MATTERS

  Net deferred taxes consist of the following components as of December 31, 1996 and 1995:

                                                                 1996    1995
                                                                ------- -------
                                                                (IN THOUSANDS)
   Deferred tax assets:
     Net operating loss carryforwards.......................... $19,419 $ 9,681
     Accruals and reserves not currently deductible............   4,033     529
     Deferred revenues.........................................     285     301
     Other.....................................................     571      17
                                                                ------- -------
                                                                 24,308  10,528
     Less valuation allowance..................................  16,211   8,418
                                                                ------- -------
                                                                  8,097   2,110
                                                                ------- -------
   Deferred tax liabilities:
     Deferred line installation cost...........................     833     570
     Property and equipment....................................   2,202   1,540
     Customer list.............................................   3,698     --
     Deferred expenses.........................................   1,035     --
     Other.....................................................     329     --
                                                                ------- -------
                                                                  8,097   2,110
                                                                ------- -------
                                                                $   --  $   --
                                                                ======= =======

                    MCLEODUSA INCORPORATED AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 IS
                                  UNAUDITED)
NOTE 6. INCOME TAX MATTERS--(CONTINUED)

  A valuation allowance has been recognized to offset the related net deferred tax assets due to the uncertainty of realizing the benefit of the loss carryforwards. The Company has available net operating loss carryforwards totaling approximately $48.5 million which expire in various amounts in the years 2008 to 2011.

  The income tax provision differs from the amount of income tax determined by applying the U. S. Federal income tax rate to pretax income for 1996, 1995 and 1994 due to the following:

                                                     1996     1995     1994
                                                    -------  -------  -------
                                                        (IN THOUSANDS)
   Computed "expected" tax (benefit)............... $(7,821) $(3,965) $(3,996)
   Increase (decrease) in income taxes resulting
    from:
     Change in valuation allowance.................   7,793    3,007    4,622
     Deferred tax rate differential on temporary
      differences..................................   1,661      919     (594)
     Tax deductions due to exercises of incentive
      stock options................................  (2,028)     --       --
     Other.........................................     395       39      (32)
                                                    -------  -------  -------
                                                    $   --   $   --   $   --
                                                    =======  =======  =======

NOTE 7. STOCK-BASED COMPENSATION PLANS

  At December 31, 1996, the Company has various stock-based compensation plans which are described below. Grants under the Company's stock option plans are accounted for in accordance with Accounting Principles Board (APB) Opinion No. 25 and related Interpretations. The Company issued 965,166 and 688,502 stock options in January and February 1996. The estimated fair market value of these options at the date of grant was later determined to exceed the exercise price by $4,170,000 and $5,020,000, respectively. As a result, the Company is amortizing approximately $9,190,000 over the vesting period of these options. Compensation cost of $2,016,000 has been charged to income for the year ended December 31, 1996 using the intrinsic value based method as prescribed by APB No. 25. Had compensation cost for all of the stock-based compensation plans been determined based on the grant date fair values of awards granted during 1996 and 1995, as prescribed by SFAS No. 123, reported net loss and loss per common and common equivalent share would have been as follows (in thousands, except per share data):

                                                              DECEMBER 31,
                                                            ------------------
                                                              1996      1995
                                                            --------  --------
   Pro forma net loss...................................... $(24,776) $(11,646)
   Pro forma loss per common and common equivalent share...    (0.58)    (0.31)

  1992, 1993 and 1995 Incentive Stock Option Plans: The Company has reserved 5,410,588 shares of Class A common stock for issuance to employees under the 1992, 1993 and 1995 Incentive Stock Option Plans. Options outstanding under these plans were granted at prices equal to the estimated fair market value on the dates of grant as determined by the Company's Board of Directors. Under the 1992 and 1993 plans, all options granted become exercisable at a rate of 25% per year, on a cumulative basis, and expire seven years after the date of grant. Under the 1995 plan, all options, except for options granted to the Company's chairman and chief executive officer, become exercisable at a rate of 25% per year, on a cumulative basis, beginning five years from the date of grant. The options granted to the Company's chairman and chief executive officer vest at a rate of 20% per year

                    MCLEODUSA INCORPORATED AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 IS
                                  UNAUDITED)
NOTE 7. STOCK-BASED COMPENSATION PLANS--(CONTINUED)

on a cumulative basis. All options granted under the 1995 plan expire ten years after the date of grant. These plans have been superseded by the 1996 Employee Stock Option Plan, and no future grants of options will be made under these plans.

  1996 Employee Stock Option Plan: The Company has reserved 4,458,236 shares of Class A common stock for issuance to employees under the 1996 Employee Stock Option Plan, which supersedes the 1992, 1993 and 1995 Incentive Stock Option Plans. The exercise price for options granted under this plan is the fair market value of the Company's Class A common stock on the day before the grant date (or 110% of the fair market value if the grantee beneficially owns more than 10% of the outstanding Class A common stock). The options granted expire ten years after the grant date (or five years after the grant date if the grantee beneficially owns more than 10% of the outstanding Class A common stock), and vest over periods determined by the Compensation Committee; however, no more than $100,000 worth of stock covered by the options may become exercisable in any calendar year by an individual employee. The 1996 Plan will terminate in March 2006, unless terminated earlier by the Board of Directors.

  Directors' Stock Option Plan: The Company has reserved 550,000 shares of Class A common stock for issuance under the Directors' Plan to directors who are not officers or employees of the Company. The Director's Plan was adopted and approved by the stockholders in 1993 and amended and restated on March 28, 1996 to be a "formula" plan providing for an automatic grant of options to eligible directors. Each eligible director who commences service on the Board of Directors after the amendment and restatement of the plan will be granted an initial option to purchase 10,000 shares of Class A common stock. An additional option to purchase 5,000 shares of Class A common stock will be granted after each of the next two annual meetings to each eligible director who remains for the two-year period. Options granted under the Directors' Plan vest at a rate of 25% per year, on a cumulative basis, and expire seven years after the date of grant (ten years after the date of grant for options granted under the amended and restated plan). However, upon a change in control of the Company as defined in the Directors' Plan, all options will become fully exercisable. The Company has the right to repurchase any Class A common stock issued pursuant to the exercise of an option granted under this plan that is offered for sale to an individual who is not an employee or director of the Company. The Directors' Plan will terminate in March 2006, unless terminated earlier by the Board of Directors.

  Employee Stock Purchase Plan: Under the stock purchase plan, employees may purchase up to an aggregate of 1,000,000 shares of Class A common stock through payroll deductions. Employees of the Company who have been employed more than six months and who are regularly scheduled to work more than 20 hours per week are eligible to participate in the plan, provided that they own less than five percent of the total combined voting power of all classes of stock of the Company. The purchase price for each share will be determined by the Compensation Committee, but may not be less than 90% of the closing price of the Class A common stock on the first or last trading day of the payroll deduction period, whichever is lower. No employee may purchase in any calendar year Class A common stock having an aggregate fair value in excess of $25,000. Upon termination of employment, an employee other than a participating employee who is subject to Section 16(b) under the Securities Exchange Act of 1934, as amended, will be refunded all monies in his or her account and the employee's option to purchase shares will terminate. The plan will terminate in March 2006, unless terminated earlier by the Board of Directors. The Company has implemented this plan effective February 1, 1997.

                    MCLEODUSA INCORPORATED AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 IS
                                  UNAUDITED)
NOTE 7. STOCK-BASED COMPENSATION PLANS--(CONTINUED)

  The fair value of each grant under the Company's stock option plans is estimated at the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions for grants in 1996 and 1995, respectively: risk-free interest rates of 6.08% and 6.30%; price volatility of 40% and expected lives of 4 years for both years and no expected dividends.

  A summary of the status of the Company's stock option plans as of and for the years ended December 31, 1996, 1995 and 1994 is as follows (In thousands, except price data):

                                                                       WEIGHTED-
                                                                        AVERAGE
                                                                       EXERCISE
                                                               SHARES    PRICE
                                                               ------  ---------
   Outstanding at January 1, 1994............................. 2,569    $ 0.60
     Granted..................................................   786      1.55
     Forfeited................................................  (233)     0.95
                                                               -----
   Outstanding at December 31, 1994........................... 3,122      0.82
     Granted.................................................. 2,006      2.18
     Exercised................................................   (11)     0.29
     Forfeited................................................  (248)     1.75
                                                               -----
   Outstanding at December 31, 1995........................... 4,869      1.33
     Granted.................................................. 3,502     13.14
     Exercised................................................  (491)     1.30
     Forfeited................................................  (336)     7.64
                                                               -----
   Outstanding at December 31, 1996........................... 7,544      6.54
                                                               =====

                                                              NUMBER OF OPTIONS
                                                              -----------------
                                                              1996  1995  1994
                                                              ----- ----- -----
   Exercisable, end of year.................................  2,324 1,581 1,035
                                                              ===== ===== =====
   Weighted-average fair value per option of options granted
    during the year.........................................   5.74  0.86
                                                              ===== =====

  Other pertinent information related to the options outstanding at December 31, 1996 is as follows (In thousands except life and price data):

                                OPTIONS OUTSTANDING         OPTIONS EXERCISABLE
                         --------------------------------- ---------------------
                                      WEIGHTED-
                                       AVERAGE   WEIGHTED-             WEIGHTED-
                                      REMAINING   AVERAGE               AVERAGE
        RANGE OF           NUMBER    CONTRACTUAL EXERCISE    NUMBER    EXERCISE
    EXERCISE PRICES      OUTSTANDING    LIFE       PRICE   EXERCISABLE   PRICE
    ---------------      ----------- ----------- --------- ----------- ---------
$0.27 to $1.47..........    2,517       3.42      $  .71      1,969      $0.61
$1.73 to $2.93..........    3,351       6.05        2.39        333       2.10
$4.29 to $9.30..........       56       7.19        6.49         22       4.37
$20.00 to $28.50........    1,620       9.57       24.21        --         --
                            -----                             -----
                            7,544       5.94        6.54      2,324       0.85
                            =====                             =====

  In addition, the Company has reserved 1,300,688 shares of Class B common stock for issuance to a stockholder which had guaranteed certain debt agreements which were repaid with proceeds from the Company's initial public offering and cancelled. All of these options have vested at December 31, 1996.

                    MCLEODUSA INCORPORATED AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 IS
                                  UNAUDITED)

NOTE 8. CAPITAL STOCK INFORMATION AND INVESTOR AGREEMENT

  Public offerings: On June 10, 1996, the Company undertook an initial public offering of Class A common stock which yielded net proceeds of approximately $258 million. On November 20, 1996, the Company completed an additional public offering of Class A common stock which yielded net proceeds of approximately $138 million in additional capital.

  Recapitalization: In March 1996, the Company's Board of Directors authorized a restatement of its Articles of Incorporation, increasing the authorized Class A common stock from 15,000,000 shares of $.01 par value stock to 75,000,000 shares of $.01 par value stock and increasing the authorized Class B common stock from 15,000,000 shares of $.01 par value stock to 22,000,000 shares of $.01 par value stock. All Class B common stock has rights identical to Class A common stock other than their voting rights, which are equal to .40 vote per share. Each share of Class B common stock is convertible into one share of Class A common stock at the option of the holder. The restated Articles of Incorporation also authorizes the Board of Directors to issue up to 2,000,000 shares of $.01 par value preferred stock. The terms of the preferred stock are determined at the time of issuance. The Board of Directors also declared a 3.75 to 1 stock split for both the Class A and Class B common stock which was effected in the form of a stock dividend. All references to share and per share amounts give retroactive effect to this stock split and recapitalization.

  Additionally, the Company has authorized but not issued 1,150,000 shares of $5.50 par value redeemable Class A preferred stock. If issued, holders of the Class A preferred stock would be entitled to nominate, vote and elect two additional members to the Company's Board of Directors and to receive cash dividends on the par value of the stock at the New York prime plus two percent. Such dividends are cumulative.

  Investor Agreement: On April 1, 1996, certain stockholders entered into an Investor Agreement, which became effective on June 10, 1996, the effective date of the Registration Statement filed in connection with the Company's initial public offering, and which was amended on October 23, 1996. This agreement provides for the election of directors designated by certain principal stockholders and prevents certain principal stockholders from disposing of any equity securities of the Company for a period of two years unless consented to by the Board of Directors. In addition, certain principal stockholders agreed that for a period of three years they will not acquire any securities or options issued by the Company, except as allowed by previous agreements or by the Board of Directors.

NOTE 9. EMPLOYMENT AGREEMENTS

  Employment, Confidentiality and Noncompetition Agreements: As of March 31, 1997, the Company has employment, confidentiality and noncompetition agreements with 64 members of senior management, which provide that during their term of employment and for a two-year period following termination of employment, the executive employee will not compete with the Company. The two-year period is reduced to a one-year period for senior management employees who are not executive employees. As partial consideration for signing these agreements, the senior management employees have been granted options to purchase an aggregate of 874,000 shares of Class A common stock, at exercise prices ranging from $20.00 to $28.50 per share. These options vest with respect to one-third of the shares underlying the options in the last month of the fourth year following the date of grant, and one-third in each of the two subsequent seven-month periods. The agreements also provide that the senior management employees may not disclose any confidential information during or after employment.

                    MCLEODUSA INCORPORATED AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 IS
                                  UNAUDITED)
NOTE 9. EMPLOYMENT AGREEMENTS--(CONTINUED)

  Change-of-Control Agreements: On May 29, 1996, the Company also entered into change-of-control agreements with the senior management executive employees discussed above, which provide for certain payments in connection with termination of employment after a change of control (as defined within the agreements) of the Company. The change-of-control agreements terminate on December 31, 2006 unless a change of control occurs during the six-month period prior to December 31, 2006, in which case the agreements terminate on December 31, 2007. The agreements provide that if an executive terminates his or her employment within six months after a change of control or if the executive's employment is terminated within 24 months after a change of control in accordance with the terms and conditions set forth in the agreements, the executive will be entitled to certain benefits. The benefits include cash compensation, immediate vesting of outstanding stock options and coverage under the Company's group health plan.

NOTE 10. RETIREMENT PLANS

  The Company has various 401(k) profit-sharing plans available to eligible employees. The Company's contributions to the plans are discretionary. The Company contributed approximately $242,000, $44,000 and $12,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

NOTE 11. ACQUISITIONS

  MWR Telecom, Inc. (MWR): On April 28, 1995, the Company issued 3,676,058 shares or approximately $8.3 million of the Company's Class B common stock in exchange for all of the outstanding common stock of MWR. MWR provides fiber optics telecommunication services between interexchange carriers and their customers in the Des Moines, Iowa area. In addition, the Company granted an option to the seller to purchase 3,529,414 shares of Class B common stock for $2.27 per share. This option was exercised on June 15, 1995.

  Ruffalo, Cody & Associates, Inc. (Ruffalo, Cody): On July 15, 1996, the Company acquired Ruffalo, Cody for a total purchase price of approximately $17.3 million, which consisted of approximately $5.1 million in cash (including approximately $243,000 in direct acquisition costs), 361,420 shares of Class A common stock and 158,009 options to purchase shares of Class A common stock granted to the holders of Ruffalo, Cody options. An additional $50,782 in cash and 113,387 shares of Class A common stock were placed into escrow for delivery to certain stockholders of Ruffalo, Cody contingent upon certain conditions relating to ongoing revenues from an agreement with a major long distance carrier to provide telemarketing services. The long distance carrier terminated this contract effective December 31, 1996. In January 1997, a total of $50,782 in cash and 37,107 shares were distributed pursuant to the escrow agreement. In April 1997, an additional 19,070 shares were distributed pursuant to the escrow agreement.

  McLeodUSA Publishing: On September 20, 1996, the Company acquired McLeodUSA Publishing for a total purchase price of approximately $76.1 million, which consisted of approximately $74.5 million in cash (including approximately $436,000 in direct acquisition costs) and $1.6 million resulting from the Company entering into an incentive compensation program with all holders of nonvested McLeodUSA Publishing options, which provides for payments to be made to these individuals on January 1 of the year following the year in which the corresponding options would have vested.

  Total Communications Systems, Inc. (TCSI): On December 9, 1996, the Company purchased the customer base and certain other assets of TCSI for a cash purchase price of approximately $534,000.

                    MCLEODUSA INCORPORATED AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 IS
                                  UNAUDITED)
NOTE 11. ACQUISITIONS--(CONTINUED)

  Digital Communications of Iowa, Inc. (DCI): In January 1997, the Company issued 84,430 shares of Class A common stock in exchange for all the outstanding shares of DCI, in a transaction accounted for as a purchase. The total purchase price was approximately $2.3 million based on the average closing market price of the Company's Class A common stock at the time of the acquisition.

  Fronteer Financial Holdings, Ltd. (Fronteer): In January 1997, McLeodUSA Publishing exercised its option to acquire six directories from Fronteer for a total purchase price of approximately $3.7 million.

  Indiana Directories, Inc. (Indiana Directories): On March 31, 1997, McLeodUSA Publishing acquired 26 telephone directories published by Indiana Directories at a price to be determined based on the sum of the revenues derived from the last Indiana Directories editions of the directories. The purchase price is estimated to be approximately $10.0 million.

  The following table summarizes the purchase price allocations for the Company's business acquisitions:

                                 RUFFALO,  MCLEODUSA                           INDIANA
                           MWR     CODY    PUBLISHING TCSI  DCI    FRONTEER  DIRECTORIES
                          ------ --------  ---------- ---- ------  --------  -----------
                                                (IN THOUSANDS)
Cash purchase price.....  $  --  $ 4,808    $74,060   $534 $  --   $ 1,500     $6,000
Acquisition costs.......     --      243        436    --      29      --         --
Incentive agreements....     --      --       1,610    --     --       --         --
Stock issued............   8,333   8,945        --     --   2,250      --         --
Options to purchase
 Class A common stock...     --    3,911        --     --     --       --         --
Less cash to be received
 upon exercise of
 options................     --     (610)       --     --     --       --         --
                          ------ -------    -------   ---- ------  -------     ------
                          $8,333 $17,297    $76,106   $534 $2,279  $ 1,500     $6,000
                          ====== =======    =======   ==== ======  =======     ======
Working capital
 acquired, net..........  $  393 $   758    $ 8,367   $ 13 $  543  $   --      $  --
Fair value of other
 assets acquired,
 primarily
 telecommunications
 networks and
 equipment..............   5,298   1,379      4,408     30    658      --         150
Intangibles, primarily
 goodwill, customer
 lists, and noncompete
 agreements.............   2,642  15,160     64,315    491  1,118    3,700      9,850
Liabilities assumed.....     --      --        (984)   --     (40)  (1,700)    (4,000)
Option agreement........     --      --         --     --     --      (500)       --
                          ------ -------    -------   ---- ------  -------     ------
                          $8,333 $17,297    $76,106   $534 $2,279  $ 1,500     $6,000
                          ====== =======    =======   ==== ======  =======     ======

  These acquisitions have been accounted for as purchases and the results of operations are included in the consolidated financial statements since the dates of acquisition.

  The unaudited consolidated results of operations for the years ended December 31, 1996 and 1995 on a pro forma basis as though MWR, Ruffalo, Cody, McLeodUSA Publishing and TCSI had been acquired as of the beginning of the respective periods are as follows:

                                                              1996       1995
                                                            ---------  --------
                                                              (IN THOUSANDS)
   Revenue................................................. $ 128,624  $ 86,476
   Net loss................................................   (22,889)  (17,249)
   Loss per common and common equivalent share.............     (0.53)    (0.46)

                    MCLEODUSA INCORPORATED AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 IS
                                  UNAUDITED)
NOTE 11. ACQUISITIONS--(CONTINUED)

  The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the acquisitions been consummated as of the above dates, nor are such operating results necessarily indicative of future operating results.

NOTE 12. RELATED PARTY TRANSACTIONS

  During 1995, the Company entered into agreements with two stockholders that gives certain rights-of-way to the Company for the construction of its telecommunications network in exchange for capacity on the network. These agreements were renegotiated in 1996 to clarify various terms of the agreements.

  The Company provided and purchased services from various companies, the principals of which are stockholders or directors of McLeodUSA Incorporated or are affiliates. Revenues provided totaled $254,000, $103,000 and none and services purchased, primarily rent and legal services, totaled $934,000, $675,000 and $173,000, for the years ended December 31, 1996, 1995 and 1994, respectively.

  In addition, at December 31, 1996 the Company has two $75,000 notes receivable from officers. The notes bear interest at the applicable federal interest rate for mid-term loans and require interest-only payments for two years and then annual $25,000 payments plus interest until paid in full.

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Ruffalo, Cody & Associates, Inc.
Cedar Rapids, Iowa

  We have audited the accompanying consolidated statements of income, redeemable common stock and warrants and common stockholders' equity (deficit), and cash flows of Ruffalo, Cody & Associates, Inc. and subsidiary for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Ruffalo, Cody & Associates, Inc. and subsidiary for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

                                          McGladrey & Pullen, LLP

Cedar Rapids, Iowa
February 9, 1996, except for Note 8,
as to which the date is July 15, 1996

                RUFFALO, CODY & ASSOCIATES, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                                                    YEARS ENDED DECEMBER 31,
                                                    --------------------------
                                                        1995         1994
                                                    ------------  ------------
Telemarketing and other revenue (Note 7)........... $ 13,286,146  $ 9,756,894
                                                    ------------  -----------
Operating expenses:
 Cost of service...................................    6,618,481    4,752,031
 Selling, general and administrative...............    5,376,135    4,022,104
 Depreciation and amortization.....................      475,296      313,499
                                                    ------------  -----------
   TOTAL OPERATING EXPENSES........................   12,469,912    9,087,634
                                                    ------------  -----------
   OPERATING INCOME................................      816,234      669,260
Financial income (expense):
 Interest income...................................       41,780        1,034
 Interest (expense)................................     (119,305)     (45,280)
                                                    ------------  -----------
   INCOME BEFORE INCOME TAXES......................      738,709      625,014
Income taxes (Note 3)..............................      273,735      223,380
                                                    ------------  -----------
   NET INCOME...................................... $    464,974  $   401,634
                                                    ============  ===========
Net income (loss) attributable to common
 stockholders...................................... $   (148,663) $  (416,548)
                                                    ============  ===========
Income (loss) per common and common equivalent
 share............................................. $      (0.29) $     (0.83)
                                                    ============  ===========
Weighted average common and common equivalent
 shares outstanding................................      508,546      500,000
                                                    ============  ===========



                See Notes to Consolidated Financial Statements.

                RUFFALO, CODY & ASSOCIATES, INC. AND SUBSIDIARY

               CONSOLIDATED STATEMENTS OF REDEEMABLE COMMON STOCK
        AND WARRANTS AND COMMON STOCKHOLDER'S EQUITY (DEFICIT) (NOTE 6)
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                        REDEEMABLE COMMON STOCK AND WARRANTS
                                     ------------------------------------------
                                               401(K) PROFIT
                                      COMMON   SHARING PLAN
                                       STOCK      SHARES     WARRANTS   TOTAL
                                     --------- ------------- -------- ---------
Balance, December 31, 1993..........   954,546       --      181,818  1,136,364
  Net income........................       --        --          --         --
  Increase in estimated redemption
   price............................   636,364       --      181,818    818,182
                                     ---------    ------     -------  ---------
Balance, December 31, 1994.......... 1,590,910       --      363,636  1,954,546
  Common stock contributed to 401(k)
   profit-sharing plan, 10,685
   shares (Note 4)..................       --        --          --         --
  Issuance of 5,000 shares of common
   stock upon the exercise of op-
   tions (Note 4)...................       --        --          --         --
  Net income........................       --        --          --         --
  Increase in estimated redemption
   price............................   477,273       --      136,364    613,637
  Change related to 401(k) profit-
   sharing plan shares..............       --     69,453         --      69,453
                                     ---------    ------     -------  ---------
Balance, December 31, 1995.......... 2,068,183    69,453     500,000  2,637,636
                                     =========    ======     =======  =========

                                       COMMON STOCKHOLDERS' EQUITY (DEFICIT)
                                       ---------------------------------------
                                                              LESS
                                                            MAXIMUM
                                                              CASH
                                                           OBLIGATION
                                                           RELATED TO
                                                             401(K)
                                                RETAINED    PROFIT-
                                       COMMON   EARNINGS    SHARING
                                        STOCK   DEFICIT       PLAN     TOTAL
                                       ------- ----------  ---------- --------
Balance, December 31, 1993............ 500,000   (588,170)      --     (88,170)
 Net income...........................     --     401,634       --     401,634
 Increase in estimated redemption
  price...............................     --    (818,182)      --    (818,182)
                                       ------- ----------   -------   --------
Balance, December 31, 1994............ 500,000 (1,004,718)      --    (504,718)
 Common stock contributed to 401(k)
  profit-sharing plan, 10,685 shares
  (Note 4)............................  53,425        --        --      53,425
 Issuance of 5,000 shares of common
  stock upon the exercise of options
  (Note 4)............................   5,500        --        --       5,500
 Net income...........................     --     464,974       --     464,974
 Increase in estimated redemption
  price...............................     --    (613,637)      --    (613,637)
 Change release to 401(k) profit-
  sharing plan shares.................     --         --    (69,453)   (69,453)
                                       ------- ----------   -------   --------
Balance, December 31, 1995............ 558,925 (1,153,381)  (69,453)  (663,909)
                                       ======= ==========   =======   ========

                See Notes to Consolidated Financial Statements.

                RUFFALO, CODY & ASSOCIATES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    YEARS ENDED DECEMBER 31,
                                                    --------------------------
                                                        1995          1994
                                                    ------------  ------------
Cash Flows from Operating Activities
 Net income........................................ $    464,974  $    401,634
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation.....................................      304,255       213,725
  Amortization.....................................      171,041        99,774
  Provision for doubtful accounts..................          --         38,072
  (Gain) loss on sale of equipment.................       (3,942)       10,761
  Deferred income taxes............................       52,000           --
  Changes in assets and liabilities:
   (Increase) in other receivables.................      (47,451)     (869,041)
   (Increase) in income taxes receivable...........       (1,737)       (4,121)
   (Increase) decrease in prepaid expenses.........       20,434       (42,726)
   Increase (decrease) in accounts payable and
    accrued expenses...............................      (43,337)      411,916
   Increase in customer deposits...................      631,543        16,086
                                                    ------------  ------------
    NET CASH PROVIDED BY OPERATING ACTIVITIES......    1,547,780       276,080
                                                    ------------  ------------
Cash Flows from Investing Activities
 Proceeds from sale of equipment...................       52,000         5,000
 Purchase of equipment and leasehold improvements..     (568,660)     (784,985)
 Purchase of intangibles...........................      (49,378)     (483,596)
                                                    ------------  ------------
    NET CASH (USED IN) INVESTING ACTIVITIES........     (566,038)   (1,263,581)
                                                    ------------  ------------
Cash Flows from Financing Activities
 Proceeds from notes payable.......................    6,120,000     3,510,000
 Principal payments on notes payable...............   (6,570,000)   (2,960,000)
 Proceeds from long-term borrowings................          --        600,000
 Principal payments on long-term borrowings........     (345,845)     (254,155)
 Proceeds from issuance of common stock upon the
  exercise of options..............................        5,500           --
 Cash dividends paid...............................          --       (245,455)
 Increase (decrease) in checks issued not yet
  presented for payment............................     (191,397)      207,773
                                                    ------------  ------------
    NET CASH PROVIDED BY (USED IN) FINANCING
     ACTIVITIES....................................     (981,742)      858,163
                                                    ------------  ------------
    INCREASE (DECREASE) IN CASH AND CASH
     EQUIVALENTS...................................          --       (129,338)
Cash and cash equivalents:
 Beginning.........................................          --        129,338
                                                    ------------  ------------
 Ending............................................ $        --   $        --
                                                    ============  ============
Supplemental Disclosures of Cash Flow Information
 Cash payments for:
  Interest......................................... $    125,530  $     39,183
  Income taxes.....................................      223,472       235,517
Supplemental Schedule of Noncash Investing and Fi-
 nancing Activities
 Common stock contributed to 401(k) profit-sharing
  plan (Note 4).................................... $     53,425
                                                    ============
 Increase in estimated redemption price of
  redeemable common stock and warrants............. $    613,637  $    818,182
                                                    ============  ============

                 See Notes to Consolidated Financial Statements

                RUFFALO, CODY & ASSOCIATES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

  Nature of business: The Company provides telemarketing services and systems to businesses and nonprofit entities throughout the United States.

  Accounting estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  A summary of the Company's significant accounting policies follows:

  Principles of consolidation: The accompanying consolidated financial statements include Ruffalo, Cody & Associates, Inc. and its subsidiary, Campus-Call, Inc., which is wholly-owned. All material intercompany transactions and balances have been eliminated.

  The results of operations of the subsidiary have been reported since the inception date of June 2, 1994.

  Cash and cash equivalents: For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

  Equipment and leasehold improvements and depreciation: Equipment and leasehold improvements are carried at cost. Depreciation is computed by the straight-line method over the following estimated useful lives:

                                                                          YEARS
                                                                          -----
     Technical equipment.................................................  3-5
     Office equipment....................................................   5
     Leasehold improvements..............................................  5-10
     In-house phones.....................................................   5

  Software costs: Costs incurred to develop software products are charged to expense as research and development costs until technological feasibility for the product is established. Thereafter, software production costs are capitalized and, once the product is available for sale, are amortized by the greater of (a) the ratio that current gross revenues for the product bear to the total current and anticipated future gross revenues for that product and
(b) the straight-line method over the remaining estimated economic life of the product including the period being reported on. If management's estimate of the future gross revenues or the remaining economic life of the product are reduced significantly, the carrying amount of software costs would be affected.

  Revenue recognition: Fees from telemarketing contracts are recognized as revenue in the period the services are performed.

  Revenue on software license fees and sales that require installation is recognized upon installation. Revenue on hardware sales is recognized upon delivery and installation. Training and consulting fees are recognized as the services are performed. Upon installation of a system, the Company records as deferred revenue the charge for software maintenance. Revenue is then recognized on the straight-line basis over the term of the contract.

  Income taxes: Deferred taxes are provided on a liability method, whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and

                RUFFALO, CODY & ASSOCIATES, INC. AND SUBSIDIARY

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

  Stock options issued to employees and directors: Compensation expense for stock issued through stock option plans is accounted for using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued for Employees." Under this method, compensation is measured as the difference between the estimated market value of the stock at the date of award less the amount required to be paid for the stock. The difference, if any, is charged to expense over the periods of service.

  The estimated market value used for the stock options granted is determined on a periodic basis by the Company's Board of Directors.

  Common stock held by 401(k) profit-sharing plan: The Company's maximum cash obligation related to these shares is classified outside stockholders' equity because the shares are not readily traded and could be put to the Company for cash.

  Earnings (loss) per common and common equivalent share: Earnings (loss) per common and common equivalent share are determined by dividing net income, less the increase in the estimated redemption price of redeemable common stock and warrants, by the weighted average number of common and common equivalent shares outstanding during each of the periods presented. Dilutive common stock equivalents related to the stock options discussed in Note 4 were determined using the treasury stock method. The estimated fair market value of the Company's common stock used to calculate the common stock equivalents under the treasury stock method for the periods presented has been estimated by management or determined by an independent appraisal. Earnings (loss) per common and common equivalent share assuming full dilution are the same as earnings (loss) per common and common equivalent share.

  Recently issued accounting standards: In March 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which will require the Company to account for the impairment of long-lived assets and certain identifiable intangibles to be held and used by the Company whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of SFAS No. 121 is required in fiscal 1996.

  In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which establishes a fair value based method for financial accounting and reporting for stock-based employee compensation plans. However, the new standard allows compensation to continue to be measured by using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," but requires expanded disclosures. SFAS No. 123 is effective in fiscal year 1996. The Company has elected to continue to apply the intrinsic value based method of accounting for stock options.

  While the Company does not know precisely the impact that will result from adopting SFAS No. 121 and SFAS No. 123, the Company does not expect the adoption of SFAS No. 121 or SFAS No. 123 to have a material effect on the Company's consolidated financial statements.

                RUFFALO, CODY & ASSOCIATES, INC. AND SUBSIDIARY

NOTE 2. PLEDGED ASSETS, CURRENT NOTES PAYABLE AND LONG-TERM DEBT

  The Company has a line of credit with a bank under which they may borrow up to 80% of eligible trade receivables up to a maximum of $1,500,000. The Company has $100,000 outstanding under this agreement at December 31, 1995. Borrowings under this agreement are collateralized by substantially all of the Company's assets and bear interest at the bank's prime rate plus 1/2% (the effective rate is 9% at December 31, 1995). The agreement contains various covenants including, among others, a restriction on the payment of any dividends and a requirement to maintain a certain amount of tangible net worth, all of which were complied with or waived as of December 31, 1995. Additional available borrowings under the agreement totaled approximately $1,350,000 at December 31, 1995. The agreement expires May 2, 1997.

NOTE 3. INCOME TAX MATTERS

  Income tax expense is composed of the following:

                                                         YEAR ENDED DECEMBER 31,
                                                         -----------------------
                                                            1995        1994
                                                         ----------- -----------
   Current tax expense..................................    $221,735    $223,380
   Deferred tax expense.................................      52,000         --
                                                         ----------- -----------
                                                            $273,735    $223,380
                                                         =========== ===========

  The income tax provision differs from the amount of income tax determined by applying the U.S. Federal income tax rate to pretax income for 1995 and 1994 due to the following:

                                                         YEAR ENDED DECEMBER 31,
                                                         -----------------------
                                                            1995        1994
                                                         ----------- -----------
   Computed "expected" tax..............................    $251,161    $212,505
   Increase (decrease) in income taxes resulting from:
     Nondeductible expenses.............................       9,774       6,072
     State income taxes, net of federal income tax
      benefit...........................................       4,691       1,864
     Other..............................................       8,109       2,939
                                                         ----------- -----------
                                                            $273,735    $223,380
                                                         =========== ===========

NOTE 4. EMPLOYEE BENEFIT PLANS

  The Company has a 401(k) profit sharing plan for eligible employees. Contributions to the plan are at the discretion of the Company's Board of Directors. The amount of contribution included in operating expenses for the years ended December 31, 1995 and 1994 is $59,494 and $52,473 respectively. The contributions for 1995 and 1994 have been made with Company stock.

  In the event a terminated plan participant desires to sell his or her shares of the Company stock, or if certain employees elect to diversify their account balances, the Company may be required to purchase the shares from the participant at their fair market value. To the extent that shares of common stock held by the 401(k) profit-sharing plan are not readily traded, a sponsor must reflect the maximum cash obligation related to those securities outside of stockholders' equity. As of December 31, 1995, 10,685 shares held by the 401(k) profit-sharing plan, at a fair value of 6.50 per share, have been reclassified from stockholders' equity to liabilities.

                RUFFALO, CODY & ASSOCIATES, INC. AND SUBSIDIARY

NOTE 4. EMPLOYEE BENEFIT PLANS--(CONTINUED)

  The Company pays bonuses to its officers at the discretion of the Board of Directors. The amount of these bonuses charged to operating expenses for the years ended December 31, 1995 and 1994 is $186,466 and $179,165 respectively.

  The Company has established employee and director stock option plans for the benefit of eligible employees and directors under which options for the issuance of up to 295,000 shares of common stock may be granted. Under the employee and director plans, all options vest over a period of up to ten years as determined by the Board of Directors at the time of grant.

  Other pertinent information related to the plan is as follows:

                                                           SHARES   OPTION PRICE
                                                           -------  ------------
   Outstanding at December 31, 1993....................... 206,000   1.00-3.30
     Granted..............................................  32,500        6.00
                                                           -------
   Outstanding at December 31, 1994....................... 238,500   1.00-6.00
     Exercised............................................  (5,000)       1.10
                                                           -------
   Outstanding at December 31, 1995....................... 233,500   1.00-6.00
                                                           =======

                                                                  DECEMBER 31,
                                                                -----------------
                                                                  1995    1994
                                                                -------- --------
                                                                NUMBER OF SHARES
   Available for grant, end of year............................   56,500  56,500
                                                                ======== =======
   Options exercisable, end of year............................  135,500  72,500
                                                                ======== =======

NOTE 5. LEASE COMMITMENTS AND TOTAL RENT EXPENSE

  The Company leases its main office space under an agreement which expires on April 30, 2005. This lease requires monthly rent payments totaling $29,851 and increasing to $32,429 in later years plus the payment of property taxes and maintenance.

  The Company also leases other office space and office equipment under various leases which require various minimum rental payments through July 1997.

  The total minimum lease commitment at December 31, 1995 under the operating leases mentioned above is $3,620,229 which is due as follows:

     During the year ending December 31:
       1996......................................................... $  438,644
       1997.........................................................    399,992
       1998.........................................................    358,215
       1999.........................................................    358,215
       2000.........................................................    378,839
       Later years..................................................  1,686,324
                                                                     ----------
                                                                     $3,620,229
                                                                     ==========

  The total rent expense for the years ended December 31, 1995 and 1994 is approximately $353,800 and $293,200, respectively.

                RUFFALO, CODY & ASSOCIATES, INC. AND SUBSIDIARY

NOTE 6. REDEEMABLE COMMON STOCK AND WARRANTS

  In connection with an Investment Agreement covering the issuance of 350,000 shares of the Company's common stock, warrants were issued which entitle the holders to purchase one share of common stock in exchange for $1 and one warrant. At December 31, 1995 a total of 90,909 warrants are outstanding. All of the outstanding warrants expire on October 2, 2001.

  At anytime after October 2, 1997, the shareholders covered by the Investment Agreement may, at their option, put the common stock and warrants to the Company and require the Company to immediately pay in cash, in the case of the common stock, the fair market value of the common stock as determined by an independent appraiser and, in the case of the warrants, the fair market value of the common stock less the exercise price of the warrants.

  The Company is increasing the carrying amount of the redeemable common stock and warrants so that the carrying amount will equal the estimated redemption amount. The estimated redemption amount at each year end was determined by an independent appraiser.

NOTE 7. MAJOR CUSTOMER

  Telemarketing revenue for the years ended December 31, 1995 and 1994 includes approximately $5,600,000 and $3,465,000, respectively, from a major customer.

  The major customer has terminated its contract with the Company effective December 31, 1996.

NOTE 8. EVENTS SUBSEQUENT TO DECEMBER 31, 1995

  On July 15, 1996, McLeod, Inc. consummated the acquisition (the "Acquisition") of the Company, from the shareholders of the Company by means of a forward triangular merger pursuant to an Agreement and Plan of Reorganization, dated as of July 12, 1996 (the "Agreement"), by and among McLeod, Inc., the Company and certain shareholders of the Company. Pursuant to the Agreement, (i) McLeod Merging Co., a newly incorporated Iowa corporation and a wholly-owned subsidiary of McLeod, Inc., was merged with and into the Company, with McLeod Merging Co. (which has been renamed "Ruffalo, Cody & Associates, Inc.") being the surviving corporation, (ii) the outstanding shares of the Company's common stock were converted into the right to receive cash and/or shares of McLeod, Inc.'s Class A Common Stock (the "Class A Common Stock"), and (iii) the outstanding options to purchase shares of the Company's common stock were converted into options to purchase shares of the Class A Common Stock (the "Substitute Options"). Under the Agreement, each issued and outstanding share of the Company's common stock was converted into the right to receive a maximum of approximately 0.7 of a share of the Class A Common Stock.

  McLeod, Inc. agreed to purchase the Company for a maximum aggregate purchase price of approximately $19.9 million (based on the average market price of the Class A Common Stock during the five business days before and after the Acquisition). The purchase price consisted of approximately $4.9 million in cash, 474,807 shares of Class A Common Stock issuable in exchange for the Company's common stock, and 158,009 shares of Class A Common Stock issuable upon the exercise of the Substitute Options. On July 15, 1996, McLeod, Inc. paid an aggregate of approximately $4.8 million in cash and issued 361,420 shares of Class A Common Stock to the shareholders of the Company, and granted to the Company's option holders Substitute Options to purchase 158,009 shares of Class A Common Stock. An additional $50,782 in cash and 113,387 shares of McLeod, Inc.'s Class A Common Stock were placed into escrow and will be delivered (if at all) to certain of the shareholders of the Company over a period of 18 months, contingent upon certain conditions relating to the Company's ongoing revenues.

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Telecom*USA Publishing Group, Inc.
Cedar Rapids, Iowa

  We have audited the accompanying consolidated statements of income, stockholders' equity, and cash flows of Telecom*USA Publishing Group, Inc. and subsidiaries for each of the three years in the period ended August 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Telecom*USA Publishing Group, Inc. for each of the three years in the period ended August 31, 1996 in conformity with generally accepted accounting principles.

                                           McGladrey & Pullen, LLP

Cedar Rapids, Iowa
September 27, 1996

              TELECOM*USA PUBLISHING GROUP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                   YEARS ENDED AUGUST 31, 1996, 1995 AND 1994

                                            1996         1995         1994
                                         -----------  -----------  -----------
Revenue................................. $52,117,929  $38,620,274  $31,438,605
                                         -----------  -----------  -----------
Operating expenses:
  Production and distribution...........  22,340,587   15,022,983   12,568,411
  Market sales..........................  13,798,321   10,940,711    9,244,961
  Sales and marketing administrative....   2,294,370    2,279,484    1,761,103
  General and administrative............   7,249,349    5,020,000    4,322,338
  Depreciation and amortization.........   2,348,490    1,891,198    1,167,458
  Restructuring loss (Note 11)..........         --           --       524,670
                                         -----------  -----------  -----------
    TOTAL OPERATING EXPENSES............  48,031,117   35,154,376   29,588,941
                                         -----------  -----------  -----------
    OPERATING INCOME....................   4,086,812    3,465,898    1,849,664
                                         -----------  -----------  -----------
Nonoperating (income) expense:
  Interest income.......................    (251,000)     (93,997)      (1,707)
  Interest expense......................   1,767,309    1,497,699      843,961
  Loan inducement fee payoff (Note 7)...         --     1,330,000          --
  Loss on disposal of investment (Note
   3)...................................     500,000          --           --
                                         -----------  -----------  -----------
                                           2,016,309    2,733,702      842,254
                                         -----------  -----------  -----------
    INCOME BEFORE INCOME TAXES AND MI-
     NORITY
     INTEREST IN CONSOLIDATED SUBSIDI-
     ARY................................   2,070,503      732,196    1,007,410
Federal and state income taxes
 (Note 6)...............................     975,610      302,586      137,190
                                         -----------  -----------  -----------
    INCOME BEFORE MINORITY INTEREST IN
     NET (LOSS) IN CONSOLIDATED SUBSIDI-
     ARY................................   1,094,893      429,610      870,220
Minority interest in net (loss) of con-
 solidated subsidiary...................    (327,227)     (15,959)         --
                                         -----------  -----------  -----------
    NET INCOME.......................... $ 1,422,120  $   445,569  $   870,220
                                         ===========  ===========  ===========
Earnings per common and common equiva-
 lent shares outstanding:
  Primary............................... $      0.43  $      0.14  $      0.27
                                         ===========  ===========  ===========
  Fully diluted......................... $      0.36  $      0.14  $      0.26
                                         ===========  ===========  ===========
Weighted average common and common
 equivalent shares outstanding:
  Primary...............................   3,332,659    3,271,497    3,198,776
                                         ===========  ===========  ===========
  Fully diluted.........................   4,678,549    3,289,720    4,510,864
                                         ===========  ===========  ===========

                See Notes to Consolidated Financial Statements.

              TELECOM*USA PUBLISHING GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   YEARS ENDED AUGUST 31, 1996, 1995 AND 1994

                                                              LESS
                                                             MAXIMUM
                                                              CASH
                                                           OBLIGATION
                                                           RELATED TO
                                                             401(K)
                                                  LESS       PROFIT-
                           COMMON     RETAINED  TREASURY     SHARING
                           STOCK      EARNINGS    STOCK    PLAN SHARES   TOTAL
                         ----------  ---------- ---------  ----------- ----------
Balance, August 31,
 1993................... $3,868,400  $  472,066 $(113,250)  $     --   $4,227,216
 Common stock contrib-
  uted to 401(k) profit-
  sharing plan, 15,179
  shares (Note 9).......     53,126         --        --      (53,126)        --
 Issuance of 925 shares
  of common stock upon
  the exercise of
  options (Note 10).....        925         --        --          --          925
 Purchase of 775 shares
  of common stock for
  retirement............     (2,713)        --        --          --       (2,713)
 Net income.............        --      870,220       --          --      870,220
                         ----------  ---------- ---------   ---------  ----------
Balance, August 31,
 1994...................  3,919,738   1,342,286  (113,250)    (53,126)  5,095,648
 Common stock contrib-
  uted to 401(k) profit-
  sharing plan, 12,945
  shares (Note 9).......     57,307         --        --      (57,307)        --
 Issuance of 14,175
  shares of common stock
  upon the exercise of
  options (Note 10).....     19,775         --        --          --       19,775
 Purchase of 6,325
  shares of common stock
  for retirement........    (28,463)        --        --          --      (28,463)
 Change related to
  401(k) profit-sharing
  plan shares...........        --          --        --      (15,162)    (15,162)
 Net income.............        --      445,569       --          --      445,569
                         ----------  ---------- ---------   ---------  ----------
Balance, August 31,
 1995...................  3,968,357   1,787,855  (113,250)   (125,595)  5,517,367
 Common stock contrib-
  uted to 401(k) profit-
  sharing plan, 10,363
  shares (Note 9).......     57,470         --        --      (57,470)        --
 Issuance of 182,300
  shares of common stock
  upon the exercise of
  options (Note 10).....    208,850         --        --          --      208,850
 Purchase of 6,306
  shares of common stock
  for retirement........    (40,602)        --        --          --      (40,602)
 Change related to
  401(k) profit-sharing
  plan shares...........        --          --        --      (37,005)    (37,005)
 Net income.............        --    1,422,120       --          --    1,422,120
                         ----------  ---------- ---------   ---------  ----------
Balance, August 31,
 1996................... $4,194,075  $3,209,975 $(113,250)  $(220,070) $7,070,730
                         ==========  ========== =========   =========  ==========

                See Notes to Consolidated Financial Statements.

              TELECOM*USA PUBLISHING GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   YEARS ENDED AUGUST 31, 1996, 1995 AND 1994

                                           1996         1995          1994
                                       ------------  -----------  ------------
Cash Flows from Operating Activities
 Net income........................... $  1,422,120  $   445,569  $    870,220
 Adjustments to reconcile net income
  to net cash provided by operating
  activities:
 Depreciation.........................    1,116,508      802,428       551,531
 Amortization.........................    1,231,982    1,088,770       615,927
 Deferred income taxes................       90,000     (813,000)     (171,512)
 Provision for loan inducement fee
  payable (Note 7)....................          --     1,330,000           --
 Restructuring loss (Note 11).........          --           --        524,670
 Loss on disposal of investment (Note
  3)..................................      500,000          --            --
 Minority interest in net (loss) of
  consolidated subsidiary.............     (327,227)     (15,959)          --
 Provision for doubtful accounts and
  adjustments.........................    2,636,421    1,669,478     1,340,069
 Change in assets and liabilities:
  (Increase) in accounts receivable...   (5,729,376)  (2,539,025)   (2,235,749)
  (Increase) in income taxes receiv-
   able...............................      (54,710)         --            --
  (Increase) in deferred expenses.....   (1,181,630)  (1,769,831)   (1,454,860)
  Increase (decrease) in accounts
   payable and accrued expenses.......     (163,439)     887,580       345,414
  Increase in customer deposits.......      772,817    1,469,140     1,609,118
  Increase (decrease) in income taxes
   payable............................     (172,524)     115,524       209,224
  Other...............................       67,230      (94,998)      (67,702)
                                       ------------  -----------  ------------
   NET CASH PROVIDED BY OPERATING AC-
    TIVITIES..........................      208,172    2,575,676     2,136,350
                                       ------------  -----------  ------------
Cash Flows from Investing Activities
 Purchase of equipment and furniture..   (1,598,290)  (1,483,881)     (809,908)
 Purchase of customer lists...........     (457,276)  (3,121,804)     (583,522)
 Purchase of noncompete agreements....     (204,692)  (3,681,801)     (684,828)
 Investment in Colorado Directory Com-
  pany, L.L.C. (Note 3)...............          --    (1,000,000)          --
 Proceeds received on disposal of in-
  vestment............................      500,000          --            --
 Purchase option (Note 2).............          --      (500,000)          --
 Organization and loan costs..........          --      (158,332)          --
 Purchase of other investment.........     (100,000)         --            --
                                       ------------  -----------  ------------
   NET CASH (USED IN) INVESTING ACTIV-
    ITIES.............................   (1,860,258)  (9,945,818)   (2,078,258)
                                       ------------  -----------  ------------
Cash Flows from Financing Activities
 Increase (decrease) in checks issued
  not yet presented for payment....... $    197,961  $   (83,223) $     (3,493)
 Borrowings on revolving credit agree-
  ments...............................   21,211,000   10,109,500    12,906,000
 Payments on revolving credit agree-
  ments...............................  (17,733,200)  (9,103,500)  (12,853,000)
 Proceeds from long-term debt.........          --     9,330,500           --
 Principal payments on long-term
  debt................................   (2,187,923)  (3,374,447)     (105,811)
 Proceeds from issuance of common
  stock upon the exercise of options..      208,850       19,775           925
 Purchase of common stock for retire-
  ment................................      (40,602)     (28,463)       (2,713)
 Payment on redemption of preferred
  stock...............................     (200,000)         --            --
 Capital contribution received from
  minority owner-unconsolidated
  subsidiary..........................      196,000      500,000           --
                                       ------------  -----------  ------------
   NET CASH PROVIDED BY (USED IN) FI-
    NANCING ACTIVITIES................    1,652,086    7,370,142       (58,092)
                                       ------------  -----------  ------------
   NET INCREASE IN CASH AND CASH
    EQUIVALENTS.......................          --           --            --
Cash and cash equivalents:
 Beginning............................          --           --            --
                                       ------------  -----------  ------------
 Ending............................... $        --   $       --   $        --
                                       ============  ===========  ============
Supplemental Disclosures of Cash Flow
 Information
 Cash payments for:
 Interest............................. $  1,767,309  $ 1,247,048  $    793,609
 Income taxes, net of refunds.........    1,115,250    1,000,062        99,478
Supplemental Schedules of Noncash In-
 vesting and Financing Activities
 Customer list acquired by issuance
  payables............................ $    829,022  $   464,923  $    669,000
 Noncompete agreement acquired by is-
  suance payables.....................      578,506      974,923       669,000
 Common stock contributed to 401(k)
  profit-sharing plan (Note 9)........       57,470       57,307        53,126
 Reclassification of intangibles to
  deferred income taxes (Note 6)......                               1,188,488
 Equipment acquired by contracts pay-
  able................................       28,753      552,612
 Current note payable converted to
  long-term debt (Note 4).............    2,236,000

                See Notes to Consolidated Financial Statements.

              TELECOM*USA PUBLISHING GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

  Nature of business: Telecom*USA Publishing Group, Inc. and subsidiaries (the "Company") are publishers of telephone directories in a fifteen-state area primarily in the midwestern United States. Revenues are principally derived from advertising in such publications.

  Accounting estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  A summary of the Company's significant accounting policies follows:

  Principles of consolidation: The consolidated financial statements include the accounts of Telecom*USA Publishing Group, Inc. and its wholly-owned subsidiaries, Telecom*USA Publishing Company and Telecom*USA Neighborhood Directories, Inc. (liquidated in January 1996) and its 51% owned subsidiary, OakTel Directory, L.C. (OakTel). All significant intercompany accounts and transactions have been eliminated in consolidation.

  OakTel was formed to publish a directory for the Lincoln, Nebraska area and its first publication was in November 1995. The Company provides directory services to OakTel at specified prices.

  Revenue and expense recognition: Revenue and expenses are recognized on the accrual basis. Revenues are recorded upon publication of directories.

  Deferred expenses consist of production and selling costs on unpublished directory advertising orders. They are expensed when the related directory is published and the related revenue of the directory is recognized.

  Customer deposits consist of cash received from customers at the time a sales contract is signed. They are recorded as revenue when the related directory is published.

  Advertising revenue and market sales expense includes contracts for trading advertising space with various other media companies. These revenues are recognized in the month of publication and the related prepaid expenses are recorded at estimated net realizable value. These revenues totaled approximately $950,000, $600,000, and $548,000 for the years ended August 31, 1996, 1995, and 1994, respectively.

  Equipment and furniture and depreciation: Equipment and furniture is carried at cost. Depreciation expense is computed by the straight-line method over primarily five or seven years.

  Income tax matters: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

              TELECOM*USA PUBLISHING GROUP, INC. AND SUBSIDIARIES

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Intangible assets: Intangible assets are being amortized by the straight-line method over the following periods:

                                                                           YEARS
                                                                           -----
     Customer lists (See Note 13).........................................  15
     Noncompete agreements................................................ 3-10
     Organization and loan costs..........................................  1-6

  Intangible assets are periodically reviewed for impairment based upon an assessment of future operations to ensure that they are appropriately valued.

  The Company entered into noncompete agreements and acquired customer lists for eight and forty directories during the years ended August 31, 1996 and 1995, respectively.

  Stock options: Compensation expense for stock issued through stock options plans is accounted for using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under this method, compensation is measured as the difference between the estimated market value of the stock at the date of award less the amount required to be paid for the stock. The difference, if any, is charged to expense over the periods of service.

  Common stock held by 401(k) profit-sharing plan: The Company's maximum cash obligation related to these shares is classified outside stockholders' equity because the shares are not readily traded and could be put to the Company for cash.

  Earnings per common and common equivalent share: Earnings per common and common equivalent share, assuming no dilution, are determined by dividing net income by the weighted average number of common and common equivalent shares outstanding during each of the periods presented. Dilutive common stock equivalents related to the stock options and warrants discussed in Note 10 were determined using the treasury stock method. The convertible debentures are not common stock equivalents. The estimated fair market value of the Company's common stock used to calculate the common stock equivalents under the treasury stock method for the periods presented has been estimated by management or determined by an independent appraisal. Earnings per common and common equivalent share, assuming full dilution, assumes conversion of the dilutive convertible debentures since the date of issuance.

  Recently issued accounting standards: In March 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of," which will require the Company to account for the impairment of long-lived assets and certain identifiable intangibles to be held and used by the Company whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of SFAS No. 121 is required in fiscal 1997.

  In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which establishes a fair value based method for financial accounting and reporting for stock-based employee compensation plans. However, the new standard allows compensation to continue to be measured by using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," but requires expanded disclosures. SFAS No. 123 is effective in fiscal year 1997. The Company has elected to continue to apply the intrinsic value based method of accounting for stock options.

              TELECOM*USA PUBLISHING GROUP, INC. AND SUBSIDIARIES

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  While the Company does not know precisely the impact that will result from adopting SFAS No. 121 and SFAS No. 123, the Company does not expect the adoption of SFAS No. 121 or SFAS No. 123 to have a material effect on the Company's consolidated financial statements.

NOTE 2. OPTION TO PURCHASE DIRECTORIES

  The Company loaned $500,000 to another directory publisher in consideration of an option to purchase nine of its directories. The note is noninterest bearing, nonrecourse, and collateralized by the publishing rights to one of the directories. The option price of the directories is determined based on revenue of the directories at the time of exercise and other factors. The Company may exercise the option anytime between June 1, 1997 and June 1, 1999. If the Company does not exercise its option, the loan is forgiven. If the option is exercised, the amount of the loan is applied to the option price.

NOTE 3. INVESTMENT IN COLORADO DIRECTORY COMPANY L.L.C.

  The Company's investment in Colorado Directory Company, L.L.C. (CDC), a Colorado limited liability company that publishes directories in Denver and Boulder, Colorado, consists of the following:

                                                                1996    1995
                                                                ---- ----------
   Convertible debenture which is noninterest bearing, due
      December 1, 2004, and collateralized by the publishing
      rights to the Boulder directory.......................... $--  $  500,000
   Members' equity, represents 12.5% ownership in CDC..........  --     500,000
                                                                ---- ----------
                                                                $--  $1,000,000
                                                                ==== ==========

  In June 1996, the Company recognized a $500,000 loss on the disposition of the CDC investment as a result of selling all of its interest in CDC to an affiliate of another member of CDC for $500,000.

NOTE 4. PLEDGED ASSETS, CURRENT NOTES PAYABLE AND LONG-TERM DEBT

  The Company has a $9,764,000 revolving line of credit with a bank, which expires January 31, 1997. As of August 31, 1996 and 1995, the Company had $2,773,800 and $1,532,000, respectively, outstanding on the line of credit. The borrowings bear interest at prime (current effective rate is 8.25% at August 31, 1996), and are collateralized by substantially all of the Company's assets. If borrowings are in excess of $6,000,000 the interest rate is prime plus 3/4%. To the extent that the line of credit is used to finance acquisitions that cost more than $1,000,000, the amount borrowed for the acquisition is converted to a term loan. The amount of the term loan reduces the line of credit on a dollar for dollar basis. The term loan will be repaid in quarterly installments of principal and monthly installments of interest over a five-year period and will bear interest at prime, unless over $6,000,000 is borrowed, then the rate shall be prime plus 3/4%. The other terms and conditions of the term loan are the same as the line of credit. As of August 31, 1996, there is a $2,012,400 term loan outstanding under this agreement.

  The loan agreement contains covenants concerning various financial ratios, additional acquisition and debt restrictions, and prohibition of any cash dividends. As of August 31, 1996, the Company was either in compliance with the restrictive covenants or had obtained waivers for noncompliance.

              TELECOM*USA PUBLISHING GROUP, INC. AND SUBSIDIARIES

NOTE 4. PLEDGED ASSETS, CURRENT NOTES PAYABLE AND LONG-TERM DEBT--(CONTINUED)

  Long-term debt consists of:

                                                            1996        1995
                                                         ----------- -----------
   The Company has convertible unsecured debentures
    payable to various individuals and corporations.
    The convertible debentures are payable in quarterly
    payments of interest only until maturity at which
    time the debentures will be converted to common
    stock of the Company or paid in full, at the option
    of the holder. The debentures may be converted to
    common stock of the Company, at the option of the
    holder, upon the earlier of (i) the expiration of
    two years from the date of issuance (applies only
    to debentures issued April 1992), (ii) upon a
    public offering of common stock of the Company, or
    (iii) upon receipt of notice of redemption from the
    Company. The Company may only redeem the
    convertible debentures in connection with or as a
    precondition to a public offering of common stock
    of the Company. The terms of these debentures are
    due as follows:
     9%, due April 1998, convertible at $4.00 per share
      of common stock, issued April 1992*..............  $ 5,214,000 $ 5,214,000
     11%, due November 2000 through January 2001,
      convertible at $8.00 per share of common stock,
      issued November 1994 through January 1995*.......    8,450,000   8,450,000
   Note payable, bank, principal due in quarterly
    payments of $111,800 through January 31, 2001,
    interest is due monthly at prime (currently 8.25%
    at August 31, 1996), collateralized by
    substantially all of the Company's assets..........    2,012,400         --
   Noncompete agreement, due in monthly payments of
    $5,250, including interest at 8 5/8%, through May
    1996...............................................          --       41,980
   Note payable, due $500,000 on January 1, 1996 and
    1997, including interest at 6 5/8%. Collateralized
    by a second lien on publishing rights to purchased
    directories........................................      465,377     905,377
   Note payable, due in annual installments of $123,000
    to $189,000, including interest at 8.25%, through
    2006. Collateralized by publishing rights to
    purchased directories..............................      990,000         --
   Contracts payable, to finance company, due in
    various monthly payments, including interest at
    8.5% to 8 5/8%, through November 1998,
    collateralized by equipment with a depreciated cost
    of $348,053........................................      321,398     444,988
   Loan inducement fee payable (See Note 8)............          --    1,330,000
                                                         ----------- -----------
                                                          17,453,175  16,386,345
   Less current maturities.............................    1,224,286     875,050
                                                         ----------- -----------
                                                         $16,228,889 $15,511,295
                                                         =========== ===========

--------
* All debentures were converted into Common Stock prior to the acquisition of the company by McLeod, Inc. on September 20, 1996. (See Note 14)

              TELECOM*USA PUBLISHING GROUP, INC. AND SUBSIDIARIES

NOTE 4. PLEDGED ASSETS, CURRENT NOTES PAYABLE AND LONG-TERM DEBT--(CONTINUED)

  Principal payments required on the long-term debt at August 31, 1996 are as follows:

     1997........................................................... $ 1,224,286
     1998...........................................................   5,874,780
     1999...........................................................     573,309
     2000...........................................................     550,200
     2001...........................................................   8,773,600
     Later years....................................................     457,000
                                                                     -----------
                                                                     $17,453,175
                                                                     ===========

NOTE 5. LEASE COMMITMENTS AND TOTAL RENT EXPENSE

  The Company has an operating lease for its corporate headquarters, which expires August 31, 2005. In addition to minimum annual rentals, the lease requires the payment of operating costs of the building based on its pro rata share of the building. The Company also leases other office facilities and equipment under various operating leases.

  The total minimum rental commitment at August 31, 1996 under the operating leases is as follows:

     During the year ending August 31:
      1997......................................................... $ 1,412,000
      1998.........................................................   1,290,000
      1999.........................................................   1,130,000
      2000.........................................................   1,078,000
      2001.........................................................     891,000
      Thereafter...................................................   5,631,000
                                                                    -----------
                                                                    $11,432,000
                                                                    ===========

  The total rental expense for 1996, 1995, and 1994 was approximately $1,528,000, $1,312,000, and $1,225,000, respectively.

NOTE 6. INCOME TAXES

  The provision for income taxes charged to operations for 1996, 1995, and 1994 consists of the following:

                                                   1996      1995       1994
                                                 -------- ----------  ---------
   Current tax expense.......................... $885,610 $1,115,586  $ 308,702
   Deferred tax expense.........................   90,000   (813,000)  (171,512)
                                                 -------- ----------  ---------
                                                 $975,610 $  302,586  $ 137,190
                                                 ======== ==========  =========

              TELECOM*USA PUBLISHING GROUP, INC. AND SUBSIDIARIES

NOTE 6. INCOME TAXES--(CONTINUED)

  The income tax provision differs from the amount of income tax determined by applying the U.S. Federal income tax rate to pretax income for 1996, 1995, and 1994 due to the following:

                                1996              1995              1994
                           ---------------- ----------------- -----------------
                                      % OF              % OF              % OF
                            DOLLAR   PRETAX  DOLLAR    PRETAX  DOLLAR    PRETAX
                            AMOUNT   INCOME  AMOUNT    INCOME  AMOUNT    INCOME
                           --------  ------ ---------  ------ ---------  ------
Computed "expected"
 federal income tax
 expense.................. $724,676    35%  $ 256,269    35%  $ 352,593    35%
Increase (decrease) in
 income taxes resulting
 from:
  State income taxes, net
   of federal tax
   benefit................   71,656     3      96,866    13      60,445     6
  Meals and
   entertainment..........   74,724     4      59,767     8      20,920     2
  Minority interest in net
   loss of consolidated
   limited liability
   subsidiary.............  114,529     6       5,586     1         --    --
  Additional deferred
   income taxes after
   reclassification of
   intangibles to deferred
   income taxes...........      --    --          --    --     (396,907)  (39)
  Other...................   (9,975)   (1)   (115,902)  (16)    100,139    10
                           --------   ---   ---------   ---   ---------   ---
                           $975,610    47%  $ 302,586    41%  $ 137,190    14%
                           ========   ===   =========   ===   =========   ===

NOTE 7. LOAN INDUCEMENT FEE

  The Company had previously agreed to pay a fee of 1/2% of cash revenues to three individuals on a monthly basis as compensation for previous financing provided such individuals. Two of these individuals are stockholders of the Company and one of these individuals is on the Company's Board of Directors. The fee was to be paid through October 31, 2000. For 1996, 1995, and 1994, the loan inducement fee expense was approximately none, $190,000, and $153,000, respectively, which is included in interest expense.

  In August 1995, the Company's Board of Directors adopted a resolution to prepay the fee according to a formula contained in the original agreement. Therefore, the remaining liability of $1,330,000 was recorded at August 31, 1995. The payment of the remaining liability was made during the year ended August 31, 1996.

NOTE 8. STOCKHOLDER AGREEMENTS

  The common stockholders of the Company have entered into a stockholder agreement that provides for the following:

  --The stockholders may not sell, transfer, or pledge their stock without first offering it to the Company, and secondly to the other stockholders, at fair market value.

  --Any gift of the stock must be approved by the Company and will be subject to the terms of the stockholder agreement. The gift may be made to a spouse, child of the stockholder or to a charitable organization or private foundation.

  --Upon the death of a stockholder, any transferee of the stock will be subject to the terms of the stockholder agreement.

  --Each stockholder has co-sale rights.

  --Each stockholder has piggyback rights upon a registration of the stock.

  --Written action of 51% of the stock may amend or cancel the agreement.

              TELECOM*USA PUBLISHING GROUP, INC. AND SUBSIDIARIES

NOTE 9. RETIREMENT AND BONUS PLAN

  The Company has a 401(k) Profit Sharing Plan for those employees who have completed one year of service and who are at least 18 years of age. The plan provides for contributions in such amounts as the Board of Directors may annually determine. The amount charged to expense during 1996, 1995, and 1994 was approximately $117,500, $80,000, and $56,000, respectively. The contributions for 1995 and 1994 have been made with the Company's common stock. The Company plans to make the 1996 contribution with cash.

  In the event a terminated plan participant desires to sell his or her shares of the Company's stock, or if certain employees elect to diversify their account balances, the Company may be required to purchase the shares from the participant at their fair market value. To the extent that shares of common stock held by the 401(k) profit-sharing plan are not readily traded, a sponsor must reflect the maximum cash obligation related to those securities outside of stockholders' equity. As of August 31, 1996, 38,273 shares held by the 401(k) profit-sharing plan, at a fair value of $5.75 per share, have been reclassified from stockholder's equity to liabilities.

  The Company has bonus plans for substantially all of its nonsales personnel based on obtaining certain profitability goals. These bonuses totaled approximately $720,000, $471,000, and $362,000 for 1996, 1995, and 1994,
respectively.

NOTE 10. STOCK OPTION PLAN AND STOCK PURCHASE WARRANTS

  The Company has adopted a qualified stock option plan with 800,000 shares of common stock reserved for the grant of options to key employees and directors. Option prices will be the fair market value of the common stock on the date options are granted. The options primarily vest over a 54-month period and must be exercised within seven years from the date of grant. The following table summarizes the options to purchase shares of the Company's common stock:

                                                           SHARES   OPTION PRICE
                                                          --------  ------------
Outstanding, August 31, 1993.............................  490,800  $1.00-$3.00
  Granted................................................   18,900   1.00- 3.30
  Exercised..............................................     (925)  1.00
  Cancelled..............................................   (9,925)  1.00- 3.00
                                                          --------
Outstanding, August 31, 1994.............................  498,850   1.00- 3.50
  Granted................................................  265,600   4.50- 4.95
  Exercised..............................................  (14,175)  1.00- 3.00
  Cancelled..............................................  (20,775)  1.00- 4.50
                                                          --------
Outstanding, August 31, 1995.............................  729,500   1.00- 4.95
  Granted................................................   28,050   5.75
  Exercised.............................................. (182,300)  1.00- 4.50
  Cancelled..............................................  (21,400)  3.00- 5.75
                                                          --------
Outstanding, August 31, 1996.............................  553,850   1.00- 5.75
                                                          ========

                                                          1996    1995    1994
                                                         ------- ------- -------
Options exercisable, end of year........................ 251,900 384,300 245,325
                                                         ======= ======= =======
Available for grant, end of year........................  48,750  55,400     625
                                                         ======= ======= =======

              TELECOM*USA PUBLISHING GROUP, INC. AND SUBSIDIARIES

NOTE 10. STOCK OPTION PLAN AND STOCK PURCHASE WARRANTS--(CONTINUED)

  In connection with previous financing provided by three individuals (see
Note 7), the Company issued three stock purchase warrants enabling the holders to purchase 488,650 shares of common stock at an exercise price of $.01 per share. The stock purchase warrants are exercisable through November 20, 2000.

  All vested options and stock purchase warrants were exercised prior to the acquisition of the Company by McLeod, Inc. on September 20, 1996. (See Note
14).

NOTE 11. RESTRUCTURING LOSS

  In January 1994, the Company restructured Telecom*USA Neighborhood Directories, Inc. Previously it published eleven neighborhood directories in the Chicago, Illinois area. The Company has decided to keep certain market areas and produce two directories similar to the Company's other products. The expense included in 1994 includes previously deferred expenses on books which will no longer be published and a write-down of the purchased customer list and agreement not-to-compete.

NOTE 12. CHANGE IN ACCOUNTING ESTIMATE

  During the year ended August 31, 1996, the Company evaluated the turnover of its customer lists and determined that a 15-year life was more appropriate than the 3-10 year life it was presently using. The effect of this change was to increase net income for 1996 by approximately $781,000, equal to $0.23 per average common share outstanding.

NOTE 13. COMMITMENT TO PURCHASE EQUIPMENT

  During the year ended August 31, 1996, the Company has capitalized approximately $200,000 related to a telephone sales force automation project. The Company estimates it will cost approximately $1,100,000 to complete the project.

NOTE 14. REORGANIZATION OF COMPANY AND SUBSEQUENT EVENTS

  On September 20, 1996 the Company was acquired by McLeod, Inc. pursuant to an Agreement and Plan of Reorganization. Under the Agreement, the Company was merged into McLeod Reverse Merging Co., a wholly owned subsidiary of McLeod, Inc. with the Company as the surviving corporation. Immediately after the merger each share of the Company was converted into the right to receive $12.75 in cash. This acquisition resulted in a total purchase price of approximately $75.7 million. This purchase price consisted of approximately $74.1 million in cash and $1.6 million resulting from McLeod, Inc. entering into a deferred compensation program with all holders of non-vested options to purchase shares of the Company's common stock. Prior to the acquisition all debentures discussed in Note 4 were converted into common stock and all vested stock options and stock purchase warrants discussed in Note 10 were exercised.

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Consolidated Communications Inc.:

  We have audited the accompanying consolidated balance sheets of CONSOLIDATED COMMUNICATIONS INC. AND SUBSIDIARIES as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Consolidated Communications Inc. and Subsidiaries as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Chicago, Illinois March 14, 1997

            CONSOLIDATED COMMUNICATIONS, INC. AND SUBSIDIARIES

                        CONSOLIDATED BALANCE SHEETS

                                                            DECEMBER 31,
                                           MARCH 31   -------------------------
                                             1997         1996         1995
                                         ------------ ------------ ------------
                                         (UNAUDITED)
                 ASSETS
CURRENT ASSETS
 Cash and cash equivalents.............. $  2,945,409 $  7,138,847 $ 11,429,936
 Securities, at market value............   19,160,261   18,844,130   20,136,683
 Government agency securities and
  municipal bonds.......................          --           --     6,999,553
 Accounts receivable, net of allowance
  of $6,756,390, $6,526,319 and
  $8,298,064, respectively..............   65,910,176   60,939,615   50,770,132
 Notes receivable.......................          --       488,222      336,821
 Interest receivable....................      791,212      107,502      165,296
 Materials and supplies, at average
  cost..................................    1,675,820    2,207,305    1,769,770
 Current deferred charges...............    8,027,890    5,906,719    4,143,074
 Other current assets...................    1,758,578    1,346,194    1,613,169
                                         ------------ ------------ ------------
   TOTAL CURRENT ASSETS.................  100,269,346   96,978,534   97,364,434
                                         ------------ ------------ ------------
INVESTMENTS
 Long-term notes receivable.............      474,576      540,823      700,998
 Intangible assets, net.................   22,535,940   23,343,126   14,339,770
 Other investments, at market value.....   32,788,798   32,056,795   23,887,580
                                         ------------ ------------ ------------
   TOTAL INVESTMENTS....................   55,799,314   55,940,744   38,928,348
                                         ------------ ------------ ------------
OTHER NONCURRENT ASSETS.................    3,010,293    3,490,175    2,480,379
                                         ------------ ------------ ------------
PROPERTY, PLANT AND EQUIPMENT
 Property, plant and equipment in
  service and under construction........  291,021,514  286,361,288  254,359,637
 Less accumulated depreciation..........  145,638,094  140,102,870  130,432,019
                                         ------------ ------------ ------------
 Net property, plant and equipment......  145,383,420  146,258,418  123,927,618
                                         ------------ ------------ ------------
   TOTAL ASSETS......................... $304,462,373 $302,667,871 $262,700,779
                                         ============ ============ ============
     LIABILITIES AND CAPITALIZATION
CURRENT LIABILITIES
 Current maturities of long-term debt... $  5,805,126 $  5,805,126 $  1,113,749
 Accounts payable.......................   14,573,446   19,116,618   19,261,043
 Advance billings and deferred
  revenues..............................    8,383,510    7,858,796    3,045,917
 Accrued payroll and payroll related
  liabilities...........................    8,785,202   10,909,040    9,125,009
 Accrued network access costs...........    5,472,588    5,371,757    4,480,231
 Other accrued liabilities..............   14,180,058   11,871,570   14,234,761
 Short-term notes payable...............   11,062,000    9,062,000    1,401,000
 Deferred income taxes..................    3,537,676    2,984,938      202,143
 Other current liabilities..............      174,934      237,208      947,358
                                         ------------ ------------ ------------
   TOTAL CURRENT LIABILITIES............   71,974,540   73,217,053   53,811,211
                                         ------------ ------------ ------------
DEFERRED CREDITS
 Deferred pension liability.............   13,111,256   12,245,570   12,977,848
 Unamortized investment tax credits.....    2,060,367    2,137,578    2,446,418
 Deferred income taxes, net.............   17,264,222   17,274,155   15,282,529
 Regulatory liabilities, net............       56,986      126,940      338,652
 Other deferred credits.................    7,582,440    6,936,064    3,578,107
                                         ------------ ------------ ------------
   TOTAL DEFERRED CREDITS...............   40,075,271   38,720,307   34,623,551
                                         ------------ ------------ ------------
CAPITALIZATION
 Long-term debt, excluding current
  maturities............................   60,825,233   61,366,056   57,625,668
                                         ------------ ------------ ------------
 Preferred stock........................   20,169,100   20,169,100   20,169,100
                                         ------------ ------------ ------------
 Minority interest......................      861,067      534,215      298,921
                                         ------------ ------------ ------------
 Stockholders' equity
  Common stock, par value $5; 5,000,000
   shares authorized, 1,559,149 shares
   issued and outstanding...............    7,795,745    7,795,745    7,795,745
  Retained earnings.....................   98,573,625   96,670,266   85,177,943
  Unrealized investment gain............    4,187,792    4,195,129    3,198,640
                                         ------------ ------------ ------------
   TOTAL STOCKHOLDERS EQUITY............  110,557,162  108,661,140   96,172,328
                                         ------------ ------------ ------------
   TOTAL CAPITALIZATION.................  192,412,562  190,730,511  174,266,017
                                         ------------ ------------ ------------
   TOTAL LIABILITIES AND
    CAPITALIZATION...................... $304,462,373 $302,667,871 $262,700,779
                                         ============ ============ ============

  The accompanying notes to consolidated financial statements are an integral part of these statements.

            CONSOLIDATED COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF INCOME

                           THREE MONTHS ENDED             YEARS ENDED DECEMBER 31,
                         ------------------------  ----------------------------------------
                          MARCH 31,    MARCH 31,
                            1997         1996          1996          1995          1994
                         -----------  -----------  ------------  ------------  ------------
                               (UNAUDITED)
Revenue................. $63,400,645  $56,926,903  $250,974,186  $217,789,132  $187,436,202
Operating expenses:
  Cost of service.......  32,280,480   28,679,681   123,952,129   109,390,255    92,570,958
  Selling, general and
   administrative.......  20,106,261   17,611,458    79,714,187    64,521,699    55,787,926
  Depreciation and
   amortization.........   6,074,180    5,104,608    22,517,234    20,441,922    18,277,593
                         -----------  -----------  ------------  ------------  ------------
    Total operating
     expenses...........  58,460,921   51,395,747   226,183,550   194,353,876   166,636,477
                         -----------  -----------  ------------  ------------  ------------
    Operating income....   4,939,724    5,531,156    24,790,636    23,435,256    20,799,725
Nonoperating income
 (expense):
  Interest income.......     737,651      312,272       909,505     2,000,271     1,554,537
  Interest (expense)....  (1,362,570)  (1,261,799)   (4,689,023)   (4,551,631)   (2,729,733)
  Gain on sale of
   securities...........     347,882      243,631     2,798,154       939,332    14,052,816
  Other income..........      21,881      118,791       141,990       187,428           --
                         -----------  -----------  ------------  ------------  ------------
    Total nonoperating
     income (expense)...    (255,156)    (587,105)     (839,374)   (1,424,600)   12,877,620
                         -----------  -----------  ------------  ------------  ------------
    Income before income
     taxes..............   4,684,568    4,944,051    23,951,262    22,010,656    33,677,345
Income taxes............   1,835,096    2,049,291     8,861,559     7,718,767    13,150,814
                         -----------  -----------  ------------  ------------  ------------
    Net income..........   2,849,472    2,894,760    15,089,703    14,291,889    20,526,531
Preferred dividends.....     427,702      427,702     1,710,810     1,845,258        97,416
                         -----------  -----------  ------------  ------------  ------------
    Net income available
     to common stock.... $ 2,421,770  $ 2,467,058  $ 13,378,893  $ 12,446,631  $ 20,429,115
                         ===========  ===========  ============  ============  ============
Earnings per common
 share.................. $      1.55  $      1.58  $       8.58  $       7.98  $       9.26
                         ===========  ===========  ============  ============  ============
Weighted average common
 shares outstanding.....   1,559,149    1,559,149     1,559,149     1,559,149     2,207,246
                         ===========  ===========  ============  ============  ============

  The accompanying notes to consolidated financial statements are an integral part of these statements

            CONSOLIDATED COMMUNICATIONS, INC. AND SUBSIDIARIES

        CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

           FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

          AND THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)

                                                               UNREALIZED
                           COMMON      PAID-IN     RETAINED    INVESTMENT
                            STOCK      CAPITAL     EARNINGS       GAIN        TOTAL
                         -----------  ----------  -----------  ----------  ------------
Balance, January 1,
 1994................... $11,336,995  $5,191,850  $66,532,660  $      --   $ 83,061,505
Add (Deduct):
  Net income............         --          --    20,526,531         --     20,526,531
  Dividends paid:
    Common..............         --          --    (2,267,399)        --     (2,267,399)
    Preferred...........         --          --       (97,416)        --        (97,416)
  Preferred stock
   recapitalization (See
   Note 6)..............  (3,541,250) (5,191,850) (10,248,000)        --    (18,981,100)
  Unrealized gain on
   securities (See Note
   7)...................         --          --           --    2,225,027     2,225,027
                         -----------  ----------  -----------  ----------  ------------
Balance, December 31,
 1994...................   7,795,745         --    74,446,376   2,225,027    84,467,148
Add (Deduct):
  Net income............         --          --    14,291,889         --     14,291,889
  Dividends paid:
    Common..............         --          --    (1,715,064)        --     (1,715,064)
    Preferred...........         --          --    (1,845,258)        --     (1,845,258)
  Unrealized gain on
   securities (See Note
   7)...................         --          --           --      973,613       973,613
                         -----------  ----------  -----------  ----------  ------------
Balance, December 31,
 1995...................   7,795,745         --    85,177,943   3,198,640    96,172,328
Add (Deduct):
  Net income............         --          --    15,089,703         --     15,089,703
  Dividends paid:
    Common..............         --          --    (1,886,570)        --     (1,886,570)
    Preferred...........         --          --    (1,710,810)        --     (1,710,810)
  Unrealized gain on
   securities (See Note
   7)...................         --          --           --      996,489       996,489
                         -----------  ----------  -----------  ----------  ------------
Balance, December 31,
 1996...................   7,795,745         --    96,670,266   4,195,129   108,661,140
Add (Deduct):
  Net income
   (Unaudited)..........         --          --     2,849,472         --      2,849,472
  Dividends paid
   (Unaudited):
    Common..............         --          --      (518,411)        --       (518,411)
    Preferred...........         --          --      (427,702)        --       (427,702)
  Unrealized gain on
   securities
   (Unaudited)..........         --          --           --       (7,337)       (7,337)
                         -----------  ----------  -----------  ----------  ------------
Balance, March 31, 1997
 (Unaudited)............ $ 7,795,745         --   $98,573,625  $4,187,792  $110,557,162
                         ===========  ==========  ===========  ==========  ============

  The accompanying notes to consolidated financial statements are an integral part of these statements

            CONSOLIDATED COMMUNICATIONS, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                            THREE MONTHS ENDED           YEARS ENDED DECEMBER 31,
                         -------------------------  -------------------------------------
                          MARCH 31,    MARCH 31,
                            1997          1996         1996         1995         1994
                         -----------  ------------  -----------  -----------  -----------
                               (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income............  $ 2,849,472  $  2,894,760  $15,089,703  $14,291,889  $20,526,531
 Add (deduct)
  adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities:
 Depreciation and
  amortization.........    6,074,180     5,104,608   22,517,234   20,441,921   18,277,591
 Non-cash gain on
  investment...........     (323,468)    1,032,869    2,289,042    1,471,231   (9,143,512)
 Other noncurrent
  assets...............      479,882      (270,147)  (1,009,796)      68,635     (859,920)
 Deferred income
  taxes................      542,805       407,046    4,774,421   (1,792,817)  (1,699,061)
 Other deferred
  credits, net.........    1,434,851     1,940,180    2,316,842    1,460,330    1,844,707
 Changes in current
  assets and
  liabilities other
  than cash:
  Accounts and notes
   receivable..........   (4,482,339)     (650,762) (10,160,709)  (6,749,891)  (9,880,486)
  Interest receivable..     (683,710)       52,356       57,794     (121,747)      22,238
  Accounts payable.....   (4,543,172)       45,176     (144,425)  (4,040,611)    (258,783)
  Advanced billings and
   deferred revenues...      524,714     1,774,056    4,812,879   (2,584,228)    (180,039)
  Accrued liabilities..      285,481       822,133      312,366    8,664,567    5,205,506
  Other, net...........   (1,741,199)   (3,021,074)  (2,620,773)    (252,412)   1,239,677
                         -----------  ------------  -----------  -----------  -----------
   NET CASH PROVIDED BY
    OPERATING
    ACTIVITIES.........      417,497    10,131,201   38,234,578   30,856,867   25,094,449
CASH FLOWS USED IN
 INVESTING ACTIVITIES:
 Construction
  expenditures, net....   (4,391,996)  (10,723,085) (39,501,999) (24,452,192) (27,533,833)
 Investment in
  government agency
  securities and
  municipal bonds......          --      6,999,553    6,999,553   (6,787,247)   3,496,757
 Investment in cellular
  radio................       43,744      (241,411)  (2,190,654)    (771,015)    (881,944)
 Acquisition of
  intangible assets....          --    (13,099,391) (14,349,391)  (7,955,103)  (3,750,000)
 Other.................     (775,747)   (2,433,136)  (5,978,561)      28,091      121,729
                         -----------  ------------  -----------  -----------  -----------
   NET CASH USED IN
    INVESTING
    ACTIVITIES.........   (5,123,999)  (19,497,470) (55,021,052) (39,937,466) (28,547,291)
CASH FLOWS PROVIDED BY
 FINANCING ACTIVITIES:
 Issuance (retirements)
  of short-term notes
  payable, net.........    2,000,000       600,000    7,661,000   (1,808,992)  (7,307,530)
 Issuance/acquisition
  of long-term debt....          --     18,000,000   18,000,000   23,101,700   12,150,000
 Retirements of long-
  term debt............     (540,823)   (8,488,574)  (9,568,235)  (1,054,020)  (3,780,509)
 Common dividends
  paid.................     (518,411)     (471,643)  (1,886,570)  (1,715,064)  (2,267,399)
 Preferred dividends
  paid.................     (427,702)     (427,702)  (1,710,810)  (1,845,258)     (97,416)
                         -----------  ------------  -----------  -----------  -----------
   NET CASH PROVIDED BY
    FINANCING
    ACTIVITIES.........      513,064     9,212,081   12,495,385   16,678,366   (1,302,854)
Net increase (decrease)
 in cash and cash
 equivalents...........   (4,193,438)     (154,188)  (4,291,089)   7,597,767   (4,755,696)
Cash and cash
 equivalents at
 beginning of year.....    7,138,847    11,429,936   11,429,936    3,832,169    8,587,865
                         -----------  ------------  -----------  -----------  -----------
Cash and cash
 equivalents at end of
 year..................  $ 2,945,409  $ 11,275,748  $ 7,138,847  $11,429,936  $ 3,832,169
                         ===========  ============  ===========  ===========  ===========
SUPPLEMENTAL
 DISCLOSURES OF CASH
 FLOW INFORMATION:
CASH PAID DURING THE
 YEAR FOR:
 Interest (net of
  amount capitalized)..  $   827,738  $    995,826  $ 5,381,578  $ 3,987,249  $ 2,581,771
                         ===========  ============  ===========  ===========  ===========
 Income taxes..........  $   150,520  $    636,764  $ 8,285,102  $10,987,810  $ 9,982,212
                         ===========  ============  ===========  ===========  ===========

  The accompanying notes to consolidated financial statements are an integral part of these statements

            CONSOLIDATED COMMUNICATIONS INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) BUSINESS ORGANIZATION:

  Consolidated Communications Inc. (the "Company" or "CCI") is a privately-held group of communications-related enterprises. CCI was formed in 1984 when the stockholders of Illinois Consolidated Telephone Company ("ICTC") exchanged their stock for stock in CCI, and ICTC became a wholly-owned subsidiary of CCI. The Company has expanded by developing several start-up subsidiaries and by strategic acquisitions. Following is a brief description of the subsidiaries (all wholly-owned) of CCI.

  Illinois Consolidated Telephone Company--Began operations as Mattoon Telephone Company in 1894, and provides local telephone service to over 88,000 customers in 3,000 square miles of rural Central Illinois. Operations are subject to regulation by the Illinois Commerce Commission and the Federal Communications Commission.

  Consolidated Communications Telecom Services Inc. ("CCTS")--Former separate subsidiaries, Central Communications Company (CCC), Consolidated Network Inc.
(CNI), Consolidated Communications Mobile Services Inc. (CCMS), Midwest Fibernet Inc. (MFI), and a former division of CCI, Consolidated Communications Business Systems (CCBS) were legally merged in 1996, forming CCTS. For operating purposes, this organization also includes ICTC, Consolidated Communications Operator Services ("CCOS") and Consolidated Communications Public Services ("CCPS"), although ICTC, CCOS, and CCPS remain separate legal entities. CCTS's major product streams currently offered include local service (ICTC and Operation First Choice (OFC), CCI's nonregulated local and long distance product offering); wireless (cellular and paging), business systems (PBX, key systems, centrex, wiring and data equipment); carrier services (private line, carrier direct termination, and 800 origination); university services (retail and wholesale); long distance services (1+ calling, toll free service, calling card); data network services (private line, frame relay, internet); operator services (see CCOS); and inmate services/public communications (see CCPS).

  Consolidated Communications Directories Inc. ("CCD")--CCD was formed as a subsidiary of CCI in 1985 to publish yellow page telephone directories for small and medium size independent telephone companies. CCD has evolved to a full service publisher of paper and electronic products, representing its own product and other independent publisher products.

  Consolidated Market Response Inc. ("CMR")--Formed as a subsidiary in 1988, CMR (formerly Consolidated Telemarketing of America Inc.) is an integrated marketing support company offering its clients a wide array of services. CMR's client base and product mix have migrated from primarily telecommunications companies providing outbound/inbound teleservices to more diverse industries offering integrated market support services including teleservices, fulfillment and data base management.

  Consolidated Communications Operator Services Inc.--CCOS was created in 1988 to provide operator services to regional long distance companies. Other products offered include message services and directory advertising services.

  Consolidated Communications Public Services Inc.--CCPS began operations in 1989. CCPS's primary business is provision of telephone services to Illinois state prisons. Current contracts with the State of Illinois Department of Corrections expire in 1998, with mutual provisions for a two year extension through 2000. Other business activities include competitive payphone services and telephone services to the major county inmate facilities in CCI's operating territory.

            CONSOLIDATED COMMUNICATIONS INC. AND SUBSIDIARIES

  Consolidated Communications Systems & Services Inc. ("CCSS")--CCSS was formed in 1994 to serve the information technology needs of CCI's switch-based service providers and to provide end-to-end billing and operational support systems and services to the communications industry through strategic relationships. Since mid-1995, CCSS has pursued the development of software that would meet the current and anticipated needs of the converging communications industry.

  In addition to the wholly-owned subsidiaries described above, CCI has controlling investments in Greene County Partners, Inc. and CCD/Scripps, L.L.C. Greene County Partners, Inc. (85.23% ownership) provides cable TV services to over 16,000 subscribers in rural South Central Illinois (home office located in Springfield) and Benton Harbor, Michigan. CCD/Scripps, L.L.C. (85% ownership) sells advertising in and publishes non-utility directories in the geographic regions where Scripps Howard, Inc. or its affiliates operate.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 (a) Principles of Consolidation--

  These financial statements have been consolidated to include the accounts of CCI, its wholly-owned subsidiaries, ICTC, CCTS, CCD, CMR, CCOS, CCPS, and CCSS and its controlling investments in CCD/Scripps, L.L.C. and Greene County Partners, Inc. ICTC is represented under "Telephone" and CCD is represented under "Directory." CCTS's long distance and competitive local service product lines and CCPS are represented under "Long Distance" while CCTS's business systems product line and all other subsidiaries make up "Other Telecommunications." Significant intercompany accounts and transactions have been eliminated in consolidation.

 (b) Use of Estimates--

  The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 (c) Regulatory Accounting--

  ICTC prepares its financial statements in accordance with the provisions of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" ("Statement No. 71"). The provisions of Statement No. 71 require, among other things, that regulated enterprises reflect rate actions of regulators in their financial statements, when appropriate. These rate actions can provide reasonable assurance of the existence of an asset, reduce or eliminate the value of an asset, or impose a liability on a regulated enterprise. Statement No. 71 also specifies that the actions of a regulator can eliminate only liabilities imposed by the regulator.

 (d) Cash and Cash Equivalents--

  Cash and cash equivalents include cash and those short-term, highly liquid investments with an original maturity of three months or less.

            CONSOLIDATED COMMUNICATIONS INC. AND SUBSIDIARIES

 (e) Property, Plant and Equipment--

  Property, plant and equipment, which is stated at cost is summarized as follows:

                                                         1996          1995
                                                     ------------  ------------
Regulated operations:
Telephone plant--
  In service........................................ $186,864,240  $181,624,525
  Under construction................................    3,348,983     2,240,075
                                                     ------------  ------------
                                                      190,213,223   183,864,600
                                                     ------------  ------------
Accumulated depreciation............................  (97,831,250)  (96,952,143)
                                                     ------------  ------------
Total regulated operations..........................   92,381,973    86,912,457
                                                     ------------  ------------
Nonregulated operations.............................   96,148,065    70,495,037
Accumulated depreciation............................  (42,271,620)  (33,479,876)
                                                     ------------  ------------
Total nonregulated operations.......................   53,876,445    37,015,161
                                                     ------------  ------------
Property, plant and equipment, net.................. $146,258,418  $123,927,618
                                                     ============  ============

  When regulated property, plant and equipment are retired, the original cost, net of salvage, is charged against accumulated depreciation. The cost of maintenance and repairs of property, plant and equipment including the cost of replacing minor items not constituting substantial betterments is charged to operating expense.

  When nonregulated property, plant and equipment are retired, the original cost and accumulated depreciation are removed from the accounts and any resultant gain or loss is included in income.

 (f) Depreciation--

  The provision for depreciation of telephone plant is based upon remaining life rates for plant placed in service through 1980 and equal life group rates for property additions placed in service after 1980. The regulated provision is equivalent to annual composite rates of 5.54% and 5.83% for 1996 and 1995, respectively.

  The provision for depreciation of nonregulated property, plant and equipment is recorded utilizing the straight-line method based on useful lives. The average useful lives for assets included in nonregulated property, plant and equipment are as follows:

     Buildings......................................................... 20 years
     Fiber cable....................................................... 15 years
     Rights-of-way and switching equipment............................. 10 years
     Optronics, test equipment and office furniture....................  5 years
     Computers.........................................................  3 years

  The Company's overall provision is equivalent to annual composite rates of 6.76% and 6.96% for 1996 and 1995, respectively.

            CONSOLIDATED COMMUNICATIONS INC. AND SUBSIDIARIES

 (g) Income Taxes--

  CCI and its subsidiaries file a consolidated Federal income tax return.

  The components of the income tax provision charged to expense are as follows:

                                             1996        1995         1994
                                          ----------  -----------  -----------
Current--
  Federal................................ $4,134,261  $ 8,702,277  $ 7,797,730
  State..................................    596,938    1,810,773    1,886,204
Deferred--
  Federal................................  3,463,538   (2,574,569)   3,179,888
  State..................................    975,662      124,388      638,137
Deferred, investment tax credits--
  Amortized..............................   (308,840)    (344,102)    (351,145)
                                          ----------  -----------  -----------
                                          $8,861,559  $ 7,718,767  $13,150,814
                                          ==========  ===========  ===========
Recorded as expense (benefit) applicable
 to--
    Telephone operations (including
     nonoperating)                        $3,396,948  $ 2,611,728  $ 2,850,506
    Nonregulated operations..............  4,869,383    5,167,390    4,816,247
    Parent...............................    595,228      (60,351)   5,484,061
                                          ----------  -----------  -----------
                                          $8,861,559  $ 7,718,767  $13,150,814
                                          ==========  ===========  ===========

  The components of the deferred income tax provision arising from temporary differences are as follows:

                                                          1996        1995
                                                       ----------  -----------
Tax deductions over (under) book expenses--
  Accelerated tax depreciation methods, net........... $1,002,496  $   244,914
  Bad debts...........................................    803,378   (1,000,797)
  Pension and early retirement expenses...............    443,310      397,853
  Other differences in telephone expense recognition
   for tax purposes...................................   (118,597)  (1,071,661)
  Differences in investment gain recognition..........    (35,792)  (1,022,679)
  Differences in revenue recognition..................  1,839,603      624,020
  Differences in recognition of partnership
   investments........................................     65,694      315,787
  Other, net..........................................    439,108     (937,618)
                                                       ----------  -----------
                                                       $4,439,200  $(2,450,181)
                                                       ==========  ===========

  The following is a reconciliation between the statutory federal income tax rate for each of the past two years and the Company's overall effective tax rate:

                                                              1996  1995  1994
                                                              ----  ----  ----
Statutory federal income tax rate............................ 35.0% 35.0% 35.0%
  State income taxes, net of federal benefit.................  4.1   6.2   5.0
  Reduction in tax expense due to amortization of investment tax credits............................................... (1.2) (1.4) (1.0)
  Other...................................................... (0.9) (4.6)  --
                                                              ----  ----  ----
Effective overall income tax rate............................ 37.0% 35.2% 39.0%
                                                              ====  ====  ====

               CONSOLIDATED COMMUNICATIONS INC. AND SUBSIDIARIES

  The temporary differences which give rise to significant portions of the net deferred tax liability at December 31, 1996 and 1995 are as follows:

                                                        1996          1995
                                                    ------------  ------------
Deferred income tax assets (liabilities) related
 to:
  Pension and early retirement expenses............ $  5,386,594  $  5,772,862
  Investment tax credits...........................    1,316,669     1,500,323
  Computer software................................    1,665,170     1,725,254
  Bad debts........................................    2,002,630     2,806,008
  Depreciable property.............................  (18,158,686)  (17,058,972)
  Differences in recognition of partnership
   investments.....................................   (3,533,503)   (3,467,811)
  Differences in recognition of gain on
   investments.....................................   (6,386,915)   (6,112,811)
  Other differences in expense recognition.........    6,926,686     6,988,610
  Other differences in revenue recognition.........   (9,477,738)   (7,638,135)
                                                    ------------  ------------
Net deferred income tax liability.................. $(20,259,093) $(15,484,672)
                                                    ============  ============

 (h) Pension Costs and Other Postretirement Benefits--

  The Company maintains noncontributory defined pension and death benefit plans covering substantially all salaried and hourly employees. The pension benefit formula used in the determination of pension cost is based on the highest five consecutive calendar years' base earnings within the last ten calendar years immediately preceding retirement or termination. It is the Company's policy to fund pension costs as they accrue subject to any applicable Internal Revenue Code limitations.

  The components of pension costs for 1996, 1995 and 1994 are as follows:

                                           1996         1995         1994
                                        -----------  -----------  -----------
Service costs--benefits earned during
 the period............................ $ 2,195,383  $ 1,738,239  $ 1,787,867
Interest cost on projected benefit
 obligation............................   3,326,721    3,050,052    2,801,672
Actual return on plan assets...........  (6,468,343)  (8,542,802)     (49,950)
Net amortization and deferral..........   3,186,464    5,754,649   (2,857,495)
                                        -----------  -----------  -----------
  Net pension cost..................... $ 2,240,225  $ 2,000,138  $ 1,682,094
                                        ===========  ===========  ===========

  The funded status of the pension plans as of December 31, 1996 and 1995, is as follows:

                                                        1996         1995
                                                     -----------  -----------
Actuarial present value of accumulated benefit
 obligation
  Vested............................................ $45,744,319  $42,606,282
  Nonvested.........................................   1,431,151    1,021,150
                                                     -----------  -----------
    Total...........................................  47,175,470   43,627,432
Additional benefits.................................  12,320,128   10,745,140
                                                     -----------  -----------
Actuarial present value of projected benefit
 obligation.........................................  59,495,598   54,372,572
Plan assets at fair value...........................  55,256,640   48,313,867
                                                     -----------  -----------
Projected benefit obligation in excess of plan
 assets.............................................   4,238,958    6,058,705
Unrecognized transition obligation..................    (130,928)    (142,794)
Unrecognized prior service cost.....................  (4,793,573)  (5,008,336)
Unrecognized gain on assets.........................  12,931,113   12,070,273
                                                     -----------  -----------
    Accrued liability for pensions.................. $12,245,570  $12,977,848
                                                     ===========  ===========

               CONSOLIDATED COMMUNICATIONS INC. AND SUBSIDIARIES

  The assets of the plans consist principally of equity and fixed income securities. Actuarial assumptions used to calculate the projected benefit obligation were a 6% discount rate for 1996 and 1995 and 6.5% for 1994 and an estimated 5% future compensation level increase in 1996, 1995 and 1994. The assumed long-term rate of return on plan assets was 7% for 1996, 1995 and 1994.

  In addition to providing pension benefits, the Company provides an optional retiree medical program to its salaried and union retirees and spouses under age 65 and life insurance coverage for the salaried retirees. All retirees are required to contribute to the cost of their medical coverage while the salaried life insurance coverage is provided at no cost to the retiree. Cash payments were approximately $231,000, $315,000 and $223,000 in 1996, 1995 and
1994, respectively.

  The components of postretirement benefit costs for 1996, 1995 and 1994 are as follows:

                                                  1996       1995       1994
                                               ---------- ---------- ----------
Service costs--benefits and earned during the
 period......................................  $  571,820 $  501,315 $  508,917
Interest cost on projected benefit
 obligation..................................     540,089    514,913    466,206
Actual return on plan assets.................         --         --         --
Net amortization and deferral................     373,737    370,734    387,463
                                               ---------- ---------- ----------
  Net postretirement benefit cost............  $1,485,646 $1,368,962 $1,362,586
                                               ========== ========== ==========

  The funded status of the postretirement benefit plans as of December 31, 1996 and 1995 is as follows:

                                                        1996         1995
                                                     -----------  -----------
Fair value of plan assets........................... $       --   $       --
Accumulated benefit obligation:
  Retirees and beneficiaries........................   2,044,545    2,333,879
  Fully eligible active employees...................     948,280      894,604
  Other active employees............................   6,912,125    5,981,420
                                                     -----------  -----------
Total accumulated postretirement benefit
 obligation.........................................   9,904,950    9,209,903
Accumulated benefit obligation in excess of plan
 assets.............................................   9,904,950    9,209,903
Unrecognized transition obligation (being amortized
 over 20 years).....................................  (6,199,406)  (6,586,869)
Unrecognized net gain...............................     731,521      690,963
                                                     -----------  -----------
Accrued postretirement benefit cost................. $ 4,437,065  $ 3,313,997
                                                     ===========  ===========

  The postretirement benefit obligation is calculated assuming that health-care costs will increase by 11% in 1997, and that the rate of increase thereafter (the health-care cost trend rate) will decline to 6.5% in 2005 and subsequent years. The health-care cost trend rate has a significant effect on the amounts reported for costs each year as well as on the accumulated postretirement benefit obligation. For example, a one percentage point increase each year in the health-care trend rate would increase the accumulated postretirement benefit obligation as of December 31, 1997 by approximately $1,046,000 and the aggregate of the service and interest cost components of the net periodic postretirement benefit cost by approximately $218,000. The weighted average discount rate used in determining the benefit obligation was 6% in 1996 and 1995 and 6.5% in 1994.

 (i) Toll and Access Service Revenues--

  Beginning in 1984, a restructuring of toll revenues was put into place through the use of carrier access and end-user charges which replaced the "Bell System's toll settlement process" then in place.

               CONSOLIDATED COMMUNICATIONS INC. AND SUBSIDIARIES

Currently, toll revenue is being provided through a combination of billed carrier access charges; traditional end-user billed toll revenues; interstate tariffed subscriber line charges; and ICTC's share of revenues/expenses from the non-traffic sensitive pool administered by the National Exchange Carrier Association.

  As allowed by the FCC, ICTC's presubscribed rate of return on interstate access revenues for 1996, 1995 and 1994 was 11.25%. The FCC further restricted overall interstate revenues to a maximum 11.50% rate of return on related investments, or to a maximum 11.65% rate of return on related investments per any individual rate element.

  Toll revenues for 1996, 1995 and 1994 have been recorded in amounts which, in management's opinion, will be realized from ICTC's various tariffs and other regulatory arrangements.

 (j) Investments in Cellular Limited Partnerships--

  Included in Other Investments is the Company's interest in cellular limited partnerships ($20,802,252 and $18,611,598 as of December 31, 1996 and 1995,
respectively). The Company follows the equity method of accounting, which recognizes the Company's proportionate share of the income and losses accruing to it under the terms of its partnership agreements.

  The Company sold its 4.07% interest in Southern Illinois RSA Partnership D/B/A First Cellular of Southern Illinois in November 1996. The remaining cellular investment is CCI's 95% interest in Midwest Cellular Associates, which owns an approximately 27.4% interest in Illinois SMSA Limited Partnership.

 (k) Lines of Credit--

  The Company has entered into short-term agreements with several banks for lines of credit totaling $25,000,000 of which $9,000,000 in borrowings were outstanding at December 31, 1996. These lines of credit are available to meet short-term cash needs of the Company, with interest rates negotiable at time of borrowing.

 (l) Reclassification--

  Certain items relating to prior years have been reclassified, with no effect in net income or retained earnings to conform to the presentation in the current year.

 (m) Interim Financial Information (unaudited)--

  The financial statements and notes related thereto as of March 31,1997, and for the three-month periods ended March 31, 1997 and 1996, are unaudited, but in the opinion of management include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial position and results of operations. The operating results for the interim periods are not indicative of the operating results to be expected for a full year or for other interim periods. Not all disclosures required by generally accepted accounting principles necessary for a complete presentation have been included.

(3) LONG-TERM DEBT, EXCLUDING CURRENT MATURITIES:

  ICTC's first mortgage bonds are collateralized by substantially all real and personal property. The Company has agreed, among other things, to deposit annually with a trustee one percent of the

               CONSOLIDATED COMMUNICATIONS INC. AND SUBSIDIARIES highest aggregate principal amount of Series G Bonds at any time outstanding (with certain adjustments), to be used for the retirement of a portion of the Series G Bonds outstanding. The Series K Bonds and Series L Bonds have no such provisions. The bond indenture contains various restrictions including the payment of dividends on common stock (except stock dividends) and purchase of its own common stock. Early redemption of the Series G Bonds is permitted, at the election of the Company, at prescribed dates and with prices ranging from 100.75% of par to 100.0% of par depending on the date of the redemption. Series K Bonds and Series L Bonds provide for the early redemption of the bonds by payment of the principal amount to be redeemed, any accrued interest and a make-whole amount as described in the indenture. As a result of the Series K Bond and Series L Bond issues, ICTC maintains that it will not declare or pay any dividend or make any distributions, with certain exceptions, that would reduce the retained earnings balance below $914,088.

                                                            1996        1995
                                                         ----------- -----------
First Mortgage Bonds:
Series G, 6.375%, due August 1, 1997.................... $       --  $ 3,550,000
Series K, 8.620%, due September 1, 2022.................  10,000,000  10,000,000
Series L, 7.050%, due October 1, 2013...................  10,000,000  10,000,000
                                                         ----------- -----------
                                                         $20,000,000 $23,550,000
                                                         =========== ===========

  On October 11, 1994, CCI issued $10,000,000 of unsecured senior notes payable (primarily used for the repayment of short term notes payable). These notes will mature on October 1, 2004 and pay interest semiannually on April 1 and October 1 at the annual rate of 7.75%. No payments of principal are required until October 1, 1998, at which time a principal payment of $1,428,571 will be due. Principal payments in the same amount will then be required each October 1 until the due date.

  On December 6, 1995, CCI completed the issuance of $15 million senior notes in the following denominations: $10 million of 6.83% Series A notes and $5 million of 6.71% Series B notes. Both series of notes mature on December 1, 2010 and pay interest semiannually in arrears on June 1 and December 1. Additionally, Series A and Series B require annual principal payments of $909,091 and $454,546, respectively, beginning on December 1, 2000.

  Greene County Partners, Inc. used proceeds from the issuance of $18,000,000 (fully guaranteed by CCI) senior notes on February 27, 1996 to repay existing debt and to partially fund the Benton Harbor properties purchase. The notes have an interest rate of 6.35%, pay interest quarterly on January 1, April 1, July 1 and October 1, and require principal payments of $450,000 on those same dates, beginning with the July 1, 1996 payment. The notes mature on April 1, 2001.

  The analysis below provides further detail of long-term debt balances as of December 31, 1996:

   ICTC............................................................ $20,000,000
   CCD-Office Building.............................................      84,419
   CMR.............................................................     881,637
   CCSS............................................................     100,000
   Greene County Partners, Inc. ...................................  15,300,000
   CCI-Parent......................................................  25,000,000
                                                                    -----------
     Total long-term debt.......................................... $61,366,056
                                                                    ===========

            CONSOLIDATED COMMUNICATIONS INC. AND SUBSIDIARIES

  Current maturities, including sinking fund payments, relating to long-term debt at December 31 are as follows:

      YEAR                                                            MATURITIES
      ----                                                            ----------
      1997........................................................... $5,805,126
      1998...........................................................  3,467,992
      1999...........................................................  3,287,491
      2000...........................................................  4,655,324
      2001...........................................................  4,659,820

(4) PREFERRED STOCK:

  Preferred stock of CCI consisted of the following at December 31:

                                                            1996        1995
                                                         ----------- -----------
CCI preferred stock, cumulative, $100 par value, Series
 A, 8.2%--40,000 shares authorized, 11,880 shares
 outstanding...........................................  $ 1,188,000 $ 1,188,000
CCI preferred stock, cumulative, $100 par value, Series
 B, 8.5%--189,811 shares authorized and outstanding....   18,981,100  18,981,100
                                                         ----------- -----------
  Total preferred stock................................  $20,169,100 $20,169,100
                                                         =========== ===========

(5) LEASES:

  The Company has entered into several operating lease agreements. The terms of these agreements generally range from three to five years. As lessee, these agreements relate to the leasing of: buildings and office space; office equipment; rights-of-way necessary for installation of the fiber optic network; land and pole use for the provisioning of cable TV service; and for various components of the computing network used for providing information technology services to external customers as well as providing the necessary computing resources for CCI. Rental expense under operating leases was $5,681,613, $3,703,366 and $2,638,924, in 1996, 1995 and 1994 respectively.

  Future minimum lease payments under existing agreements for each of the next five years ending December 31 are as follows:

                                                                        LEASE
      YEAR                                                             PAYMENTS
      ----                                                            ----------
      1997........................................................... $7,063,492
      1998...........................................................  6,536,896
      1999...........................................................  4,593,259
      2000...........................................................    790,599
      2001...........................................................    497,128

(6) CCI STOCK CONVERSION:

  On December 1, 1994, CCI converted 708,250 common shares to a Series B preferred stock. Under the terms of the recapitalization, 189,811 shares of Preferred Series B, par value $100, 8.5%, ($18,981,100) were issued. CCI reduced common stock by $3,541,250 (708,250 X $5 par value), eliminated the paid-in-capital balance of $5,191,850, and reduced retained earnings by $10,248,000.

            CONSOLIDATED COMMUNICATIONS INC. AND SUBSIDIARIES

(7) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

  The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

  Cash and cash equivalents--The carrying amount approximates fair value because of the short maturity of those instruments.

  Marketable securities--The fair value of these investments are estimated based on quoted market prices for those or similar investments.

  Notes receivable--The fair value of the Company's notes receivable is estimated based on quoted market rates for the same or similar issues or on current rates offered by the Company for loans with similar maturities.

  Other investments--The fair value of some investments are estimated based on quoted market prices or market studies for these of or similar investments. For other investments for which there are no quoted market prices, a reasonable estimate of fair value could not be made without incurring excessive costs. The $25.9 million carrying amount of unquoted investments at December 31, 1996, represents original cost of the investment, which management believes is not impaired.

  Notes payable--The fair value approximates the carrying value because of the current borrowing rate equalling the stated rates. Notes payable primarily reflect short-term notes that CCI-Parent has with a bank.

  Long-term debt, including current maturities--The fair value of the Company's long-term debt is estimated based on the quoted market rates for the same or similar issues or on the current rates offered to the Company for debt with similar maturities.

  Options written--The fair value of the Company's short position in options based on quoted market prices from organized security exchanges.

  The estimated fair values of the Company's financial instruments at December 31, 1996 are as follows:

                                                        CARRYING       FAIR
                                                         AMOUNT        VALUE
                                                       -----------  -----------
   Cash and cash equivalents.......................... $ 7,138,847  $ 7,138,847
   Marketable securities..............................  18,844,130   18,844,130
   Notes receivable...................................   1,029,045    1,057,791
   Other investments:
     Practicable to estimate fair value...............   6,196,726    6,196,726
     Not practicable to estimate fair value...........  25,860,069   25,860,069
   Notes payable......................................  (9,062,000)  (9,062,000)
   Long-term debt, including current maturities....... (67,171,182) (63,413,223)
   Options written....................................         --        (4,100)

  CCI's marketable securities are all available-for-sale securities. The unrealized gain, net of tax, of $4,195,129 is recorded as a separate component of stockholders' equity.

            CONSOLIDATED COMMUNICATIONS INC. AND SUBSIDIARIES

(8) CONSTRUCTION COMMITMENTS:

  Expenditures for the expansion of telephone plant and fiber network are expected to total approximately $12,306,000 and $6,131,000, respectively, during 1996.

(9) GAIN ON INVESTMENT SALES:

  In 1996, CCI sold its interest in the Southern Illinois RSA Partnership D/B/A First Cellular of Southern Illinois. The gain recognized from this sale was $986,865.

  On April 14, 1994, CCI's investment in Powerfone was exchanged for shares of Nextel. Nextel acquired all outstanding shares of Powerfone. As a result, CCI recognized a gain on the exchange of $34,946,041. Subsequently, Nextel's stock value decreased, causing CCI to realize a loss on their investment at year end of $19,791,950. These transactions, net of related expenses, resulted in a net gain of $13,474,042. After the exchange, CCI sold shares of Nextel resulting in a gain of $219,687, net of commission. Additionally, during 1994, CCI sold covered call options of Nextel. None of the options were exercised and at year end CCI had options outstanding which subsequently expired. As a result, CCI recognized income from these sales of $275,591.

  CCI sold other securities and recognized gains of $1,558,716, $1,038,056 and $241,340 in 1996, 1995 and 1994 respectively.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PRO-SPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHO-RIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE AS OF WHICH INFORMATION IS GIVEN IN THIS PRO-SPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANY-ONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITA-TION.

                               -----------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Summary..................................................................   1
Risk Factors.............................................................  14
The Exchange Offer.......................................................  30
Use of Proceeds..........................................................  38
Capitalization...........................................................  39
Selected Consolidated Financial Data.....................................  40
Pro Forma Financial Data.................................................  42
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  46
Business.................................................................  56
Management...............................................................  92
Certain Transactions..................................................... 103
Principal Stockholders................................................... 105
Description of the Exchange Notes........................................ 107
Other Indebtedness....................................................... 140
Plan of Distribution..................................................... 141
Certain United States Federal Income Tax Consequences.................... 142
Legal Matters............................................................ 146
Experts.................................................................. 146
Changes in Accountants................................................... 147
Available Information.................................................... 148
Glossary................................................................. G-1
Index to Consolidated Financial Statements............................... F-1

$500,000,000

MCLEODUSA INCORPORATED

10 1/2% SENIOR DISCOUNT NOTES DUE 2007


[LOGO OF MCLEODUSA APPEARS HERE]


PROSPECTUS

DATED      , 1997

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

  The Restated Certificate contains provisions that provide that no director of the Company shall be liable for breach of fiduciary duty as a director except for (1) any breach of the directors' duty of loyalty to the Company or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under
Section 174 of the DGCL; or (4) any transaction from which the director derived an improper personal benefit. The Restated Certificate contains provisions that further provide for the indemnification of directors and officers to the fullest extent permitted by the DGCL. Under the Bylaws of the Company, the Company is required to advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification. In addition, the Company has entered into indemnity agreements with each of its directors pursuant to which the Company has agreed to indemnify the directors as permitted by the DGCL. The Company has obtained directors and officers liability insurance against certain liabilities, including liabilities under the Securities Act.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 (A) EXHIBITS

 EXHIBIT
 NUMBER                           EXHIBIT DESCRIPTION
 -------                          -------------------
  *1.1   Purchase Agreement, dated as of February 26, 1997 among Salomon
         Brothers Inc, Morgan Stanley & Co. Incorporated and McLeod, Inc.
   2.1   Agreement and Plan of Reorganization dated April 28, 1995 among
         Midwest Capital Group Inc., MWR Telecom, Inc. and McLeod, Inc. (Filed
         as Exhibit 2.1 to Registration Statement on Form S-1, File No. 333-
         3112 ("Initial Form S-1"), and incorporated herein by reference).
   2.2   Agreement and Plan of Reorganization dated as of July 12, 1996 among
         Ruffalo, Cody & Associates, Inc., certain shareholders of Ruffalo,
         Cody & Associates, Inc. and McLeod, Inc. (Filed as Exhibit 2 to
         Current Report on Form 8-K, File No. 0-20763, filed with the
         Commission on July 29, 1996 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
   2.3   Agreement and Plan of Reorganization dated as of August 15, 1996 among
         Telecom*USA Publishing Group, Inc. and McLeod, Inc. (Filed as Exhibit
         2 to Current Report on Form 8-K, File No. 0-20763, filed with the
         Commission on August 26, 1996 and incorporated herein by reference).

   2.4 Agreement and Plan of Reorganization dated as of January 27, 1997 among McLeod, Inc., Digital Communications of Iowa, Inc., Clark E.
         McLeod and Mary E. McLeod. (Filed as Exhibit 2 to Current Report on
         Form 8-K, File No. 0-20763, filed with the Commission on February 24,
         1997 and incorporated herein by reference).

   2.5   Asset Purchase Agreement dated as of May 30, 1997 by and among
         McLeodUSA Incorporated, ESI/McLeodUSA, Inc., and ESI Communications,
         Inc., ESI Communications/
         SW, Inc., ESI Communications/West, Inc., ESI Communications Downtown,
         Inc., ESI Communications North, Inc., and Michael Reichert, Peter
         Jones, John Pupkes and Jeff Meehan. (Filed as Exhibit 2.1 to Current
         Report on Form 8-K, File No. 0-20763, filed with the Commission on
         June 26, 1997 and incorporated herein by reference).

   2.6   Agreement and Plan of Reorganization dated as of June 14, 1997 among
         McLeodUSA Incorporated, Eastside Acquisition Co. and Consolidated
         Communications Inc. (Filed as Exhibit 2.2 to Current Report on Form 8-
         K, File No. 0-20763, filed with the Commission on June 26, 1997 and incorporated herein by reference).

   3.1   Amended and Restated Certificate of Incorporation of McLeod, Inc.
         (Filed as Exhibit 3.1 to Initial Form S-1 and incorporated herein by reference).

   3.2   Amended and Restated Bylaws of McLeod, Inc. (Filed as Exhibit 3.2 to
         Registration Statement on Form S-1, File No. 333-13885 ("November Form
         S-1"), and incorporated herein by reference).

  *3.3   Certificate of Amendment of Amended and Restated Certificate of
         Incorporation of McLeod Inc.

   4.1   Form of Class A Common Stock Certificate of McLeod, Inc. (Filed as
         Exhibit 4.1 to Initial Form S-1 and incorporated herein by reference).

   4.2   Indenture dated March 4, 1997 between McLeod, Inc. and United States
         Trust Company of New York, as Trustee, relating to the 10 1/2% Senior
         Discount Notes Due 2007 of McLeod, Inc. (Filed as Exhibit 4.2 to
         Annual Report on Form 10-K, File No. 0-20763, filed with the
         Commission on March 31, 1997 and incorporated herein by reference).

   4.3   Initial Global 10 1/2% Senior Discount Note Due March 1, 2007 of
         McLeod, Inc., dated March 4, 1997. (Filed as Exhibit 4.3 to Annual
         Report on Form 10-K, File No. 0-20763, filed with the Commission on
         March 31, 1997 and incorporated herein by reference).

   4.4   Form of Certificated 10 1/2% Senior Discount Note Due March 1, 2007 of
         McLeod, Inc. (Filed as Exhibit 4.4 to Annual Report on Form 10-K, File
         No. 0-20763, filed with the Commission on March 31, 1997 and incorporated herein by reference).

   4.5   Registration Agreement dated March 4, 1997 among McLeod, Inc., Salomon
         Brothers Inc and Morgan Stanley & Co. Incorporated. (Filed as Exhibit
         4.5 to Annual Report on Form 10-K, File No. 0-20763, filed with the
         Commission on March 31, 1997 and incorporated herein by reference).

   4.6   Investor Agreement dated as of April 1, 1996 among McLeod, Inc., IES
         Investments Inc., Midwest Capital Group Inc., MWR Investments Inc.,
         Clark and Mary McLeod, and certain other stockholders. (Filed as Exhibit 4.8 to Initial Form S-1 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
    4.7  Amendment No. 1 to Investor Agreement dated as of October 23, 1996 by and among McLeod, Inc., IES Investments Inc., Midwest Capital Group
         Inc., MWR Investments Inc., Clark E. McLeod and Mary E. McLeod. (Filed
         as Exhibit 4.3 to November Form S-1 and incorporated herein by reference).
    4.8  Form of Exchange Note (contained in Indenture filed as Exhibit 4.2).
  **4.9  Indenture dated July 21, 1997 between McLeodUSA Incorporated and
         United States Trust Company of New York, as Trustee, relating to the 9
         1/4% Senior Notes Due 2007 of McLeodUSA Incorporated.
 **4.10  Form of Initial Global 9 1/4% Senior Note Due 2007 of McLeodUSA
         Incorporated (contained in Indenture filed as Exhibit 4.9).
 **4.11  Registration Agreement dated July 21, 1997 among McLeodUSA
         Incorporated, Salomon Brothers Inc, Morgan Stanley & Co. Incorporated
         and Bear, Stearns & Co. Inc.
   4.12  Stockholders' Agreement dated June 14, 1997 among McLeodUSA
         Incorporated, IES Investments Inc., Midwest Capital Group, Inc., MWR
         Investments Inc., Clark E. McLeod, Mary E. McLeod and Richard A.
         Lumpkin on behalf of each of the shareholders of Consolidated
         Communications Inc. listed on Schedule I of the Stockholders'
         Agreement.
   *5.1  Opinion of Hogan & Hartson L.L.P.
   *8.1  Tax Opinion of Hogan & Hartson L.L.P.
   10.1  Credit Agreement dated as of May 16, 1994 among McLeod, Inc., McLeod
         Network Services, Inc., McLeod Telemanagement, Inc., McLeod
         Telecommunications, Inc. and The First National Bank of Chicago.
         (Filed as Exhibit 10.1 to Initial Form S-1 and incorporated herein by reference).
   10.2  First Amendment to Credit Agreement dated as of June 17, 1994 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc. and The First National Bank of
         Chicago. (Filed as Exhibit 10.2 to Initial Form S-1 and incorporated herein by reference).
   10.3  Second Amendment to Credit Agreement dated as of December 1, 1994 among McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telemanagement, Inc., McLeod Telecommunications, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.3 to Initial Form S-1
         and incorporated herein by reference).
   10.4  Third Amendment to Credit Agreement dated as of May 31, 1995 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc., MWR Telecom, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.4 to Initial Form S-1
         and incorporated herein by reference).
   10.5  Fourth Amendment to Credit Agreement dated as of July 28, 1995 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc., MWR Telecom, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.5 to Initial Form S-1
         and incorporated herein by reference).
   10.6  Fifth Amendment to Credit Agreement dated as of October 18, 1995 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc., MWR Telecom, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.6 to Initial Form S-1
         and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
   10.7  Sixth Amendment to Credit Agreement dated as of March 29, 1996 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telecommunications, Inc., MWR Telecom, Inc. and The First National
         Bank of Chicago. (Filed as Exhibit 10.7 to Initial Form S-1 and
         incorporated herein by reference).
   10.8  Security Agreement dated as of May 16, 1994 among McLeod, Inc., McLeod
         Network Services, Inc., McLeod Telemanagement, Inc., McLeod
         Telecommunications, Inc. and The First National Bank of Chicago.
         (Filed as Exhibit 10.8 to Initial Form S-1 and incorporated herein by reference).
   10.9  First Amendment to Security Agreement dated as of December 1, 1994 among McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telemanagement, Inc., McLeod Telecommunications, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.9 to Initial Form S-1
         and incorporated herein by reference).
  10.10  Support Agreement dated as of December 1, 1994 among IES Diversified
         Inc., McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telemanagement, Inc., McLeod Telecommunications, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.10 to Form S-1 and
         incorporated herein by reference).
  10.11  Agreement Regarding Support Agreement dated December 1994 between
         McLeod, Inc. and IES Diversified Inc. (Filed as Exhibit 10.11 to
         Initial Form S-1 and incorporated herein by reference).
  10.12  Agreement Regarding Guarantee dated May 16, 1994 between McLeod, Inc.
         and IES Diversified Inc. (Filed as Exhibit 10.12 to Initial Form S-1
         and incorporated herein by reference).
  10.13  Joinder to and Assumption of Credit Agreement dated as of April 28,
         1995 between McLeod Merging Co. and The First National Bank of
         Chicago. (Filed as Exhibit 10.13 to Initial Form S-1 and incorporated herein by reference).
  10.14  Joinder to and Assumption of Security Agreement dated as of April 28,
         1995 between McLeod Merging Co. and The First National Bank of
         Chicago. (Filed as Exhibit 10.14 to Initial Form S-1 and incorporated herein by reference).
  10.15  Letter from The First National Bank of Chicago to James L. Cram dated
         April 28, 1995 regarding extension of the termination date under the
         Credit Agreement. (Filed as Exhibit 10.15 to Initial Form S-1 and
         incorporated herein by reference).
  10.16  Credit Agreement dated as of March 29, 1996 among McLeod, Inc., McLeod
         Network Services, Inc., McLeod Telemanagement, Inc., McLeod
         Telecommunications, Inc. MWR Telecom, Inc. and The First National Bank
         of Chicago. (Filed as Exhibit 10.16 to Initial Form S-1 and
         incorporated herein by reference).
  10.17  Agreement for Construction Related Services dated as of October 17,
         1995 between City Signal Fiber Services, Inc. and McLeod Network
         Services, Inc. (Filed as Exhibit 10.17 to Initial Form S-1 and
         incorporated herein by reference).
  10.18  Construction Services Agreement dated March 27, 1996 between City
         Signal Fiber Services, Inc. and McLeod Network Services, Inc. (Filed
         as Exhibit 10.18 to Initial Form S-1 and incorporated herein by reference).
  10.19  Fiber Optic Use Agreement dated as of February 14, 1996 between McLeod
         Network Services, Inc. and Galaxy Telecom, L.P. (Filed as Exhibit
         10.19 to Initial Form S-1 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.20  Agreement dated as of July 11, 1994 between McLeod Network Services,
         Inc. and KLK Construction. (Filed as Exhibit 10.20 to Initial Form S-1
         and incorporated herein by reference).
  10.21  Lease Agreement dated September 5, 1995 between State of Iowa and MWR
         Telecom, Inc. (Filed as Exhibit 10.21 to Initial Form S-1 and
         incorporated herein by reference).
  10.22  Lease Agreement dated September 5, 1995 between State of Iowa and
         McLeod Network Services, Inc. (Filed as Exhibit 10.22 to Initial Form
         S-1 and incorporated herein by reference).
  10.23  Contract dated September 5, 1995 between Iowa Telecommunications and
         Technology Commission and MWR Telecom, Inc. (Filed as Exhibit 10.23 to
         Initial Form S-1 and incorporated herein by reference).
  10.24  Contract dated June 27, 1995 between Iowa National Guard and McLeod
         Network Services, Inc. (Filed as Exhibit 10.24 to Initial Form S-1 and
         incorporated herein by reference).
  10.25  Addendum Number One to Contract dated September 5, 1995 between Iowa
         National Guard and McLeod Network Services, Inc. (Filed as Exhibit
         10.25 to Initial Form S-1 and incorporated herein by reference).
  10.26  U S WEST Centrex Plus Service Rate Stability Plan dated October 15,
         1993 between McLeod Telemanagement, Inc. and U S WEST Communications,
         Inc. (Filed as Exhibit 10.26 to Initial Form S-1 and incorporated herein by reference).
  10.27  U S WEST Centrex Plus Service Rate Stability Plan dated July 17, 1993 between McLeod Telemanagement, Inc. and U S WEST Communications, Inc.
         (Filed as Exhibit 10.27 to Initial Form S-1 and incorporated herein by reference).
  10.28  Ameritech Centrex Service Confirmation of Service Orders dated various dates in 1994, 1995 and 1996 between McLeod Telemanagement, Inc. and
         Ameritech Information Industry Services. (Filed as Exhibit 10.28 to
         Initial Form S-1 and incorporated herein by reference).
  10.29  Lease Agreement dated as of December 28, 1993 between 2060 Partnership and McLeod Telemanagement, Inc., as amended by Amendments First to
         Ninth dated as of July 3, 1994, March 25,1994, June 22, 1994, August
         12, 1994, September 12, 1994, September 20, 1994, November 16, 1994,
         September 20, 1995 and January 6, 1996, respectively. (Filed as
         Exhibit 10.29 to Initial Form S-1 and incorporated herein by reference).
  10.30  Lease Agreement dated as of May 24, 1995 between 2060 Partnership and
         McLeod Telemanagement, Inc. (Filed as Exhibit 10.30 to Initial Form S-
         1 and incorporated herein by reference).
  10.31  Lease Agreement dated October 31, 1995 between I.R.F.B. Joint Venture and McLeod Telemanagement, Inc. (Filed as Exhibit 10.31 to Initial
         Form S-1 and incorporated herein by reference).
  10.32  First Amendment to Lease Agreement dated as of November 20, 1995 between I.R.F.B. Joint Venture and McLeod Telemanagement, Inc. (Filed
         as Exhibit 10.32 to Initial Form S-1 and incorporated herein by reference).
  10.33  Uniform Purchase Agreement dated July 22, 1993 between McLeod, Inc.
         and Hill's Maple Crest Farms Partnership. (Filed as Exhibit 10.33 to
         Initial Form S-1 and incorporated herein by reference).
  10.34  Master Right-of-Way Agreement dated July 27, 1994 between McLeod
         Network Services, Inc. and IES Industries Inc. (Filed as Exhibit 10.34
         to Initial Form S-1 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.35  Master Right-of-Way and Tower Use Agreement dated February 13, 1996 between IES Industries Inc. and McLeod, Inc. (Filed as Exhibit 10.35
         to Initial Form S-1 and incorporated herein by reference).
  10.36  Master Pole, Duct and Tower Use Agreement dated February 20, 1996 between MidAmerican Energy Company and McLeod, Inc. (Iowa and South
         Dakota). (Filed as Exhibit 10.36 to Initial Form S-1 and incorporated herein by reference).
  10.37  Master Pole, Duct and Tower Use Agreement dated February 20, 1996 between MidAmerican Energy Company and McLeod, Inc. (Illinois). (Filed
         as Exhibit 10.37 to Initial Form S-1 and incorporated herein by reference).
  10.38  Settlement Agreement dated March 18, 1996 between U S WEST
         Communications, Inc. and McLeod Telemanagement, Inc. (Filed as Exhibit
         10.38 to Initial Form S-1 and incorporated herein by reference).
  10.39  Agreement dated August 4, 1995 between Vadacom, Inc. and McLeod
         Telemanagement, Inc. (Filed as Exhibit 10.39 to Initial Form S-1 and
         incorporated herein by reference).
  10.40  McLeod Telecommunications, Inc. 1992 Incentive Stock Option Plan.
         (Filed as Exhibit 10.40 to Initial Form S-1 and incorporated herein by reference).
  10.41  McLeod, Inc. 1993 Incentive Stock Option Plan. (Filed as Exhibit 10.41
         to Initial Form S-1 and incorporated herein by reference).
  10.42  McLeod, Inc. 1995 Incentive Stock Option Plan. (Filed as Exhibit 10.42
         to Initial Form S-1 and incorporated herein by reference).
  10.43  McLeod Telecommunications, Inc. Director Stock Option Plan. (Filed as
         Exhibit 10.43 to Initial Form S-1 and incorporated herein by reference).
  10.44  Promissory Note dated July 18, 1995 between Kirk E. Kaalberg and
         McLeod, Inc. (Filed as Exhibit 10.44 to Initial Form S-1 and
         incorporated herein by reference).
  10.45  Promissory Note dated March 29, 1996 between Stephen K. Brandenburg and McLeod, Inc. (Filed as Exhibit 10.45 to Initial Form S-1 and
         incorporated herein by reference).
  10.46  Agreement dated April 28, 1995 among McLeod, Inc., McLeod
         Telecommunications, Inc., McLeod Telemanagement, Inc., McLeod Network
         Services, Inc. and Clark E. McLeod. (Filed as Exhibit 10.46 to Initial
         Form S-1 and incorporated herein by reference).
 +10.47  Telecommunications Services Agreement dated March 14, 1994 between
         WiITeI, Inc. and McLeod Telemanagement, Inc., as amended. (Filed as
         Exhibit 10.47 to Initial Form S-1 and incorporated herein by reference).
  10.48  Amendment to Contract Addendum A to Contract No. 2102 dated March 31,
         1993 between the Iowa Department of General Services and McLeod
         Telecommunications, Inc. (Filed as Exhibit 10.48 to Initial Form S-1
         and incorporated herein by reference).
  10.49  Construction Services Agreement dated June 30, 1995 between MFS
         Network Technologies, Inc. and MWR Telecom, Inc. (Filed as Exhibit
         10.49 to Initial Form S-1 and incorporated herein by reference).
  10.50  First Amendment to Agreement Regarding Support Agreement dated May 14,
         1996 among McLeod, Inc., IES Diversified Inc. and IES Investments Inc.
         (Filed as Exhibit 10.50 to Initial Form S-1 and incorporated herein by reference).


 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.51  First Amendment to Agreement Regarding Guarantee dated May 14, 1996 among McLeod, Inc., IES Diversified Inc. and IES Investments Inc.
         (Filed as Exhibit 10.51 to Initial Form S-1 and incorporated herein by reference).

  10.52  Amended and Restated Directors Stock Option Plan of McLeod, Inc.
         (Filed as Exhibit 10.52 to Initial Form S-1 and incorporated herein by reference).

  10.53 Forms of Employment, Confidentiality and Non-Competition Agreement between McLeod, Inc. and certain employees of McLeod, Inc. (Filed as Exhibit 10.53 to Initial Form S-1 and incorporated herein by reference).

  10.54 Form of Change-of-Control Agreement between McLeod, Inc. and certain employees of McLeod, Inc. (Filed as Exhibit 10.54 to Initial Form S-1 and incorporated herein by reference).

  10.55  McLeod, Inc. 1996 Employee Stock Option Plan, as amended. (Filed as
         Exhibit 10.55 to November Form S-1 and incorporated herein by reference).

  10.56  McLeod, Inc. Employee Stock Purchase Plan, as amended. (Filed as
         Exhibit 10.56 to Annual Report on Form 10-K, File No. 0-20763, filed with the Commission on March 31, 1997 and incorporated herein by reference).

  10.57 Form of Indemnity Agreement between McLeod, Inc. and certain officers and directors of McLeod, Inc. (Filed as Exhibit 10.57 to Initial Form
         S-1 and incorporated herein by reference).

  10.58  License Agreement dated April 24, 1996 between PageMart, Inc. and MWR
         Telecom, Inc. (Filed as Exhibit 10.58 to Initial Form S-1 and incorporated herein by reference).

  10.59  Assignment of Purchase Agreement dated August 15, 1996 between Ryan
         Properties, Inc. and McLeod, Inc. (Filed as Exhibit 10.59 to November
         Form S-1 and incorporated herein by reference).

  10.60  Assignment of Purchase Agreement dated August 14, 1996 between Ryan
         Properties, Inc. and McLeod, Inc. (Filed as Exhibit 10.60 to November
         Form S-1 and incorporated herein by reference).

  10.61  Asset Purchase Agreement dated September 4, 1996 between Total
         Communication Services, Inc. and McLeod Telemanagement, Inc. (Filed as
         Exhibit 10.61 to November Form S-1 and incorporated herein by reference).

  10.62 First Amendment to Asset Purchase Agreement dated September 30, 1996 between Total Communication Services, Inc. and McLeod Telemanagement,
         Inc. (Filed as Exhibit 10.62 to November Form S-1 and incorporated herein by reference).

  10.63  McLeod, Inc. Incentive Plan. (Filed as Exhibit 10.63 to November Form
         S-1 and incorporated herein by reference).

  10.64  Amended and Restated Credit Agreement dated as of May 5, 1996 among
         Telecom*USA Publishing Group, Inc., TelecomwUSA Publishing Company and
         Telecom*USA Neighborhood Directories, Inc. and Norwest Bank Iowa,
         National Association. (Filed as Exhibit 10.64 to November Form S-1 and incorporated herein by reference).

  10.65  First Amendment to Amended and Restated Credit Agreement dated as of
         January 31, 1996 by and between Telecom*USA Publishing Group, Inc.,
         Telecom*USA Publishing Company and Telecom*USA Neighborhood
         Directories, Inc. and Norwest Bank Iowa, National Association. (Filed as Exhibit 10.65 to November Form S-1 and incorporated herein by reference).


 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.66  Lease Agreement dated as of September 26, 1994 between Ryan
         Properties, Inc. and Ruffalo, Cody & Associates, Inc. (Filed as
         Exhibit 10.66 to November Form S-1 and incorporated herein by reference).

  10.67  First Lease Amendment dated as of April 12, 1995 between Ryan
         Properties, Inc. and Ruffalo, Cody & Associates, Inc. (Filed as
         Exhibit 10.67 to November Form S-1 and incorporated herein by reference).

  10.68  Lease Agreement dated as of July 18, 1995 between 2060 Partnership,
         L.P. and Telecom*USA Publishing Company. (Filed as Exhibit 10.68 to
         November Form S-1 and incorporated herein by reference).

  10.69  Lease Agreement dated April 26, 1995 by and between A.M. Henderson and
         Telecom*USA Publishing Company. (Filed as Exhibit 10.69 to November
         Form S-1 and incorporated herein by reference).

  10.70  License Agreement dated as of April 19, 1994, between Ameritech
         Information Industry Services and Telecom*USA Publishing Company.
         (Filed as Exhibit 10.70 to November Form S-1 and incorporated herein by reference).

  10.71  License Agreement dated September 13, 1993 between U S WEST
         Communications, Inc. and Telecom*USA Publishing Company. (Filed as
         Exhibit 10.71 to November Form S-1 and incorporated herein by reference).

  10.72  Form of McLeod, Inc. Directors Stock Option Plan Option Agreement.
         (Filed as Exhibit 10.72 to November Form S-1 and incorporated herein by reference).

  10.73  Forms of McLeod, Inc. 1996 Employee Stock Option Plan Incentive Stock
         Option Agreement. (Filed as Exhibit 10.73 to November Form S-1 and incorporated herein by reference).

  10.74  Forms of McLeod, Inc. 1996 Employee Stock Option Plan Non-Incentive
         Stock Option Agreement. (Filed as Exhibit 10.74 to November Form S-1 and incorporated herein by reference).

  10.75  Option Agreement dated April 27, 1995 between Fronteer Directory
         Company, Inc. and Telecom*USA Publishing Company. (Filed as Exhibit
         10.75 to November Form S-1 and incorporated herein by reference).

  10.76  Promissory Note dated May 5, 1995 between Telecom*USA Publishing
         Company and Fronteer Directory Company, Inc. (Filed as Exhibit 10.76 to November Form S-1 and incorporated herein by reference).

  10.77  Security Agreement dated May 5, 1995 between Telecom*USA Publishing
         Company and Fronteer Directory Company, Inc. (Filed as Exhibit 10.77 to November Form S-1 and incorporated herein by reference).

  10.78  Design/Build Construction Contract dated September 17, 1996 between
         Ryan Construction Company of Minnesota, Inc. and McLeod, Inc. (Filed as Exhibit 10.78 to November Form S-1 and incorporated herein by reference).

  10.79 Guaranty Agreement dated as of October 17, 1996 by McLeod, Inc. in favor of Kirkwood Community College. (Filed as Exhibit 10.79 to
         November Form S-1 and incorporated herein by reference).

  10.80 Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Telemanagement, Inc.
         (Filed as Exhibit 10.80 to November Form S-1 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.81  Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Telecommunications, Inc.
         (Filed as Exhibit 10.81 to November Form S-1 and incorporated herein by reference).
  10.82  Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Network Services, Inc.
         (Filed as Exhibit 10.82 to November Form S-1 and incorporated herein by reference).
  10.83  Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod, Inc. (Filed as Exhibit
         10.83 to November Form S-1 and incorporated herein by reference).
  10.84  Change Order No. 1 to the Construction Services Agreement dated
         November 22, 1995 by and between MWR TeIecom, Inc. and MFS Network
         Technologies, Inc. (Filed as Exhibit 10.84 to November Form S-1 and
         incorporated herein by reference).
  10.85  Change Order No. 2 to the Construction Services Agreement dated August
         14, 1996 between MWR Telecom, Inc. and MFS Network Technologies, Inc.
         (Filed as Exhibit 10.85 to November Form S-1 and incorporated herein by reference).
  10.86  Change Order No. 3 to the Construction Services Agreement dated
         October 31, 1996 between MWR Telecom, Inc. and MFS Network
         Technologies, Inc. (Filed as Exhibit 10.86 to November Form S-1 and
         incorporated herein by reference).
  10.87  Independent Contractor Sales Agreement dated May, 1995 between Sprint
         Communications Company L.P. and Ruffalo, Cody & Associates, Inc.
         (Filed as Exhibit 10.87 to November Form S-1 and incorporated herein by reference).
  10.88  Second Amendment to Asset Purchase Agreement dated October 31, 1996 between Total Communication Services, Inc. and McLeod Telemanagement,
         Inc. (Filed as Exhibit 10.88 to November Form S-1 and incorporated herein by reference)
  10.89  Escrow Agreement dated July 15, 1996 among McLeod, Inc., certain shareholders of Ruffalo, Cody & Associates, Inc., Albert P. Ruffalo
         and Norwest Bank N.A. (Filed as Exhibit 10.89 to November Form S-1 and
         incorporated herein by reference).
  10.90  Sale and Purchase Agreement dated January 27, 1997 among McLeodUSA
         Publishing Company, Fronteer Financial Holdings, Ltd., Classified
         Directories, Inc., Larry A. Scott, James Greff, Randall L. Gowin and
         Edwin Dressler and certain directors, officers and shareholders of
         Fronteer Financial Holdings, Ltd. (Filed as Exhibit 10.90 to Annual
         Report on Form 10-K, File No. 0-20763, filed with the Commission on
         March 31, 1997 and incorporated herein by reference).
  10.91  Sale and Purchase Agreement dated February 27, 1997 among McLeodUSA
         Publishing Company, Indiana Directories, Inc., John Morgan, Hank
         Meijer, Jack Hendricks, Brad Nelson and Talking Directories, Inc.
         (Filed as Exhibit 10.91 to Annual Report on Form 10-K, File No. 0-
         20763, filed with the Commission on March 31, 1997 and incorporated herein by reference).
  10.92  Amendment to Sale and Purchase Agreement dated February 28, 1997 between McLeodUSA Publishing Company and Indiana Directories, Inc.
         (Filed as Exhibit 10.92 to Annual Report on Form 10-K, File No. 0-
         20763, filed with the Commission on March 31, 1997 and incorporated herein by reference).
  10.93  Ameritech Centrex Service Confirmation of Service Orders dated August
         21, 1996 between McLeod Telemanagement, Inc. and Ameritech Information
         Industry Services. (Filed as Exhibit 10.93 to Annual Report on Form
         10-K, File No. 0-20763, filed with the Commission on March 31, 1997 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
 +10.94  Amended and Restated Program Enrollment Terms dated November 1, 1996 between WorldCom Network Services, Inc. d/b/a WilTel and McLeod
         Telemanagement, Inc. (Filed as Exhibit 10.94 to Annual Report on Form
         10-K/A, File No. 0-20763, filed with the Commission on April 8, 1997 and incorporated herein by reference).
  10.95  Letter Agreement dated April 15, 1997 between U S WEST Communications and McLeodUSA Network Services, Inc. (Filed as Exhibit 10.1 to
         Quarterly Report on
         Form 10-Q, File No. 0-20763, filed with the Commission on May 14, 1997 and incorporated herein by reference).
 *10.96  Network Agreement dated April 7, 1997, between Wisconsin Power and
         Light Company and McLeodUSA Telecommunications Services, Inc.
  10.97  Agreement dated July 7, 1997 between McLeodUSA Telecommunications
         Services, Inc. and U S WEST Communications, Inc.
  *11.1  Statement regarding Computation of Per Share Earnings.
  *16.1  Letter regarding Change in Certifying Accountant.
   21.1  Subsidiaries of McLeod, Inc. (Filed as Exhibit 21.1 to Annual Report
         on Form 10-K,
         File No. 0-20763, filed with the Commission on March 31, 1997 and incorporated herein by reference).
   23.1  Consents of McGladrey & Pullen, LLP.
   23.2  Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
   23.3  Consent of Arthur Andersen LLP.

   24.1  Power of attorney (included on signature page).
  *24.2  Statement on Form T-1 of Eligibility of Trustee.
   27.1  Financial Data Schedule. (Filed as Exhibit 27.1 to Quarterly Report on
         Form 10-Q, File No. 0-20763, filed with the Commission on May 14, 1997 and incorporated herein by reference).
   99.1  Purchase Agreement dated as of August 15, 1996 between Iowa Land and
         Building Company and Ryan Properties, Inc. (Filed as Exhibit 99.1 to
         November Form S-1 and incorporated herein by reference).
   99.2  Purchase Agreement dated as of June 28, 1996 between Donald E. Zvacek,
         Dennis E. Zvacek and Robert J. Zvacek and Ryan Properties, Inc. (Filed as Exhibit 99.2 to November Form S-1 and incorporated herein by reference).
  *99.3  Form of Letter of Transmittal.
  *99.4  Form of Notice of Guaranteed Delivery.
  *99.5 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.
  *99.6  Form of Letter to Clients.

--------
*Previously filed.

**To be filed by amendment.

+Confidential treatment has been granted. The copy filed as an exhibit omits the information subject to the confidential treatment request.

 (B) FINANCIAL STATEMENT SCHEDULES.

  The following financial statement schedule is filed herewith:

    Schedule II--Valuation and Qualifying Accounts

  Schedules not listed above have been omitted because they are inapplicable or the information required to be set forth therein is provided in the Consolidated Financial Statements of the Company or notes thereto.

ITEM 22. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

  The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this

  Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement when it becomes effective; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

  The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

  Pursuant to the requirements of Securities Act, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, Iowa, on this 24th day of July, 1997.

                                          McLeodUSA Incorporated

                                                    /s/ Clark E. McLeod
                                          By: _________________________________
                                            CLARK E. MCLEOD CHAIRMAN AND CHIEF
                                                     EXECUTIVE OFFICER

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons, in the capacities indicated below, on this 24th day of July, 1997.

                SIGNATURE                                   TITLE

           /s/ Clark E. McLeod                Chairman, Chief Executive
-------------------------------------          Officer and Director (Principal
             CLARK E. MCLEOD                   Executive Officer)

                    *                         President, Chief Operating
-------------------------------------          Officer and Director
             STEPHEN C. GRAY

                    *                         Chief Financial Officer,
-------------------------------------          Executive Vice President,
           BLAKE O. FISHER, JR.                Corporate Administration,
                                               Treasurer and Director
                                               (Principal Financial Officer)

                    *                         Vice President, Finance,
-------------------------------------          Corporate Controller and
            JOSEPH H. CERYANEC                 Principal Accounting Officer
                                               (Principal Accounting Officer)

                    *                         Director
-------------------------------------
         RUSSELL E. CHRISTIANSEN

                    *                         Director
-------------------------------------
            THOMAS M. COLLINS

                    *                         Director
-------------------------------------
              PAUL D. RHINES

                    *                         Director
-------------------------------------
                 LEE LIU

           /s/ Clark E. McLeod
*By: ________________________________
              Clark E. McLeod
             Attorney-in-Fact

                         INDEPENDENT AUDITOR'S REPORT
                     ON THE FINANCIAL STATEMENT SCHEDULES

To the Board of Directors
McLeod, Inc.
Cedar Rapids, Iowa

  Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidated supplemental schedule II is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

                                           McGladrey & Pullen, LLP

Cedar Rapids, Iowa
January 31, 1997

                             MCLEODUSA INCORPORATED

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

        COLUMN A          COLUMN B        COLUMN C         COLUMN D   COLUMN E
                                         ADDITIONS
                                    ---------------------
                          BALANCE     CHARGED    CHARGED               BALANCE
                             AT         TO          TO                   AT
                         BEGINNING   COST AND     OTHER                END OF
      DESCRIPTION        OF PERIOD   EXPENSES    ACCOUNTS DEDUCTIONS   PERIOD
      -----------        ---------- -----------  -------- ---------- -----------
Year Ended December 31,
 1994:
  Allowance for
   uncollectible
   accounts and
   discounts............ $      --  $    84,000    $--       $--     $    84,000
  Valuation reserve on
   deferred tax assets..    789,000   4,622,000     --        --       5,411,000
                         ---------- -----------    ----      ----    -----------
                         $  789,000 $ 4,706,000    $--       $--     $ 5,495,000
                         ========== ===========    ====      ====    ===========
Year Ended December 31,
 1995:
  Allowance for doubtful
   accounts and
   discounts............ $   84,000 $   135,000    $--       $--     $   219,000
  Valuation reserve on
   deferred tax assets..  5,411,000   3,007,000     --        --       8,418,000
                         ---------- -----------    ----      ----    -----------
                         $5,495,000 $ 3,142,000    $--       $--     $ 8,637,000
                         ========== ===========    ====      ====    ===========
Year Ended December 31,
 1996:
  Allowance for doubtful
   accounts and
   discounts............ $  219,000 $ 3,680,000*   $--       $--     $ 3,899,000
  Valuation reserve on
   deferred tax assets..  8,418,000   7,793,000     --        --      16,211,000
                         ---------- -----------    ----      ----    -----------
                         $8,637,000 $11,473,000    $--       $--     $20,110,000
                         ========== ===========    ====      ====    ===========

--------
* Includes $2,768,000 of allowance for doubtful accounts and discounts related to acquisitions during the year.

                         INDEPENDENT AUDITOR'S REPORT
                     ON THE FINANCIAL STATEMENT SCHEDULES

To the Board of Directors
Ruffalo, Cody & Associates, Inc.
Cedar Rapids, Iowa

  Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidated supplemental schedule II is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

                                           McGladrey & Pullen, LLP

Cedar Rapids, Iowa
February 9, 1996

                RUFFALO, CODY & ASSOCIATES, INC. AND SUBSIDIARY

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

           COLUMN A             COLUMN B      COLUMN C       COLUMN D  COLUMN E
                                              ADDITIONS
                                          -----------------
                                 BALANCE  CHARGED  CHARGED             BALANCE
                                   AT        TO       TO                  AT
                                BEGINNING COST AND  OTHER               END OF
          DESCRIPTION           OF PERIOD EXPENSES ACCOUNTS DEDUCTIONS  PERIOD
          -----------           --------- -------- -------- ---------- --------
Year Ended December 31, 1993:
  Allowance for doubtful
   accounts ...................  $50,000  $   --   $    --   $   --    $50,000
                                 =======  =======  ========  =======   =======
Year Ended December 31, 1994:
  Allowance for doubtful
   accounts ...................  $50,000  $38,072  $    --   $   --    $88,072
                                 =======  =======  ========  =======   =======
Year Ended December 31, 1995:
  Allowance for doubtful
   accounts ...................  $88,072  $   --   $    --   $38,072   $50,000
                                 =======  =======  ========  =======   =======

                         INDEPENDENT AUDITOR'S REPORT
                     ON THE FINANCIAL STATEMENT SCHEDULES

To the Board of Directors
Telecom*USA Publishing Group, Inc.
Cedar Rapids, Iowa

  Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidated supplemental schedule II is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

                                           McGladrey & Pullen, LLP

Cedar Rapids, Iowa
September 27, 1996

              TELECOM*USA PUBLISHING GROUP, INC. AND SUBSIDIARIES

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

        COLUMN A           COLUMN B       COLUMN C        COLUMN D   COLUMN E
                                          ADDITIONS
                                     -------------------
                           BALANCE    CHARGED   CHARGED              BALANCE
                              AT         TO        TO                   AT
                          BEGINNING   COST AND   OTHER                END OF
       DESCRIPTION        OF PERIOD   EXPENSES  ACCOUNTS DEDUCTIONS   PERIOD
       -----------        ---------- ---------- -------- ---------- ----------
Year Ended August 31,
 1994:
  Allowance for doubtful
   accounts and
   adjustments .......... $1,662,481 $1,340,069 $    --  $1,131,470 $1,871,080
                          ========== ========== ======== ========== ==========
Year Ended August 31,
 1995:
  Allowance for doubtful
   accounts and
   adjustments .......... $1,871,080 $1,669,478 $    --  $1,206,402 $2,334,156
                          ========== ========== ======== ========== ==========
Year Ended August 31,
 1996:
  Allowance for doubtful
   accounts and
   adjustments .......... $2,334,156 $2,636,421 $    --  $1,867,654 $3,102,923
                          ========== ========== ======== ========== ==========

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  *1.1   Purchase Agreement, dated as of February 26, 1997 among Salomon
         Brothers Inc, Morgan Stanley & Co. Incorporated and McLeod, Inc.
   2.1   Agreement and Plan of Reorganization dated April 28, 1995 among
         Midwest Capital Group Inc., MWR Telecom, Inc. and McLeod, Inc. (Filed
         as Exhibit 2.1 to Registration Statement on Form S-1, File No. 333-
         3112 ("Initial Form S-1"), and incorporated herein by reference).
   2.2   Agreement and Plan of Reorganization dated as of July 12, 1996 among
         Ruffalo, Cody & Associates, Inc., certain shareholders of Ruffalo,
         Cody & Associates, Inc. and McLeod, Inc. (Filed as Exhibit 2 to
         Current Report on Form 8-K, File No. 0-20763, filed with the
         Commission on July 29, 1996 and incorporated herein by reference).
   2.3   Agreement and Plan of Reorganization dated as of August 15, 1996 among
         Telecom*USA Publishing Group, Inc. and McLeod, Inc. (Filed as Exhibit
         2 to Current Report on Form 8-K, File No. 0-20763, filed with the
         Commission on August 26, 1996 and incorporated herein by reference).
   2.4   Agreement and Plan of Reorganization dated as of January 27, 1997 among McLeod, Inc., Digital Communications of Iowa, Inc., Clark E.
         McLeod and Mary E. McLeod. (Filed as Exhibit 2 to Current Report on
         Form 8-K, File No. 0-20763, filed with the Commission on February 24,
         1997 and incorporated herein by reference).
   2.5   Asset Purchase Agreement dated as of May 30, 1997 by and among
         McLeodUSA Incorporated, ESI/McLeodUSA, Inc., and ESI Communications,
         Inc., ESI Communications/SW, Inc., ESI Communications/West, Inc., ESI
         Communications Downtown, Inc., ESI Communications North, Inc., and
         Michael Reichert, Peter Jones, John Pupkes and Jeff Meehan. (Filed as
         Exhibit 2.1 to Current Report on Form 8-K, File No. 0-20763, filed with the Commission on June 26, 1997 and incorporated herein by reference).
   2.6   Agreement and Plan of Reorganization dated as of June 14, 1997 among
         McLeodUSA Incorporated, Eastside Acquisition Co. and Consolidated
         Communications Inc. (Filed as Exhibit 2.2 to Current Report on Form
         8-K, File No. 0-20763, filed with the Commission on June 26, 1997 and incorporated herein by reference).
   3.1   Amended and Restated Certificate of Incorporation of McLeod, Inc.
         (Filed as Exhibit 3.1 to Initial Form S-1 and incorporated herein by reference).
   3.2   Amended and Restated Bylaws of McLeod, Inc. (Filed as Exhibit 3.2 to
         Registration Statement on Form S-1, File No. 333-13885 ("November Form
         S-1"), and incorporated herein by reference).
  *3.3   Certificate of Amendment of Amended and Restated Certificate of
         Incorporation of McLeod Inc.
   4.1   Form of Class A Common Stock Certificate of McLeod, Inc. (Filed as
         Exhibit 4.1 to Initial Form S-1 and incorporated herein by reference).
   4.2   Indenture dated March 4, 1997 between McLeod, Inc. and United States
         Trust Company of New York, as Trustee, relating to the 10 1/2% Senior
         Discount Notes Due 2007 of McLeod, Inc. (Filed as Exhibit 4.2 to
         Annual Report on Form 10-K, File No. 0-20763, filed with the
         Commission on March 31, 1997 and incorporated herein by reference).
   4.3   Initial Global 10 1/2% Senior Discount Note Due March 1, 2007 of
         McLeod, Inc., dated March 4, 1997. (Filed as Exhibit 4.3 to Annual
         Report on Form 10-K, File No. 0-20763, filed with the Commission on
         March 31, 1997 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
   4.4   Form of Certificated 10 1/2% Senior Discount Note Due March 1, 2007 of
         McLeod, Inc. (Filed as Exhibit 4.4 to Annual Report on Form 10-K, File
         No. 0-20763, filed with the Commission on March 31, 1997 and incorporated herein by reference).
   4.5   Registration Agreement dated March 4, 1997 among McLeod, Inc., Salomon
         Brothers Inc and Morgan Stanley & Co. Incorporated. (Filed as Exhibit
         4.5 to Annual Report on Form 10-K, File No. 0-20763, filed with the
         Commission on March 31, 1997 and incorporated herein by reference).
   4.6   Investor Agreement dated as of April 1, 1996 among McLeod, Inc., IES
         Investments Inc., Midwest Capital Group Inc., MWR Investments Inc.,
         Clark and Mary McLeod, and certain other stockholders. (Filed as
         Exhibit 4.8 to Initial Form S-1 and incorporated
   4.7   Amendment No. 1 to Investor Agreement dated as of October 23, 1996 by and among McLeod, Inc., IES Investments Inc., Midwest Capital Group
         Inc., MWR Investments Inc., Clark E. McLeod and Mary E. McLeod. (Filed
         as Exhibit 4.3 to November Form S-1 and incorporated herein by reference).
   4.8   Form of Exchange Note (contained in Indenture filed as Exhibit 4.2).
 **4.9   Indenture dated July 21, 1997 between McLeodUSA Incorporated and
         United States Trust Company of New York, as Trustee, relating to the 9
         1/4% Senior Notes Due 2007 of McLeodUSA Incorporated.
 **4.10  Form of Initial Global 9 1/4% Senior Note Due 2007 of McLeodUSA
         Incorporated (contained in Indenture filed as Exhibit 4.9).
 **4.11  Registration Agreement dated July 21, 1997 among McLeodUSA
         Incorporated, Salomon Brothers Inc., Morgan Stanley & Co. Incorporated
         and Bear, Stearns & Co. Inc.
   4.12  Stockholders' Agreement dated June 14, 1997 among McLeodUSA
         Incorporated, IES Investments Inc., Midwest Capital Group, Inc., MWR
         Investments Inc., Clark E. McLeod, Mary E. McLeod and Richard A.
         Lumpkin on behalf of each of the shareholders of Consolidated
         Communications Inc., listed on Schedule I of the Stockholders'
         Agreement.
  *5.1   Opinion of Hogan & Hartson L.L.P.
  *8.1   Tax Opinion of Hogan & Hartson L.L.P.
  10.1   Credit Agreement dated as of May 16, 1994 among McLeod, Inc., McLeod
         Network Services, Inc., McLeod Telemanagement, Inc., McLeod
         Telecommunications, Inc. and The First National Bank of Chicago.
         (Filed as Exhibit 10.1 to Initial Form S-1 and incorporated herein by reference).
  10.2   First Amendment to Credit Agreement dated as of June 17, 1994 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc. and The First National Bank of
         Chicago. (Filed as Exhibit 10.2 to Initial Form S-1 and incorporated herein by reference).
  10.3   Second Amendment to Credit Agreement dated as of December 1, 1994 among McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telemanagement, Inc., McLeod Telecommunications, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.3 to Initial Form S-1
         and incorporated herein by reference).
  10.4   Third Amendment to Credit Agreement dated as of May 31, 1995 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc., MWR Telecom, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.4 to Initial Form S-1
         and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.5   Fourth Amendment to Credit Agreement dated as of July 28, 1995 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc., MWR Telecom, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.5 to Initial Form S-1
         and incorporated herein by reference).
  10.6   Fifth Amendment to Credit Agreement dated as of October 18, 1995 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc., MWR Telecom, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.6 to Initial Form S-1
         and incorporated herein by reference).
  10.7   Sixth Amendment to Credit Agreement dated as of March 29, 1996 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telecommunications, Inc., MWR Telecom, Inc. and The First National
         Bank of Chicago. (Filed as Exhibit 10.7 to Initial Form S-1 and
         incorporated herein by reference).
  10.8   Security Agreement dated as of May 16, 1994 among McLeod, Inc., McLeod
         Network Services, Inc., McLeod Telemanagement, Inc., McLeod
         Telecommunications, Inc. and The First National Bank of Chicago.
         (Filed as Exhibit 10.8 to Initial Form S-1 and incorporated herein by reference).
  10.9   First Amendment to Security Agreement dated as of December 1, 1994 among McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telemanagement, Inc., McLeod Telecommunications, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.9 to Initial Form S-1
         and incorporated herein by reference).
  10.10  Support Agreement dated as of December 1, 1994 among IES Diversified
         Inc., McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telemanagement, Inc., McLeod Telecommunications, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.10 to Initial Form S-1
         and incorporated herein by reference).
  10.11  Agreement Regarding Support Agreement dated December 1994 between
         McLeod, Inc. and IES Diversified Inc. (Filed as Exhibit 10.11 to
         Initial Form S-1 and incorporated herein by reference).
  10.12  Agreement Regarding Guarantee dated May 16, 1994 between McLeod, Inc.
         and IES Diversified Inc. (Filed as Exhibit 10.12 to Initial Form S-1
         and incorporated herein by reference).
  10.13  Joinder to and Assumption of Credit Agreement dated as of April 28,
         1995 between McLeod Merging Co. and The First National Bank of
         Chicago. (Filed as Exhibit 10.13 to Initial Form S-1 and incorporated herein by reference).
  10.14  Joinder to and Assumption of Security Agreement dated as of April 28,
         1995 between McLeod Merging Co. and The First National Bank of
         Chicago. (Filed as Exhibit 10.14 to Initial Form S-1 and incorporated herein by reference).
  10.15  Letter from The First National Bank of Chicago to James L. Cram dated
         April 28, 1995 regarding extension of the termination date under the
         Credit Agreement. (Filed as Exhibit 10.15 to Initial Form S-1 and
         incorporated herein by reference).
  10.16  Credit Agreement dated as of March 29, 1996 among McLeod, Inc., McLeod
         Network Services, Inc., McLeod Telemanagement, Inc., McLeod
         Telecommunications, Inc. MWR Telecom, Inc. and The First National Bank
         of Chicago. (Filed as Exhibit 10.16 to Initial Form S-1 and
         incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.17  Agreement for Construction Related Services dated as of October 17,
         1995 between City Signal Fiber Services, Inc. and McLeod Network
         Services, Inc. (Filed as Exhibit 10.17 to Initial Form S-1 and
         incorporated herein by reference).
  10.18  Construction Services Agreement dated March 27, 1996 between City
         Signal Fiber Services, Inc. and McLeod Network Services, Inc. (Filed
         as Exhibit 10.18 to Initial Form S-1 and incorporated herein by reference).
  10.19  Fiber Optic Use Agreement dated as of February 14, 1996 between McLeod
         Network Services, Inc. and Galaxy Telecom, L.P. (Filed as Exhibit
         10.19 to Initial Form S-1 and incorporated herein by reference).
  10.20  Agreement dated as of July 11, 1994 between McLeod Network Services,
         Inc. and KLK Construction. (Filed as Exhibit 10.20 to Initial Form S-1
         and incorporated herein by reference).
  10.21  Lease Agreement dated September 5, 1995 between State of Iowa and MWR
         Telecom, Inc. (Filed as Exhibit 10.21 to Initial Form S-1 and
         incorporated herein by reference).
  10.22  Lease Agreement dated September 5, 1995 between State of Iowa and
         McLeod Network Services, Inc. (Filed as Exhibit 10.22 to Initial Form
         S-1 and incorporated herein by reference).
  10.23  Contract dated September 5, 1995 between Iowa Telecommunications and
         Technology Commission and MWR Telecom, Inc. (Filed as Exhibit 10.23 to
         Initial Form S-1 and incorporated herein by reference).
  10.24  Contract dated June 27, 1995 between Iowa National Guard and McLeod
         Network Services, Inc. (Filed as Exhibit 10.24 to Initial Form S-1 and
         incorporated herein by reference).
  10.25  Addendum Number One to Contract dated September 5, 1995 between Iowa
         National Guard and McLeod Network Services, Inc. (Filed as Exhibit
         10.25 to Initial Form S-1 and incorporated herein by reference).
  10.26  U S WEST Centrex Plus Service Rate Stability Plan dated October 15,
         1993 between McLeod Telemanagement, Inc. and U S WEST Communications,
         Inc. (Filed as Exhibit 10.26 to Initial Form S-1 and incorporated herein by reference).
  10.27  U S WEST Centrex Plus Service Rate Stability Plan dated July 17, 1993 between McLeod Telemanagement, Inc. and U S WEST Communications, Inc.
         (Filed as Exhibit 10.27 to Initial Form S-1 and incorporated herein by reference).
  10.28  Ameritech Centrex Service Confirmation of Service Orders dated various dates in 1994, 1995 and 1996 between McLeod Telemanagement, Inc. and
         Ameritech Information Industry Services. (Filed as Exhibit 10.28 to
         Initial Form S-1 and incorporated herein by reference).
  10.29  Lease Agreement dated as of December 28, 1993 between 2060 Partnership and McLeod Telemanagement, Inc., as amended by Amendments First to
         Ninth dated as of July 3, 1994, March 25, 1994, June 22, 1994, August
         12, 1994, September 12, 1994, September 20, 1994, November 16, 1994,
         September 20, 1995 and January 6, 1996, respectively. (Filed as
         Exhibit 10.29 to Initial Form S-1 and incorporated herein by reference).
  10.30  Lease Agreement dated as of May 24, 1995 between 2060 Partnership and
         McLeod Telemanagement, Inc. (Filed as Exhibit 10.30 to Initial Form S-
         1 and incorporated herein by reference).
  10.31  Lease Agreement dated October 31, 1995 between I.R.F.B. Joint Venture and McLeod Telemanagement, Inc. (Filed as Exhibit 10.31 to Initial
         Form S-1 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.32  First Amendment to Lease Agreement dated as of November 20, 1995 between I.R.F.B. Joint Venture and McLeod Telemanagement, Inc. (Filed
         as Exhibit 10.32 to Initial Form S-1 and incorporated herein by reference).
  10.33  Uniform Purchase Agreement dated July 22, 1993 between McLeod, Inc.
         and Hill's Maple Crest Farms Partnership. (Filed as Exhibit 10.33 to
         Initial Form S 1 and incorporated herein by reference).
  10.34  Master Right-of-Way Agreement dated July 27, 1994 between McLeod
         Network Services, Inc. and IES Industries Inc. (Filed as Exhibit 10.34
         to Initial Form S-1 and incorporated herein by reference).
  10.35  Master Right-of-Way and Tower Use Agreement dated February 13, 1996 between IES Industries Inc. and McLeod, Inc. (Filed as Exhibit 10.35
         to Initial Form S-1 and incorporated herein by reference).
  10.36  Master Pole, Duct and Tower Use Agreement dated February 20, 1996 between MidAmerican Energy Company and McLeod, Inc. (Iowa and South
         Dakota). (Filed as Exhibit 10.36 to Initial Form S-1 and incorporated herein by reference).
  10.37  Master Pole, Duct and Tower Use Agreement dated February 20, 1996 between MidAmerican Energy Company and McLeod, Inc. (Illinois). (Filed
         as Exhibit 10.37 to Initial Form S-1 and incorporated herein by reference).
  10.38  Settlement Agreement dated March 18, 1996 between U S WEST
         Communications, Inc. and McLeod Telemanagement, Inc. (Filed as Exhibit
         10.38 to Initial Form S-1 and incorporated herein by reference).
  10.39  Agreement dated August 4, 1995 between Vadacom, Inc. and McLeod
         Telemanagement, Inc. (Filed as Exhibit 10.39 to Initial Form S-1 and
         incorporated herein by reference).
  10.40  McLeod Telecommunications, Inc. 1992 Incentive Stock Option Plan.
         (Filed as Exhibit 10.40 to Initial Form S-1 and incorporated herein by reference).
  10.41  McLeod, Inc. 1993 Incentive Stock Option Plan. (Filed as Exhibit 10.41
         to Initial Form S-1 and incorporated herein by reference).
  10.42  McLeod, Inc. 1995 Incentive Stock Option Plan. (Filed as Exhibit 10.42
         to Initial Form S-1 and incorporated herein by reference).
  10.43  McLeod Telecommunications, Inc. Director Stock Option Plan. (Filed as
         Exhibit 10.43 to Initial Form S-1 and incorporated herein by reference).
  10.44  Promissory Note dated July 18, 1995 between Kirk E. Kaalberg and
         McLeod, Inc. (Filed as Exhibit 10.44 to Initial Form S-1 and
         incorporated herein by reference).
  10.45  Promissory Note dated March 29, 1996 between Stephen K. Brandenburg and McLeod, Inc. (Filed as Exhibit 10.45 to Initial Form S-1 and
         incorporated herein by reference).
  10.46  Agreement dated April 28, 1995 among McLeod, Inc., McLeod
         Telecommunications, Inc., McLeod Telemanagement, Inc., McLeod Network
         Services, Inc. and Clark E. McLeod. (Filed as Exhibit 10.46 to Initial
         Form S-1 and incorporated herein by reference).
 +10.47  Telecommunications Services Agreement dated March 14, 1994 between
         WiITeI, Inc. and McLeod Telemanagement, Inc., as amended. (Filed as
         Exhibit 10.47 to Initial Form S-1 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.48  Amendment to Contract Addendum A to Contract No. 2102 dated March 31,
         1993 between the Iowa Department of General Services and McLeod
         Telecommunications, Inc. (Filed as Exhibit 10.48 to Initial Form S-1
         and incorporated herein by reference).

  10.49  Construction Services Agreement dated June 30, 1995 between MFS
         Network Technologies, Inc. and MWR Telecom, Inc. (Filed as Exhibit
         10.49 to Initial Form S-1 and incorporated herein by reference).

  10.50  First Amendment to Agreement Regarding Support Agreement dated May 14,
         1996 among McLeod, Inc., IES Diversified Inc. and IES Investments Inc.
         (Filed as Exhibit 10.50 to Initial Form S-1 and incorporated herein by reference).

  10.51 First Amendment to Agreement Regarding Guarantee dated May 14, 1996 among McLeod, Inc., IES Diversified Inc. and IES Investments Inc.
         (Filed as Exhibit 10.51 to Initial Form S-1 and incorporated herein by reference).

  10.52  Amended and Restated Directors Stock Option Plan of McLeod, Inc.
         (Filed as Exhibit 10.52 to Initial Form S-1 and incorporated herein by reference).

  10.53 Forms of Employment, Confidentiality and Non-Competition Agreement between McLeod, Inc. and certain employees of McLeod, Inc. (Filed as Exhibit 10.53 to Initial Form S-1 and incorporated herein by reference).

  10.54 Form of Change-of-Control Agreement between McLeod, Inc. and certain employees of McLeod, Inc. (Filed as Exhibit 10.54 to Initial Form S-1 and incorporated herein by reference).

  10.55  McLeod, Inc. 1996 Employee Stock Option Plan, as amended. (Filed as
         Exhibit 10.55 to November Form S-1 and incorporated herein by reference).

  10.56  McLeod, Inc. Employee Stock Purchase Plan, as amended. (Filed as
         Exhibit 10.56 to Annual Report on Form 10 K, File No. 0-20763, filed with the Commission on March 31, 1997 and incorporated herein by reference).

  10.57 Form of Indemnity Agreement between McLeod, Inc. and certain officers and directors of McLeod, Inc. (Filed as Exhibit 10.57 to Initial Form
         S-1 and incorporated herein by reference).

  10.58  License Agreement dated April 24, 1996 between PageMart, Inc. and MWR
         Telecom, Inc. (Filed as Exhibit 10.58 to Initial Form S-1 and incorporated herein by reference).

  10.59  Assignment of Purchase Agreement dated August 15, 1996 between Ryan
         Properties, Inc. and McLeod, Inc. (Filed as Exhibit 10.59 to November
         Form S-1 and incorporated herein by reference).

  10.60  Assignment of Purchase Agreement dated August 14, 1996 between Ryan
         Properties, Inc. and McLeod, Inc. (Filed as Exhibit 10.60 to November
         Form S-1 and incorporated herein by reference).

  10.61  Asset Purchase Agreement dated September 4, 1996 between Total
         Communication Services, Inc. and McLeod Telemanagement, Inc. (Filed as
         Exhibit 10.61 to November Form S-1 and incorporated herein by reference).

  10.62 First Amendment to Asset Purchase Agreement dated September 30, 1996 between Total Communication Services, Inc. and McLeod Telemanagement,
         Inc. (Filed as Exhibit 10.62 to November Form S-1 and incorporated herein by reference).

  10.63  McLeod, Inc. Incentive Plan. (Filed as Exhibit 10.63 to November Form
         S-1 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.64  Amended and Restated Credit Agreement dated as of May 5, 1996 among
         Telecom*USA Publishing Group, Inc., Telecom*USA Publishing Company and
         Telecom*USA Neighborhood Directories, Inc. and Norwest Bank Iowa,
         National Association. (Filed as Exhibit 10.64 to November Form S-1 and
         incorporated herein by reference).

  10.65  First Amendment to Amended and Restated Credit Agreement dated as of
         January 31, 1996 by and between Telecom*USA Publishing Group, Inc.,
         Telecom*USA Publishing Company and Telecom*USA Neighborhood
         Directories, Inc. and Norwest Bank Iowa, National Association. (Filed as Exhibit 10.65 to November Form S-1 and incorporated herein by reference).

  10.66  Lease Agreement dated as of September 26, 1994 between Ryan
         Properties, Inc. and Ruffalo, Cody & Associates, Inc. (Filed as
         Exhibit 10.66 to November Form S-1 and incorporated herein by reference).

  10.67  First Lease Amendment dated as of April 12, 1995 between Ryan
         Properties, Inc. and Ruffalo, Cody & Associates, Inc. (Filed as
         Exhibit 10.67 to November Form S-1 and incorporated herein by reference).

  10.68  Lease Agreement dated as of July 18, 1995 between 2060 Partnership,
         L.P. and Telecom*USA Publishing Company. (Filed as Exhibit 10.68 to
         November Form S-1 and incorporated herein by reference).

  10.69  Lease Agreement dated April 26, 1995 by and between A.M. Henderson and
         Telecom*USA Publishing Company. (Filed as Exhibit 10.69 to November
         Form S-1 and incorporated herein by reference).

  10.70  License Agreement dated as of April 19, 1994, between Ameritech
         Information Industry Services and Telecom*USA Publishing Company.
         (Filed as Exhibit 10.70 to November Form S-1 and incorporated herein by reference).

  10.71  License Agreement dated September 13, 1993 between U S WEST
         Communications, Inc. and Telecom*USA Publishing Company. (Filed as
         Exhibit 10.71 to November Form S-1 and incorporated herein by reference).

  10.72  Form of McLeod, Inc. Directors Stock Option Plan Option Agreement.
         (Filed as Exhibit 10.72 to November Form S-1 and incorporated herein by reference).

  10.73  Forms of McLeod, Inc. 1996 Employee Stock Option Plan Incentive Stock
         Option Agreement. (Filed as Exhibit 10.73 to November Form S-1 and incorporated herein by reference).

  10.74  Forms of McLeod, Inc. 1996 Employee Stock Option Plan Non-Incentive
         Stock Option Agreement. (Filed as Exhibit 10.74 to November Form S-1 and incorporated herein by reference).

  10.75  Option Agreement dated April 27, 1995 between Fronteer Directory
         Company, Inc. and Telecom*USA Publishing Company. (Filed as Exhibit
         10.75 to November Form S-1 and incorporated herein by reference).

  10.76  Promissory Note dated May 5, 1995 between Telecom*USA Publishing
         Company and Fronteer Directory Company, Inc. (Filed as Exhibit 10.76 to November Form S-1 and incorporated herein by reference).

  10.77  Security Agreement dated May 5, 1995 between Telecom*USA Publishing
         Company and Fronteer Directory Company, Inc. (Filed as Exhibit 10.77 to November Form S-1 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.78  Design/Build Construction Contract dated September 17, 1996 between
         Ryan Construction Company of Minnesota, Inc. and McLeod, Inc. (Filed
         as Exhibit 10.78 to November Form S-1 and incorporated herein by reference).
  10.79  Guaranty Agreement dated as of October 17, 1996 by McLeod, Inc. in favor of Kirkwood Community College. (Filed as Exhibit 10.79 to
         November Form S-1 and incorporated herein by reference).
  10.80  Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Telemanagement, Inc.
         (Filed as Exhibit 10.80 to November Form S-1 and incorporated herein by reference).
  10.81  Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Telecommunications, Inc.
         (Filed as Exhibit 10.81 to November Form S-1 and incorporated herein by reference).
  10.82  Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Network Services, Inc.
         (Filed as Exhibit 10.82 to November Form S-1 and incorporated herein by reference).
  10.83  Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod, Inc. (Filed as Exhibit
         10.83 to November Form S-1 and incorporated herein by reference).
  10.84  Change Order No. 1 to the Construction Services Agreement dated
         November 22, 1995 by and between MWR TeIecom, Inc. and MFS Network
         Technologies, Inc. (Filed as Exhibit 10.84 to November Form S-1 and
         incorporated herein by reference).
  10.85  Change Order No. 2 to the Construction Services Agreement dated August
         14, 1996 between MWR Telecom, Inc. and MFS Network Technologies, Inc.
         (Filed as Exhibit 10.85 to November Form S-1 and incorporated herein by reference).
  10.86  Change Order No. 3 to the Construction Services Agreement dated
         October 31, 1996 between MWR Telecom, Inc. and MFS Network
         Technologies, Inc. (Filed as Exhibit 10.86 to November Form S-1 and
         incorporated herein by reference).
  10.87  Independent Contractor Sales Agreement dated May, 1995 between Sprint
         Communications Company L.P. and Ruffalo, Cody & Associates, Inc.
         (Filed as Exhibit 10.87 to November Form S-1 and incorporated herein by reference).
  10.88  Second Amendment to Asset Purchase Agreement dated October 31, 1996 between Total Communication Services, Inc. and McLeod Telemanagement,
         Inc. (Filed as Exhibit 10.88 to November Form S-1 and incorporated herein by reference).
  10.89  Escrow Agreement dated July 15, 1996 among McLeod, Inc., certain shareholders of Ruffalo, Cody & Associates, Inc., Albert P. Ruffalo
         and Norwest Bank N.A. (Filed as Exhibit 10.89 to November Form S-1 and
         incorporated herein by reference).
  10.90  Sale and Purchase Agreement dated January 27, 1997 among McLeodUSA
         Publishing Company, Fronteer Financial Holdings, Ltd., Classified
         Directories, Inc., Larry A. Scott, James Greff, Randall L. Gowin and
         Edwin Dressler and certain directors, officers and shareholders of
         Fronteer Financial Holdings, Ltd. (Filed as Exhibit 10.90 to Annual
         Report on Form 10-K, File No. 0-20763, filed with the Commission on
         March 31, 1997 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.91  Sale and Purchase Agreement dated February 27, 1997 among McLeodUSA
         Publishing Company, Indiana Directories, Inc., John Morgan, Hank
         Meijer, Jack Hendricks, Brad Nelson and Talking Directories, Inc.
         (Filed as Exhibit 10.91 to Annual Report on Form 10-K, File No. 0-
         20763, filed with the Commission on March 31, 1997 and incorporated herein by reference).
  10.92  Amendment to Sale and Purchase Agreement dated February 28, 1997 between McLeodUSA Publishing Company and Indiana Directories, Inc.
         (Filed as Exhibit 10.92 to Annual Report on Form 10-K, File No. 0-
         20763, filed with the Commission on March 31, 1997 and incorporated herein by reference).
  10.93  Ameritech Centrex Service Confirmation of Service Orders dated August
         21, 1996 between McLeod Telemanagement, Inc. and Ameritech Information
         Industry Services. (Filed as Exhibit 10.93 to Annual Report on Form
         10-K, File No. 0-20763, filed with the Commission on March 31, 1997 and incorporated herein by reference).
 +10.94  Amended and Restated Program Enrollment Terms dated November 1, 1996 between WorldCom Network Services, Inc. d/b/a WilTel and McLeod
         Telemanagement, Inc. (Filed as Exhibit 10.94 to Annual Report on Form
         10-K/A, File No. 0-20763, filed with the Commission on April 8, 1997 and incorporated herein by reference).
  10.95  Letter Agreement dated April 15, 1997 between U S WEST Communications and McLeodUSA Network Services, Inc. (Filed as Exhibit 10.1 to
         Quarterly Report on
         Form 10-Q, File No. 0-20763, filed with the Commission on May 14, 1997 and incorporated herein by reference).
 *10.96  Network Agreement dated April 7, 1997, between Wisconsin Power and
         Light Company and McLeodUSA Telecommunications Services, Inc.
  10.97  Agreement dated July 7, 1997 between McLeodUSA Telecommunications
         Services, Inc. and U S WEST Communications, Inc.
  *11.1  Statement regarding Computation of Per Share Earnings.
  *16.1  Letter regarding Change in Certifying Accountant.
   21.1  Subsidiaries of McLeod, Inc. (Filed as Exhibit 21.1 to Annual Report
         on Form 10-K, File No. 0-20763, filed with the Commission on March 31,
         1997 and incorporated herein by reference).
   23.1  Consents of McGladrey & Pullen, LLP.
   23.2  Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
   23.3  Consent of Arthur Andersen LLP.
   24.1  Power of attorney (included on signature page).
  *24.2  Statement on Form T-1 of Eligibility of Trustee.
   27.1  Financial Data Schedule. (Filed as Exhibit 27.1 to Quarterly Report on
         Form 10-Q, File No. 0-20763, filed with the Commission on May 14, 1997 and incorporated herein by reference).
   99.1  Purchase Agreement dated as of August 15, 1996 between Iowa Land and
         Building Company and Ryan Properties, Inc. (Filed as Exhibit 99.1 to
         November Form S-1 and incorporated herein by reference).
   99.2  Purchase Agreement dated as of June 28, 1996 between Donald E. Zvacek,
         Dennis E. Zvacek and Robert J. Zvacek and Ryan Properties, Inc. (Filed
         as Exhibit 99.2 to November Form S-1 and incorporated herein by reference).

 EXHIBIT
 NUMBER                           EXHIBIT DESCRIPTION
 -------                          -------------------
  *99.3  Form of Letter of Transmittal.
  *99.4  Form of Notice of Guaranteed Delivery.
  *99.5  Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
         and other Nominees.
  *99.6  Form of Letter to Clients.

--------
* Previously filed.

** To be filed by amendment.

+ Confidential treatment has been granted. The copy filed as an exhibit omits the information subject to the confidential treatment request.


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